As filed with the U.S. Securities and Exchange Commission on October 22, 2021.
Registration No. 333-260121

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARCHER AVIATION INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3721 (Primary Standard Industrial Classification Code Number)	83-2292321 (I.R.S. Employer Identification No.)
1880 Embarcadero Road
Palo Alto, CA 94303
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brett Adcock
Adam Goldstein
Co-Chief Executive Officers and Co-Chairmen
Archer Aviation Inc.
1880 Embarcadero Road
Palo Alto, CA 94303
(650) 272-3233
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Dave Peinsipp John T. McKenna Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111 (415) 693-2000	Andy Missan Eric Lentell Archer Aviation Inc. 1880 Embarcadero Road Palo Alto, CA 94303 (650) 272-3233

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering Class A Common Stock, $0.0001 par value per share	25,398,947(2)	$7.92(3)	$201,159,660(4)	$18,648(3)
Secondary Offering Class A Common Stock, $0.0001 par value per share	166,605,041(5)	$7.92(3)	$1,319,511,925(4)	$122,319(3)
Warrants to purchase Class A Common Stock	8,732,280	$—	$—	$—(4)
Total			$1,520,671,585	$140,967(6)

(1)
In the event of a stock split, stock dividend or similar transaction involving the registrant’s Class A Common Stock, in order to prevent dilution, the number of shares of Class A Common Stock registered hereby shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416(a) of the Securities Act.

(2)
Consists of: (i) 8,732,280 shares of Class A Common Stock issuable upon the exercise of warrants (the “Private Warrants”), consisting of: (a) 8,000,000 warrants issued to Atlas Crest Investment LLC (the “Sponsor”) and its permitted transferees in a private placement and (b) 732,280 warrants issued to a lender in connection with a certain loan and security agreement, and (ii) 16,666,667 shares of Class A Common Stock issuable upon the exercise of 16,666,667 warrants (the “Public Warrants”) included in the publicly sold units to purchase Class A Common Stock, in each case at an exercise price of $11.50 per share.

(3)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Common Stock of Archer Aviation Inc. (on the New York Stock Exchange on October 6, 2021 (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(c) of the Securities Act.

(4)
In accordance with Rule 457(g), the entire registration fee for the warrants is allocated to the shares of Class A Common Stock underlying the warrants, and no separate fee is payable for the warrants.

(5)
Represents the sum of: (i) 12,500,000 shares of Class A Common Stock issued in a private placement to the Sponsor and its permitted transferees in connection with the initial public offering of Atlas (the “Sponsor Shares”), (ii) 61,512,500 shares of Class A Common Stock, consisting of 60,000,000 PIPE shares and 1,512,500 Class A Shares issued to satisfy certain fees related to the business combination and PIPE financing, (iii) up to 8,732,280 shares of Class A Common Stock issuable upon the exercise of Private Warrants, and (iv) up to 83,860,261 shares of Class A Common Stock (including shares of Class A Common Stock issuable on conversion of shares of Class B Common Stock, warrants, and other convertible securities), pursuant to that certain Amended and Restated Registration Rights Agreement, dated September 16, 2021, between us and the selling securityholders granting such holders registration rights with respect to such shares.

(6)
Paid upon the initial filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated October 22, 2021
PRELIMINARY PROSPECTUS
Up to 166,605,041 Shares of Class A Common Stock
Up to 25,398,947 Shares of Class A Common Stock Issuable Upon Exercise of Warrants Up to 8,732,280 Warrants to Purchase Class A Common Stock

This prospectus relates to the issuance by us of an aggregate of up to 25,398,947 shares of our Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”) issuable upon exercise of warrants, which consists of: (i) up to 8,732,280 shares of Class A Common Stock issuable upon the exercise of warrants (the “Private Warrants”), consisting of: (a) 8,000,000 Private Warrants issued to Atlas Crest Investment LLC (the “Sponsor”) and its permitted transferees in connection with the initial public offering of Atlas Crest Investment Corp. (“Atlas”) and (b) 732,280 Private Warrants issued to a lender in connection with a certain loan and security agreement, and (ii) up to 16,666,667 shares of Class A Common Stock issuable upon the exercise of warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of Atlas. We will receive the proceeds from any exercise of any Warrants for cash.
This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “selling securityholders”) of (i) up to 166,605,041 shares of Class A Common Stock consisting of (a) up to 12,500,000 shares of Class A Common Stock issued in a private placement to the Sponsor and its permitted transferees in connection with the initial public offering of Atlas (the “Sponsor Shares”), (b) up to 61,512,500 shares of Class A Common Stock, consisting of 60,000,000 PIPE Shares (as defined below) and 1,512,500 Class A Shares issued to satisfy certain fees related to the Business Combination and PIPE financing, (c) up to 8,732,280 shares of Class A Common Stock issuable upon the exercise of the Private Warrants, and (d) up to 83,860,761 shares of Class A Common Stock (including shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock, warrants and other convertible securities) pursuant to that certain Amended and Restated Registration Rights Agreement, dated September 16, 2021, between us and the selling securityholders, granting such holders registration rights with respect to such shares and (ii) up to 8,732,280 Private Warrants. We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the selling securityholders pursuant to this prospectus.
The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Class A Common Stock or Warrants, except with respect to amounts received by us upon exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Class A Common Stock or Warrants. See the section titled “Plan of Distribution.”
Our Class A Common Stock and Public Warrants are listed on the New York Stock Exchange (“NYSE”) under the symbols “ACHR” and “ACHR WS,” respectively. On October 21, 2021, the last reported sales price of our Class A Common Stock was $6.79 per share and the last reported sales price of our Public Warrants was $1.15 per warrant.
We are an “emerging growth company” and a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company”. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company and a smaller reporting company.

Investing in our securities involves a high degree of risks. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 9 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2021

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Class A Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.
Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”
On September 16, 2021, Archer Aviation Inc., Atlas Crest Investment Corp. and Artemis Acquisition Sub Inc. consummated the closing of the transactions contemplated by the Business Combination Agreement (as defined below), following the approval at the special meeting of stockholders held on September 14, 2021. Pursuant to the terms of the Business Combination Agreement, a business combination of Archer Aviation Inc. and Atlas Crest Investment Corp. was effected by the merger of Artemis Acquisition Sub Inc. with and into Archer Aviation Inc., with Archer Aviation Inc. surviving the Merger (as defined below) as a wholly-owned subsidiary of Atlas. Following the consummation of the Merger on the Closing Date (as defined below), Atlas changed its name from Atlas Crest Investment Corp. to Archer Aviation Inc.
Unless the context indicates otherwise, references in this prospectus to the “Archer,” “we,” “us,” “our” and similar terms refer to Archer Aviation Inc. (f/k/a Atlas Crest Investment Corp.) and its consolidated subsidiaries (including Legacy Archer). References to “Atlas” refer to the predecessor company prior to the consummation of the Business Combination.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside of the United States: Neither we nor the selling securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections titled “Prospectus Summary” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “will” and “would,” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Some factors that could cause actual results to differ include:
•
we are an early-stage company with a history of losses and expectation of significant losses for the foreseeable future;

•
our ability to design, manufacture and deliver our aircraft to customers;

•
risks associated with the United Airlines order constituting all of the current orders for our aircraft and that the order is subject to conditions, further negotiation and reaching mutual agreement on certain material terms;

•
our ability to remediate material weaknesses in internal control over financial reporting and ability to maintain an effective system of internal control;

•
our ability to realize operating and financial results forecasts which rely in large part upon assumptions and analyses that we have developed;

•
our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation, following receipt of governmental operating authority;

•
our ability to compete effectively in the urban air mobility and electric vertical takeoff and landing industries;

•
our ability to obtain expected or required certifications, licenses, approvals, and authorizations from transportation authorities;

•
our ability to achieve expected business milestones or launch products on anticipated timelines;

•
risks associated with our reliance on our relationships with our suppliers and service providers for the parts and components in our aircraft;

•
our ability to successfully develop commercial-scale manufacturing capabilities;

•
our ability to successfully address obstacles outside of our control that slow market adoption of electric aircraft;

•
our ability to attract, integrate, manage, train and retain qualified senior management personnel or other key employees;

•
natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints and regulatory conditions or other circumstances affecting metropolitan areas;

•
the potential for losses and adverse publicity stemming from any accident involving our lithium-ion battery cells or test flights of our prototype eVTOL aircraft;

•
risks associated with indexed price escalation clauses in customer contracts, which could subject us to losses if we have cost overruns or if increases in costs exceed the applicable escalation rate;

•
our ability to address a wide variety of extensive and evolving laws and regulations, including data privacy and security laws;

•
our ability to realize the benefits of the Business Combination;

•
risks associated with a federal government investigation relating to one of our employees (who we have placed on paid administrative leave) as well as a lawsuit brought against us by Wisk Aero LLC (“Wisk”);

•
our ability to protect our intellectual property rights from unauthorized use by third parties;

•
our ability to obtain additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances;

•
cybersecurity risks to our various systems and software; and

•
risks associated with the dual-class structure of the Common Stock which has the effect of concentrating voting control with Adam Goldstein and Brett Adcock, Legacy Archer’s co-founders and our co-Chief Executive Officers and co-Chairmen.

The foregoing list of risks is not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

FREQUENTLY USED TERMS
“Archer Founders” means Brett Adcock and Adam Goldstein.
“Archer Founder Grants” and “Founder Grants” means the restricted stock units that were allocated to the Archer Founders immediately prior to the Closing.
“Atlas” means Atlas Crest Investment Corp. (which was renamed Archer Aviation Inc. in connection with the Business Combination).
“Atlas IPO” means Atlas’s initial public offering of units, consummated on October 30, 2020.
“Atlas Class A Shares” means shares of Atlas’ Class A common stock.
“Atlas Class B Shares” means shares of Atlas’ Class B common stock.
“Atlas Initial Stockholders” means the initial stockholders of Atlas, including Atlas’s officers and Atlas’s directors.
“Business Combination” means the transactions contemplated by the Business Combination Agreement, including among other things, the Merger.
“Business Combination Agreement” that certain business combination agreement dated as of February 10, 2021, by and among Atlas, the Merger Sub and Archer, as amended and restated on July 29, 2021 and as it may be further amended, supplemented or otherwise modified from time to time.
“Class A Shares” and “Class A Common Stock” means the shares of Class A common stock of Archer, par value $0.0001 per share.
“Class B Shares” and “Class B Common Stock” means the shares of Class B common stock of Archer, par value $0.0001 per share.
“Closing” means the consummation of the Business Combination.
“Closing Date” means September 16, 2021, the date on which the Closing occurred.
“Closing Price” means, for each day that the Common Stock is trading on the NYSE, the closing price (based on such trading day) of shares of Common Stock on the NYSE.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means the Class A Shares and Class B Shares, or any one of such shares.
“Legacy Archer” means Archer Aviation Operating Corp., a Delaware corporation (prior to the Merger, known as Archer Aviation Inc.), and, unless the context requires otherwise, its consolidated subsidiaries.
“Merger” means the merger of Merger Sub with and into Legacy Archer with Legacy Archer being the surviving company in the merger.
“Merger Sub” means Artemis Acquisition Sub Inc., a Delaware corporation and wholly-owned subsidiary of Atlas.
“NYSE” means the New York Stock Exchange.
“PIPE Financing” means that certain private placement in the aggregate amount of $600 million, consummated substantially concurrently with the consummation of the Business Combination, pursuant to those certain subscription agreements with Atlas, and subject to the conditions set forth therein, pursuant to which the subscribers purchased 60,000,000 Class A Shares at a purchase price of $10.00 per share.
“PIPE Shares” means an aggregate of 60,000,000 Class A Shares issued to the subscribers in the PIPE Financing.

“Private Warrants” means an aggregate of 8,732,280 warrants to purchase Class A Shares, consisting of (i) 8,000,000 warrants to purchase Class A Shares issued to the Sponsor and its permitted transferees in a private placement in connection with the Atlas IPO and (ii) 732,800 Class A Shares issued to a lender in connection with a loan and security agreement.
“Public Warrants” means the 16,666,667 warrants included as a component of the Atlas units sold in the Atlas IPO, each of which is exercisable for one share of Class A Common Stock, in accordance with its terms.
“Registration Rights Agreement” means that certain amended and restated Registration Rights Agreement, dated September 16, 2021, between and among Archer and certain securityholders who are parties thereto.
“Sponsor” means Atlas Crest Investment LLC.
“Sponsor Letter Agreement” means that certain amended and restated sponsor letter agreement dated as of July 29, 2021, by and among Atlas, the Sponsor and former directors and/or officers of Atlas.
“Sponsor Shares” means the Atlas Class B Shares initially purchased by the Sponsor in a private placement, and the Class A Shares issued upon the conversion thereof.
“Warrants” means the Private Warrants and the Public Warrants, together.

v

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless the context otherwise requires, we use the terms “Archer,” “company,” “we,” “us” and “our” in this prospectus to refer to Archer Aviation Inc. and our wholly owned subsidiaries.
Overview
We were founded with the mission to advance the benefits of sustainable air mobility. Our goal is to move people throughout the world’s cities in a quick, safe, sustainable, and cost-effective manner. We are designing and developing an electric vertical takeoff and landing (“eVTOL”) aircraft for use in urban air mobility (“UAM”) that can carry passengers while producing minimal noise and zero emissions during operations.
Our eVTOL aircraft uses advancements in key enabling technologies such as high-energy batteries, high-performance electric motors, an advanced fly-by-wire flight control system, and a lightweight and efficient aircraft structure. As a fully electric vehicle, the aircraft will have zero emissions during operations. The goal of our eVTOL design is to maximize safety and convenience while minimizing noise and time spent traveling. We look to accomplish that through the use of a distributed electric propulsion system with inherent redundancy and far fewer parts than a typical internal combustion propulsion system found in similarly sized aircraft or rotorcraft today. The reduced number of parts not only translates into fewer critical parts on the aircraft from a safety perspective but will also significantly reduce the maintenance requirements compared to the internal combustion propulsion systems found in similarly sized aircraft or rotorcraft today.
The development of an eVTOL aircraft that meets our business requirements demands significant design and development efforts on all facets of the aircraft. We believe that by bringing together a mix of talent with both eVTOL and traditional commercial aerospace backgrounds, we are building a team that will allow us to move through the design, development and certification of our eVTOL aircraft with the Federal Aviation Administration (“FAA”) in an efficient manner, thus allowing us to achieve our end goal of producing eVTOL aircraft for sale and operating a UAM network.
Our Development Stage
We are an early-stage company that was incorporated in 2018. While we have developed several prototype eVTOL aircraft over the years, our current eVTOL aircraft prototype (the Maker aircraft) is proposed to conduct its first test flight later this year. We have devoted substantial capital resources to our development and incurred a history of losses. Our management has addressed our capital needs through the Business Combination, including the PIPE Financing. Our audit report for the year ended December 31, 2020 includes an explanatory paragraph stating that our recurring losses and cash outflows from operating activities raise substantial doubt about our ability to continue as a going concern.
Our Platform
Our technology enables a holistic eVTOL aircraft design with high performance, low operating costs, zero local emissions, small acoustic footprint, and a high level of safety. Our aircraft configuration has the right mix of tilting and fixed rotors to provide a high level of propulsion redundancy and efficiency throughout the flight envelope. The hover efficiency is enabled by having sufficient rotor disk area. Cruise efficiency is achieved by tilting half the rotors for use in cruise flight while stopping the other rotors and aligning them in a low drag position. This configuration is enabled by our battery, electric powertrain, low noise rotor, and fly-by-wire flight control technologies.
Our Competitive Strengths
Our competitive strengths are that our aircraft are designed for manufacturing with vertical integration for key enabling technologies, our aircraft are designed for FAA certification, we have entered into strategic and commercial agreements with United Airlines Inc. (“United Airlines”) and FCA US LLC (now known as “Stellantis”), and we have built a deep and experienced engineering team.
Our Growth Strategies
We are pursuing the following growth strategies: develop a reliable, certifiable aircraft; continue building out a world-class team; construct manufacturing facilities; build out our flight operations infrastructure; develop autonomous flight capabilities; and optimize our demand modeling and operations simulation tool.
Our Intellectual Property
We rely upon a combination of protections afforded to owners of patents, copyrights, trade secrets, and trademarks, along with employee and third-party non-disclosure agreements and other contractual restrictions to establish and protect our intellectual property rights. In particular, unpatented trade secrets in the fields of research, development and engineering are an important aspect of our business and ensure that our technology remains confidential.
Background
We were originally known as Atlas Crest Investment Corp. On September 16, 2021, Legacy Archer, Atlas and Merger Sub consummated the transactions contemplated under the Business Combination Agreement, following the approval at the special meeting of the stockholders of Legacy Archer held September 14, 2021. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Archer and Atlas was effected by the merger of Merger Sub with and into Legacy Archer, with Legacy Archer surviving the Merger as a wholly-owned subsidiary of Atlas. In connection with the consummation of the Merger on the Closing Date, the surviving company changed its name to Archer Aviation Operating Corp. and Atlas changed its name from Atlas Crest Investment Corp. to Archer Aviation Inc.
After the prospectus and definitive proxy statement, dated August 11, 2021, as amended and supplemented on August 30, 2021 filed by Atlas was declared effective under the Securities Act, Legacy Archer obtained and delivered to Atlas a written consent approving and adopting the Business Combination Agreement and the ancillary documents thereto to which Legacy Archer was a party or would be a party and the transactions contemplated therein (including the Merger) that was duly executed by Legacy Archer stockholders that held at least the requisite number of issued and outstanding shares of Legacy Archer common stock required to approve and adopt such matters in accordance with the Delaware General Corporation Law (the “DGCL”) and Legacy Archer’s governing documents and Legacy Archer’s stockholders agreements (the “Legacy Archer Stockholder Written Consent”). Promptly following the receipt of the Legacy Archer Stockholder Written Consent, Legacy Archer prepared and delivered to each Legacy Archer stockholder who did not execute and deliver the Legacy Archer Stockholder Written Consent an information statement, in the form and substance required under the DGCL in connection with the Merger and otherwise reasonably satisfactory to Atlas.
Immediately prior to the effective time of the Merger (the “Effective Time”), each share of Legacy Archer preferred stock, par value $0.0001 per share (“Legacy Archer Preferred Stock”) that was then issued and outstanding was converted shares of Legacy Archer common stock, par value $0.0001 per share (“Legacy Archer Common Stock”).
In connection with the Merger, we filed an amended and restated certificate of incorporation (the “Certificate of Incorporation”) to implement a new dual-class capital structure with: (i) shares of Class A common stock, par value $0.0001 per share (the “Class A Shares”) carrying voting rights in the form of one vote per share, and (ii) shares of Class B common stock, par value $0.0001 per share (the “Class B Shares”) carrying voting rights in the form of ten votes per share. Pursuant to the Certificate of Incorporation, the former Legacy Archer equityholders have the right to convert their Class B Shares received (or to be received, following exercise of the applicable options, restricted stock unit awards or warrants) as a result of the Business Combination into Class A Shares.

In connection with the Merger:
•
each then issued and outstanding share of Class B Common Stock, par value $0.0001 per share, of Atlas converted automatically into one share of Atlas Class A Common Stock;

•
each then issued and outstanding share of Atlas Class A Common Stock converted automatically into one Class A Share;

•
each share of Legacy Archer Common Stock outstanding immediately prior to the Effective Time (including shares of Legacy Archer Common Stock resulting from the Legacy Archer Preferred Conversion, but excluding any shares of Legacy Archer Common Stock held by Legacy Archer as treasury stock) was converted into a right to receive a number of Class B Shares determined on the basis of an exchange ratio (the “Exchange Ratio”) equal to: (A) (I) (a) $1,480,000,000, plus (b) the aggregate exercise price that would have been paid to Legacy Archer in respect of all options to purchase shares of Legacy Archer Common Stock (whether vested or unvested) if all such options were exercised in full immediately prior to the Effective Time, plus (c) the aggregate exercise price that would have been paid to Legacy Archer in respect of all warrants to purchase equity securities of Legacy Archer (whether vested or unvested) if all such warrants were exercised in full immediately prior to the Effective Time, minus (d) the product of (x) 732,280, multiplied by (y) $1.56 (being the trading price of the warrants to purchase Atlas Class A Common Stock on the date prior to the Closing Date), divided by (II) the fully diluted shares of Legacy Archer Common Stock (including shares of Legacy Archer Common Stock resulting from the Legacy Archer Preferred Conversion, but excluding any shares of Legacy Archer Common Stock held by Legacy Archer as treasury stock and further excluding any restricted stock unit awards), divided by (B) $10.00, it being understood that the shares of Legacy Archer Common Stock outstanding immediately prior to the Effective Time that were restricted shares subject to certain vesting conditions or were subject to a repurchase option or a risk of forfeiture, then the number of Class B Shares issued in exchange for such restricted shares have the same terms and conditions as were applicable to such restricted shares immediately prior to the Effective Time (including with respect to vesting and termination-related provisions);

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each option (whether vested or unvested) to purchase shares of Legacy Archer Common Stock that was outstanding as of immediately prior to the Effective Time was converted into an option to purchase a number of Class B Shares based on the Exchange Ratio (no fractional shares will be issuable upon exercise of such options);

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each restricted stock unit award (whether vested or unvested) that was outstanding as of immediately prior to the Effective Time with respect to shares of Legacy Archer Common Stock was converted into a restricted stock unit award with respect to a number of Class B Shares based on the Exchange Ratio; and

•
each outstanding warrant (whether vested or unvested) to purchase Legacy Archer Common Stock was converted into a warrant to purchase a number of Class A Shares or Class B Shares, as applicable, in accordance with the terms of such warrant (no fractional shares are issuable upon exercise of such warrants).

In connection with the Business Combination and substantially concurrent with the execution of the Business Combination Agreement, Atlas entered into subscription agreements (each, a “Subscription Agreement”) with each of the investors in the PIPE Financing (including with certain of Atlas’ directors and officers, as well as certain employees of Moelis & Company LLC, an affiliate of Atlas and Atlas Crest Investment LLC (the “Sponsor”) and certain affiliates of Legacy Archer) (the “PIPE Investors”)), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Atlas agreed to issue and sell to the PIPE Investors, an aggregate of 60,000,000 Class A Shares at a price of $10.00 per share, for aggregate gross proceeds of $600,000,000. Atlas granted the PIPE Investors certain registration rights in connection with the PIPE Financing. The sale of the PIPE Shares was consummated concurrently with the Closing. In addition, an aggregate of 1,512,500 Class A Shares (based on the assumed price of $10.00 per share) were issued to satisfy fees related to the Business Combination and PIPE Financing.
Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our President and Co-Chief Executive Officers to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”).
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We will be an emerging growth company at least until December 31, 2021 and will take advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.
We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of the fiscal year (a) following October 30, 2025, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a “large accelerated filer”, which means the market value of its common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three year period. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.
Summary of Risk Factors
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may harm our business, financial condition and operating results. Such risks include, but are not limited to:
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We are an early-stage company with a history of losses and expect to incur significant losses for the foreseeable future.

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We have not designed, manufactured or delivered our aircraft to customers in commercial quantities.

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Our business is currently dependent on United Airlines, which constitutes all of the current orders for our aircraft, and the order is subject to conditions, further negotiation and reaching mutual agreement on certain material terms.

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Our business plans require a significant amount of capital and our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations.

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We have identified a material weakness in our internal control over financial reporting. If we are unable to remediate this material weakness, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, this may result in material misstatements of our financial statements or cause us to fail to meet our periodic reporting obligations or cause our access to the capital markets to be impaired.

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Our operating and financial results forecast relies in large part upon assumptions and analyses we developed. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

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If we are not able to effectively market and sell air transportation as a substitute for conventional methods of transportation, following receipt of governmental operating authority, then the market for our offerings may not further develop, may develop more slowly than we expect or may not achieve the growth potential we expect, any of which could harm our business, financial condition and results of operations.
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The urban air mobility and electric vertical takeoff and landing industries are competitive on a global scale and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

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If we fail to obtain expected or required certifications, licenses, approvals, and authorizations from transportation authorities, this may delay the timelines for the production and commercial use of our aircrafts and impact our ability to establish and expand into the market.

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Our ability to achieve expected business milestones or launch products on anticipated timelines is susceptible to adverse economic, regulatory, political, weather and other conditions, which may affect our ability to operate or increase our operating expenses and adversely affect our business, financial condition and operating results.

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We rely on suppliers and service providers for the parts and components in our aircraft. Should these suppliers and service providers experience work stoppages, strikes by organized unions and/or delays in production, then our business, financial condition or operating results may be adversely affected.

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We may not be able to scale our business quickly enough to meet customer and market demand, which could result in lower profitability or cause us to fail to execute on our business strategies.

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Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

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Our ability to attract, integrate, manage and train qualified senior management personnel or other key employees is critical to our success. If we fail to retain such personnel or employees, such failure could negatively impact our business.

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Natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints and regulatory conditions or other circumstances affecting metropolitan areas, which may render it difficult or impossible for us to manufacture our aircraft for some period of time, may result in the loss of customers or harm our reputation.

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While we have taken measures to enhance the safety and reduce the potential for losses and adverse publicity stemming from any accident involving our lithium-ion battery cells or test flights of our prototype eVTOL aircraft, any field or testing failure of our aircraft could subject us to lawsuits, product recalls, or redesign efforts, all of which would be time-consuming and expensive.

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Our customer contracts include indexed price escalation clauses that may subject us to losses if we have cost overruns or if increases in costs exceed the applicable escalation rate.

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Our ability to address a wide variety of extensive and evolving laws and regulations, including data privacy and security laws, may cause us to expend resources on updating, changing or eliminating some of our privacy and data protection practices.

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The risks associated with a federal government investigation relating to one of our employees (who has placed on paid administrative leave) as well as a lawsuit brought against us by Wisk may have a negative result, which could have an adverse effect on our financial position, liquidity, operations, and cash flows.

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Our intellectual property rights are of critical importance to our business. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products or services, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which could adversely affect our business, prospects, financial condition and operating results.

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Breaches of our security systems and customer data processed by us or third-party vendors could disrupt our operations, which may damage our reputation and adversely affect our business.

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A small number of stockholders will continue to have substantial control over us after this offering, which may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over us.

Corporate Information
Our principal executive offices are located at 1880 Embarcadero Road, Palo Alto, California 94303, and our telephone number is 650-272-3233. Our corporate website address is www.archer.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
“Archer” and our other registered and common law trade names, trademarks and service marks are property of Archer Aviation Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

The Offering
Issuance of Common Stock
Shares of Class A Common Stock offered by us
Up to 25,398,947 shares of Class A Common Stock, consisting of (i) 8,732,280 shares of Class A Common Stock that are issuable upon the exercise of Private Warrants and (ii) 16,666,667 shares of Class A Common Stock that are issuable upon the exercise upon the exercise of the Public Warrants.
Shares of Class A Common Stock outstanding prior to the exercise of all Warrants and of any shares of Class B Common Stock
156,991,960 shares (as of September 16, 2021).
Shares of Class A Common Stock outstanding assuming exercise of all Warrants and conversion of all shares of Class B Common Stock
266,032,501 shares (as of September 16, 2021).
Exercise price of Warrants
$11.50 per share, subject to adjustment as described herein.
Use of proceeds
We will receive up to an aggregate of approximately $292.1 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”
Resale of Common Stock and Warrants
Shares of Class A Common Stock offered by the selling securityholders
We are registering the resale by the selling securityholders named in this prospectus, or their permitted transferees, an aggregate of 166,605,041 shares of Class A Common Stock, consisting of:
•
up to 12,500,000 Sponsor Shares;

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up to 61,512,500 Class A Shares, consisting of 60,000,000 PIPE Shares and 1,512,500 Class A Shares issued to satisfy fees related to the Business Combination and PIPE Financing;

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up to 8,732,280 Class A Shares issuable upon the exercise of Private Warrants; and

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up to 83,860,261 Class A Shares pursuant to the Registration Rights Agreement.

Warrants offered by the selling securityholders
Up to 8,732,280 Private Warrants, each having an exercise price of $11.50 per share (subject to adjustment).
Redemption
The Public Warrants are redeemable in certain circumstances. See “Description of Securities — Warrants.”
Sponsor Earn-Out and
Lock-Up
1,875,000 shares of the 12,500,000 Sponsor Shares remain subject to certain vesting and forfeiture conditions, set forth in the Sponsor

Letter Agreement. These 1,875,000 Sponsor Shares shall vest (and shall not be subject to forfeiture) upon the occurrence of the Sponsor Earn Out Trigger Event, which is defined as the first date on which the volume weighted average price of the Class A Common Stock over any 10 trading days within the preceding 20 trading day period within three years from the Closing Date is greater than or equal to $12.00. If this trigger event does not occur during the period beginning on the Closing Date and ending on the three year anniversary of the Closing Date, then these 1,875,000 Sponsor Shares will not vest and shall be deemed transferred by the forfeiting holder to us and shall be cancelled and cease to exist. All of the shares beneficially owned by the Sponsor are subject to lock-up restrictions.
The Sponsor has agreed not to transfer any of the Sponsor Shares until the earlier of (i) 180 days after the completion of the Business Combination, and (ii) the date subsequent to the Business Combination on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. The Sponsor has also agreed not to transfer any of its Private Warrants (or any shares issued or issuable upon the exercise of such Private Warrants) until 30 days after Closing.
Lock-Up Restrictions
Certain of our Securityholders are subject to certain restrictions on transfer as described below until the termination of applicable lock-up periods.
Pursuant to the Registration Rights Agreement executed in connection with the Closing, securityholders, including the Sponsor, that beneficially own an aggregate of 137,695,820 shares of Class A Common Stock have agreed not to transfer these shares until the earlier of (i) 180 days after the completion of the Business Combination, and (ii) the date subsequent to the Business Combination on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.
See the section titled “Certain Relationships and Related Party Transactions — Archer Related Agreements — Registration Rights Agreements.”
Terms of the offering
The selling securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.
Use of proceeds
We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the selling securityholders.
Risk factors
Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors”.
NYSE ticker symbols
“ACHR” and “ACHR WS”
For additional information concerning the offering, see “Plan of Distribution”.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.
Risks Related to our Business and Industry
We are an early-stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future.
As of June 30, 2021, we incurred a year-to-date net loss of $127.8 million and had an accumulated deficit of $153.6 million since inception through June 30, 2021. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin significant deliveries of our eVTOL aircraft. Even if we are able to successfully develop and sell our aircraft, there can be no assurance that they will be financially successful. Our potential profitability is dependent upon the successful development and successful commercial introduction and acceptance of our aircraft, which may not occur.
We expect the rate at which we will incur losses to be significantly higher in future periods as we:
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continue to design, develop, manufacture and market our aircraft;

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continue to utilize our third-party partners for design, supply and manufacturing;

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expand our production capabilities, including costs associated with outsourcing the manufacturing of our aircraft;

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build up inventories of parts and components for our aircraft;

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manufacture an inventory of our aircraft;

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expand our design, development and servicing capabilities;

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increase our sales and marketing activities and develops our distribution infrastructure;

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work with third party partners to develop pilot training programs; and

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increase our general and administrative functions to support our growing operations and to operate as a public company.

Because we will incur the costs and expenses from these efforts before we receive any incremental revenues with respect thereto, our losses in future periods will be significant. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses.
We are still developing a fully operational prototype of our demonstrator aircraft, have not yet obtained FAA type certification of our eVTOL aircraft under development and have yet to manufacture or deliver any aircraft to customers, which makes evaluating our business and future prospects difficult and increases the risk of investment.
We were incorporated in October 2018 and have a limited operating history in the urban air mobility industry, which is continuously evolving. Our aircraft are in the development stage. We are still working to obtain FAA type certification of our eVTOL aircraft. Our current eVTOL aircraft prototype (the Maker aircraft) has not yet flown and is not scheduled to conduct its first test flight until later this year. As a result, we have no experience as an organization in high volume manufacturing of the planned aircraft. Many of our current and potential competitors are larger and have substantially greater resources than we have and expect to have in the future. They may also be able to devote greater resources to the development of their current and future technologies or the promotion and sale of their offerings, or offer lower prices. In particular, our competitors may be able to receive airworthiness certificates or production certificates for their aircraft prior to us receiving such certificates. Our current and potential competitors may also establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings. Further, it is possible that domestic or foreign companies or governments, some with greater experience in the aerospace industry or greater financial resources than we possess, will seek to provide products or services that compete directly or indirectly with ours in the future. Any such foreign competitor, for example, could benefit from subsidies from, or other protective measures by, its home country.
We cannot assure you that we or our partners will be able to develop efficient, automated, cost-efficient manufacturing capability and processes, and reliable sources of component supplies that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market our aircraft. You should consider our business and prospects in light of the risks and significant challenges we face as a new entrant into our industry, including, among other things, with respect to our ability to:
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design and produce safe, reliable and quality aircraft on an ongoing basis;

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obtain the necessary regulatory approvals in a timely manner, including receipt of governmental authority for manufacturing the equipment and, in turn, marketing, selling and operating our UAM service;

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build a well-recognized and respected brand;

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establish and expand our customer base;

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successfully market not just our aircraft but also the other services we intend to provide, such as aerial ride sharing services;

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successfully service our aircraft after sales and maintain a good flow of spare parts and customer goodwill;

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improve and maintain our operational efficiency;

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successfully execute our manufacturing and production model and maintain a reliable, secure, high-performance and scalable technology infrastructure;

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predict our future revenues and appropriately budget for our expenses;

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attract, retain and motivate talented employees;

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anticipate trends that may emerge and affect our business;

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anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape; and

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navigate an evolving and complex regulatory environment.

If we fail to adequately address any or all of these risks and challenges, our business may be harmed.
The purchase agreement with United Airlines has a conditional purchase order which constitutes all of the current orders for our aircraft. If the conditions to United Airlines’ order are not met, or if this order is cancelled, modified or delayed, our prospects, results of operations, liquidity and cash flow will be harmed.
On January 29, 2021, we entered into an aircraft purchase agreement (the “Purchase Agreement”) with United Airlines related to the purchase of an Archer eVTOL model (the “Aircraft”), and a collaboration agreement (the “Collaboration Agreement”) with United Airlines related to the development of the Aircraft and certain material terms regarding the Aircraft and the related purchase obligations. The Purchase Agreement has a conditional purchase order which constitutes all of the current orders for the Aircraft. This order and the Purchase Agreement are subject to certain conditions, including certification of our aircraft by the FAA and obligations to further negotiate and mutually agree on certain material terms including, among others, aircraft specifications, warranties, usage and transfer of the aircraft, performance guarantees, delivery periods, most favored nation provisions, the type and extent of assistance to be provided by United Airlines in obtaining certification of our aircraft, territorial restrictions, rights to jointly developed intellectual property and escalation adjustments. The obligations of United Airlines to consummate the order arise only after all material terms are agreed upon, in the discretion of each party. Further, and in addition to other termination rights set forth in the Purchase Agreement and the Collaboration Agreement, if the parties do not agree on such material terms, either party will have the right to terminate the agreements if such party determines in its discretion that it is not likely that the material terms will be agreed to in a manner consistent with such party’s business and operational interests (as those interests may change from time to time). If this order is cancelled, modified or delayed, or otherwise not consummated, or if we are otherwise unable to convert our strategic relationships or collaborations into sales revenue, our prospects, results of operations, liquidity and cash flow will be affected.
Our business plans require a significant amount of capital. In addition, our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or our ability to pay dividends.
Our business and our future plans for expansion, including the aircraft certification process and projected customer demand, are capital-intensive. We also expect to continue incurring expenses relating to ongoing litigation, the significance of which is difficult to predict. Based on current projections, we expect that we will have sufficient capital to fund our planned operations and future investments in our business, including development of our aircraft and investments in our brand, but our operating plan may change. These investments and expenses may be greater than currently anticipated due to factors unforeseen. We may not succeed in acquiring sufficient capital to offset higher expenses and achieving positive revenue generation. Our limited operating history means that we have limited historical data on the demand for our aircraft. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those we currently anticipate. We may need to seek equity or debt financing to finance a portion of our future investments or expenses. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all.
Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could force us to curtail or discontinue our operations.
In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders.
If we cannot raise additional funds when we need or want them, our operations and prospects could be negatively affected.
We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.
In connection with the preparation and audit of our financial statements for the year ended December 31, 2020, material weaknesses were identified in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
Material weaknesses were identified in our control environment. Specifically:

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We did not design and maintain an effective control environment commensurate with our financial reporting requirements.

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We lack a sufficient number of trained professionals with (i) an appropriate level of accounting knowledge, training and experience to appropriately analyze, record and disclose accounting matters timely and accurately, and (ii) an appropriate level of knowledge and experience to establish effective processes and controls.

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The limited personnel also resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in our finance and accounting functions.

The material weaknesses in the control environment contributed to the following additional material weaknesses:
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We did not design and maintain an effective risk assessment process at a precise enough level to identify new and evolving risks of material misstatement in our financial statements. Specifically, changes to existing controls or the implementation of new controls have not been sufficient to respond to changes to the risks of material misstatement to financial reporting.

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We did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over the preparation and review of business performance reviews, account reconciliations and journal entries.

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We did not design and maintain effective controls over information technology (“IT”) general controls for information systems that are relevant to the preparation of our financial statements. Specifically, we did not design and maintain:

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user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel;

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program change management controls to ensure that IT program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized, and implemented appropriately; and

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computer operations controls to ensure that data backups are authorized and monitored.

These material weaknesses resulted in immaterial audit adjustments to the research and development expense and property and equipment line items in our financial statements and related disclosures for the years ended December 31, 2020 and 2019, and a revision to our condensed financial statements for the period ended March 31, 2021 to reclassify certain costs within operating expenses from research and development expense to other warrant expense. Additionally, each of these material weaknesses could result in a misstatement of substantially all of our accounts or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected.
We have begun implementation of a plan to remediate the material weaknesses described above. Such remediation measures are ongoing and include the following:
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hiring additional accounting and IT personnel during 2021, including a new chief financial officer and other accounting personnel to bolster its accounting and IT capabilities and capacity, and to establish and maintain our internal controls;

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designing and implementing controls to formalize roles and review responsibilities to align with our team’s skills and experience and designing and implementing formal controls over segregation of duties;

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designing and implementing a formal risk assessment process to identify and evaluate changes in our business and the impact on our internal controls;

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designing and implementing formal processes, policies and procedures supporting our financial close process, including completion of business performance reviews and creation of standard balance sheet reconciliation templates and journal entry controls; and

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designing and implementing IT general controls, including controls over the review and update of user access rights and privileges, change management processes and procedures, and data backup authorization and monitoring.

While we believe these efforts will remediate the material weaknesses, we may not be able to complete our evaluation, testing or any required remediation in a timely fashion, or at all. We cannot assure you that the measures we have taken to date and may take in the future, will be sufficient to remediate the control deficiencies that led to our material weaknesses in internal control over financial reporting or that they will prevent or avoid potential future material weaknesses. The effectiveness of our internal control over financial reporting is subject to various inherent limitations, including cost limitations, judgments used in decision making, assumptions about the likelihood of future events, the possibility of human error and the risk of fraud. Any failure to design or maintain effective internal controls over financial reporting or any difficulties encountered in their implementation or improvement could increase compliance costs, negatively impact share trading prices, or otherwise harm our operating results or cause us to fail to meet our reporting obligations.
For the year ended December 31, 2020, our independent registered public accounting firm included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements included in this prospectus.
Our report from our independent registered public accounting firm for the year ended December 31, 2020 includes an explanatory paragraph stating that our recurring losses from operations and cash outflows from operating activities raise substantial doubt about our ability to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors would lose part or all of their investment. Future reports from our independent registered public accounting firm may also contain statements expressing substantial doubt about our ability to continue as a going concern. If there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms, or at all, and our business may be harmed.
If we experience harm to our reputation and brand, our business, financial condition and results of operations could be adversely affected.
Continuing to increase the strength of our reputation and brand for high-performing, sustainable, safe and cost-effective urban air mobility is critical to our ability to attract and retain customers and partners. In addition, our growth strategy includes international expansion through joint ventures, minority investments or other partnerships with local companies as well as event activations and cross-marketing with other established brands, all of which benefit from our reputation and brand recognition. The successful development of our reputation and brand will depend on a number of factors, many of which are outside our control. Negative perception of our platform or company may harm our reputation and brand, including as a result of:
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complaints or negative publicity or reviews about us, independent third-party aircraft operators or fliers, our air mobility services or other brands or events we associate with, even if factually incorrect or based on isolated incidents;

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changes to our operations, safety and security, privacy or other policies that users or others perceive as overly restrictive, unclear or inconsistent with our values;

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illegal, negligent, reckless or otherwise inappropriate behavior by fliers, independent or other third parties involved in the operation of our business or by our management team or other employees;

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actual or perceived disruptions or defects in our flight control software or aerial ride sharing platform, such as data security incidents, platform outages, payment processing disruptions or other incidents that impact the availability, reliability or security of our offerings;

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litigation over, or investigations by regulators into, our operations or those of our independent third-party aircraft operators;

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a failure to operate our business in a way that is consistent with our values;

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negative responses by independent third-party aircraft operators or fliers to new mobility offerings;

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perception of our treatment of employees, contractors or independent third-party aircraft operators and our response to their sentiment related to political or social causes or actions of management; or

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any of the foregoing with respect to our competitors, to the extent such resulting negative perception affects the public’s perception of us or our industry as a whole.

In addition, changes we may make to enhance and improve our offerings and balance the needs and interests of our independent third-party aircraft operators and fliers may be viewed positively from one group’s perspective (such as fliers) but negatively from another’s perspective (such as independent third-party aircraft operators), or may not be viewed positively by either independent third-party aircraft operators or fliers. If we fail to balance the interests of independent third-party aircraft operators and fliers or make changes that they view negatively, independent third-party aircraft operators and fliers may stop purchasing our aircraft or stop using our platform or take fewer flights, any of which could adversely affect our reputation, brand, business, financial condition and results of operations.
The markets for our offerings are still in relatively early stages of growth, and if such markets do not continue to grow, grow more slowly than we expect or fail to grow as large as we expect, our business, financial condition and results of operations could be harmed.
The markets for our eVTOL aircraft are still in relatively early stages of growth, and our success in these markets is dependent upon our ability to effectively market and sell air urban air mobility as a substitute for conventional methods of transportation and the effectiveness of our other marketing and growth strategies. If the public does not perceive urban air mobility as beneficial or chooses not to adopt urban air mobility as a result of concerns regarding safety, affordability or for other reasons, then the market for our offerings may not further develop, may develop more slowly than we expect or may not achieve the growth potential we expect, any of which could harm our business, financial condition and results of operations.
Growth of our business will require significant investments in our Vertiport infrastructure, technology and marketing and sales efforts. If our business does not generate the level of available cash flow required to support these investments, our results of operations will be negatively affected. Further, our ability to effectively manage growth and expansion of its operations will also require us to enhance our operational systems, internal controls and infrastructure, human resources policies and reporting systems. These enhancements will require significant capital expenditures and allocation of valuable management and employee resources.
The eVTOL aircraft industry may not continue to develop, eVTOL aircraft may not be adopted by the market or our independent third-party aircraft operators, eVTOL aircraft may not be certified by transportation authorities or eVTOL aircraft may not deliver the expected reduction in operating costs, any of which could adversely affect our prospects, business, financial condition and results of operations.
eVTOL aircraft involve a complex set of technologies, which we must continue to further develop and rely on our independent third-party aircraft operators to adopt. However, before eVTOL aircraft can fly passengers, we must receive requisite approvals from federal transportation authorities. No eVTOL aircraft are currently certified by the FAA for commercial operations in the United States, and there is no assurance that our research and development will result in government-certified aircraft that are market-viable or commercially successful in a timely manner or at all. In order to gain government certification, the performance, reliability and safety of eVTOL aircraft must be proven, none of which can be assured. In particular, there is a risk that we will not obtain approval for one or more of the type certification from the FAA that are required for ultimate certification and commercial use of our aircraft or will experience delays in receiving one or more of the type certifications from the FAA. Even if eVTOL aircraft are certified, individual operators must conform eVTOL aircraft to their licenses, which requires FAA approval, and individual pilots also must be licensed and approved by the FAA to fly eVTOL aircraft, which could contribute to delays in any widespread use of eVTOL aircraft and potentially limit the number of eVTOL aircraft operators available to partner with us.

Additional challenges to the adoption of eVTOL aircraft, all of which are outside of our control, include:
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market acceptance of eVTOL aircraft;

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state, federal or municipal licensing requirements and other regulatory measures;

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necessary changes to Vertiport infrastructure to enable adoption, including installation of necessary charging equipment; and

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public perception regarding the safety of eVTOL aircraft.

There are a number of existing laws, regulations and standards that may apply to eVTOL aircraft, including standards that were not originally intended to apply to electric aircraft. Regulatory changes that address eVTOL aircraft more specifically could delay our ability to receive type certification by transportation authorities and thus delay our independent third-party aircraft operators’ ability to utilize eVTOL aircraft for their flights. In addition, there can be no assurance that the market will accept eVTOL aircraft, that we will be able to execute on our business strategy, or that our offerings utilizing eVTOL aircraft will obtain the necessary government operating authority or be successful in the market. There may be heightened public skepticism of this nascent technology and its adopters. In particular, there could be negative public perception surrounding eVTOL aircraft, including the overall safety and the potential for injuries or death occurring as a result of accidents involving eVTOL aircraft, regardless of whether any such safety incidents occur involving us. Any of the foregoing risks and challenges could adversely affect our prospects, business, financial condition and results of operations.
We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.
If our operations continue to grow as planned, of which there can be no assurance, we will need to expand our sales, marketing, operations, and the number of partners with whom we do business. Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring, training and managing an increasing number of employees. These difficulties may result in the erosion of our brand image, divert the attention of management and key employees and impact financial and operational results. The continued expansion of our business may also require additional space for administrative support. If we are unable to drive commensurate growth, these costs, which include lease commitments, marketing costs and headcount, could result in decreased margins, which could have an adverse effect on our business, financial condition and results of operations.
Operation of aircraft involves a degree of inherent risk. We could suffer losses and adverse publicity stemming from any accident involving small aircraft, helicopters or charter flights and in particular from any accident involving our independent third-party aircraft operators.
The operation of aircraft is subject to various risks, and demand for air transportation, including our urban air mobility offerings, has and may in the future be impacted by accidents or other safety issues regardless of whether such accidents or issues involve our flights, our independent third-party aircraft operators or aircraft flown by our independent third-party aircraft operators. Air transportation hazards, such as adverse weather conditions and fire and mechanical failures, may result in death or injury to personnel and passengers and which could impact client or passenger confidence in a particular aircraft type or the air transportation services industry as a whole and could lead to a reduction in passenger volume, particularly if such accidents or disasters were due to a safety fault. Safety statistics for air travel are reported by multiple parties, including the Department of Transportation (“DOT”) and National Transportation Safety Board, and are often separated into categories of transportation. Because our urban air mobility offerings may include a variety of transportation methods, fliers may have a hard time determining how safe urban air mobility services are and their confidence in urban air mobility may be impacted by, among other things, the classification of accidents in ways that reflect poorly on urban air mobility services or the transportation methods urban air mobility services utilize.
We believe that safety and reliability are two of the primary attributes fliers consider when selecting air transportation services. Our failure to maintain standards of safety and reliability that are satisfactory to fliers may adversely impact our ability to retain current customers and attract new customers. We are at risk of adverse publicity stemming from any public incident involving us, our people or our brand. Such an incident could involve the actual or alleged behavior of any of our employees or independent third-party aircraft operators. Further, if our personnel, one of our independent third-party aircraft operators’ aircraft, one of our independent third-party aircraft operators’ Archer-branded aircraft, or a type of aircraft in our independent third-party aircraft operators’ fleet that is used by us is involved in a public incident, accident, catastrophe or regulatory enforcement action, we could be exposed to significant reputational harm and potential legal liability. The insurance we carry may be inapplicable or inadequate to cover any such incident, accident, catastrophe or action. In the event that our insurance is inapplicable or inadequate, we may be forced to bear substantial losses from an incident or accident. In addition, any such incident, accident, catastrophe or action involving our employees, one of the Archer-branded aircraft used by us belonging to our independent third-party aircraft operators’ fleet (or personnel and aircraft of our independent third-party aircraft operators), or the same type of aircraft could create an adverse public perception, which could harm our reputation, result in air travelers being reluctant to use our services, and adversely impact our business, results of operations and financial condition. If one or more of our independent third-party aircraft operators were to suffer an accident or lose the ability to fly certain aircraft due to safety concerns or investigations, we may be required to cancel or delay certain flights until replacement aircraft and personnel are obtained.
Our operations may also be negatively impacted by accidents or other safety-related events or investigations that occur in or near the airports and heliports we plan to utilize for our urban air mobility services. For example, if an accident were to occur at a heliport we rely on for certain flights in the future (assuming we are granted government operating authority to do so), we may be unable to fly into or out of that heliport until the accident has been cleared, any damage to the facilities have been repaired and any insurance, regulatory or other investigations have been completed.
Additionally, the battery packs in our aircraft are expected to use lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While we have taken measures to enhance the safety of our battery designs, a field or testing failure of our aircraft could occur in the future, which could subject us to lawsuits, product recalls, or redesign efforts, all of which would be time-consuming and expensive. Also, negative public perceptions regarding the suitability of lithium-ion cells for aerospace applications or any future incident involving lithium-ion cells such as an aircraft or other fire, even if such incident does not involve our aircraft, could seriously harm our business.
From time to time, we are expected to store varying amounts of lithium-ion cells at our facilities. In addition, our manufacturing partners and suppliers are expected to store a significant number of lithium-ion cells at their facilities. Any mishandling of battery cells may cause disruption to the operation of our facilities or our manufacturers. A safety issue or fire related to the cells could disrupt operations or cause manufacturing delays. Such damage or injury could lead to adverse publicity and potentially a safety recall. Moreover, any failure of a competitor’s eVTOL aircraft or energy storage product may cause indirect adverse publicity for us and our aircraft. Such adverse publicity could negatively affect our brand and harm our business, prospects, financial condition and operating results.
We are highly dependent on our senior management team and other highly skilled personnel, and if we are not successful in attracting or retaining highly qualified personnel, we may not be able to successfully implement our business strategy.
Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other highly skilled personnel, including finance, marketing, sales, and technology and support personnel. We believe that the breadth and depth of our senior management team’s experience across multiple industries will be instrumental to our success. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and harm our business, financial condition and results of operations. Additionally, our financial condition and results of operations may be adversely affected if we are unable to attract and retain skilled employees to support our operations and growth.

Our business may be adversely affected by labor and union activities.
Although none of our employees are currently represented by a labor union, it is common throughout the aerospace industry generally for many employees at aerospace companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. We may also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could harm our business, financial condition or operating results.
We expect that our United Airlines purchase agreement and future purchase orders will be subject to indexed price escalation clauses which could expose us to losses if we have cost overruns or if increases in our costs exceed the applicable escalation rate.
Commercial aircraft sales contracts are often entered into years before the aircraft are delivered. In order to help account for economic fluctuations between the contract date and delivery date, aircraft pricing generally consists of a fixed amount as modified by price escalation formulas derived from labor, commodity and other price indices. Our revenue estimates are based on current expectations with respect to these escalation formulas, but the actual escalation amounts are outside of our control. Escalation factors can fluctuate significantly from period to period and changes in escalation amounts can significantly impact revenues and operating margins in our eVTOL business. We can make no assurance that any customer, current or future, will exercise purchase options, fulfill existing purchase commitments or purchase additional products or services from us. The terms and conditions of the United Airlines purchase agreement regarding price escalation clauses are yet to be determined, and there is no assurance that they will be determined in a manner that will mitigate the risks described above.
We currently rely and will continue to rely on third-party partners to provide and store the parts and components required to manufacture our aircraft, and to supply critical components and systems, which exposes us to a number of risks and uncertainties outside our control.
We are substantially reliant on our relationships with our suppliers and service providers for the parts and components in our aircraft. If any of these suppliers or service partners were to experience delays, disruptions, capacity constraints or quality control problems in their manufacturing operations, or if they choose not to do business with us, we would have significant difficulty procuring and producing our aircraft, and our business prospects would be significantly harmed. These disruptions would negatively impact our revenues, competitive position and reputation. In addition, our suppliers or service partners may rely on certain state tax incentives that may be subject to change or elimination in the future, which could result in additional costs and delays in production if a new manufacturing site must be obtained. Further, if we are unable to successfully manage our relationship with our suppliers or service partners, the quality and availability of our aircraft may be harmed. Our suppliers or service partners could, under some circumstances, decline to accept new purchase orders from or otherwise reduce their business with us. If our suppliers or service partners stopped manufacturing our aircraft components for any reason or reduced manufacturing capacity, we may be unable to replace the lost manufacturing capacity on a timely and comparatively cost-effective basis, which would adversely impact our operations.
The manufacturing facilities of our suppliers or service partners and the equipment used to manufacture the components for our aircraft would be costly to replace and could require substantial lead time to replace and qualify for use. The manufacturing facilities of our suppliers or service partners may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the recent COVID-19 pandemic, which may render it difficult or impossible for us to manufacture our aircraft for some period of time. The inability to manufacture our aircraft components or the backlog that could develop if the manufacturing facilities of our suppliers or service partners are inoperable for even a short period of time may result in the loss of customers or harm our reputation.
We do not control our suppliers or service partners or such parties’ labor and other legal compliance practices, including their environmental, health and safety practices. If our current suppliers or service partners, or any other suppliers or service partners we may use in the future, violate U.S. or foreign laws or regulations, we may be subjected to extra duties, significant monetary penalties, adverse publicity, the seizure and forfeiture of products that we are attempting to import or the loss of our import privileges. The effects of these factors could render the conduct of our business in a particular country undesirable or impractical and have a negative impact on our operating results.
We have been, and may in the future be, adversely affected by health epidemics and pandemics, including the ongoing global COVID-19 pandemic, the duration and economic, governmental and social impact of which is difficult to predict, which may significantly harm our business, prospects, financial condition and operating results.
We face various risks related to public health issues, including epidemics, pandemics and other outbreaks, including the recent pandemic of respiratory illness known as COVID-19 caused by a novel coronavirus. The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. The spread of COVID-19 has also created a disruption in the manufacturing, delivery and overall supply chain of aircraft manufacturers and suppliers and has led to a global decrease in aircraft sales and usage in markets around the world. The duration and long-term impact of COVID-19 on our business is currently unknown.
The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. These measures may adversely impact our employees and operations and the operations of our suppliers, vendors and business partners, and may negatively impact our sales and marketing activities and the production schedule of our aircraft. In addition, various aspects of our business cannot be conducted remotely, including the testing and manufacturing of our aircraft. These measures by government authorities may remain in place for a significant period of time and they are likely to continue to adversely affect our testing, manufacturing and building plans, sales and marketing activities, business and results of operations.
The spread of COVID-19 has caused us and many of our contractors and service providers to modify their business practices (including employee travel, recommending that all non-essential personnel work from home and cancellation or reduction of physical participation in meetings, events and conferences), and we and our contractors and service providers may be required to take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, suppliers, vendors and business partners. There is no certainty that such actions will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities. If significant portions of our workforce or contractors and service providers are unable to work effectively, including due to illness, quarantines, social distancing, government actions or other restrictions in connection with the COVID-19 pandemic, our operations will be impacted.
The extent to which the COVID-19 pandemic impacts our business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact and how quickly and to what extent normal economic and operating activities can resume. The COVID-19 pandemic could limit the ability of our customers, suppliers, vendors and business partners to perform, including third-party suppliers’ ability to provide components and materials used in our aircraft. We may also experience an increase in the cost of raw materials used in our commercial production of our aircraft. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of COVID-19’s global economic impact, including any recession that has occurred or may occur in the future.
There are no comparable recent events which may provide guidance as to the effect of the spread of COVID-19 and a pandemic, and, as a result, the ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of COVID-19’s impact on our business, operations, or the global economy as a whole. However, the effects could have a material impact on our results of operations, and we will continue to monitor the situation closely.

Our long-term success and ability to significantly grow our revenue will depend, in part, on our ability to establish and expand into international markets and/or expand market segments.
Our future results will depend, in part, on our ability to establish and expand our presence within international markets and into the market segments of defense or logistics/cargo. Our ability to expand into these markets will depend upon our ability to obtain the necessary international regulatory approvals and certifications, adapt to international markets, understand the broader customer base, and address any unique technological requirements. Our ability to expand internationally involves various risks, including, but not limited to, the need to invest significant resources in such expansion, and the possibility that returns on such investments will not be achieved in the near future or at all in these less familiar competitive environments. We may also choose to conduct our international business through joint ventures, minority investments or other partnerships with local companies as well as event activations and cross-marketing with other established brands. If we are unable to identify partners or negotiate favorable terms, our international growth may be limited. In addition, we may incur significant expenses in advance of generating material revenue as we attempt to establish our presence in particular international markets or market segments outside of passenger traffic.
We are subject to cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our aircraft and customer data processed by us or third-party vendors.
We are at risk for interruptions, outages and breaches of our: (i) operational systems, including business, financial, accounting, product development, data processing or production processes, owned by us or our third-party vendors or suppliers; (ii) facility security systems, owned by us or our third-party vendors or suppliers; (iii) aircraft technology including powertrain and avionics and flight control software, owned by us or our third-party vendors or suppliers; (v) the integrated software in our aircraft; or (iv) customer data that we process or our third-party vendors or suppliers process on our behalf. Such incidents could: disrupt our operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of customers, employees, suppliers, or others; jeopardize the security of our facilities; or affect the performance of in-product technology and the integrated software in our aircraft.
We plan to include avionics and flight control software services and functionality that utilize data connectivity to monitor aircraft performance and to enhance safety and enable cost-saving preventative maintenance. The availability and effectiveness of our services depend on the continued operation of information technology and communications systems. Our systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm our systems. We intend to use our avionics and flight control software and functionality to log information about each aircraft’s use in order to aid us in aircraft diagnostics and servicing. Our customers may object to the use of this data, which may increase our vehicle maintenance costs and harm our business prospects.
Moreover, there are inherent risks associated with developing, improving, expanding and updating our current systems, such as the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data and inventory, procure parts or supplies or manufacture, deploy, deliver and service our aircraft, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that these systems upon which we rely, including those of our third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If we do not successfully implement, maintain or expand these systems as planned, our operations may be disrupted and our ability to accurately and timely report our financial results could be impaired. Moreover, our proprietary information or intellectual property could be compromised or misappropriated, and our reputation may be adversely affected. If these systems do not operate as we expect them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

Failure to comply with federal, state and foreign laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current laws and regulations or the enactment of new laws or regulations in these areas, could adversely affect our business and our financial condition.
We are subjected to or affected by a number of federal, state and local laws and regulations, as well as contractual obligations and industry standards, that impose certain obligations and restrictions with respect to data privacy and security, and govern our collection, storage, retention, protection, use, processing, transmission, sharing and disclosure of personal information including that of our employees, customers and others. Most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities and others of security breaches involving certain types of data. Such laws may be inconsistent or may change or additional laws may be adopted. In addition, our agreements with certain customers may require us to notify them in the event of a security breach. Such mandatory disclosures are costly, could lead to negative publicity, result in penalties or fines, result in litigation, may cause our customers to lose confidence in the effectiveness of our security measures and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the actual or perceived security breach.
The global data protection landscape is rapidly evolving, and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future. We may not be able to monitor and react to all developments in a timely manner. For example, California adopted the California Consumer Privacy Act (the “CCPA”), which became effective in January 2020. The CCPA establishes a privacy framework for covered businesses, including an expansive definition of personal information and data privacy rights for California residents. The CCPA includes a framework with potentially severe statutory damages and private rights of action. The CCPA requires covered businesses to provide new disclosures to California residents, provide them new ways to opt-out of certain disclosures of personal information, and allow for a new cause of action for data breaches. As we expand our operations, the CCPA may increase our compliance costs and potential liability. Some observers have noted that the CCPA could mark the beginning of a trend toward more stringent privacy legislation in the United States. Other states have begun to propose similar laws. Compliance with any applicable privacy and data security laws and regulations is a rigorous and time-intensive process, and we may be required to put in place additional mechanisms to comply with such laws and regulations.
We publish privacy policies and other documentation regarding our collection, processing, use and disclosure of personal information and/or other confidential information. Although we endeavor to comply with our published policies and other documentation, we may at times fail to do so or may be perceived to have failed to do so. Moreover, despite our efforts, we may not be successful in achieving compliance if our employees, contractors, service providers or vendors fail to comply with our published policies and documentation. Such failures can subject us to potential local, state and federal action if they are found to be deceptive, unfair, or misrepresentative of our actual practices. Claims that we have violated individuals’ privacy rights or failed to comply with data protection laws or applicable privacy notices even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business.
We are subject to risks associated with climate change, including the potential increased impacts of severe weather events on our operations and infrastructure.
The potential physical effects of climate change, such as increased frequency and severity of storms, floods, fires, fog, mist, freezing conditions, sea-level rise and other climate-related events, could affect our operations, infrastructure and financial results. Certain of the airports where our terminal facilities are expected to initially be located in connection with our aerial ride sharing operations are susceptible to the impacts of storm-related flooding and sea-level rise, which could result in costs and loss of revenue. We could incur significant costs to improve the climate resiliency of our infrastructure and otherwise prepare for, respond to, and mitigate such physical effects of climate change. We are not able to accurately predict the materiality of any potential losses or costs associated with the physical effects of climate change.
We intend to retain certain personal information about our aircraft, customers, employees or others that, if compromised, could harm our financial performance and results of operations or prospects.
We are subject to a wide variety of laws in the United States and other jurisdictions related to privacy, data protection and consumer protection that are often complex and subject to varying interpretations. As a result, these privacy, data protection and consumer protection laws may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies and such changes or developments may be contrary to our existing practices. This may cause us to expend resources on updating, changing or eliminating some of our privacy and data protection practices.
We plan to collect, store, transmit and otherwise process data from aircraft, customers, employees and others as part of our business and operations, which may include personal data or confidential or proprietary information. We also work with partners and third-party service providers or vendors that collect, store and process such data on our behalf and in connection with our aircraft. There can be no assurance that any security measures that we or our third-party service providers or vendors have implemented will be effective against current or future security threats. If a compromise of data were to occur, we may become liable under our contracts with other parties and under applicable law for damages and incur penalties and other costs to respond to, investigate and remedy such an incident. Our systems, networks and physical facilities could be breached, or personal information could otherwise be compromised due to employee error or malfeasance, if, for example, third parties attempt to fraudulently induce our employees or our customers to disclose information or user names and/or passwords. Third parties may also exploit vulnerabilities in, or obtain unauthorized access to, platforms, systems, networks and/or physical facilities utilized by our service providers and vendors.
Our aircraft contain complex information technology systems and built-in data connectivity to share aircraft data with ground operations infrastructure. We plan to design, implement and test security measures intended to prevent unauthorized access to our information technology networks, our aircraft and related systems. However, hackers may attempt to gain unauthorized access to modify, alter and use such networks, aircraft and systems to gain control of or to change our aircraft’s functionality, performance characteristics, or to gain access to data stored in or generated by the aircraft. A significant breach of our third-party service providers’ or vendors’ or our own network security and systems could have serious negative consequences for our business and future prospects, including possible fines, penalties and damages, reduced customer demand for our aircraft or urban aerial ride sharing services and harm to our reputation and brand.
We may not have adequate insurance coverage. The successful assertion of one or more large claims against us that exceeds our available insurance coverage, or results in changes to our insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), could have an adverse effect on our business. In addition, we cannot be sure that our existing insurance coverage will continue to be available on acceptable terms or that our insurers will not deny coverage as to any future claim.
We will incur increased costs as a public company, and our management will devote substantial time to new compliance initiatives.
We face increased legal, accounting and other expenses that we did not incur as a private company, and these expenses may increase even more after we are no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), The Sarbanes-Oxley Act of 2002 (“Sarbanes‑Oxley”), the Dodd-Frank Act as well as rules adopted, and to be adopted, by the SEC and NYSE. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and make some activities more time-consuming and costly. The increased costs will increase our net loss. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.
We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.
We have entered into strategic alliances and may in the future enter into additional strategic alliances or joint ventures or minority equity investments, in each case with various third parties for the production of our aircraft as well as with other collaborators with capabilities on data and analytics and engineering. These alliances subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third-party and increased expenses in establishing new strategic alliances, any of which may adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffer negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third-party.
Strategic business relationships are an important factor in the growth and success of our business. However, there are no assurances that we will be able to continue to identify or secure suitable business relationship opportunities in the future or our competitors may capitalize on such opportunities before we do. Moreover, identifying such opportunities could require substantial management time and resources, and negotiating and financing relationships involves significant costs and uncertainties. If we are unable to successfully source and execute on strategic relationship opportunities in the future, our overall growth could be impaired, and our business, prospects, financial condition and operating results could be adversely affected.
When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.
We have been named in civil litigation alleging misappropriation by us of a competitor’s trade secrets and infringement by us of certain of the competitor’s patents. Additionally, one of our employees was the subject of a search warrant relating to a federal government investigation, and we as well as three of our employees have been served with grand jury subpoenas in connection with such investigation. These civil and criminal proceedings and similar allegations or legal actions in the future may be time-consuming and expensive and, if adversely determined, could delay, limit or prevent our ability to commercialize our aircraft or otherwise execute on our business plan.
We are currently involved in the following legal actions:
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On March 30, 2021, one of our employees, who is a former employee of Wisk, had a search warrant executed at his home in connection with a federal investigation. In addition, we and three of our employees, who are also former Wisk employees, received grand jury subpoenas from the United States Attorney’s Office for the Northern District of California in relation to the same investigation. The grand jury subpoenas seek documents and information about our business, including our hiring practices and intellectual property, as well as documents and information relating to the employment of such employees at Wisk, including Wisk’s intellectual property, business plans, and information relating to Wisk’s aircraft design. As of October 6, 2021, the investigation is ongoing.

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On April 6, 2021, Wisk brought a lawsuit against us in the United States District Court for the Northern District of California (the “District Court”), alleging misappropriation of trade secrets and patent infringement. We have placed an employee on paid administrative leave in connection with a government investigation and a search warrant issued to the employee, which we believe is focused on conduct prior to the employee joining us. We, along with three other Archer employees with whom the individual worked, have received subpoenas relating to this investigation. We are cooperating with the investigation of the employee.

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On May 19, 2021, Wisk filed a motion for preliminary injunction and expedited discovery.

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On June 1, 2021, we filed a motion to dismiss the trade secret claims and filed counterclaims.

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On June 15, 2021, Wisk amended its complaint, and the following day we filed a motion to dismiss the amended complaint.

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On June 23, 2021, we filed an opposition to the motion for preliminary injunction.

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On July 13, 2021, we filed amended counterclaims.

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On July 22, 2021, the District Court denied Wisk’s motion for preliminary injunction.

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On July 27, 2021, Wisk filed a motion to strike and dismiss certain of our amended counterclaims.

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On August 10, 2021, we filed an opposition to Wisk’s motion to strike and dismiss certain of our amended counterclaims.

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On August 20, 2021, Wisk filed a notice of appeal of the District Court’s denial of the motion for preliminary injunction.

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On August 24, 2021, the District Court denied our motion to dismiss the trade secret claims.

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On September 14, 2021, the District Court denied Wisk’s motion to strike and dismiss certain of our amended counterclaims.

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On September 30, 2021, Wisk withdrew its notice of appeal of the District Court’s denial of the motion for preliminary injunction.

We cannot predict the timing or outcome of the litigation or government investigation or range of reasonably possible loss, if any, from either but a negative result could have a material adverse effect on our financial position, liquidity, operations, and cash flows. With respect to the federal investigation of the former Wisk employee, there can be no assurance that we ourselves will not be named as a subject or target of the pending investigation or other government investigations in the future. We have incurred and expect to continue to incur costs in responding to the proceedings. Our business plan does not include the cost of any meaningful award of damages or settlement with Wisk.
In addition, other holders of intellectual property rights relating to battery packs, electric motors, aircraft configurations, fly-by-wire flight control software, electronic power management systems or any other technology relevant to our business may initiate legal proceedings alleging infringement or misappropriation of such rights by us and our employees, either with respect to our own intellectual property or intellectual property we license from third parties.
Our pending proceedings and other future legal proceedings against us or our employees, regardless of outcome or merit, could be time consuming and expensive to defend or resolve, result in substantial diversion of management and technical resources, delay, limit or prevent our ability to make, develop, commercialize or deploy our aircraft and aerial ride sharing services and deteriorate our reputation and our business relationships, any of which could make it more difficult or impossible for us to operate our business or otherwise execute on our business plan and significantly adversely affect our business, financial condition, or results of operations. In the event of an adverse outcome of the litigation, we may have to cease developing and/or using the asserted intellectual property, which could significantly adversely impact our business, financial condition, or results of operation.
In response to a determination or resolution that we or any of our employees have infringed upon or misappropriated a third party’s intellectual property rights, we may be required to take certain actions, including (without limitation) one or more of the following:
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cease development, sales or use of our aircraft or other products;

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pay substantial damages, interest, attorneys’ fees, costs and other amounts;

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transfer intellectual property rights to a competitor;

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obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms or available at all;

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terminate the employment of key employees;

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develop or re-develop an alternative design of our aircraft; or

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re-develop one or more other aspects or systems of its aircraft or other offerings.

A successful claim of infringement or misappropriation against us or any of our employees could delay, limit or prevent our ability to commercialize our aircraft and could significantly adversely affect our business, prospects, financial condition or operating results. Even if we are successful in defending against these claims, litigation could result in substantial costs and distraction to the company and our management over many years.
Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.
Failure to adequately protect our intellectual property rights could result in our competitors offering similar products or services, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which could adversely affect our business, prospects, financial condition and operating results. Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses and other contractual rights to establish and protect our rights in our technology.
The protection of our intellectual property rights will be important to our future business opportunities. However, the measures we take to protect our intellectual property from unauthorized use by others may not be effective for various reasons, including the following:
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as noted below, any patent applications we submit may not result in the issuance of patents (and patents have not yet issued to us based on our pending applications);

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the scope of our patents that may subsequently issue may not be broad enough to protect our proprietary rights;

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our issued patents may be challenged or invalidated by third parties;

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our employees or business partners may breach their confidentiality, non-disclosure and non-use obligations to us;

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third parties may independently develop technologies that are the same or similar to ours;

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the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make enforcement impracticable; and

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current and future competitors may circumvent or otherwise design around our patents.

Patent, trademark, copyright, and trade secret laws vary throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Further, policing the unauthorized use of our intellectual property rights in foreign jurisdictions may be difficult. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the U.S.
Also, while we have registered and applied for trademarks in an effort to protect our investment in our brand and goodwill with customers, competitors may challenge the validity of those trademarks and other brand names in which we have invested. Such challenges can be expensive and may adversely affect our ability to maintain the goodwill gained in connection with a particular trademark.
To the extent we expand our international activities, our exposure to unauthorized use of our technologies and proprietary information may increase. We may also fail to detect unauthorized use of our intellectual property or be required to expend significant resources to monitor and protect our intellectual property rights, including engaging in litigation, which may be costly, time-consuming, and divert the attention of management and resources, and may not ultimately be successful. If we fail to meaningfully establish, maintain, protect and enforce our intellectual property rights internationally, our business, financial condition and results of operations could be adversely affected.

Our aerial ride sharing operations will initially be concentrated in a small number of metropolitan areas and airports which makes our business particularly susceptible to natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints and regulatory conditions or other circumstances affecting these metropolitan areas.
We expect to initially launch our aerial ride sharing offering in limited jurisdictions subject to receipt of the necessary operating authority. Accordingly, our business and results of operations are particularly susceptible to adverse economic, regulatory, political, weather and other conditions in other markets that may become similarly concentrated. As a result of our geographic concentration, our business and financial results relating to our aerial ride sharing operations will be particularly susceptible to natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints and regulatory conditions or other circumstances in each of these metropolitan areas. In addition, any changes to local laws or regulations within these key metropolitan areas that affect our ability to operate or increase our operating expenses in these markets would have an adverse effect on our business, financial condition and operating results.
Disruption of operations at the airports where our terminal facilities are expected to initially be located, whether caused by labor relations, utility or communications issues or fuel shortages, could harm our business. Certain airports may regulate flight operations, such as limiting the number of landings per year, which could reduce our aerial ride sharing operations. Bans on our airport operations or the introduction of any new permitting requirements would significantly disrupt our operations. In addition, demand for our urban air mobility services could be impacted if drop-offs or pick-ups of fliers become inconvenient because of airport rules or regulations, or more expensive for fliers because of airport-imposed fees, which would adversely affect our business, financial condition and operating results.
Our expected concentration in large metropolitan areas and heavily trafficked airports also makes our business susceptible to an outbreak of a contagious disease, such as the Ebola virus, Middle East Respiratory Syndrome, Severe Acute Respiratory Syndrome, H1N1 influenza virus, avian flu, Zika virus, COVID-19 or any other similar illness, both due to the risk of a contagious disease being introduced into the metropolitan area through the high volume of travelers flying into and out of such airports and the ease at which contagious diseases can spread through densely populated areas, as seen with the spread of COVID-19 in Los Angeles, California and New York, New York.
Natural disasters, including tornados, hurricanes, floods and earthquakes, and severe weather conditions, such as heavy rains, strong winds, dense fog, blizzards or snowstorms, may damage our facilities, those of independent third-party aircraft operators or otherwise disrupt flights into or out of the airports from which our aircraft arrive or depart.
Major metropolitan areas, including those in which we expect to operate in, are also at risk of terrorist attacks, actual or threatened acts of war, political disruptions and other disruptions. The occurrence of one or more natural disasters, severe weather events, epidemic or pandemic outbreaks, terrorist attacks or disruptive political events in regions where our facilities are or will be located, or where our independent third-party aircraft operators’ facilities are located, could adversely affect our business.
The dual-class structure of our Common Stock has the effect of concentrating voting power with our co-Chief Executive Officers and co-founders, which limits an investor’s ability to influence the outcome of important transactions, including a change in control.
Class B Shares have ten votes per share, while Class A Shares have one vote per share. Brett Adcock and Adam Goldstein, Legacy Archer’s co-founders, co-Chairmen of our board of directors and co-Chief Executive Officers, hold approximately 88.3% of the issued and outstanding Class B Shares and approximately 74.0% of the voting power of our capital stock on an outstanding basis and are able to control matters submitted to our stockholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Messrs. Adcock and Goldstein may have interests that differ from other stockholders and may vote in a way with which may be adverse to other stockholders or with which they may disagree. This concentrated control may have the effect of delaying, preventing or deterring a change in control, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale, and might ultimately affect the market price of the Class A Shares.

We cannot predict the impact that our dual-class structure may have on the stock price of our Class A Common Stock.
We cannot predict whether our dual-class structure will result in a lower or more volatile market price of Class A Common Stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies are still new, and it remains unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our dual-class structure, we are likely excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes likely precludes investment by many of these funds and could make Class A Shares less attractive to other investors. As a result, the market price of the Class A Shares could be adversely affected.
Our failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could harm our business.
As a public company, we are required to provide management’s attestation on internal controls commencing with our annual report for the year ending December 31, 2021 in accordance with applicable SEC guidance. Our standards as a public company under Section 404(a) of Sarbanes-Oxley are significantly more stringent than those we faced as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements. If we are not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities.
We may be required to take write-downs or write-offs, or may be subject to restructuring, impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of Common Stock, which could cause you to lose some or all of your investment.
Factors outside of our control may, at any time, arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Unexpected risks may arise, and previously known risks may materialize. Even though these charges may be non-cash items and therefore not have an immediate impact on our liquidity, we must report charges of this nature which could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.
We qualify as an “emerging growth company” within the meaning of the Securities Act and take advantage of certain exemptions from disclosure requirements available to emerging growth companies that could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.
We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act and as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (c) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following October 30, 2025, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three year period. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from compliance with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
There can be no assurance that we will be able to comply with the continued listing standards of the NYSE. The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
Our Class A Shares and Public Warrants are listed on the NYSE under the symbols “ACHR” and “ACHR WS,” respectively. We cannot assure you that our securities will continue to be listed on the NYSE. We are required to demonstrate compliance with the NYSE’s continued listing requirements in order to continue to maintain the listing of our securities on the NYSE. If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that our Class A Common Stock is a “penny stock” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Shares and Public Warrants are listed on the NYSE, our Class A Shares and Public Warrants qualify as covered securities. Although states are preempted from regulating the sale of our securities, the federal statute does allow states to investigate companies if there is a suspicion of fraud. If there is a finding of fraudulent activity, then states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
A significant portion of our total outstanding shares of Common Stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Common Stock to drop significantly.
Shares of our Common Stock that are currently restricted from immediate resale may be sold into the market in the near future. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Common Stock. We are unable to predict the effect that sales may have on the prevailing market price of Class A Common Stock and Public Warrants.
To the extent our Warrants are exercised, additional shares of Class A Common Stock will be issued, which will result in dilution to the holders of our Class A Shares and increase the number of shares eligible for resale in the public market. Sales, or the potential sales, of substantial numbers of shares in the public market by the selling securityholders, subject to certain restrictions on transfer until the termination of applicable lock-up periods, could increase the volatility or adversely affect the market price of our Class A Common Stock.
Our stock price may change significantly and you could lose all or part of your investment as a result.
The trading price of our Common Stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in “Risks Related to Our Business and Industry” and the following:
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results of operations that vary from the expectations of securities analysts and investors;

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results of operations that vary from those of our competitors;

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the impact of the COVID-19 pandemic and its effect on our business and financial conditions;

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changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

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declines in the market prices of stocks generally;

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strategic actions by us or our competitors;

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announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

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any significant change in our management;

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changes in general economic or market conditions or trends in our industry or markets, such as recessions, interest rates, local and national elections, international currency fluctuations, corruption, political instability and acts of war or terrorism;

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future sales of our Common Stock or other securities;

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investor perceptions or the investment opportunity associated with our Class A Common Stock relative to other investment alternatives;

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the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

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litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;

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guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

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the development and sustainability of an active trading market for our stock;

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actions by institutional or activist stockholders;

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changes in accounting standards, policies, guidelines, interpretations or principles; and

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other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of our Class A Common Stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our Class A Common Stock is low.
In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we become involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.
Because there are no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your Common Stock for a price greater than that which you paid for it.
We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of Common Stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants of our existing and outstanding indebtedness and may be limited by covenants of any future indebtedness we incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell our Common Stock for a price greater than that which you paid for it.
If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.
The trading market for our Common Stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We will not control these analysts. In addition, some financial analysts may have limited expertise with our model and operations. Furthermore, if one or more of the analysts who do cover us downgrade our stock or industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of us or fails initiate coverage or to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.
Anti-takeover provisions in our governing documents could delay or prevent a change of control.
Certain provisions of our Certificate of Incorporation and our amended and restated bylaws (“Bylaws”) may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.
These provisions provide for, among other things:
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the ability of our board of directors to issue one or more series of preferred stock;

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a classified board;

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a dual-class share structure;

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advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

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certain limitations on convening special stockholder meetings;

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limiting the ability of stockholders to act by written consent; and

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the express authority given to our board of directors to make, alter or repeal our Bylaws.

These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions you desire.
Our Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
Our Certificate of Incorporation provides that, subject to limited exceptions, any
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derivative action or proceeding brought on behalf of us,

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action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of us or any stockholder to us or our stockholders,

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action or proceeding asserting a claim against us or any current or former director, officer or other employee of us or any stockholder arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws (as each may be amended from time to time),

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action or proceeding to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or our Bylaws (including any right, obligation or remedy thereunder),

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action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, and

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action asserting a claim against us or any director, officer or other employee of us or any stockholder, governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our Certificate of Incorporation described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

MARKET AND INDUSTRY DATA
Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of management’s estimates presented herein are based upon management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. All of the market data used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications and surveys included in this prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS
All of the Class A Shares and Warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $292.1 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE
The offering price of the Class A Shares underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the NYSE under the symbol “ACHR WS.”
We cannot currently determine the price or prices at which the Class A Shares or the Warrants may be sold by the selling securityholders under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY
Market Information
Our Class A Common Stock and Public Warrants are currently listed on the NYSE under the symbols “ACHR” and “ACHR WS,” respectively. Prior to the Closing, our Class A Common Stock and Public Warrants were listed on the NYSE under the symbols “ACIC” and “ACIC W,” respectively. Upon the Closing on September 16, 2021, there were 142 holders of record of Class A Common Stock and two holders of record of our Warrants. We currently do not intend to list the Private Warrants on any stock exchange or stock market.
Dividend Policy
We have never declared or paid any dividends on shares of our Common Stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our condensed financial statements and related notes and other information included elsewhere in this prospectus. In addition to historical data, this discussion contains forward-looking statements about our business, results of operations, cash flows, financial condition, and prospects based on current expectations that involve risks, uncertainties, and assumptions. Our actual results could differ materially from such forward-looking statements. Factors that could cause or contribute to those differences include, but are not limited to, those identified in the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” included in this prospectus. Additionally, our historical results are not necessarily indicative of the results that may be expected for any period in the future.
Overview
We were founded with the mission to advance the benefits of sustainable air mobility. Our goal is to move people throughout the world’s cities in a quick, safe, sustainable, and cost-effective manner. We are designing and developing an eVTOL aircraft for use in UAM that can carry passengers while producing minimal noise and zero emissions during operations.
Our eVTOL aircraft uses advancements in key enabling technologies such as high-energy batteries, high-performance electric motors, an advanced fly-by-wire flight control system, and a lightweight and efficient aircraft structure. As a fully electric vehicle, the aircraft will have zero emissions during operations. The goal of our eVTOL design is to maximize safety and convenience while minimizing noise and time spent traveling. We look to accomplish that through the use of a distributed electric propulsion system with inherent redundancy and far fewer parts than a typical internal combustion propulsion system found in similarly sized aircraft or rotorcraft today. The reduced number of parts not only translates into fewer critical parts on the aircraft from a safety perspective but will also significantly reduce the maintenance requirements compared to the internal combustion propulsion systems found in similarly sized aircraft or rotorcraft today.
The development of an eVTOL aircraft that meets our business requirements demands significant design and development efforts on all facets of the aircraft. We believe that by bringing together a mix of talent with both eVTOL and traditional commercial aerospace backgrounds, we are building a team that will allow us to move through the design, development and certification of our eVTOL aircraft with the FAA in an efficient manner, thus allowing us to achieve our end goal of producing eVTOL aircraft for sale and operating a UAM network.
Our Business Model
We intend to operate our own UAM network in select cities (“Archer UAM”) and to sell our eVTOL aircraft to third parties (“Archer Direct”). We believe that these dual revenue streams have the potential to reinforce each other and catalyze the full ecosystem. We have entered into a purchase agreement with United Airlines for the conditional purchase of up to $1 billion worth of aircraft, with an option for another $500 million worth of aircraft. We plan to build our UAM business using the eVTOL aircraft fleet that we will manufacture. We project that the cost to manufacture and operate our aircraft will be such that we will be able to enter the UAM ride-sharing market at a price point that is competitive with vehicular ride sharing services. Upon receipt of all necessary FAA certifications and any other government approvals necessary for us to manufacture and operate our aircraft, we expect to initially begin our UAM network operations in certain major U.S. cities, such as Los Angeles and Miami. We will continue to evaluate our go-to-market strategy based on, among other things, estimated demand, readiness of the required infrastructure and the scale of our UAM aircraft fleet.
To date, we have not generated any revenue, as we continue to design and develop our eVTOL aircraft. The Business Combination generated gross proceeds of $857.6 million as described below, and we will use the net proceeds to design and develop our eVTOL aircraft and fund operations for the foreseeable future. The amount and timing of future capital requirements will depend on many factors, including the pace and results of the design and development of our aircraft and manufacturing operations, as well as our progress in obtaining necessary FAA certifications and other government approvals. Any significant delays in that regard will likely require us to raise additional capital above our existing cash on hand and delay our generation of revenues.
Impact of COVID-19 on Our Business
In March 2020, the World Health Organization declared the outbreak of COVID-19, a disease caused by the SARS-CoV-2 virus, as a pandemic, which continues to spread throughout the world. The rapid spread of COVID-19 has caused volatility and disruption in financial markets and prompted governments and businesses to take unprecedented measures such as travel restrictions, quarantines, shelter-in-place orders, and business shutdowns. The COVID-19 pandemic may negatively impact the Company’s ability to design, develop and begin the production of our eVTOL aircraft. Furthermore, the COVID-19 pandemic could limit the ability of suppliers and business partners to perform, including causing third party component and material suppliers to increase the prices they may charge us or experience limited or no availability of their components and materials for some period of time.
The impact of the COVID-19 pandemic continues to evolve. As such, the full magnitude of the pandemic’s effect on our financial condition, liquidity, and future results of operations is uncertain. Management continues to actively monitor our financial condition, liquidity, operations, suppliers, industry, and workforce but currently does not anticipate any material impairments as a result of COVID-19 and will continue to evaluate on an ongoing basis.
Business Combination
On the Closing Date, Legacy Archer, Atlas and Merger Sub entered in the Business Combination Agreement, following approval at a special meeting of the stockholders of Atlas held on September 14, 2021. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Archer and Atlas was effected by the merger of Merger Sub with and into Legacy Archer, with Legacy Archer continuing as the surviving company, as a wholly-owned subsidiary of Atlas. In connection with the consummation of the Merger on the Closing Date, the surviving company changed its name from Archer Aviation Inc. to Archer Aviation Operating Corp. and Atlas changed its name from Atlas Crest Investment Corp. to Archer Aviation Inc.
While the legal acquirer in the Business Combination Agreement is Atlas, for financial accounting and reporting purposes under GAAP, Legacy Archer is the accounting acquirer and the Business Combination is accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of Legacy Archer in many respects. Under this method of accounting, Atlas is treated as the “acquired” company for financial reporting purposes. For accounting purposes, Legacy Archer is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is treated as a recapitalization of Legacy Archer (i.e., a capital transaction involving the issuance of stock by Atlas for the stock of Legacy Archer). Accordingly, the consolidated assets, liabilities and results of operations of Legacy Archer are now the historical financial statements of Archer, and Atlas’ assets, liabilities and results of operations are consolidated with Legacy Archer beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of Legacy Archer in future reports. The net assets of Atlas are recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.
The Business Combination generated gross cash proceeds of $857.6 million, including $600.0 million proceeds from the PIPE Financing. Total direct and incremental transaction costs of Atlas and Legacy Archer were $71.8 million, a portion of which was paid in Atlas Class A Shares, of which $14.5 million was expensed as part of the Business Combination and recorded in accumulated deficit, and the remaining $57.3 million was an offset to additional paid-in capital as costs related to the reverse recapitalization, which excludes the $15.1 million in Atlas Class A Shares issued to satisfy fees related to the Business Combination and PIPE Financing.
As a result of the Business Combination, Archer Aviation Inc. became the successor registrant with the SEC and listed on the NYSE. We intend to continue to hire personnel and implement additional processes and procedures to address public company regulatory requirements and customary practices. We also expect to incur additional expenses customary for a publicly-traded company, such as directors’ and officers’ liability insurance, director fees, and additional internal and external accounting and legal fees and expenses.
Components of Results of Operations
Revenue
We are a development stage company and have not generated any revenues from our planned Archer Direct and Archer UAM business lines. We do not expect to begin generating significant revenues until we are able to complete development and manufacturing of our eVTOL aircraft and obtain the FAA certifications and other government approvals necessary to allow us to sell our eVTOL aircraft to third parties and utilize such aircraft as a part of our UAM network.
Operating Expenses
Research and Development
Research and development activities represent a significant part of our business. Our research and development efforts focus on the design and development of our eVTOL aircraft, including certain of the systems that are used in it. As part of those activities, we continue to work closely with the FAA towards our goal of achieving Type Certification of our eVTOL aircraft on an efficient timeline. Research and development expenses consist of personnel-related costs (including salaries, bonuses, benefits, and stock-based compensation) for employees focused on research and development activities, costs associated with building prototype aircraft, other related costs, depreciation, and an allocation of general overhead. We expect research and development expenses to increase significantly as we progress towards the launch of our first eVTOL aircraft.
We cannot determine with certainty the timing, duration or the costs necessary to complete the design, development and certification of our first eVTOL aircraft due to the inherently unpredictable nature of our research and development activities. Development timelines, the probability of success, and development costs may differ materially from expectations.
General and Administrative
General and administrative expenses consist primarily of personnel-related costs (including salaries, bonuses, benefits, and stock-based compensation) for employees associated with administrative services such as legal, human resources, information technology, accounting and finance, other related costs, depreciation and an allocation of our general overhead. These expenses also include certain third-party consulting services, certain facilities costs, and any corporate overhead costs not allocated to other expense categories. We expects our general and administrative expenses to increase in absolute dollars as a result of operating as a publicly-traded company, including expenses to comply with the rules and regulations applicable to companies listed on a national securities exchange, expenses related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as additional expenses customary for a publicly-traded company, such as directors’ and officers’ liability insurance, director fees, and additional internal and external accounting and legal fees and expenses.
At this time, we are unable to estimate the costs of defending the Wisk Aero LLC (“Wisk”) litigation or any related settlement or award of damages and thus, we have not established any related legal reserves. Through June 30, 2021, we estimate that we have incurred legal expense associated with the Wisk litigation of approximately $10 million.
Other Warrant Expense
Other warrant expense consists entirely of non-cash expense related to the vesting of warrants issued in conjunction with the execution of the purchase and warrant agreements with United Airlines. We expect to incur additional expense as these warrants vest upon satisfaction of the second milestone outlined in the applicable agreements.

Other Expense, Net
Other expense, net primarily consists of miscellaneous income and expense items. Interest expense primarily consists of interest on notes payable net of interest income from money market accounts.
Our net loss was driven primarily by expenses associated with research and development and general and administrative for the three and six months ended June 30, 2021 and a non-cash expense of $78.2 million related to the vesting of warrants issued in connection with the execution of the purchase and warrant agreements with United Airlines for the six months ended June 30, 2021.
Results of Operations
The following table sets forth our statements of operations for the periods indicated:
	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(in thousands)
Operating expenses:
Research and development	$21,514	$6,974	$21,097	$769
General and administrative	28,987	1,686	3,491	122
Other warrant expense	78,208	—	—	—
Total operating expenses	128,709	8,660	24,588	23,697
Loss from operations	(128,709)	(8,660)	(24,588)	(23,697)
Gain on forgiveness of PPP loan	912	—	—	—
Other expense, net	1	(229)	(235)	(182)
Loss before income taxes	(127,796)	(8,889)	(24,823)	(944)
Income tax expense	(2)	—	—	—
Net loss	$(127,798)	$(8,889)	$(24,823)	$(944)
Comparison of the Three and Six Months Ended June 30, 2021 and 2020
Research and Development
Research and development expenses increased by $7.3 million for the three months ended June 30, 2021, compared to the same period ended June 30, 2020. The increase was primarily due to an increase of $4.2 million in personnel-related expenses and allocated facilities expenses due to significantly increasing our workforce from the prior period. The increase was also due to increases of $2.5 million and $0.6 million pertaining to third-party consultant expenses and tools and materials, respectively, to support our increased research and development activities.
Research and development expenses increased by $14.5 million for the six months ended June 30, 2021, compared to the same period ended June 30, 2020. The increase was primarily due to an increase of $6.9 million in personnel-related expenses and allocated facilities expenses due to significantly increasing our workforce in the first six months of 2021. The increase was also due to increases of $5.9 million and $1.7 million pertaining to third-party consultant expenses and tools and materials, respectively, to support our increased research and development activities.
General and Administrative
General and administrative expenses increased by $21.7 million for the three months ended June 30, 2021, compared to the same period ended June 30, 2020. This increase was primarily due to increased legal and professional service expenses of $15.3 million pertaining to costs associated with the Business Combination and company readiness for going public, as well as legal costs related to the Wisk litigation, as described in detail in Note 7 of the footnotes to the financial statements. An increase of $3.7 million was due to advertising and marketing expenses, and the remaining increase of approximately $2.7 million resulted from an increase in personnel-related expenses and allocated facilities costs due to a significant increase in our workforce.
General and administrative expenses increased by $27.3 million for the six months ended June 30, 2021, compared to the same period ended June 30, 2020. This increase was primarily due to increased legal and professional service expenses of $18.8 million pertaining to costs associated with the Business Combination and our readiness for going public, as well as legal costs related to the Wisk litigation. An increase of $4.3 million was due to advertising and marketing expenses, and the remaining increase of approximately $4.2 million resulted from personnel-related expenses and allocated facilities costs due to a significant increase in our workforce.
Other Warrant Expense
Other warrant expense increased by $78.2 million for the six months ended June 30, 2021, compared to the same period ended June 30, 2020. This increase was due to $78.2 million of non-cash expense in the first quarter of 2021 related to the vesting of warrants associated with the execution of the purchase and warrant agreements with United Airlines, in satisfaction of a specific milestone.
Gain on Forgiveness of PPP Loan
For the three and six months ended June 30, 2021, compared to the same periods ended June 30, 2020, our Paycheck Protection Program loan and interest was forgiven, resulting in an increase of $0.9 million in gain on extinguishment of the loan and interest.
Other Expense, Net
Other expense, net, decreased by $0.1 million and $0.2 million for the three and six months ended June 30, 2021, respectively, compared to the same periods ended June 30, 2020. The decrease in both of these periods primarily was due to decreased interest expense related to convertible notes, which were cancelled and converted into preferred stock.
Comparison of the Years Ended December 31, 2020 and 2019
Research and Development
Research and development expenses increased by $20.3 million for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was primarily due to increased personnel-related expenses and third-party consultant expenses of $11.5 million and $6.2 million, respectively, to support our increased research and development activities. In addition, there was an increase in tools and material consumed in development activities of $2.5 million related to engineering, design, and testing activities.
General and Administrative
General and administrative expenses increased by $3.4 million for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was primarily due to increased personnel-related expenses and legal and professional services expenses of $1.0 million and $1.4 million, respectively. In addition, there was an increase in other general and administrative expenses of $1.0 million in related rent and utility expenses, depreciation expense, and other miscellaneous expenses.
Other Expense, Net
Other expense, net, increased by $182,000 for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was primarily due to increased interest expense related to convertible notes of $200,000 and to the PPP loan of $6,000, offset primarily by $26,000 in interest income earned from money market accounts.

Liquidity and Capital Resources
We have incurred net losses since our inception and to date have not generated any revenue from the design, development, manufacturing, engineering and sale or distribution of electric aircraft. To date, we has funded our operations primarily through the private placement of convertible promissory notes and preferred stock and has raised gross proceeds of $61.4 million from such activities. During the year ended December 31, 2020, we had an accumulated deficit of $25.8 million, incurred net losses of $24.8 million and recognized cash outflows from operating activities of $22.9 million. We expect to incur additional losses and higher operating expenses for the foreseeable future.
As of June 30, 2021, our principal sources of liquidity were cash and cash equivalents of $5.9 million.
The Business Combination generated gross cash proceeds of $857.6 million. We expect that the net cash proceeds from the Business Combination along with our cash balances held prior to the Closing Date will be sufficient to fund our current operating plan for at least the next 12 months from the date the condensed financial statements were available to be issued.
Our future capital requirements will depend on many factors, including:
•
the level of research and development expenses we incur as we continue to develop our eVTOL aircraft;

•
capital expenditures needed to bring up our aircraft manufacturing capabilities, including for both the build out of our manufacturing facilities and component purchases necessary to build our aircraft;

•
capital expenditures needed to support the infrastructure required to launch our UAM network;

•
general and administrative expenses as we scale our operations;

•
interest expense from any remaining debt financing; and

•
sales, marketing and distribution expenses as we build, brand and market our eVTOL aircraft and UAM network.

Until such time as we can generate significant revenue from Archer Direct or Archer UAM, we expect to finance our cash needs primarily through existing cash on hand, public or private equity or debt financings or other capital sources, including potential collaborations and other similar commercial arrangements. However, we may be unable to raise additional capital or enter into such other commercial arrangements when needed, on favorable terms or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders will be or could be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our current stockholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends. If we raise funds through collaborations or other similar commercial arrangements with third parties, we may have to relinquish valuable rights to our eVTOL aircraft or UAM network which in turn may reduce the value of our Common Stock. If we are unable to raise additional funds through equity or debt financings or commercial arrangements when needed, we may be required to delay, limit, reduce or terminate our research and development efforts.
On July 9, 2021, we entered into a Loan and Security Agreement, as borrower, with Silicon Valley Bank (“SVB”) and SVB Innovation Credit Fund VIII, L.P. (“SVB Innovation”) as the lenders, and SVB as the collateral agent. The total principal amount of the loans is $20 million (the “Term Loans”), and all obligations due under the Term Loans are collateralized by all of our right, title and interest in and to our specified personal property in favor of the collateral agent. The interest rate on the loans is a floating rate per annum equal to the greater of (i) 8.5% and (ii) the Prime Rate plus the Prime Rate Margin, which increases by 2% per annum upon the occurrence of an event of default. The proceeds are to be used solely for the working capital or to fund our general business purpose. The Term Loans are subject to a final payment fee ranging between zero and 5.5% of the original aggregate principal amount depending on the timing of repayment.

Cash Flows
The following table summarizes our cash flows for the period indicated:
	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
	(in thousands)
Net cash used in operating activities	$(28,770)	$(7,480)	$(22,896)	$(809)
Net cash used in investing activities	(1,919)	(315)	(1,900)	(4)
Net cash provided by financing activities	62	825	51,211	10,931
Cash Flows Used in Operating Activities
We continue to experience negative cash flows from operations as we design and develop our eVTOL aircraft and builds the infrastructure necessary to support those efforts in the United States. Our cash flows from operating activities are significantly affected by our cash investments to support the growth of our research and development activities related to our eVTOL aircraft, as well as the general and administrative functions necessary to support those activities and operations as a publicly traded company. Our operating cash flows are also impacted by the working capital requirements to support growth and fluctuations in personnel-related expenditures, accounts payable, accrued interest and other current liabilities, and other current assets.
Net cash used in operating activities during the six months ended June 30, 2021 was $28.8 million, resulting from net loss of $127.8 million, adjusted for non-cash items consisting mainly of $78.2 million in other warrant expense and $1.9 million in stock-based compensation. The net cash provided by changes in our net operating assets and liabilities of $18.8 million was primarily related to a $19.2 million increase in accounts payable. Cash used in operating activities was primarily used to fund our current expenses related to research and development activities and administrative changes.
Net cash used in operating activities during the six months ended June 30, 2020 was $7.5 million, resulting from net loss of $8.9 million, adjusted for non-cash items consisting of primarily $0.2 million in non-cash interest. The net cash provided by changes in our net operating assets and liabilities of $1.1 million was primarily related to a $0.6 million increase in other current liabilities related to accrual of payroll costs and a $0.8 million increase in accounts payable. Cash used in operating activities was primarily used to fund our current expenses related to research and development activities and administrative changes.
Net cash used in operating activities during the year ended December 31, 2020 was $22.9 million, primarily to fund our current expenses related to research and development activities and administrative changes, adjusted for non-cash items consisting of $253,000 in non-cash interest, $39,000 of non-cash lease expense, $175,000 in stock-based compensation, and $142,000 in depreciation and amortization. The net cash provided by changes in our net operating assets and liabilities of $1.3 million was primarily related to a $1.6 million increase in accounts payable, $235,000 increase in other current liabilities, and $268,000 increase in other long-term liabilities, offset by a $791,000 decrease in other current assets and prepaid expenses and a $38,000 decrease in operating lease liability.
Net cash used in operating activities during the year ended December 31, 2019 was $809,000, primarily to fund our current expenses related to research and development activities and administrative changes, adjusted for non-cash items consisting of primarily a $43,000 adjustment to bonus accrual. The net cash provided by changes in our net operating assets and liabilities of $82,000 was primarily related to a $109,000 increase in accounts payable.
Cash Flows Used by Investing Activities
Net cash used in investing activities during the six months ended June 30, 2021 and 2020 was $1.9 million and $0.3 million, respectively, driven by purchases of property and equipment within those respective periods.
Net cash used in investing activities during the year ended December 31, 2020 was $1.9 million, driven by $1.4 million purchases of property and equipment and purchase of domain names.

Net cash used in investing activities during the year ended December 31, 2019 was $4,000, driven by the purchases of property and equipment.
Cash Flows Provided by Financing Activities
Net cash provided by financing activities during the six months ended June 30, 2021 was $0.1 million, consisting of the net proceeds from the exercise of stock options.
Net cash provided by financing activities during the six months ended June 30, 2020 was $0.8 million, consisting primarily of proceeds received from the Paycheck Protection Program loan.
Net cash provided by financing activities during the year ended December 31, 2020 was $51.2 million, consisting primarily of the net proceeds from the issuance of preferred stock of $50.3 million, $905,000 in proceeds from issuance of debt, and $11,000 in proceeds from the exercise of stock options.
Net cash provided by financing activities during the year ended December 31, 2019 was $10.9 million, consisting primarily of the net proceeds from the issuance of convertible promissory notes in the amount of $5.6 million and the net proceeds from issuance of preferred stock of $5.3 million.
Contractual Obligations and Commitments
The following table summarizes our contractual obligations and commitments as of December 31, 2020 and June 30, 2021, and the years in which these obligations are due:
As of June 30, 2021
	Payments Due by Period
	Total	Less than 1 year	1 to 3 years
	(in thousands)
Operating lease obligation(1)	$3,008	$1,554	$1,454
Total	3,008	1,554	1,454

(1)
For further information, refer to Note 7 — Commitments and Contingencies to the condensed financial statements included elsewhere in this prospectus.

As of December 31, 2020
	Payments Due by Period
	Total	Less than 1 year	1 to 3 years
	(in thousands)
Operating lease obligation(1)	$2,624	$1,043	$1,581
Note payable	905	645	260
Note payable accrued interest	11	11	$—
Total	$3,540	$1,699	$1,841

(1)
Operating lease obligation is primarily related to the corporate headquarters lease expiring on June 30, 2023.

(2)
Note payable is related to the PPP Loan due on April 9, 2022 at a rate of 0.98% per annum.

The commitment amounts in the table above are associated with contracts that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum or variable price provisions, and the approximate timing of the actions under the contracts. The table does not include obligations under agreements that we can cancel without a significant penalty.

Paycheck Protection Program
In April 2020, we obtained a loan of approximately $0.9 million pursuant to the Paycheck Protection Program under Division A, Title I of the CARES Act (the “PPP Loan”), with interest accruing on the PPP Loan at a rate of 0.98% per annum. The Paycheck Protection Program was established as part of the CARES Act and provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the business, subject to certain limitations. The loan and accrued interest are forgivable after 24 weeks so long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent, and utilities. We applied for loan forgiveness under the CARES Act and received forgiveness of the loan and accrued interest in full from the Small Business Administration in June 2021.
Off-Balance Sheet Arrangements
As of December 31, 2020 and June 30, 2021, we did not have any off-balance sheet arrangements.
Critical Accounting Policies and Estimates
Our condensed financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these condensed financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, and expenses, and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. We evaluate our estimates and assumptions on an ongoing basis. Actual results may differ from these estimates. To the extent that there are material differences between these estimates and our actual results, our future financial statements will be affected.
For additional information about our critical accounting policies and estimates, see the disclosure included elsewhere in this prospectus as well as Note 3 — Summary of Significant Accounting Policies in the notes to the condensed financial statements included elsewhere in this prospectus.
Recent Accounting Pronouncements
See Note 3 — Summary of Significant Accounting Policies to the condensed financial statements included elsewhere in this prospectus for a discussion about accounting pronouncements recently adopted and recently issued not yet adopted.
Quantitative and Qualitative Disclosures about Market Risk
We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates.
As of December 31, 2020 and June 30, 2021, we did not have any debt or notes outstanding in which fluctuations in the interest rates would affect us.
Credit Risk
Financial instruments, which subjects us to concentrations of credit risk, consist primarily of cash, cash equivalents, and deposits. Our cash and cash equivalents are held at major financial institutions located in the United States of America. At times, cash account balances with any one financial institution may exceed Federal Deposit Insurance Corporation insurance limits ($250,000 per depositor per institution). Management believes the financial institutions that hold our cash and cash equivalents are financially sound and, accordingly, minimal credit risk exists with respect to cash and cash equivalents.
Provision for Income Taxes
We use the asset-and-liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the consolidated financial statement carrying amounts and tax bases of assets and liabilities and operating loss and tax credit carryforwards and are measured using the enacted tax rates that are expected to be in effect when the differences reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to an amount that, in the opinion of management, is more likely than not to be realized.
Emerging Growth Company Status
Section 107(b) of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Atlas initially elected, and now we have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we are not subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult.
We have also elected to take advantage of some of the reduced regulatory and reporting requirements of emerging growth companies pursuant to the JOBS Act so long as we qualify as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute payments.

BUSINESS
Overview
Our goal is to be one of the world’s leading urban air mobility companies. Our mission is to advance the benefits of sustainable air mobility. Specifically, we were founded to improve mobility and help drive the aircraft industry towards a zero-emissions future. We are designing and developing an eVTOL aircraft for use in UAM that can carry passengers roughly 60 miles at speeds of up to 150 miles per hour while producing minimal noise and zero emissions. With eVTOL, we would, upon receipt of the necessary air carrier operating authority, be the first urban air mobility company that moves people throughout the world’s cities in a quick, safe, sustainable, and cost-effective manner.
The growing congestion of vehicular traffic is an inefficiency that consumes time and increases carbon emissions, however, the advancement of eVTOL aircraft will provide an additional mode of short-distance travel to alleviate congestion and reduce pollution. It is estimated that in the U.S. alone, drivers spend nearly seven billion extra hours and unnecessarily consume three billion gallons of fuel a year in traffic. Transitioning to electric propulsion enables a change in technology that provides a low-cost and highly reliable aircraft. Developing a low-cost eVTOL aircraft will make air mobility affordable and accessible, enabling a material reduction in the number of vehicles on the road.
We plan to have lines of business that mutually support one another. Archer Direct will manufacture and sell aircraft and Archer UAM will transform air mobility by creating a cost-competitive aerial ride-sharing service which we can implement upon receipt of an operating certificate and relevant economic authority. We are observing early signs of demand for electric aircraft across a wide range of industries, such as cargo logistics, military and commercial operations as organizations and people are now becoming committed to environmentally-friendly products and services, including sustainable air mobility. Our agreement with United Airlines, further discussed below, is an example of companies committing to accelerate de-carbonization. As the aviation industry transitions to electric aircraft, we will be a distinguished leader given our first-mover advantage.
•
Archer Direct.   We design, develop, manufacture and will sell electric aircraft to third parties as an original equipment manufacturer (“OEM”). Our production aircraft is a high-end luxury product that is designed to ensure efficient, low-cost manufacturing and facilitate the regulatory approval process. Our aircraft will use existing technology with a focus on simplicity of operation in order to exceed the highest safety standards and ensure commercialization is achieved on the earliest possible timeline. Sales of our aircraft will be anchored by the commercial agreement we have entered into with United Airlines for the conditional purchase of $1 billion worth of aircraft, with an option for another $500 million worth of aircraft, while Archer Direct will also capitalize on the significant demand anticipated for electric aircraft as adoption accelerates.

•
Archer UAM.   We will build our aerial ride-sharing business using the aircraft that we will manufacture. Through technological developments and a manufacturing process designed for efficient commercialization, we will be able to build a low-cost, highly reliable, and safe aircraft. The low-cost structure will allow us to enter the ride-sharing market at a price point that is competitive with vehicular ride sharing services while having the advantage of saving customers significant travel time. Upon receipt of authority, we expect to initially begin operations in major U.S. cities such as Los Angeles, Miami, Dallas-Fort Worth, and Orlando. As our brand name becomes widely known, the customer-base grows and our eVTOL aircraft manufacturing accelerates, we plan to expand into additional regions, which will be evaluated and prioritized based on estimated demand at the time of potential market entrance.

•
Autonomous Aircraft in the Future.   While it is not possible to certify and operate a commercial passenger carrying autonomous aircraft in the U.S. today, we believe this will be possible in the future. We define an autonomous aircraft as a self-piloted aircraft that has no onboard pilot or operator, with traditional pilot responsibilities instead being performed by a combination of onboard systems, ground-based systems, and/or ground-based operators. As autonomy gains acceptance, we believe that we are positioned to capitalize on an evolving aerospace industry.

We have an internal autonomy roadmap and see our first step to autonomy, once regulations allow, as replacing the onboard pilot with a ground-based operator who will monitor flights and be capable of issuing high level commands. The removal of an onboard pilot will free up payload and space for an additional passenger while reducing operating costs. Autonomy also provides increased safety and reliability by significantly reducing human error and increasing the predictability of flights. As operational experience is gained, we expect a single operator to be responsible for managing multiple vehicles at any given time. Eventually, technological improvements should reach the point where an operator can be completely removed from the loop. We have hired team members with extensive experience developing autonomous systems, which we believe gives us a strong competitive advantage in this area.
Opportunity
The increasing public consensus that the adoption of sustainability initiatives is critical to preserve the environment and reduce emissions has accelerated the implementation of government regulations, created additional federal and state incentives, started to meaningfully influence consumer behavior, and has led to an increasing focus by corporations on their emissions standards and targets. This in turn has created greater interest in vehicle electrification. However, to date, the electrification of aircraft has lagged the adoption of electric automobiles in large part because of the greater technical challenges. These challenges include the need for batteries with higher specific energy and power.
In a 2021 industry report, Morgan Stanley estimates that the global urban air mobility market is expected to be approximately $1 trillion to $4.4 trillion by 2040. Half of the world’s population lives in cities today, and the United Nations predicts that by 2050, 70% of the population will live in cities. This migration has led to unprecedented traffic congestion, with a noticeable inability to scale ground infrastructure. We offer a potential solution by expanding travel into the air, where one can travel up to 150 miles per hour, point-to-point, with no congestion, no stoplights, and no traffic. Furthermore, the electrification of aircraft will also help push the world towards a zero-emissions future. The largest segment of the urban air addressable market is shared mobility and passenger transportation, while cargo logistics and military and defense are also expected to provide a substantial market opportunity. We are a contractor to the U.S. government and are currently working on two Small Business Technology Transfers for the U.S. Air Force focused on autonomy and acoustics.
We believe that the key to the success of our eVTOL aircraft is through achieving high utilization to amortized fixed costs over more seat-miles. The high utilization is achieved by traveling at speeds up to 150 mile per hour and through fast charging of the batteries. Compared to ride share cars, these vehicles will generate substantially more revenue, with initial internal estimates that each vehicle can generate over $2 million in annual revenue. Furthermore, we expect to generate over $1 million of operating profit per aircraft after accounting for all direct and indirect costs, including pilot wages, maintenance, battery pack amortization, energy, landing fees, and depreciation of the aircraft itself. Based on our current estimates, we expect that once the operating authority is received, the aerial ride sharing business, Archer UAM, will be more than three times more profitable over the life of an aircraft when compared to the profit received from the sale of one aircraft to a third party.
Manufacturing
Our production aircraft is designed to be efficient, safe, and low noise in all phases of flight. In addition, the aircraft is designed for an efficient path through the certification process and scalable commercialization. We plan to manufacture the aircraft in two distinct phases, where the initial phase leverages standard aerospace manufacturing processes, building airplanes using the same processes as commercial aircraft manufacturers. We are currently working with Stellantis to identify opportunities to leverage their existing supply chain to reduce costs on certain components and raw materials. Our long-term manufacturing strategy is focused on ultimately producing aircraft with high production rate processes similar to those used in the automotive industry. This second phase of manufacturing is designed to enable us to scale output while significantly reducing costs.
Market Opportunity
We believe UAM is a large potential global market. The global UAM industry, which includes shared mobility, airlines, cargo, military, and defense applications, and key related technology and infrastructure, represents more than $1 trillion of total addressable market opportunity by 2040. We view the underlying secular drivers of this massive total addressable market as the following:
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Unprecedented traffic congestion as the world’s population migrates to cities;

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Performance improvement and cost reductions in electric power systems; and

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Need for a zero-emission transportation solution to sustain growth while minimizing environmental impact.

Our go-to-market strategy of both selling aircraft to existing operators, as well as establishing our own operations and direct-to-consumer business, presents a unique opportunity to capture market share. The dual revenue streams have the potential to reinforce each other and catalyze the full ecosystem.
One of our goals is to be the next great U.S.-based aerospace manufacturer. Archer Direct brings us closer to this goal while competing in the airline, cargo, and military and defense sectors of the total addressable market. We expect that our agreement with United Airlines will allow us to collaborate with an industry leader and leverage their expertise as an aircraft fleet operator, which will help us design systems and processes for maintenance, develop pilot training programs, and establish operations at airports. Beyond airlines, Archer Direct can provide OEM sales to the cargo and logistics industry with the potential to partner with global logistics firms and large retail customers. Military and emergency services provide an additional opportunity for revenue sales as eVTOL aircraft can be used for logistics missions that favor lower-cost operations or address the need for emergency transport in densely populated city centers.
We anticipate launching our direct-to-consumer operations shortly after our production aircraft is certified. By controlling the aircraft and operations network, we can provide a seamless and exceptional travel experience for our customers. According to a 2021 Morgan Stanley report, shared mobility represents a significant portion of the total addressable market. Based on our business modeling, we believe that the key determinants to a profitable urban air mobility product are developing an aircraft that saves people time at a low cost, while providing exceptional customer service and ease of use. We are focusing our early launch markets on highly-congested cities such as Los Angeles, Miami, Dallas-Fort Worth, and Orlando.
A low cost per trip and time saved can only be delivered by flying fast (over 100 mph) over congested cities on medium-to-long urban routes (10 to 60 miles). To achieve low operating costs, it is important to maximize aircraft utilization as well as minimize energy and maintenance costs. The first phase of the go-to-market strategy depends on existing and retrofitted infrastructure. To drive profitability, we ultimately plan to operate our own fleet of eVTOL aircraft. As we scale, we anticipate collaborating with aligned infrastructure development partners to build high-throughput vertiports that can accommodate hundreds of take-offs and landings per hour. Furthermore, as adoption becomes widespread and industry regulation is established, we expect that autonomous operations will become accepted, which would further lower costs, improve efficiency, and potentially materially increase profitability.
Our aircraft will provide a cost-efficient solution to travel for the masses, and it is faster and more convenient than ground-based forms of transportation. To build a viable long-term business, we believe that Archer UAM not only needs to save people time but must do so in a sustainable way. Like other electric vehicles, eVTOL aircraft will provide the sustainable benefits of zero local emissions.
Competitive Strengths
Our aircraft is optimized for the business case.
We approach design from a holistic perspective, optimizing the aircraft design in parallel with the future network and operations. Our system simulation capability enables us to compare performance of aircraft designs with different performance requirements on potential networks in cities across the U.S., allowing us to design the aircraft that will yield the best operating economics and value to future customers.
Designed for manufacturing with vertical integration for key enabling technologies.
Our aircraft has been designed with manufacturing in mind from day one. Our philosophy is to keep designs as simple as possible while still meeting performance goals. We are leveraging the existing aerospace supply chain for commodity items but are vertically integrating the key enabling technologies required for eVTOL aircraft, including the development of a proprietary electric powertrain and flight control software.
Designed for certification from day one.
Our aircraft have been designed with certification in mind from the beginning. We are certifying in the U.S. with the FAA and have worked closely with regulators throughout the early stages of our product design. We began the FAA type certification process in 2020 and were approved by the FAA Innovation Center intake board. Through a G-1 issue paper, we have agreed with the FAA on the certification basis for our eVTOL aircraft. We continue to work with the FAA on the means of compliance for that certification basis, as well as the necessary testing and methods required to demonstrate the safety and compliance of our aircraft. We believe this coordination with regulators provides a competitive strength as we will be able to reduce the risk of redesign efforts, therefore minimizing certification timeline. We have additional confidence in our certification efforts due to the complementary experience of our core engineering team and our seasoned certification and systems engineering teams. We are working to achieve FAA Type Certification as stated in 14 CFR Part 21.21 for the aircraft under 14 CFR Part 23 requirements in 2024.
Strategic and commercial agreements with United and Stellantis.
We entered into strategic and commercial agreements with both United Airlines and Stellantis. We believe our relationships with United Airlines and Stellantis provide us unique benefits that we believe will help us realize our goals for long-term success. We expect United Airlines will assist us in accelerating the path through FAA certification, pilot and maintenance crew training, and overall go-to-market strategy for city launches and airport connections. The Stellantis partnership provides the opportunity to leverage existing commercial supply chains to accelerate our time-to-market. We gain the benefits from an OEM global footprint and economies of scale. This will allow us to increase the volume of aircraft produced and drive down costs. Both relationships solidify the OEM component of our business model which will accelerate and finance our growth into urban air mobility.
Deep and experienced engineering team.
We have built an elite engineering team with over 200 years of eVTOL experience. In addition, we have added individuals with extensive commercial aerospace experience, demonstrating our commitment to certification and safety throughout the aircraft development process. We believe that our combination of technological innovation, intellectual property, and talent differentiates us from our competitors and increases the barriers to entry.
Technology
Our technology enables a holistic eVTOL aircraft design with high performance, low operating costs, zero local emissions, small acoustic footprint, and a high level of safety. Our aircraft configuration has the right mix of tilting and fixed rotors to provide a high level of propulsion redundancy and efficiency throughout the flight envelope. The hover efficiency is enabled by having sufficient rotor disk area. Cruise efficiency is achieved by tilting half the rotors for use in cruise flight while stopping the other rotors and aligning them in a low drag position. This configuration is enabled by our battery, electric powertrain, low noise rotor, and fly-by-wire flight control technologies.
The performance and operating cost of an eVTOL aircraft is largely dictated by the battery pack performance. It is important to maximize the specific energy of the battery pack while meeting power demands at low state of charge and end of life, satisfying safety and regulatory requirements, having a fast charge capability, and ensuring a long cycle life. We have identified production lithium ion cells today that meet our requirements and plan to partner with a leading cell supplier for production. We are designing battery packs in-house that integrate the aforementioned cells to meet aerospace certification requirements with a low mass overhead design. The battery pack design includes structure to support the cells, a thermal management system, and a thermal runaway propagation prevention system.
Our powertrain architecture includes six independent battery packs to provide energy to electric propulsion units over a redundant power distribution system. The electric propulsion units include high specific torque permanent magnet synchronous electric motors driven by high specific power motor inverters. In designing our electric propulsion units, we concentrate on the integrated system that takes high voltage electric power as an input and converts it to mechanical power at the output shaft of the motor. The electric propulsion units are designed to be high reliability and require minimal maintenance in order to increase safety and minimize operating costs.
The electric propulsion units drive high efficiency proprotors that are designed to have a low acoustic signature. The acoustic signature is driven by the dominant sources of rotor noise; loading noise, thickness noise, and broadband noise. All of these sources are very strong functions of the rotor tip speeds. Our eVTOL design with many smaller rotors enables sufficient thrust to be achieved at tip speeds in hover that are about two thirds that of a typical helicopter rotor. We have conducted extensive research and development into blade shapes that minimize all of the noise sources. An additional advantage of eVTOL vehicles is that the frequencies of the dominant tones are higher, resulting in increased atmospheric attenuation and a smaller acoustic footprint. Our design goals are for the rotor noise to be dominated by broadband contributions which minimize annoyance compared to tonal noise resulting from unsteady loading. We expect our aircraft to be an order of magnitude (10 EPNdB) quieter than existing rotorcraft in the takeoff and approach certification test conditions. During the flyover certification test condition in the cruise configuration our aircraft should be at least two orders of magnitude (20 EPNdB) quieter than existing rotorcraft, rendering it inaudible in major cities.
Our fly-by-wire flight control system is a final core technology that enables an easy-to-fly, safe, and efficient eVTOL design. The flight control system intelligently combines pilot control inputs with signals from redundant feedback sensors to command the large number of redundant actuators on the vehicle. The avionics architecture includes redundancy on all flight critical sensors, computation, and internal communication buses. The control system is tuned to provide an easy to fly vehicle throughout the flight envelope. Other differentiated aspects of our flight control system include:
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autopilot modes;

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inner loop stabilization throughout the flight envelope;

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actuator allocation that translates pilot commands to the plurality of actuators;

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automatic compensation for failures of propulsion components or control surface actuators;

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features that reduce perceived noise; and

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electric motors with torque on demand to enable high bandwidth control.

Manufacturing
From the beginning, our aircraft have been designed for rapid certification and ease of mass manufacturing. We intend to vertically integrate key technologies such as the proprotors, electric powertrain, and its fly-by-wire flight control system.
We anticipate opening a manufacturing facility in late 2022. We plan to leverage our experienced engineering team and proven aerospace manufacturing techniques to initially produce hundreds of aircraft per year, while continuing to plan for higher volume manufacturing in the future.
As the business scales and exceeds existing aerospace production rate capabilities, we will need to invest in higher rate and more automated production technologies to reduce costs. In 2020, we established a partnership with Stellantis, the fourth-largest automotive OEM in the world by volume, to explore high-rate composite manufacturing technologies for aerospace and to gain access to their low-cost supply chain. As partners, we plan to leverage Stellantis’ automotive industry expertise and apply that to aircraft manufacturing. Additionally, we will further improve the processes specific to the assembly of aircraft and utilize advanced composite materials to enable higher production rates.
Growth Strategy
We pursue the following key growth strategies:

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Develop a reliable, certifiable aircraft.   We work closely with regulators during the early design stage of our production vehicle to define the certification requirements and agree to means of compliance for those requirements. This coordination is imperative to the design process as we seek to minimize the certification timeline by avoiding costly re-design efforts to meet previously unaccounted for regulatory requirements. While focusing on certification, we are designing the aircraft to meet aviation safety standards, which includes incorporating redundancy into all critical systems to ensure no single points of failure. In parallel with the design efforts for our production vehicle, we are in the final assembly stage of a full scale demonstrator vehicle, Maker. As a full scale demonstrator, Maker will help us advance our key enabling technologies: high specific energy batteries, electric propulsion system, fly-by-wire flight control system, and low acoustic signature rotors. This vehicle will allow us to gather flight test data to validate the design and de-risk the vehicle configuration prior to producing the production aircraft.

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Round out our world-class team.   The development of a certified eVTOL aircraft that meets our business’ requirements demands a significant system development effort on all facets of the vehicle. By establishing our business in Silicon Valley, we have been able to recruit top-tier engineers with previous experience designing and testing eVTOL vehicles. Our engineering team has extensive experience designing, building, and testing six full scale eVTOL aircraft at other manufacturers over the past decade. We have augmented this talent base with experienced engineers from traditional aerospace companies who have taken designs from conception through certification and talent from the electric vehicle industry to aid its electric powertrain development. We believe that by continuing to build out a diverse world-class team, we will continue on our current trajectory of bringing the right vehicle to market with a clear path to certification and high-volume production.

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Construct manufacturing facilities.   A key milestone for 2021 is the site selection for our manufacturing and production flight test facility. We plan for the first version of our product to be produced at this location using existing aerospace manufacturing processes to reduce development and certification risks. We plan to transition to high-volume composite manufacturing over time, which will enable us to scale to production rates that exceed 1,000 aircraft per year.

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Build out our flight operations infrastructure.   Our current plans are to first launch in the United States but also investigate regulatory requirements for certifying and operating outside of the United States. In addition to selling aircraft to existing operators, we plan to go to market by establishing our own direct to consumer flight operations business. By owning and controlling the aircraft and operations network, we believe we can provide a seamless and exceptional travel experience for our customers. Through our recent agreement with United Airlines, we expect to leverage their expertise as an aircraft fleet operator, which will help us design systems and processes for maintenance, develop pilot training programs, and establish operations at airports. We anticipate launching our direct-to-consumer operations shortly after the Archer aircraft is certified.

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Autonomous flight capabilities.   We are investing heavily in autonomous flight technologies to improve safety, increase aircraft utilization, and reduce costs. To move up the learning curve, all Maker test flights are being conducted autonomously, increasing safety and improving its system performance. We see our first step to autonomy as replacing the onboard pilot with a ground-based operator who will monitor flights and be capable of issuing high level commands, freeing up another passenger seat. As operational experience is gained, a single operator should be able to manage multiple vehicles, with technology eventually improving to the point where you can completely remove an operator from the loop.

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Optimize system simulation to save time and money.   We continue to improve our demand modeling and operations simulation tool, Prime Radiant, to refine operational requirements for our mass production vehicle. This system includes detailed modeling of the future Archer UAM network to enable us to optimize aircraft specifications (range and payload), operations across various cities, and landing and takeoff infrastructure (location, size, and throughput). This proprietary tool combines origin-destination trip data with mode choice models to gain an understanding of existing trips in cities that are likely to convert to UAM while understanding the sensitivity to various operating assumptions and vehicle performance parameters. In addition, we use Prime Radiant to understand which cities will benefit most from Archer UAM and are likely to be early adopters. The data generated is vital for engaging with cities around the world to demonstrate the opportunities UAM provides and even aids in locating vertiport infrastructure. The operational models inside Prime Radiant which assign simulated demand requests to flights will also form the backbone of our future operational algorithms. We plan to expand our capabilities to model induced demand and further understand how Archer UAM can help shape the fabric of cities moving forward.
Intellectual Property
Our ability to protect our material intellectual property is important to our business. We rely upon a combination of protections afforded to owners of patents, copyrights, trade secrets, and trademarks, along with employee and third-party non-disclosure agreements and other contractual restrictions to establish and protect our intellectual property rights. In particular, unpatented trade secrets in the fields of research, development and engineering are an important aspect of our business by ensuring that our technology remains confidential. We also pursue patent protection when we believe we have developed a patentable invention and the benefits of obtaining a patent outweigh the risks of making the invention public through patent filings.
As of September 30, 2021, we have 13 pending U.S. patent applications. Our patent applications are directed to, among other things, configurations for eVTOL aircraft, electric aircraft power distribution, control allocation for eVTOL aircraft, and battery network management for electric vehicle fleets. Our U.S. patents, including those covering our eVTOL aircraft configurations, power distribution systems and methods, control allocation systems and methods, and battery network management, pending grant of each application, will expire in approximately 2040 and 2041, based on the 20-year term of U.S. patents (absent any available patent term adjustments or extensions). As of September 30, 2021, we had trademark registrations pending in 31 countries.
We regularly review our development efforts to assess the existence and patentability of new inventions, and we are prepared to file additional patent applications when it determines it would benefit our business to do so.
Research and Development
We are conducting extensive research and development to reduce technical risks associated with developing our production aircraft. Today, a significant portion of our team is focused on the development and testing of our demonstrator aircraft, called Maker. This aircraft provides a technology development testbed to evaluate candidate system architectures and components for the certified production aircraft. Additionally, we are performing research and development on battery systems and other electric powertrain components in order to maximize the performance of our aircraft.
Our eVTOL Aircraft
We have designed an eVTOL aircraft that brings together advances in electric propulsion and fly-by-wire flight controls. The aircraft is designed to be quiet, require low maintenance, meet high safety standards, and have low operating costs. Since the start of the design process, we have been working closely with the FAA to understand certification requirements and incorporate this into its design process. Our end result is a novel aircraft configuration with differentiated technology that leverages the benefits of distributed electric propulsion in a vehicle, is optimized for low drag, and achieves high efficiency in all phases of flight. Our fully electric aircraft feature high-performance batteries, electric motors and fly-by-wire flight controls. It is designed for a cruise range of approximately 60 miles and cruise speeds of up to 150 miles per hour.
Key Agreements
United Airlines Collaboration Agreement
On January 29, 2021, we entered the Purchase Agreement with United Airlines relating to the purchase of an Archer eVTOL model (the “Aircraft”) and the Collaboration Agreement with United Airlines related to the development of the Aircraft and certain material terms regarding the Aircraft and the related purchase obligations. Subject to certain conditions and material terms (including those described below), the Purchase Agreement provides for the purchase by United Airlines of a given quantity of Aircraft at a fixed base purchase price per unit for an aggregate base purchase price of $1 billion and grants United Airlines an option, at its election, to order an additional quantity of Aircraft at the same unit price for an additional aggregate base purchase price of up to $500 million. The Collaboration Agreement provides that Archer and United Airlines will hold certain senior management team meetings periodically where they will continue to discuss and negotiate the Material Terms (as described below), contemporaneously with the development of the Aircraft. We expect that United Airlines will allocate resources in the form of personnel time from its experienced team of pilots, maintenance staff, and regulatory experts. We believe our access to these valuable resources will accelerate the certification of our Aircraft and result in an aircraft with lower maintenance and operational costs.
In connection with the Purchase Agreement and Collaboration Agreement, on January 29, 2021, Legacy Archer granted United Airlines a warrant to purchase up to 14,645,614 shares of Legacy Archer Common Stock subject to the adjustments and other terms and conditions set forth in such warrant (the “United Warrant”) with a $0.01 per share exercise price, subject to adjustment by application of the Exchange Ratio at the Effective Time.
On February 26, 2021, Legacy Archer, United Airlines and Mesa Airlines, Inc. (“Mesa”) entered into an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”). The Assignment and Assumption Agreement provides for the assignment by United Airlines and assumption by Mesa of twenty-percent of those certain purchase order rights and obligations related to the scheduled aircraft deliveries under the Purchase Agreement, as well as the conditional assignment by United Airlines and assumption by Mesa of twenty-percent of the United Warrant issued to United Airlines. Pursuant to the Assignment and Assumption Agreement, Mesa also assumed the right and obligation to purchase 500,000 shares of Class A Common Stock in the PIPE Financing, which shares were to be originally purchased by United Airlines pursuant to United Airlines’ Subscription Agreement. United Airlines also agreed to assign certain portions of the United Warrant to Mesa upon the achievement of certain conditions (consistent with the milestones described in the United Warrant) (the “Mesa Warrants”), and we will issue such Mesa Warrants as such conditions are met and we will simultaneously reduce the United Warrant in an equal portion for each of the Mesa Warrants.
Prior to Closing, (i) United Airlines transferred and assigned all of its rights and interests in and to purchase 13,562,423 Class A Shares to United Airlines Ventures, Ltd. (“UAV”) and (ii) UAV exercised warrants to acquire 4,686,597 Legacy Archer Common Stock. In connection with the Closing, 4,717,365 Class B Shares were issued to UAV and pursuant to a Transaction Support Agreement, all of the Class B Shares held by UAV were converted into Class A Shares on a one-for-one basis. UAV acquired 2,000,000 Class A Shares and Mesa acquired 500,000 Class A Shares under the PIPE Financing in connection with the Business Combination.
United Airlines’ obligation to purchase Aircraft under the Purchase Agreement is subject to the parties first agreeing after the date hereof on certain additional material terms and conditions (collectively, the “Material Terms”), including, but not limited to, Aircraft specifications, warranties, United Airlines’ usage and transfer of the Aircraft, performance guarantees, delivery periods, most favored nation provisions, the type and extent of United Airlines’ assistance in obtaining certification of the Aircraft, territorial restrictions, rights to jointly developed intellectual property and other matters. United Airlines’ obligation to purchase Aircraft under the Purchase Agreement will arise only after all of the Material Terms are agreed in the discretion of each party, after which United Airlines’ obligations will be further subject to us satisfying certain conditions comprising the Material Terms, including without limitation obtaining the necessary regulatory approvals, meeting Aircraft specifications and delivery periods. Neither we nor United Airlines have any duty or obligation to agree on any of the Material Terms. Further, and in addition to other termination rights set forth in the Purchase Agreement and the Collaboration Agreement, if we do not agree on Material Terms, either we or United Airlines have the right to terminate the agreements if such party determines in its discretion that it is not likely that the Material Terms will be agreed in a manner that is consistent with such party’s business and operational interests (as those interests may change from time to time).

Stellantis Agreements
In November 2020, Legacy Archer entered into agreements (the “FCA Agreements”) with FCA US LLC (now known as “Stellantis”) to cooperate on projects that leverage existing Stellantis capabilities to accelerate our long-term roadmap and improve our aircraft. The FCA Agreements cover support from Stellantis in three areas: (i) design for NVH (noise vibration and harshness), (ii ) access to the existing Stellantis supply chain and (iii) design and production support for high volume composite manufacturing. Stellantis possesses deep expertise and capabilities in each of these areas, which will allow us to more quickly develop a product with a better passenger experience, at lower cost with better scalability for future high-volume production.
We previously collaborated with Stellantis to create an industrial design of an interior/cockpit of our two-passenger demonstrator eVTOL aircraft. This aircraft will only fly autonomously, with no passengers onboard, but will have a functional interior to help develop and communicate the passenger experience and interior design for the future piloted production aircraft. To achieve this goal, both parties participated in brainstorming sessions, generated sketches/renderings of interior design concepts, and built 3D rendering views of one or more refined design concepts.
Government Regulations and Compliance
In the near-term, our efforts will focus on obtaining FAA certification of our aircraft and engaging with key decision makers in the cities in the United States in which we anticipate our aircraft and UAM service will initially operate. Our aircraft will be required to comply with regulations governing aircraft design, production and airworthiness. In the U.S., this primarily includes regulations put forth by the FAA and DOT. Outside the United States, similar requirements are generally administered by the national civil aviation and transportation authorities of each country.
Designing Our Aircraft
Type certification is the FAA’s approval process for new aircraft designs and covers the design of the aircraft and all component parts. Our intent is that our aircraft will meet the criteria set forth by the FAA as defined Part 23 of the FARs (14 CFR Part 23) as a normal category piloted electric airplane that can also take off and land vertically. We are working with the FAA to establish the set of regulatory requirements and standards that must be satisfied at the component and aircraft level to prove the safety of the aircraft in order to receive a type certificate.
Producing Our Aircraft
Production certification is the FAA’s approval for us to be able to manufacture our aircraft under an FAA-approved type design. To obtain production certification from the FAA, we must demonstrate that our organization and our personnel, facilities, and quality system can produce the aircraft such that they conform to the approved design. We are working to develop the systems and processes we will need to obtain FAA production certification with the goal of obtaining such certification shortly following completion of the aircraft type certificate.
Operating Our Aircraft
Airworthiness certification from the FAA signifies that an aircraft meets its approved type design and is in a condition for safe operation in the National Airspace System. As is the industry standard, each of the aircraft manufactured by us will need to be issued an airworthiness certificate. We expect that the airworthiness certificates issued to our aircraft will be a Standard Airworthiness certificate in the Normal Category, as such terms are defined by the FAA.
Operating Our UAM Service
The DOT and the FAA have regulatory authority over air transportation operations in the United States. To operate our UAM in air taxi service, we will be required to hold an FAA Air Carrier Certificate and operate under Part 135 of the FARs and register as an air taxi operator at DOT. In addition, takeoff and landing locations (e.g., airports and heliports) typically require state and local approval for zoning and land use and their ongoing use are subject to regulations by local authorities. We expect that as we build out our UAM service there will be additional federal, state and local laws, regulations and other requirements that will cover our operations. Therefore, we have already begun and will continue to grow our engagement and collaboration with the cities in which we intend to operate our service in an effort to ensure that we operate in a safe and sustainable manner.
Competition
We offer a range of professional services and support structures to complement our product line. Our goal is first to drive adoption. Through direct customer engagement, we also determine investments for new and existing product innovation. These are often used as low-risk ways to customize and enhance solutions for industry verticals to supply demands for document management, education, end-user engagement, and delegated administration, as examples.
Core Services
Our main sources of competition fall into three categories:
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ground vehicle transportation, including personal vehicles and asset-light businesses, such as Uber and Lyft;

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companies, including other eVTOL manufacturers and urban air mobility service providers, that have entered, or plan to enter, the commercial electric vehicle market, such as Joby, EHang, Volocopter, and Lilium; and

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incumbent aircraft charter services that have served a similar market for years with hydro-carbon-based combustion engines, including Blade and NetJets.

We believe the principal competitive factors in our market include, but are not limited to:
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cost;

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product performance;

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integrated business model;

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technological innovation;

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manufacturing efficiency;

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product quality, reliability, and safety;

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service capabilities; and

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customer experience.

Because of our focus on eVTOL aircraft design for safety and commercialization, we believe that we are able to compete favorably across these factors.
Facilities
We are headquartered in Palo Alto, California with additional research and development facilities in Mountain View, California and flight test facilities at Salinas Municipal Airport (KSNS), California. To support our planned headcount growth, we are in the process of locating additional office and laboratory space for use later in 2021. We are also beginning the process of selecting a new long-term headquarters with office and lab space to facilitate growth up to approximately 750 employees. We anticipate this new facility to be ready in the second half of 2022. Additionally, we are beginning the search for a manufacturing facility for assembly and production flight testing of our certified production aircraft. We are exploring locations across the United States.
Employees and Human Capital
As of September 30, 2021, we had 188 full-time employees and are actively recruiting new employees as we continue to scale our operations. Our employment strategy has been to hire top talent across various disciplines to build the best eVTOL aircraft possible. As a result, we have assembled a world-class engineering team with extensive experience in aerodynamics, electric propulsion, batteries, and aircraft manufacturing. We have also hired key personnel to ensure safety, move towards certification, and create our market launch strategy. In addition to our strong team, we believe our culture of collaboration and innovation differentiates us and will be a key driver of our success.
We have not experienced any work stoppages and consider our relationship with our employees to be good. None of our employees are subject to a collective bargaining agreement or represented by a labor union.
Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and additional employees. The principal purposes of our equity incentive plans are to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards.
Legal Proceedings
On March 30, 2021, one of our employees, who is a former employee of Wisk, had a search warrant executed at his home in connection with a federal investigation. In addition, we and three of our employees, who are also former Wisk employees, received grand jury subpoenas from the United States Attorney’s Office for the Northern District of California in relation to the same investigation. The grand jury subpoenas seek documents and information about our business, including our hiring practices and intellectual property, as well as documents and information relating to the employment of such employees at Wisk, including Wisk’s intellectual property, business plans, and information relating to Wisk’s aircraft design. As of October 6, 2021, the investigation is ongoing.
On April 6, 2021, Wisk brought a lawsuit against us in the District Court, alleging misappropriation of trade secrets and patent infringement. We have placed an employee on paid administrative leave in connection with a government investigation and a search warrant issued to the employee, which we believe is focused on conduct prior to the employee joining Archer. Archer and three other Archer employees with whom the individual worked have received subpoenas relating to this investigation. We are cooperating with the investigation of the employee. On May 19, 2021, Wisk filed a motion for preliminary injunction and expedited discovery. On June 1, 2021, we filed a motion to dismiss the trade secret claims and filed counterclaims and issued a press release in response to Wisk’s allegations. On June 15, 2021, Wisk amended its complaint, and the following day we filed a motion to dismiss the amended complaint. On June 23, 2021, we filed an opposition to the motion for preliminary injunction and issued a press release the following day. On July 13, 2021, we filed amended counterclaims. On July 22, 2021, the District Court denied Wisk’s motion for preliminary injunction. On July 27, 2021, Wisk filed a motion to strike and dismiss certain of our amended counterclaims.
On August 10, 2021, we filed an opposition to Wisk’s motion to strike and dismiss certain of our amended counterclaims. On August 20, 2021, Wisk filed a notice of appeal of the District Court’s denial of the motion for preliminary injunction. On August 24, 2021, the District Court denied our motion to dismiss the trade secret claims. On September 14, 2021, the District Court denied Wisk’s motion to strike and dismiss certain of our amended counterclaims. On September 30, 2021, Wisk withdrew its notice of appeal of the District Court’s denial of the motion for preliminary injunction. We cannot predict the timing or outcome of the litigation or federal government investigation.
In addition to the foregoing, we have in the past and may in the future be subject to legal proceedings or claims arising in the ordinary course of our business. We do not anticipate that the ultimate liability, if any, arising out of any such matter would individually or in the aggregate have a material adverse effect on our business, financial condition, or results of operations.

MANAGEMENT
Directors and Executive Officers
Our directors and executive officers and their ages as of September 30, 2021 are as follows:
Name	Age	Position
Executive Officers
Brett Adcock	35	Co-Chief Executive Officer and Co-Chairman of the Board
Adam Goldstein	42	Co-Chief Executive Officer and Co-Chairman of the Board
Tom Muniz	36	Chief Operating Officer
Andy Missan	59	Chief Legal Officer
Ben Lu	45	Chief Financial Officer
Non-Employee Directors
Deborah Diaz(1)(3)	63	Director
Fred Diaz(1)(2)	55	Director
Oscar Munoz(2)	62	Director
Maria Pinelli(1)(2)	58	Director
Michael Spellacy(3)	49	Director

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Corporate Governance Committee

Executive Officers
Brett Adcock is our co-founder and has served as our Co-Chief Executive Officer and
Co-Chairman of our board of directors since October 2018. Prior to co-founding Archer, Mr. Adcock co-founded and led Vettery, an online job search and recruiting marketplace, from November 2012 to December 2019. Before Vettery, Mr. Adcock served as a Hedge Fund Analyst at Minetta Lane Capital Partners from November 2011 to November 2012. From August 2009 to October 2011, Mr. Adcock served as a Hedge Fund Analyst at Cedar Hill Capital Partners. From June 2008 to August 2009, Mr. Adcock served as an Investment Banking Analyst at Bank of America Merrill Lynch. Mr. Adcock holds a B.S. in Business Administration from the University of Florida. We believe that Mr. Adcock is qualified to serve as a member of our board of directors because of his deep experience in the industry and role as President and Co-Chief Executive Officer.
Adam Goldstein is our co-founder and has served as our Co-Chief Executive Officer and Co-Chairman of our board of directors since October 2018. Prior to co-founding Archer, Mr. Goldstein also co-founded and led Vettery from November 2012 to December 2019. Before Vettery, Mr. Goldstein served as Co-Managing Partner of Minetta Lane Capital Partners from March 2011 to August 2012. From February 2011 to November 2019 Mr. Goldstein served as Portfolio Manager at Plural Investments and from September 2005 to October 2009 Mr. Goldstein served as a Senior Analyst at Cedar Hill Capital Partners. Mr. Goldstein serves as a member of the board of directors of the Museum of American Finance. Mr. Goldstein holds a B.S. in Business Administration from the University of Florida and an M.B.A. from NYU Stern School of Business. We believe that Mr. Goldstein is qualified to serve as a member of our board of directors because of his deep experience in the industry and role as Co-Chief Executive Officer.
Tom Muniz has served as our Chief Operating Officer since March 2021. Before being promoted to COO, Mr. Muniz served as our Vice President of Engineering from December 2019 through February 2021. From July 2019 to December 2019, Mr. Muniz served as Vice President of Engineering at Wisk, an eVTOL company. From January 2011 to July 2019, Mr. Muniz served in a variety of roles at Kitty Hawk, an eVTOL company, including Lead Engineer, Battery Systems Group, Director of Subsystems Engineering,

and VP Engineering. From May 2009 to December 2010, Mr. Muniz served as an Aerospace Engineer at Desktop Aeronautics, Inc., a developer of aeronautics software. Mr. Muniz holds a B.S. in Mechanical Engineering from the University of California, Berkeley and an M.S. in Aeronautics and Astronautics from the University of Washington.
Andy Missan has served as our Chief Legal Officer since August 2021. Prior to joining Archer, from October 2015 to August 2021, Mr. Missan served as Executive Vice President, General Counsel and Secretary at Fitbit Inc., and prior to that, from March 2013 to October 2015, served as Fitbit’s Vice President and General Counsel. From July 2009 to October 2012, Mr. Missan served as Vice President and General Counsel at Bytemobile, Inc., a mobile video optimization company. From April 2005 to May 2008, Mr. Missan served as Vice President and General Counsel of MobiTV, Inc., a provider of mobile video solutions. Prior to MobiTV, from December 2001 to November 2004, Mr. Missan was Vice President and General Counsel of Danger, Inc., a mobile devices and services company. Mr. Missan was also the Vice President and General Counsel of Replay TV, Inc., a DVR technology company, from September 2000 to October 2001. Mr. Missan has also held senior legal and business affairs positions at RCA Records Label/BMG Entertainment and Sony Music Entertainment Inc. Mr. Missan holds a B.A. in government from Oberlin College and a J.D. from Northwestern University Pritzker School of Law.
Ben Lu, CFA, has served as our Chief Financial Officer since August 2021. Before joining Archer, Mr. Lu was most recently Vice President of Finance at Logitech, a leading cloud peripherals manufacturer. During his time at Logitech, from May 2016 to August 2021, Mr. Lu held various senior finance responsibilities, including Corporate FP&A, Treasury, and Investor Relations. Prior to Logitech, Mr. Lu spent nearly two decades as a public equity investor and sellside research analyst. Mr. Lu currently serves on the board of directors of NIRI Silicon Valley. Mr. Lu holds a B.S. in Finance and Information Systems from New York University.
Non-Employee Directors
Deborah Diaz has served as chief executive officer and VC Advisor of Catalyst ADV, a strategic growth advisory firm specializing in large-scale business transformation, innovation and strategic partnerships, since December 2016. Previously, Ms. Diaz served as Chief Technology Officer and Deputy Chief Information Officer for the National Aeronautics and Space Administration (NASA) from November 2009 to October 2016, where she was responsible for NASA’s system infrastructure, technology innovation, and risk management. Ms. Diaz served as Deputy Chief Information Officer for the United States Patent and Trademark Office (USPTO) from January 2007 to November 2009. From October 2002 to January 2007, Ms. Diaz served as Chief Information Officer and Senior Technical Advisor for the U.S. Department of Homeland Security. Ms. Diaz also served as Deputy Associate Administrator for the General Services Administration (GSA) from June 2000 to October 2002. Ms. Diaz currently serves on the board of directors of Primis Financial Corp., on the board of directors of Section, and on the advisory board of directors of Equinix, Intel Corporation, and Francisco Partners’ Forcepoint. Ms. Diaz formerly served on the board of directors of Dell Technologies GAB, Battle Resource Management, Inc. (BRMi), Intelvative, Inc., National Association of Corporate Directors CAC, and eKuber Ventures, Inc. Ms. Diaz holds a B.S. in Business Administration from Stonehill College, an M.S in International Business from Colorado State University and is “NACD Directorship Certified.” We believe that Ms. Diaz is qualified to serve as a member of our board of directors because of her decades of experience working with innovative technologies and leadership in multiple high-risk market evolutions in both the private sector and in government.
Fred Diaz served as President and chief executive officer of Mitsubishi Motors North America from April 2018 to April 2020. Before that, Mr. Diaz served as General Manager in Charge, Performance Optimization Global Marketing and Sales of Mitsubishi Motors Corporation in Japan, from July 2017 to April 2018. From April 2013 to July 2017, Mr. Diaz served in a number of roles for Nissan Motor Corporation, including Division Vice President & General Manager — North American Trucks and Light Commercial Vehicles, Sr. Vice President Sales & Marketing and Operations, and Division Vice President, Sales & Marketing and Parts & Service. Mr. Diaz also served in several roles for Fiat Chrysler Automobiles (FCA) from 2004 to April 2013, including President and CEO Ram Truck Brand, President and CEO Chrysler Mexico, Head of National Sales, Regional Managing Director of the Denver Business Center, and Director of Dodge Brand Marketing Communications. Mr. Diaz currently serves on the board of directors of Smith & Wesson

Brands, Inc. and SiteOne Landscape Supply Inc. (f/k/a as John Deere Landscapes LLC). Mr. Diaz formerly served as the chairman of the board of directors of Mitsubishi Motors North America from April 2018 to April 2020. Mr. Diaz holds a B.S. in Business Administration and Management with a Minor in Psychology from Texas Lutheran University and an M.B.A. from Central Michigan University. We believe that Mr. Diaz is qualified to serve as a member of our board of directors because of his experience in management, sales, and marketing in the automotive industry.
Oscar Munoz served as Chairman and chief executive officer of United Airlines from September 2015 to May 2021. He also served as a member of the board of directors of United Continental Holdings, Inc. from October 2010 to June 2021. Before joining United Airlines’ executive team, Mr. Munoz served in several roles at CSX Corporation from May 2003 to September 2015, including President, COO, CFO, and Executive Vice President. From January 2001 to April 2003, Mr. Munoz served as CFO of Consumer Services at AT&T. Before that, Mr. Munoz served as SVP of Finance and Administration at U.S. West from July 1997 to December 2000. Mr. Munoz also served in various leadership roles for The Coca-Cola Company from June 1986 to June 1997 and for PepsiCo from June 1982 to June 1986. Mr. Munoz currently serves on the board of directors of CBRE Group, Inc. and Univision Communications Inc. and on the Advisory Board of Salesforce. Mr. Munoz also serves on the board of trustees of Fidelity Investments, the University of Southern California, and The Brookings Institution. Mr. Munoz previous served on the board of directors of Continental Airlines, Inc. from May 2004 until its acquisition by United Airlines in October 2010. Mr. Munoz holds a B.A. in Finance and Strategy from USC’s Marshall School of Business and an M.B.A. from Pepperdine University. We believe that Mr. Munoz is qualified to serve as a member of our board of directors because of his experience in management and finance in the airline industry.
Maria Pinelli has served as the Chief Executive Officer of Strategic Growth Advisors, LLC since December 2020. From July 2017 to December 2020, Ms. Pinelli led Ernst & Young LLP’s (EY) Consumer Products and Retail sector based in the U.S. Southeast. From July 2011 to June 2017, Ms. Pinelli was a Global Vice Chair of EY and led EY’s Global Strategic Growth Business unit with a focus on serving entrepreneurs, private and public companies poised for exponential growth. During the same period, she also served as EY’s Global IPO Leader, helping clients prepare for the public markets including initial public offering readiness, Sarbanes-Oxley compliance and how to manage stakeholder expectations. Prior to leading this global business of EY, Ms. Pinelli was EY’s Americas Director of Strategic Growth Markets from 2006 to 2011. Ms. Pinelli currently serves on the board of directors of Globant S.A. and Clarim Acquisition Corp. Ms. Pinelli holds a B.Com. in Commerce from McMaster University and is a qualified public accountant in the United Kingdom and Canada. We believe that Ms. Pinelli is qualified to serve as a member of our board of directors because of her previous leadership roles at EY, her international business and financial experience, and her extensive experience in advising growth companies.
Michael Spellacy was appointed Atlas’ Chief Executive Officer on October 2, 2020 and a director on October 14, 2020. Mr. Spellacy is also the Chief Executive Officer and a director of Atlas Crest Investment Corp. II, Atlas Crest Investment Corp. III, Atlas Crest Investment Corp. IV and Atlas Crest Investment Corp. V. Mr. Spellacy has extensive experience in technology, data and analytics, capital markets and private equity and has worked as an investor, investment banker and consultant. Most recently, Mr. Spellacy was a Senior Managing Director at Accenture plc and Global Industry Leader of Accenture Capital Markets while overseeing Accenture’s Asset Management, Wealth Management and Investment and Trading businesses. Accenture plc is a multinational Fortune Global 500 professional services firm with 2020 revenues of over $44 billion. Mr. Spellacy began his role at Accenture in 2017.
Prior to Accenture, Mr. Spellacy was a Senior Partner, Asset and Wealth Management, at PricewaterhouseCoopers from 2015 to 2017 and prior to that role, Mr. Spellacy was a Partner at Broadhaven Capital, an industry leading independent investment bank and private equity investor servicing the financial services and technology sectors from 2013 to 2015. Prior to Broadhaven, Mr. Spellacy was a Senior Executive, Management Committee Advisor at Bridgewater Associates, a widely recognized asset manager from 2009 to 2013. Mr. Spellacy led Bridgewater’s $130 billion assets under management transformation program. Prior to Bridgewater, Mr. Spellacy was a Partner and Managing Director at the Boston Consulting Group from 2003 to 2009 where he helped guide the firm’s global Alternative Investments Practice providing strategic business advisory services to global asset managers, sovereign wealth funds and asset owners. He received his B.S. in Economics from the London School of Economics and M.B.A. from the University of Hartford. We believe that Mr. Spellacy is qualified to serve as a member of our board of directors because of his deep investing and management experience.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Corporate Governance
Composition of the Board of Directors
Our business and affairs are organized under the direction of our board of directors. Messrs. Adcock and Goldstein serve as Co-Chairs of our board of directors. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis and additionally as required.
In accordance with the terms of our Bylaws, our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors currently consists of seven members. In accordance with our Certificate of Incorporation, our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
Our directors are divided among the three classes as follows:
•
the Class I directors are Deborah Diaz and Fred Diaz and their terms will expire at the annual meeting of stockholders to be held in 2022;

•
the Class II directors are Maria Pinelli and Michael Spellacy and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•
the Class III directors are Brett Adcock, Adam Goldstein, and Oscar Munoz and their terms will expire at the annual meeting of stockholders to be held in 2024.

As nearly as possible, each class consists of one-third of the directors.
The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Board Leadership Structure
We believe that all members of the board of directors should have a voice in the affairs and the management of Archer. The board of directors believes that our stockholders are best served at this time by having Messrs. Adcock and Goldstein serve as a co-Chairmen, who will be an integral part of the board of director leadership structure and a critical aspect of effective corporate governance. The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our co-Chairmen, we believe will provide balance and promote strong oversight of our management and affairs. We intend to evaluate our board leadership structure on a periodic basis, which evaluations will include, among other things, whether it is appropriate to appoint a lead independent director.
Director Independence
As a result of our Class A Common Stock being listed on NYSE, we are required to comply with the applicable rules of such exchange in determining whether a director is independent. Following the consummation of the Business Combination, our board of directors determined that the individuals named above qualify as “independent” as defined under the applicable NYSE rules. Messrs. Adcock and Goldstein are not deemed independent due their positions as our Co-Chief Executive Officers.
Role of the Board in Risk Oversight
One of the key functions of our board of directors is the informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Committees of the Board of Directors
Our board of directors established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of the board of directors are described below. Members serve on these committees, which comply with the applicable requirements of current SEC and NYSE rules, until their resignation or until otherwise determined by our board of directors. Copies of the charters for each committee are available on the investor relations portion of our website at www.archer.com. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
Our audit committee consists of Ms. Diaz, Mr. Diaz and Ms. Pinelli, each of whom our board of directors has determined satisfies the independence requirements under NYSE listing standards and Rule 10A- 3(b)(1) of the Exchange Act. The chairperson of the audit committee is Ms. Pinelli. Our board of directors has determined that Ms. Pinelli is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors examined each audit committee member’s scope of experience and the nature of their employment.
The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the audit committee include:
•
helping the board of directors oversee corporate accounting and financial reporting processes;

•
managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing related person transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•
approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee
The compensation committee consists of Mr. Diaz, Ms. Pinelli and Mr. Munoz. The chair of the compensation committee is Mr. Diaz. Our board of directors has determined that each member of the compensation committee is “independent” under the NYSE listing standards and as “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:
•
reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;

•
reviewing and recommending to the board of directors the compensation of directors;

•
administering the equity incentive plans and other benefit programs;

•
reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

•
reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee consists of Ms. Diaz and Mr. Spellacy. The chair of the nominating and corporate governance committee is Ms. Diaz. Our board of directors has determined that all members of the nominating and corporate governance committee qualify as independent under the NYSE listing standards.
Specific responsibilities of the nominating and corporate governance committee include:
•
identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on the board of directors;

•
considering and making recommendations to the board of directors regarding the composition and chairmanship of the committees of the board of directors;

•
developing and making recommendations to the board of directors regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and

•
overseeing periodic evaluations of the performance of the board of directors, including its individual directors and committees.

Code of Ethics
We have adopted a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, http://www.archer.com. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of NYSE concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.
Compensation Committee Interlocks and Insider Participation
None of the intended members of our compensation committee has ever been an executive officer or employee of Archer. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the board of directors or compensation committee.
Non-Employee Director Compensation
The board of directors adopted a non-employee director compensation policy designed to align compensation with our business objectives and the creation of shareholder value, while enabling us to attract and retain directors to contribute to our long-term success.

The aggregate amount of compensation, including both cash compensation and equity compensation, paid to any non-employee director for service as a non-employee director in a calendar year period will not exceed $1,500,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year.
Cash Compensation
Each non-employee director is entitled to a $140,000 annual cash retainer. In addition, the members of the audit committee, compensation committee, and nominating and corporate governance committee are entitled to an annual cash retainer of $10,000, $6,000, and $4,000, respectively, with the chair of each such committee being entitled to an annual cash retainer of $15,000, $10,000, and $8,000, respectively. In addition, our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors. Messrs. Adcock and Goldstein do not receive additional compensation for their services as directors.
Equity Compensation
Each of Ms. Diaz, Mr. Diaz, Ms. Pinelli and Mr. Spellacy, will be granted a restricted stock unit (“RSU”) under our 2021 Equity Incentive Plan (the “2021 Plan”) with an aggregate value of $200,000 upon the filing of our first registration statement on Form S-8, which is expected to occur 60 days from the Closing. These RSUs will vest on the one-year anniversary of the Closing. Mr. Munoz will be granted an RSU under the 2021 Plan with an aggregate value of $500,000 upon the filing of our first registration statement on Form S-8, which is expected to occur 60 days from the Closing. This RSU will vest in equal installments on the first, second and third annual anniversaries of the Closing. Such vesting will occur so long as the non-employee director continues to provide services to Archer through the applicable vesting date.
Limitation on Liability and Indemnification of Directors and Officers
Our Certificate of Incorporation limits a director’s liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•
for any transaction from which the director derives an improper personal benefit;

•
for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
for any unlawful payment of dividends or redemption of shares; or

•
for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Certificate of Incorporation and our Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION
Atlas
Employment Agreements
Prior to the Closing, Atlas did not enter into any employment agreements with its executive officers and did not make any agreements to provide benefits upon termination of employment.
Executive Officers and Director Compensation
No Atlas executive officers or directors received any cash compensation for services rendered to Atlas. Executive officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on Atlas’ behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.
Archer
As used in this section, “Archer,” “we,” “us” or “our” refers to Archer Aviation Operating Corp. (formerly Archer Aviation Inc.) prior to the Closing, and Archer Aviation Inc. after the Closing.
For the year ended December 31, 2020, our named executive officers consisted of our co-principal executive officers and the next most highly compensated executive officer (who was the only other executive officer for the year ended December 31, 2020):
•
Brett Adcock, our Co-Chief Executive Officer;

•
Adam Goldstein, our Co-Chief Executive Officer; and

•
Tom Muniz, our VP Engineering (promoted to Chief Operating Officer, effective March 1, 2021).

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2020:
Name and Principal Position	Salary(1)	Bonus	Option Awards(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total
Brett Adcock Co-Chief Executive Officer	$250,000	—	$396,828	—	$—	$646,828
Adam Goldstein Co-Chief Executive Officer	250,000	—	396,828	—	—	646,828
Tom Muniz VP Engineering	500,000	200,000(3)	147,874	—	18,374(4)	866,248

(1)
Salary amounts represent actual amounts paid during 2020.

(2)
Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each option award granted to the named executive officers during 2020, as computed in accordance with Accounting Standards Codification 718 using the assumptions described in Note 10 to our audited financial statements for the year ended December 31, 2020 included elsewhere in this prospectus. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)
Bonus amount represents the remaining payment due to Mr. Muniz. Please see the section titled “Executive Compensation — Employment Arrangements with Executive Officers” for additional information.

(4)
Amount represents the following payments made to Mr. Muniz during the year ended December 31, 2020: $9,750 in 401(k) matching contributions and $8,624 in health insurance costs.

Outstanding Equity Awards as of December 31, 2020
The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2020:
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares That Have Not Vested(4)
Brett Adcock	11/03/2020(1)	11/21/2019	—	—	$0.15	11/2/2030	1,929,023	$23,881,305
Adam Goldstein	11/03/2020(1)	11/21/2019	—	—	0.15	11/2/2030	1,929,023	23,881,305
Tom Muniz	11/03/2020(2)	11/01/2020	—	—	0.15	11/2/2030	783,693	9,702,119
	02/05/2020(3)	12/06/2019	—	—	0.04	02/4/2030	606,402	7,507,257

(1)
Messrs. Adcock and Goldstein early exercised these stock options in fiscal year 2019 at the original exercise price of $0.15 per share and received restricted stock subject to our right of repurchase as to the unvested portion. The repurchase right lapses pursuant to the option’s vesting schedule, which is as follows: the shares underlying the option vest in 48 equal monthly installments beginning on the on the one-month anniversary of the vesting commencement date, subject to the executive’s continued service to us. The restricted shares are subject to vesting acceleration, as described in more detail below under the subsection titled “Accelerated Vesting of Options.”

(2)
Mr. Muniz early exercised these stock options in fiscal year 2020 at the original exercise price of $0.15 per share and received restricted stock subject to our right of repurchase as to the unvested portion. The repurchase right lapses pursuant to the option’s vesting schedule, which is as follows: 20% of the shares underlying will vest on November 1, 2021, and the remaining 80% of the shares underlying this option vest in 48 equal monthly installments thereafter, subject to Mr. Muniz’s continued service at each vesting date.

(3)
Mr. Muniz early exercised these stock options in fiscal year 2020 at the original exercise price of $0.04 per share and received restricted stock subject to our right of repurchase as to the unvested portion. The repurchase right lapses pursuant to the option’s vesting schedule, which is as follows: 20% of the shares underlying this option vested on December 6, 2020, and the remaining 80% of the shares underlying this option vest in 48 equal monthly installments thereafter, subject to Mr. Muniz’s continued service at each vesting date.

(4)
This column represents the fair market value of a share of our common stock of $12.38 as of December 31, 2020 (the determination of the fair market value by our board of directors as of the most proximate date) multiplied by the amount shown in the column “Number of Shares of Stock That Have Not Vested.”

Accelerated Vesting of Options
Messrs. Adcock and Goldstein’s option awards provide that in the event such officer’s employment is terminated by us without cause (defined below) or by such officer for good reason (defined below) in connection with or within 12 months of a “change of control” (as defined in the 2019 Equity Incentive Plan), then 100% of any unvested shares under such officer’s equity award will vest in full upon the consummation of such change in control.
For purposes of this section, “cause” means: (i) a material breach by such officer of any material written agreement between the officer and Archer; (ii) any failure by such officer to comply with our material written policies or rules; (iii) neglect or persistent unsatisfactory performance of such officer’s duties; (iv) such officer’s repeated failure to follow reasonable and lawful instructions from our board of directors; (v) such officer’s conviction of, or plea of guilty or nolo contendere to, any crime that results in, or is reasonably expected to result in, material harm to our business or reputation; (vi) such officer’s commission of or participation in an act of fraud against us; (vii) such officer’s intentional material damage to our business, property or reputation; or (viii) such officer’s unauthorized use or disclosure of any of our proprietary information or trade secrets or any other party to whom the officer owes an obligation of nondisclosure as a result of his relationship with Archer.
For purposes of this section, “good reason” means: (i) a reduction of such officer’s then current base salary by 10% or more unless such reduction is part of a generalized salary reduction affecting similarly situated employees; (ii) a change in such officer’s position with us that materially reduces such officer’s duties, level of authority or responsibility; or (iii) we condition such officer’s continued service with us on the officer being transferred to a site of employment that would increase the officer’s one-way commute by more than 35 miles from the officer’s then principal residence.
Employment Arrangements with Executive Officers
Each of our named executive officers is an at-will employee. Ben Lu, Andy Missan, and Tom Muniz are each currently party to an offer letter setting forth their terms of employment as of the date of their respective offer letter, including title, salary, initial equity grant and severance provisions, as set forth below. Please see the section titled “Outstanding Equity Awards as of December 31, 2020” for additional information regarding the equity awards held by our named executive officers.
Adam Goldstein and Brett Adcock
We entered into employment agreements with Messrs. Adcock and Goldstein substantially on the terms set forth below in connection with the Closing of the Business Combination. Messrs. Adcock and Goldstein are each entitled to an annual base salary of $600,000, a target annual bonus of 50% of base salary based upon the achievement of target objectives as established by our board of directors, and standard benefit plans available to our executives.
In addition, Messrs. Adcock and Goldstein will each be eligible for the following severance package for a termination without “cause” or resignation for “good reason” (each as defined below) not in connection with a change in control:
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24 months of base salary at time of termination paid in accordance with our normal payroll practices;

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a lump sum cash payment equal to two times the target annual bonus;

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a lump sum payment equal to 24 months of COBRA premiums; and

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24-month accelerated vesting of any time-vested equity awards (excluding for the avoidance of doubt the Archer Founder Grants).

For a termination without cause or resignation for good reason in the period starting three months prior to and ending 18 months following a change in control, Messrs. Adcock and Goldstein will each be eligible for the following severance package:
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24 months of base salary at time of termination paid in a lump sum;

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a lump sum cash payment equal to two times the target annual bonus;

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a lump sum payment equal to 24 months of COBRA premiums; and

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100% accelerated vesting of any time-vested awards (excluding for the avoidance of doubt the Archer Founder Grants).

As a condition of receiving the severance benefits, Messrs. Adcock and Goldstein must execute a general release of claims in favor of Archer and allow it to become effective and comply with all applicable agreements including but not limited to, our form of confidentiality and invention assignment agreement.

For purposes of the employment agreements, “cause” for termination will exist if the executive’s employment is terminated for any of the following reasons: (i) any material breach by the executive of any material written agreement between the executive and us and the executive’s failure to cure such condition (if curable) within 30 days after receiving written notice thereof; (ii) any failure by the executive to comply with our material written policies or rules as they may be in effect from time to time; (iii) the executive’s willful failure to follow reasonable and lawful instructions from our board of directors and the executive’s failure to cure such condition (if curable) within 30 days after receiving written notice thereof; (iv) the executive’s conviction of (including a plea of guilty or nolo contendere) to, any crime that results in, or is reasonably expected to result in, material harm to our business or reputation; (v) the executive’s commission of or participation in an act of fraud; (vi) the executive’s misconduct that results in material damage to our business, property or reputation; or (vii) the executive’s unauthorized use or disclosure of any of our proprietary information or trade secrets or any other party to whom the executive owes an obligation of nondisclosure as a result of his relationship with us. For purposes of clarity, a termination without “cause” does not include any termination that occurs as a result of the executive’s death or disability.
For purposes of the employment agreements, resignation for “good reason” from employment with us will exist if any of the following actions are taken by us without the executive’s prior written consent: (i) a material reduction in the executive’s base salary (unless pursuant to a salary reduction program applicable generally to the executive’s similarly situated employees not to exceed 10%); (ii) a material reduction in the executive’s title or duties (including responsibilities and/or authorities); or (iii) relocation of the executive’s principal place of employment by more than 35 miles, provided, however, that any change from remote work to working from our Palo Alto offices will not be deemed a relocation that could give rise to good reason under this provision.
Upon a termination of employment without “cause” or a resignation for “good reason”, the Archer Founder Grants held by Messrs. Adcock or Goldstein, as the case may be, will remain outstanding for 15 months from the date of such termination and will remain eligible for vesting upon the achievement of the milestones set forth in such equity award.
Tom Muniz
In December 2019, Legacy Archer entered into an offer letter with Tom Muniz. The offer letter provides for an initial base salary of $500,000 and bonuses totaling $230,000. Effective March 1, 2021, Mr. Muniz’s base salary was increased to $650,000. Per the terms of the offer letter, Mr. Muniz was granted an option to purchase up to 758,002 shares of Archer.
Ben Lu
Legacy Archer entered into an offer letter with Ben Lu, to serve as Chief Financial Officer effective as of August 2, 2021. Pursuant to the offer letter, Mr. Lu’s initial base salary is $500,000 per year, and Mr. Lu is eligible for an annual performance-based bonus up to $250,000. Per the terms of the offer letter, following the filing of our first registration statement on Form S-8, we will grant Mr. Lu a restricted stock unit award with an aggregate grant date fair value of $6,000,000 (but not more than 600,000 shares of Class A Common Stock (the “Lu Award”)). One-third of the total number of shares subject to the Lu Award will vest on August 15, 2022, with an additional 1/12th of the total number of shares subject to the Lu Award vesting on each three-month anniversary of such date. The Lu Award will be subject to the terms and conditions set forth in the 2021 Plan and its standard form of restricted stock unit agreement.
Andy Missan
Legacy Archer entered into an offer letter with Andy Missan to serve as Chief Legal Officer effective as of August 9, 2021. Pursuant to the offer letter, Mr. Missan’s initial base salary is $500,000 per year and Mr. Missan is eligible for an annual performance-based bonus of $350,000. Per the terms of the offer letter, following the filing of our first registration statement on Form S-8, we will grant Mr. Missan a restricted stock unit award of 1,000,000 shares of Class A Common Stock (the “Missan Award”). Twenty-five  percent of the total number of shares subject to the Missan Award will vest on August 15, 2022, with an additional 1/16th of the total number of shares subject to the Missan Award vesting on each three month anniversary of such date. The Missan Award will be subject to the terms and conditions set forth in the 2021 Plan and its standard form of restricted stock unit agreement.
Non-Employee Director Compensation
The table below summarizes the compensation paid to our non-employee directors in 2020.
Atlas
During 2020, Atlas did not provide cash, equity or other non-equity compensation for service on its board of directors.
Archer
Mr. Adcock and Mr. Goldstein, who are employee directors, did not receive any additional compensation for their services as directors on our board of directors.
Name	Fees Earned or Paid in Cash ($)
Joshua L. Berman(1)	$41,667

(1)
Mr. Berman resigned as a member of Legacy Archer’s board of directors in connection with the Closing.

Archer Founder Grants
Each Archer Founder was granted an Archer Founder Grant immediately prior to Closing, which as a result of the Business Combination was convertible into 20,009,224 shares of Class B Common Stock. The Archer Founder Grants were issued under the amended and restated 2019 Equity Incentive Plan of Archer Aviation Inc. (the “2019 Plan”), and are of a size that, when taken together with their existing equity ownership, resulted in each of the Archer Founders owning approximately 18% of all outstanding shares of capital stock of Archer following the Closing (assuming the exercise, exchange or conversion in full of all outstanding exercisable, exchangeable or convertible securities, including options, restricted stock units, or warrants, in each case of Legacy Archer outstanding as of immediately prior to the Closing), but not including any (i) shares reserved for issuance under equity incentive or similar plans or (ii) shares underlying (or shares subsequently issued in respect of) any warrants or other exercisable, exchangeable or convertible securities of Atlas that were outstanding immediately prior to the Closing, subject to certain vesting conditions. One-quarter of each Archer Founder Grant will vest upon the achievement (within seven years following the Closing) of the earlier to occur of (i) a price-based milestone or (ii) a performance-based milestone, with a different set of such price and performance-based milestones applying to each quarter of the Archer Founder Grant. Twenty-five percent of each Archer Founder Grant, being 5,002,306 shares of Class B Common Stock, has vested. Vesting will generally be subject to the Archer Founder’s continued employment with Archer through the vesting date. However, if the Archer Founder’s employment is terminated by us without “cause” or by the Archer Founder for “good reason” (with such terms to be defined in the employment agreements to be entered into with each Archer Founder), the Archer Founder Grants will remain outstanding and eligible to vest for a period of 15 months following such termination of employment.
Executive Compensation
The Compensation Committee oversees the compensation policies, plans and programs and reviews and determines compensation to be paid to executive officers, directors and other senior management, as appropriate. The compensation policies are intended to provide for compensation that is sufficient to attract, motivate and retain executives and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our chief executive officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.
Employee Benefit Plans
Equity-based compensation has been and will continue to be an important foundation in executive compensation packages as we believe it is important to maintain a strong link between executive incentives and the creation of stockholder value. We believe that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. The 2021 Plan is an important element of the combined company’s compensation arrangements for both executive officers and directors, and executive officers are also eligible to participate in the 2021 Employee Stock Purchase Plan (the “ESPP”). Below is a description of the 2021 Plan.
2021 Equity Incentive Plan
In August 2021, our board of directors adopted the 2021 Plan, and our stockholders approved the 2021 Plan in September 2021. The 2021 Plan became effective immediately upon the Closing.
Eligibility.   Any individual who is an employee of Archer or any of its affiliates, or any person who provides services to Archer or its affiliates, including consultants and members of the board of directors, is eligible to receive awards under the 2021 Plan at the discretion of the plan administrator.
Awards.   The 2021 Plan provides for the grant of incentive stock options (“ISOs”), within the meaning of Section 422 of the Code to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of Archer’s affiliates.
Authorized Shares.   Initially, the maximum number of Class A Shares that may be issued under the 2021 Plan will not exceed 7,453,588 shares of the Class A Common Stock. In addition, the number of Class A Shares reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year, starting on January 1, 2022 and ending on December 31, 2030, in an amount equal to the lesser of (1) 2.0% of the total number of Class A Shares outstanding on December 31 of the preceding year, or (2) a lesser number of Class A Shares determined by the board of directors prior to the date of the increase. The maximum number of Class A Shares that may be issued on the exercise of ISOs under the 2021 Plan is 22,360,764 shares of our Class A Common Stock.
The unused shares subject to stock awards granted under the 2021 Plan that expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased or canceled without having been fully exercised or forfeited, in any case, in a manner that results in us acquiring shares covered by the stock award at a price not greater than the price (as adjusted pursuant to the 2021 Plan) paid by the participant for such shares or not issuing any shares covered by the stock award, will, as applicable, become or again be available for stock award grants under the 2021 Plan. The following Class A Shares will not be added to the shares authorized for grant and will not be available for future grants of stock awards: (i) Class A Shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (ii) shares purchased on the open market with the cash proceeds from the exercise of options; and (iii) shares delivered to us by a participant to satisfy the exercise or purchase price of a stock award or to satisfy any applicable tax withholding obligation with respect to a stock award (including Class A Shares retained from the award being exercised or purchased and/or creating the tax obligation).
Non-Employee Director Compensation Limit.   The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (1) $750,000 in total value or (2) if such non-employee director is first appointed or elected to the board of directors during such calendar year, $1,500,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes and excluding distributions from a deferred compensation program. Notwithstanding the prior sentence, a non-employee director who is a non-executive chairperson may receive awards and cash compensation with a maximum aggregate value of $1,500,000 during each calendar year of service.
Plan Administration.   The board of directors or a duly authorized committee thereof (the “plan administrator”) will administer the 2021 Plan. The board of directors may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2021 Plan, the board of directors has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.
Stock Options.   ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2021 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a Class A Share on the date of grant. Options granted under the 2021 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.
The plan administrator determines the term of stock options granted under the 2021 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. Unless the terms of an optionholder’s stock option agreement provide otherwise or as otherwise provided by the plan administrator, if an optionholder’s service relationship with us or any of our affiliates ceases due to death or disability, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months following the date of death or disability. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of Class A Shares issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of Class A Shares previously owned by the optionholder, (4) a net exercise of the option if it is an NSO or (5) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.
Tax Limitations on ISOs.   The aggregate fair market value, determined at the time of grant, of Class A Shares with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our parent or subsidiary corporations unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Unit Awards.   Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of Class A Shares, a combination of cash and Class A Shares as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement or by the plan administrator, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Restricted Stock Awards.   Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, services to us, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the Class A Shares held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.
Stock Appreciation Rights.   Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of Class A Shares on the date of grant. A stock appreciation right granted under the 2021 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or Class A Shares or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation right agreement.
The plan administrator determines the term of stock appreciation rights granted under the 2021 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. Unless the terms of a participant’s stock appreciation rights agreement provide otherwise or as otherwise provided by the plan administrator, if a participant’s service relationship with us or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards.   The 2021 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, Class A Shares.
Other Stock Awards.   The plan administrator may grant other awards based in whole or in part by reference to Class A Shares. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.
Changes to Capital Structure.   In the event there is a specified type of change in the capital structure of, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2021 Plan, (2) the class of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions.   The following applies to stock awards under the 2021 Plan in the event of a corporate transaction (as defined in the 2021 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the 2021 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to our successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.
In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of Class A Shares in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder, if applicable.
Plan Amendment or Termination.   The board of directors has the authority to amend, suspend, or terminate the 2021 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopted the 2021 Plan. No stock awards may be granted under the 2021 Plan while it is suspended or after it is terminated.
2021 Employee Stock Purchase Plan
In August 2021, our board of directors adopted the ESPP, and our stockholders approved the ESPP in September 2021. The ESPP became effective immediately upon the Closing.
Purpose.   The purpose of the ESPP is to provide a means by which our eligible employees and certain designated companies may be given an opportunity to purchase Class A Shares to assist us in retaining the services of eligible employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success.
The ESPP includes two components: a 423 Component and a Non-423 Component. We intend the 423 Component to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. Except as otherwise provided in the ESPP or determined by the board of directors, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
Share Reserve.   The maximum number of Class A Shares that may be issued under the ESPP will not exceed 4,969,059 shares. Additionally, the number of Class A Shares reserved for issuance under the ESPP will automatically increase on January 1st of each year, beginning on January 1, 2022 and continuing through and including January 1, 2031, by the lesser of (i) 1.0% of the total number of Class A Shares outstanding on December 31st of the preceding calendar year; (ii) 9,938,118 shares of Common Stock; or (iii) such lesser number of shares of Archer as determined by the board of directors. Shares subject to purchase rights granted under the ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under the ESPP.
Administration.   The board of directors, or a duly authorized committee thereof, will administer the ESPP.

Limitations.   Our employees and the employees of any of our designated affiliates, as designated by the board of directors, will be eligible to participate in the ESPP, provided they may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator: (1) customary employment with us or one of our affiliates for more than 20 hours per week and five or more months per calendar year or (2) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. In addition, the board of directors may also exclude from participation in the ESPP or any offering, employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) or a subset of such highly compensated employees. An employee may not be granted rights to purchase stock under the ESPP (i) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our stock or (ii) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding.
The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The administrator may specify offerings with a duration of not more than 27 months and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which Class A Shares will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under the ESPP. The administrator has the discretion to structure an offering so that if the fair market value of a share of our stock on any purchase date during the offering period is less than or equal to the fair market value of a share of our stock on the first day of the offering period, then that offering will terminate immediately, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.
A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution, or as otherwise provided under the ESPP.
Payroll Deductions.   The ESPP permits participants to purchase Class A Shares through payroll deductions. Unless otherwise determined by the administrator, the purchase price of the shares will be 85% of the lower of the fair market value of Class A Shares on the first day of an offering or on the date of purchase. Participants may end their participation at any time during an offering and will be paid their accrued contributions that have not yet been used to purchase shares, without interest. Participation ends automatically upon termination of employment with us and our related corporations.
Withdrawal.   Participants may withdraw from an offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in any other offerings under the ESPP.
Termination of Employment.   A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant his or her accumulated but unused contributions, without interest.
Corporate Transactions.   In the event of certain specified significant corporate transactions, such as a merger or change in control, a successor corporation may assume, continue, or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new purchase date will be set. The participants’ purchase rights will be exercised on the new purchase date and such purchase rights will terminate immediately thereafter.
Amendment and Termination.   The board of directors has the authority to amend, suspend, or terminate the ESPP, at any time and for any reason, provided certain types of amendments will require the approval of our stockholders. Any benefits, privileges, entitlements and obligations under any outstanding purchase rights granted before an amendment, suspension or termination of the ESPP will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. The ESPP will remain in effect until terminated by the board of directors in accordance with the terms of the ESPP.
2019 Equity Incentive Plan
The following describes the material terms of the 2019 Plan which was adopted by the board of directors and approved by the stockholders of Legacy Archer in September 2021.
Stock Awards.   The 2019 Plan provides for the grant of ISOs, NSOs and restricted stock awards, or collectively, stock awards. ISOs may be granted only to our employees and the employees of our affiliates. All other awards may be granted to our employees, directors and consultants and the employees and consultants of our affiliates. We have granted stock options and restricted stock awards under the 2019 Plan.
Share Reserve.   Subject to certain capitalization adjustments, the aggregate number of shares of our Common Stock that may be issued pursuant to stock awards under the 2019 Plan is 15,689,294 shares, all of which may be granted as ISOs. If a stock award granted under the 2019 Plan expires or otherwise terminates without being exercised in full, or is surrendered pursuant to an option exchange program, the shares of our Common Stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2019 Plan. In addition, the following types of shares of our Common Stock under the 2019 Plan may become available for the grant of new stock awards under the 2019 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award.
Administration.   Our board of directors, or a duly authorized committee thereof, has the authority to administer the 2019 Plan. Our board of directors may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of Common Stock to be subject to such stock awards. Subject to the terms of the 2019 Plan, the plan administrator determines the award recipients, dates of grant, the numbers and types of stock awards to be granted and the applicable fair market value and the provisions of the stock awards, including the period of their exercisability, the vesting schedule applicable to a stock award and any repurchase rights that may apply.
The plan administrator has the authority to modify outstanding awards, including reducing the exercise, purchase or strike price of any outstanding stock award, canceling any outstanding stock award in exchange for new stock awards, cash or other consideration or taking any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.
Stock Options.   ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. Options granted under the 2019 Plan vest at the rate specified by the plan administrator.
The plan administrator determines the term of stock options granted under the 2019 Plan, up to a maximum of ten years. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash; (2) a check; (3) a promissory note with such recourse, interest, security and redemption provisions as the plan administrator determines to be appropriate; (4) a cancellation of indebtedness; (5) a broker-assisted cashless exercise; (6) the tender of shares of our Common Stock previously owned by the optionholder; and, (7) other legal consideration approved by the plan administrator.

Tax Limitations on Incentive Stock Options.   The aggregate fair market value, determined at the time of grant, of our Common Stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Awards.   Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.
Changes to Capital Structure.   In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the numbers and class of shares or other stock or securities: (x) available for future stock awards under the 2019 Plan and (y) covered by each outstanding award, (2) the exercise price per share of each such outstanding option, and (3) any repurchase price per share applicable to shares issued pursuant to any award.
Corporate Transactions.   The 2019 Plan provides that in the event of certain specified significant corporate transactions set forth in the 2019 Plan, unless otherwise provided in an award agreement or other written agreement between Archer and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards: (1) arrange for the continuation of such outstanding stock awards by Archer (if Archer is the surviving corporation); (2) arrange for the assumption of such outstanding stock awards by the surviving corporation or its parent; (3) arrange for the substitution by the surviving corporation or its parent of new options or equity awards for such stock awards; (4) cancel or arrange for the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of, if any, of the fair market value of the shares subject to such awards as of the closing date of such corporate transaction over the exercise price or purchase price paid or to be paid for the shares subject to the stock awards; or (5) cancel or arrange for the cancellation of any outstanding options or an outstanding right to purchase restricted stock, in either case, for no consideration. Any escrow, holdback, earnout or similar provisions agreed to pursuant to, or in connection with, a corporate transaction may apply to any payment or other right a participant may be entitled to under the 2019 Plan, if any, to the same extent and in the same manner as the provisions apply to holders of Archer’s common stock. The plan administrator is not obligated to treat all stock awards or portions thereof in the same manner, and the plan administrator may take different actions with respect to the vested and unvested portions of a stock award.
Change in Control.   Under the 2019 Plan, a change of control is generally (1) a sale of all or substantially all of our assets other than to an Excluded Entity (as defined below), (2) a merger, consolidation or other capital reorganization or business combination transaction of Archer with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (3) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of all of our then outstanding voting securities. An “Excluded Entity” means a corporation or other entity of which the holders of our voting capital stock outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.
Transferability.   A participant generally may not transfer stock awards under the 2019 Plan other than by will, the laws of descent and distribution or as otherwise provided under the 2019 Plan.
Amendment and Termination.   Our board of directors has the authority to amend or terminate the 2019 Plan, provided that, with certain exceptions, such action does not materially and adversely impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No options may be granted after the tenth anniversary of the date our board of directors adopted the 2019 Plan. No stock awards may be granted under the 2019 Plan while it is suspended or terminated. The 2019 Plan terminated in connection with the Business Combination.
Following the Business Combination, we assumed the outstanding stock options under the 2019 Plan and converted such stock options into options to purchase our Common Stock. Such stock options will continue to be governed by the terms of the 2019 Plan and the stock option agreements thereunder, until such outstanding options are exercised or until they terminate or expire by their terms. No further awards shall be made under the 2019 Plan following the effectiveness of the 2021 Plan.
401(k) Plan
We provide a retirement savings plan for the benefit of our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). The 401(k) plan provides that each participant may contribute up to an annual statutory limit. Participants who are at least 50 years old can also contribute additional amounts based on statutory limits for “catch-up” contributions. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants.
Rule 10b5-1 Sales Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy and the lock-up restrictions set forth in that certain Registration Rights Agreement such persons have entered into in connection with the Business Combination. For more information regarding such lock-up agreements, please see the section titled “Certain Relationships and Related Party Transactions — Archer Related Agreements — Registration Rights Agreements”.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this prospectus, below is a description of transactions since our inception on October 16, 2018 to which Atlas or Legacy Archer were a party or will be a party, in which:
•
the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of Legacy Archer’s capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Legacy Archer Related Party Transactions
Founder Convertible Promissory Note
In October 2019, Legacy Archer issued and sold convertible promissory notes with an aggregate principal amount of $600,570 with an interest rate of 5% per annum (the “Founder Notes”) pursuant to a note purchase agreement. In November 2019, Legacy Archer held the initial closing of its Series Seed Preferred Stock financing (as described below), which triggered the automatic conversion of the outstanding principal plus accrued interest on such notes into shares of Series Seed Preferred Stock.
The participants in the convertible note financing included entities affiliated with members of Legacy Archer’s board of directors. The following table sets forth the aggregate principal amount of the Founder Notes issued to such parties:
Noteholders	Aggregate Principal Amount
Capri Growth LLC(1)	$300,285
Hight Drive Growth LLC(2)	300,285

(1)
Adam Goldstein, co-CEO and co-Chairman of our board of directors, is a managing member of Capri Growth LLC, a beneficial owner of greater than 5% of our capital stock.

(2)
Brett Adcock, co-CEO and co-Chairman of our board of directors, is a managing member of Hight Drive Growth LLC, a beneficial owner of greater than 5% of our capital stock.

Series Seed Preferred Stock Financing
Between November 2019 to December 2019, Legacy Archer issued and sold an aggregate of 16,363,635 shares of its Series Seed Preferred Stock at a purchase price of $0.33 per share, for an aggregate purchase price of $5.4 million, and issued an aggregate of 1,829,880 shares of Legacy Archer’s Series Seed Preferred Stock upon conversion of the Founder Notes. Each share of Legacy Archer’s Series Seed Preferred Stock converted into one share of Legacy Archer’s common stock in connection with the Closing.
The table below sets forth the number of shares of Series Seed Preferred Stock purchased by Legacy Archer’s related parties:
Stockholder	Shares of Series Seed Preferred Stock	Total Cash Purchase Price	Principal & Interest Cancelled
Capri Growth LLC(1)	914,940	$—	$301,930
Hight Drive Growth LLC(2)	914,940	—	301,930
Marc Lore	15,151,515	5,000,000	—
Adam Goldstein(1)	606,060	200,000	—
Brett Adcock(2)	606,060	200,000	—

(1)
Adam Goldstein, co-CEO and co-Chairman of our board of directors, is a managing member of Capri Growth LLC, a beneficial owner of greater than 5% of our capital stock.

(2)
Brett Adcock, co-CEO and co-Chairman of our board of directors, is a managing member of Hight Drive Growth LLC, a beneficial owner of greater than 5% of our capital stock.

2019 Convertible Promissory Note
Between November 2019 and December 2019, Legacy Archer issued and sold convertible promissory notes with an aggregate principal amount of $5.0 million and an interest rate of 10% per annum (the “2019 Notes”) pursuant to a note purchase agreement. In July 2020, Legacy Archer held the initial closing of its Series A Preferred Stock financing (as described below), in which holders of all 2019 Notes elected to convert the outstanding principal plus accrued interest on the 2019 Notes into shares of Series A Preferred Stock.
The participants in the convertible note financing included members of our board of directors and an owner of greater than 5% of Legacy Archer’s capital stock. The following table sets forth the aggregate principal amount of the 2019 Notes issued to such parties:
Noteholders	Aggregate Principal Amount
Marc Lore	$3,000,000
Adam Goldstein(1)	1,000,000
Brett Adcock(2)	1,000,000

(1)
Adam Goldstein is co-CEO and co-Chairman of our board of directors.

(2)
Brett Adcock is co-CEO and co-Chairman of our board of directors.

Series A Preferred Stock Financing
Between July 2020 and October 2020, Legacy Archer issued and sold an aggregate of 41,872,399 shares of its Series A Preferred Stock at a purchase price of $1.2046 per share, for an aggregate purchase price of $50.4 million, and issued an aggregate of 4,395,023 shares of Legacy Archer’s Series A Preferred Stock upon conversion of the 2019 Notes. Each share of Legacy Archer’s Series A Preferred Stock converted into one share of Legacy Archer’s common stock in connection with the Closing.
The table below sets forth the number of shares of Legacy Archer Series A Preferred Stock purchased by Legacy Archer’s related parties:
Stockholder	Shares of Series A Preferred Stock	Total Cash Purchase Price	Principal & Interest Cancelled
Capri Growth LLC(1)	1,660,302	$2,000,000	—
Hight Drive Growth LLC(2)	1,660,302	2,000,000	—
Marc Lore	5,675,959	6,837,260	—
	2,633,739	—	$3,172,603
Adam Goldstein	880,642	—	1,060,822
Brett Adcock	880,642	—	1,060,822
TCP Archer Aviation LLC	7,702,468	9,278,392	—

(1)
Adam Goldstein, co-CEO and co-Chairman of our board of directors, is a managing member of Capri Growth LLC, a beneficial owner of greater than 5% of our capital stock.

(2)
Brett Adcock, co-CEO and co-Chairman of our board of directors, is a managing member of High Drive Growth LLC, a beneficial owner of greater than 5% of our capital stock.

Loans to Executive Officers
In November 2020, Legacy Archer entered into partial recourse promissory note arrangements with Mr. Adcock and Mr. Goldstein. The aggregate principal amount of each promissory note was $396,827 and bore interest at 0.38% per annum. All of the principal and interest under the note was repaid upon the Closing.
Loans to the Sponsor
Atlas entered into a promissory note with the Sponsor effective June 25, 2021, pursuant to which Atlas borrowed an aggregate amount of $300,000, which was used to finance transaction costs in connection with the Business Combination. The loan was non-interest bearing and paid off in connection with the Business Combination.
Business Combination Private Placement
In connection with the execution of the Business Combination Agreement, Subscription Agreements were entered into with certain investors, pursuant to which each investor agreed to purchase an aggregate of 60,000,000 PIPE Shares, for a purchase price of $10.00 per share and an aggregate purchase price of $600.0 million, in the PIPE Financing. UAV purchased 2,500,000 PIPE Shares for an aggregate purchase price of $25.0 million. Marc Lore purchased 1,000,000 PIPE Shares for an aggregate purchase price of $10.0 million. Brett Adcock and Adam Goldstein, Archer’s Co-Chief Executive Officers, each agreed to purchase 100,000 PIPE Shares for an aggregate purchase price of $1,000,000, respectively.
Other Transactions
Legacy Archer entered into employment agreements with its executive officers. For more information regarding employment agreements with our named executive officers, see the section titled “Executive Compensation of Archer — Employment Arrangements with Executive Officers.”
Legacy Archer has also granted stock options to its executive officers. For a description of these equity awards, see the section titled “Executive Compensation of Archer.”
Transaction Support Agreements
In February 2021, Atlas, Legacy Archer and certain Legacy Archer stockholders, including holders affiliated with members of the Legacy Archer’s board of directors and beneficial owners of greater than 5% of Legacy Archer’s capital stock, entered into the Transaction Support Agreements, whereby such Archer stockholders agreed to, among other things, vote all of their shares of Legacy Archer’s capital stock in favor of the approval and adoption of the transactions contemplated by the Business Combination Agreement. Additionally, such stockholders agreed, among other things, not to transfer any of their shares of Legacy Archer common stock and Legacy Archer preferred stock (or enter into any arrangement with respect thereto), subject to certain customary exceptions, or enter into any voting arrangement that is inconsistent with the Transaction Support Agreement.
Indemnification Agreements
Legacy Archer has entered into indemnification agreements with each of its directors and officers. The indemnification agreements require Legacy Archer to indemnify its directors and officers to the fullest extent permitted by Delaware law.
Archer Related Agreements
Registration Rights Agreement
In connection with the Closing of the Business Combination, certain holders of our capital stock entered into that certain Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the holders of (i) the Sponsor Shares, (ii) the Private Warrants and the Class A Shares underlying such Private Warrants, (iii) the Private Warrants that may be issued upon conversion of working capital loans, (iv) the shares underlying the private placement warrants previously issued to United Airlines and assumed by us in connection with the Business Combination, and (v) the Class A Shares issued or issuable to holders of greater than 2% of Legacy Archer common stock on a fully-diluted basis as of the Closing Date, have registration rights to require us to register a sale of any of our securities held by them. The Registration Rights Agreement also provides that neither the Sponsor nor any person who was a holder of greater than 2% of Legacy Archer Common Stock on a fully-diluted basis on the Closing Date shall transfer certain of its registrable securities until the earlier of (i) 180 days after the completion of the Business Combination, and (ii) the date subsequent to the Business Combination on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. The Sponsor has also agreed not to transfer any Private Warrants (or any shares issued or issuable upon the exercise of such Private Warrants) until 30 days after Closing.
Related Person Transactions Policy Following the Business Combination
Upon the consummation of the Business Combination, our board of directors adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness, subject to certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act.
Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.
Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:
•
the risks, costs, and benefits to us;

•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the extent of the related person’s interest in the transaction;

•
the purpose and terms of the transaction;

•
management’s recommendation with respect to the proposed related person transaction;

•
the availability of other sources for comparable services or products; and

•
whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction.

Our audit committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.
Indemnification Agreements
Our Certificate of Incorporation contains provisions limiting the liability of our executive officers and directors, and our Bylaws provide that we will indemnify each of our executive officers and directors to the fullest extent permitted under Delaware law. Our Certificate of Incorporation and our Bylaws also provide our board of directors with discretion to indemnify certain key employees when determined appropriate by our board of directors.
We have entered into indemnification agreements with all of our directors and executive officers. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our Certificate of Incorporation and our Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee. For more information regarding these indemnification agreements, see the section entitled “Description of Securities”.
Atlas Related Agreements
The Sponsor and its permitted transferees hold an aggregate of 12,500,000 Sponsor Shares and 8,000,000 Private Warrants. Each Private Warrant entitles the holder to purchase one Class A Share at $11.50 per share. The 8,000,000 Private Warrants (including the Class A Shares issuable upon exercise of the Private Warrants) may not, subject to certain limited exceptions, be transferred, assigned, or sold until 30 days after Closing.
Prior to the Closing, Atlas utilized office space at 399 Park Ave., New York, New York 10022 rented from the Sponsor. Atlas paid the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of the management team. Following the Closing, Atlas ceased paying these monthly fees.
Except as otherwise disclosed in this prospectus, no compensation of any kind, including finder’s and consulting fees, was paid to the Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on Atlas’ behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.
Atlas engaged Moelis & Company LLC as a financial advisor in connection with the Business Combination and paid a customary financial advisory fee in an amount that constitutes a market standard financial advisory fee for comparable transactions.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of September 16, 2021 by:
•
each person known by us to be the beneficial owner of more than 5% of any class of our Common Stock;

•
each of our named executive officers and directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 156,991,960 shares of Class A Shares and 83,641,594 Class B Shares issued and outstanding as of September 16, 2021.
Name of Beneficial Owner(1)	Class A		Class B		% of Combined Voting Power
	Number of Shares	%	Number of Shares	%
5% or Greater Stockholders:
Atlas Crest Investment LLC(2)	20,500,000	13.1%	—	*	2.1%
Marc Lore(3)	25,925,286	16.5	—	*	2.6
United Airlines Ventures, Ltd.(4)	9,076,047	5.7	—	*	*
Executive Officers and Directors:
Brett Adcock	37,017,931(5)	19.1	36,917,931(6)	44.1%	37.2
Adam Goldstein	37,017,931(7)	19.1	36,917,931(8)	44.1	37.2
Ben Lu	—	*	—	*	*
Andy Missan	—	*	—	*	*
Tom Muniz	1,551,816	*	—	*	*
Deborah Diaz	—	*	—	*	*
Fred Diaz	—	*	—	*	*
Oscar Munoz	250,000	*	—	*	*
Maria Pinelli	—	*	—	*	*
Michael Spellacy(9)	90,000	*	—	*	*
All current directors and executive officers as a group (10 persons)(10)	75,927,678	32.9	73,835,862	88.3	74.5

*
Less than one percent.

(1)
Unless otherwise indicated, the business address of each of the following is 1880 Embarcadero Road, Palo Alto, CA 94303.

(2)
Includes (i) 12,500,000 Class A Shares and (ii) 8,000,000 Private Warrants. Atlas Crest Investment LLC is the record holder of the shares reported herein and its address is c/o Atlas Crest Investment Corp., 399 Park Avenue, 5th Floor, New York, NY 10022.

(3)
Marc Lore is the record holder of the shares reported herein and his address is 443 Greenwich Street, PHA, New York, NY 10013.

(4)
United Airlines Ventures, Ltd. is the record holder of the shares reported herein and its address is 233 S. Wacker Drive, Chicago, IL 60606.

(5)
Consists of (i) 100,000 Class A Shares held by Hight Drive Growth LLC, (ii) 27,756,278 Class B Shares held by Hight Drive Growth LLC, and (iii) 9,161,653 Class B Shares held by Mr. Adcock. Class B Shares may be converted into Class A Shares, at the discretion of the holder, on a one-for-one basis within 60 days. Mr. Adcock is a managing member of Hight Growth LLC. Brett Adcock has sole voting and dispositive power with respect to these shares.

(6)
Consists of (i) 27,756,278 Class B Shares held by Hight Drive Growth LLC and (ii) 9,161,653 Class B Shares held by Mr. Adcock. Mr. Adcock is a managing member of Hight Growth LLC. Brett Adcock has sole voting and dispositive power with respect to these shares.

(7)
Consists of (i) 100,000 Class A Shares held by Capri Growth LLC, (ii) 27,756,278 Class B Shares held by Capri Growth LLC, and (iii) 9,161,653 Class B Shares held by Mr. Goldstein. Class B Shares may be converted into Class A Shares, at the discretion of the holder, on a one-for-one basis within 60 days. Mr. Goldstein is a managing member of Capri Growth LLC. Adam Goldstein has sole voting and dispositive power with respect to these shares.

(8)
Consists of (i) 27,756,278 Class B Shares held by Capri Growth LLC and (ii) 9,161,653 Class B Shares held by Mr. Goldstein. Mr. Goldstein is a managing member of Capri Growth LLC. Adam Goldstein has sole voting and dispositive power with respect to these shares.

(9)
Mr. Spellacy is currently a member of our board of directors and was a member of the Atlas board of directors prior to the Business Combination. Mr. Spellacy is also a member of the Sponsor.

(10)
Includes the shares described in notes (5) to (9).

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the selling securityholders from time to time of: (i) up to 166,605,041 Class A Shares, consisting of (a) up to 12,500,000 Class A Shares issued as Sponsor Shares, (b) 61,512,500 Class A Shares, consisting of 60,000,000 PIPE Shares and 1,512,500 Class A Shares issued to satisfy certain fees related to the Business Combination and PIPE Financing, (c) up to 8,732,280 Class A Shares issuable upon the exercise of the Private Warrants, and (d) 83,860,261 Class A Shares pursuant to the Registration Rights Agreement; and (ii) up to 8,732,280 Private Warrants. We are required to file this registration statement in accordance with our obligations set forth in the Registration Rights Agreement as more fully described in “Certain Relationships and Related Party Transactions — Archer Related Agreements — Registration RightsAgreements”. The selling securityholders may from time to time offer and sell some, all or none of their shares of Class A Common Stock, Private Warrants and Public Warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling securityholders” includes the persons listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interests in the Class A Common Stock, Private Warrants or Public Warrants other than through a public sale.
Certain securityholders are subject to lock-up restrictions pursuant to the Registration Rights Agreement, which provides that such securityholders will not transfer such shares until the earlier of (i) 180 days after the completion of the Business Combination, and (ii) the date subsequent to the Business Combination on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. The Sponsor has also agreed not to transfer any of its Private Warrants (or any shares issued or issuable upon the exercise of such Private Warrants) until 30 days after Closing. In addition, 1,875,000 shares of the 12,500,000 Sponsor Shares remain subject to certain vesting and forfeiture conditions, set forth in the Sponsor Letter Agreement. These 1,875,000 Sponsor Shares shall vest (and shall not be subject to forfeiture) upon the occurrence of the Sponsor Earn Out Trigger Event, which is defined as the first date on which our volume weighted average price of the Class A Common Stock over any 10 trading days within the preceding 20 trading day period within three years from the Closing Date is greater than or equal to $12.00. If this trigger event does not occur during the period beginning on the Closing Date and ending on the three year anniversary of the Closing Date, the 1,875,000 Sponsor Shares will not vest and shall be deemed transferred by the forfeiting holder to us and shall be cancelled and cease to exist.
Except as set forth in the footnotes below, the following table sets forth, based on written representations from the selling securityholders, certain information as of the date hereof regarding the beneficial ownership of our Class A Common Stock and Warrants by the selling securityholders and the shares of Class A Common Stock and Warrants being offered by the selling securityholders. For the avoidance of doubt, the table below also includes Sponsor Shares and shares of Class A Common Stock issued upon the exercise of options not yet vested. The applicable percentage ownership of Class A Common Stock is based on 156,991,960 Class A Shares outstanding as of the Closing Date. Information with respect to shares of Class A Common Stock, the Private Warrants and the Public Warrants owned beneficially after the offering assumes the sale of all of the shares of Class A Common Stock, Private Warrants or Public Warrants registered hereby.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders have sole voting and investment power with respect to all shares of Common Stock and Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling securityholders, no selling securityholder is a broker-dealer or an affiliate of a broker dealer.
Except as set forth in the footnotes below, (i) the following table does not include up to 16,666,667 Class A Shares issuable upon exercise of the Public Warrants and (ii) the address of each selling securityholder is 1880 Embarcadero Road, Palo Alto, CA 94303, unless stated otherwise.

Please see the section titled “Plan of Distribution” for further information regarding the selling securityholder’s method of distributing these shares.
Name of Selling Securityholders	Shares of Class A Common Stock				Warrants to Purchase Class A Common Stock
	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
PIPE Investors
40 North Latitude Master Fund Ltd.(1)	2,000,000	2,000,000	—	—	—	—	—	—
AI Atlas Holdings LLC(2)	2,000,000	2,000,000	—	—	—	—	—	—
Alyeska Master Fund, L.P.(3)	500,000	500,000	—	—	—	—	—	—
American Funds Insurance Series – Growth Fund(4)	446,251	446,251	—	—	—	—	—	—
Arena Capital Fund, LP – Series 3(5)	100,000	100,000	—	—	—	—	—	—
Arena Capital Fund, LP – Series 5(5)	100,000	100,000	—	—	—	—	—	—
Arena Capital Fund, LP – Series 9(5)	100,000	100,000	—	—	—	—	—	—
Baron Partners Fund(6)	1,502,000	500,000	1,002,000	*	—	—	—	—
BMO Nesbitt Burns Inc. ITF Polar Long/Short Master Fund(7)	756,328	756,328	—	—	—	—	—	—
BMO Nesbitt Burns Inc. ITF Polar Multi-Strategy Master Fund(7)	543,672	543,672	—	—	—	—	—	—
BMO Nesbitt Burns ITF MMCAP International Inc. SPC for and on behalf of MMCAP Master Segregated Portfolio(8)	500,000	500,000	—	—	—	—	—	—
Broadscale AA Investors LP(9)	500,000	500,000	—	—	—	—	—	—
Capital Group Growth Fund of America Trust (US)(10)	27,796	27,796	—	—	—	—	—	—
Funds associated with Putnam Investment Management, LLC(11)	300,000	300,000	—	—	—	—	—	—
CVI Investments, Inc.(12)	1,755,857	1,000,000	755,857	*	—	—	—	—
D. E. Shaw Oculus Portfolios, L.L.C.(13)	187,500	187,500	—	—	—	—	—	—
D. E. Shaw Valence Portfolios, L.L.C.(14)	562,500	562,500	—	—	—	—	—	—
David Fox(15)	242,581	242,581	—	—	66,528	66,528	—	—
Decca SF, L.P.(16)	500,000	500,000	—	—	—	—	—	—
Deep Field Opportunities Fund, L.P.(17)	400,000	400,000	—	—	—	—	—	—
Eileen K. Murray(18)	280,081	280,081	—	—	66,528	66,528	—	—
Empyrean Capital Overseas Master Fund, Ltd.(19)	200,000	200,000	—	—	—	—	—	—
Entities affiliated with Monashee Investment Management LLC(20)	200,000	200,000	—	—	—	—	—	—
Evolution VCP 18X LLC(21)	100,000	100,000	—	—	—	—	—	—
Exor Seeds, L(22)	1,000,000	1,000,000	—	—	—	—	—	—
Falcon 2021 LLC(23)	300,000	300,000	—	—	—	—	—	—
FCA Italy S.p.A(24)	7,500,000	7,500,000	—	—	—	—	—	—
Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds(25)	1,000,000	1,000,000	—	—	—	—	—	—

Name of Selling Securityholders	Shares of Class A Common Stock				Warrants to Purchase Class A Common Stock
	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Glenview Capital Master Fund, Ltd.(26)	339,317	339,317	—	—	—	—	—	—
Glenview Capital Opportunity Fund, L.P.(27)	268,011	268,011	—	—	—	—	—	—
Glenview Capital Partners, L.P.(28)	46,491	46,491	—	—	—	—	—	—
Glenview Institutional Partners, L.P.(29)	121,474	121,474	—	—	—	—	—	—
Glenview Offshore Opportunity Master Fund, Ltd.(30)	224,707	224,707	—	—	—	—	—	—
Gratia Capital Concentrated Master Fund, Ltd.(31)	100,000	100,000	—	—	—	—	—	—
GTAM TS Investment LLC(32)	200,000	200,000	—	—	—	—	—	—
Gundy Co ITF The HGC Fund LP(33)	500,000	500,000	—	—	—	—	—	—
Halle Special Situations Fund LLC(34)	100,000	100,000	—	—	—	—	—	—
Hawkeye Capital Master(35)	850,000	850,000	—	—	—	—	—	—
Inherent ESG Opportunity Master, LP(36)	1,000,000	1,000,000	—	—	—	—	—	—
Iridian Asset Management LLC(37)	2,000,000	2,000,000	—	—	—	—	—	—
Jericho Growth Fund I LP(38)	750,000	750,000	—	—	—	—	—	—
Kayne Anderson NextGen Energy & Infrastructure, Inc.(39)	500,000	500,000	—	—	—	—	—	—
Liberty City Ventures 1815, LLC(40)	5,000,000	5,000,000	—	—	—	—	—	—
Linden Capital L.P.(41)	500,000	500,000	—	—	—	—	—	—
Entities affiliated with Longfellow Investment Management(42)	300,000	300,000	—	—	—	—	—	—
Luktev GmbH(43)	7,084,808	400,000	6,684,808	4.3%	—	—	—	—
Entities affiliated with Luxor Capital(44)	1,000,000	1,000,000	—	—	—	—	—	—
Entities affiliated with Magnetar Financial LLC(45)	500,000	500,000	—	—	—	—	—	—
Marc Lore(46)	25,925,286	1,000,000	24,925,286	15.9%	—	—	—	—
MDC Capital Partners (Ventures) LP(47)	700,000	700,000	—	—	—	—	—	—
Mesa Air Group, Inc.(48)	2,269,012	2,269,012	—	—	—	—	—	—
Entities managed by UBS O-Connor LLC(49)	200,000	200,000	—	—	—	—	—	—
Senator Global Opportunity Master Fund L.P.(50)	1,500,000	1,500,000	—	—	—	—	—	—
SMALLCAP World Fund, Inc.(51)	3,134,336	3,134,336	—	—	—	—	—	—
Entities affiliated with Suvretta(52)	750,000	750,000	—	—	—	—	—	—
Tamarack EV Opportunities I LLC(53)	100,000	100,000	—	—	—	—	—	—
TBC Magnetar, L.P.(54)	1,500,000	1,500,000	—	—	—	—	—	—
Tech Opportunities LLC(55)	500,000	500,000	—	—	—	—	—	—
The Alex Rodriguez Revocable Trust dated January 5, 1998(56)	1,500,000	1,500,000	—	—	—	—	—	—
The Growth Fund of America(57)	4,891,617	4,891,617	—	—	—	—	—	—
Third Point Loan LLC(58)	2,500,000	2,500,000	—	—	—	—	—	—

Name of Selling Securityholders	Shares of Class A Common Stock				Warrants to Purchase Class A Common Stock
	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Todd and Kasey Lemkin Trust Agreement dated Dec. 3, 2009(59)	75,000	75,000	—	—	—	—	—	—
Ulysses Offshore Fund Ltd.(60)	24,000	24,000	—	—	—	—	—	—
Ulysses Partners L.P.(60)	176,000	176,000	—	—	—	—	—	—
United Airlines Ventures, Ltd.(61)	9,076,047	10,255,387	4,717,365	3.0%	—	—	—	—
XN Exponent Master Fund LP(62)	1,200,000	1,200,000	—	—	—	—	—	—
Other Selling Securityholders(63)	1,322,500	1,322,500	—	—	—	—	—	—
Total – PIPE Investors	102,333,172	70,144,561	38,085,316	24.3%	133,056	133,056	—	—
Directors & Officers of Archer and their Affiliated Entities
Brett Adcock(64)	37,017,931	37,017,931	—	—	—	—	—	—
Adam Goldstein(65)	37,017,931	37,017,931	—	—	—	—	—	—
Michael Spellacy(66)	90,000	90,000	—	—	—	—	—	—
Total – Directors & Officers of Archer and their Affiliated Entities	74,125,862	74,125,862	—	—	—	—	—	—
Other Holders of Registration Rights
ASJC Global LLC – Series 2(67)	943,717	943,717	—	—	589,823	589,823	—	—
Atlas Crest Investment LLC(68)	16,211,543	16,211,543	—	—	6,475,258	6,475,258	—	—
Emanuel Pearlman(69)	205,081	205,081	—	—	66,528	66,528	—	—
FM Atlas Crest Holdings, LLC(70)	519,855	519,855	—	—	—	—	—	—
Gitter Enterprises, LLC(71)	746,070	746,070	—	—	145,512	145,512	—	—
Moelis & Company Group LP(72)	2,976,072	2,976,072	—	—	589,823	589,823	—	—
SVB Financial Group(73)	366,140	366,140	—	—	366,140	366,140	—	—
SVB Innovation Credit Fund VIII, L.P.(74)	366,140	366,140	—	—	366,140	366,140	—	—
Total – Other Holders of Registration Rights	22,334,618	22,334,618	—	—	8,599,224	8,599,224	—	—
Total	198,793,652	166,605,041	38,085,316	24.3%	8,732,280	8,732,280	—	—

*
Less than one percent

(1)
40 North Latitude Master Fund Ltd. is now known as Standard Latitude Master Fund Ltd. ("Latitude"). David Winter and David Millstone are the co-managers of 40 North Management LLC (now known as Standard Investments LLC), which holds the sole voting power in Latitude and 40 North GP III LLC (now known as Standard Investments LLC), the General Partner of Latitude. Mr. Winter and Mr. Millstone are the sole directors of Latitude. The business address of Latitude is c/o Standard Investments LLC 9 West 57th Street, 46th floor, New York, NY 10019.

(2)
Each of Access Industries Management, LLC (“AIM”) and Mr. Len Blavatnik may be deemed to beneficially own, and share investment and voting power over, the 2,000,000 shares of Class A Common Stock held directly by AI Atlas Holdings LLC (“AIAH”) because (i) Mr. Blavatnik controls AIM and holds a majority of the outstanding voting interests in AIAH and (ii) AIM is the controlling entity of AIAH. Each of AIM and Mr. Blavatnik disclaim beneficial ownership of the shares held directly by AIAH, except to the extent of their actual pecuniary interest therein. The address of Mr. Blavatnik and each of the foregoing entities is 40 West 57th Street, 28th Floor, New York, NY 10019.

(3)
Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska”),

has voting and investment control of the shares of Class A Common Stock held by the Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.
(4)
Capital Research and Management Company (“CRMC”) serves as investment adviser to American Funds Insurance Series-Growth Fund (the “Growth Fund”). CRMC, Capital World Investors (“CWI”) and/or Capital International Investors (“CII”) may be deemed to be the beneficial owner of the shares of Class A Common Stock held by the Growth Fund; however, each of CRMC, CWI and CII expressly disclaims that it is the beneficial owner of such securities. Paul Benjamin, Mark L. Casey, Irfan M. Furniturewala, Anne-Marie Peterson, Andraz Razen and Alan J. Wilson, as portfolio managers, have voting and investment powers over the shares held by the Growth Fund. The address for the Growth Fund is c/o Capital Research and Management Company, 333 S. Hope Street, 50th Floor, Los Angeles, CA 90071. The Growth Fund acquired the securities being registered hereby in the ordinary course of its business.

(5)
Arena Capital Advisors, LLC manages this entity as the General Partner for Arena Capital Fund, LP. The address of the entity is 12121 Wilshire Blvd Suite 1010, Los Angeles, CA 90025.

(6)
Baron Partners Fund is a registered investment company under the Investment Company Act of 1940. Mr. Ronald Baron has voting and/or investment control over the shares of Class A Common Stock held by Baron Partners Fund and, accordingly, may be deemed to have beneficial ownership of such shares. Mr. Baron disclaims beneficial ownership of the shares held by Baron Partners Fund. The business address of Baron Partners Fund and BAMCO, Inc. is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(7)
Polar Multi-Strategy Master Fund and Polar Long/Short Master Fund (the “Polar Funds”) are under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Funds and has control and discretion over the shares of Class A Common Stock held by the Polar Funds. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Funds. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Polar Funds is c/o Polar Asset Management Partners Inc., , 16 York Street, Suite 2900 Toronto, ON MSJ OE6.

(8)
Matthew MacIssac is the Secretary of MM Asset Management Inc., the Investment Advisor to MMCAP International Inc. SPC, and as such, may be deemed to be the beneficial owner of the 500,000 shares of Class A Common Stock. The business address for the entity is BMO Nesbitt Burns, 1 First Canadian Place B1 Level Stock Cage, Toronto, ON M5X 1H3.

(9)
Broadscale AA General Partner LLC is the General Partner of Broadscale AA Investors LP. Andrew L. Shapiro of 430 Park Avenue, Suite 1501, New York, NY 10022 is the Managing Member of Broadscale AA General Partner LLC.

(10)
Capital Bank and Trust Company (“CB&T”) serves as the discretionary trustee for Capital Group Growth Fund of America Trust (US) (the “Capital Group Growth Fund”), and Capital Research and Management Company (“CRMC”) serves as investment adviser to CB&T for the Capital Group Growth Fund. CB&T, CRMC, Capital World Investors (“CWI”), Capital International Investors (“CII”) and/or Capital Research Global Investors (“CRGI”) may be deemed to be the beneficial owner of the shares of Class A Common Stock held by the Capital Group Growth Fund; however, each of CB&T, CRMC, CWI, CII and CRGI expressly disclaims that it is the beneficial owner of such securities. Christopher D. Buchbinder, Mark L. Casey, Barry S. Crosthwaite, J. Blair Frank, Joanna F. Jonsson, Carl M. Kawaja, Donald D. O’Neal, Anne-Marie Peterson, Alex Popa, Andraz Razen, Martin Romo, Lawrence R. Solomon and Alan J. Wilson, as portfolio managers, have voting and investment powers over the shares held by the Capital Group Growth Fund. The address for the Capital Group Growth Fund is c/o Capital Research and Management Company, 333 S. Hope Street, 50th Floor, Los Angeles, CA 90071. The Capital Group Growth Fund acquired the securities being registered hereby in the ordinary course of its business.

(11)
Consists of (i) 277,744 shares of Class A Common Stock held by Putnam Investment Funds — Putnam

Sustainable Future Fund (the “Putnam Investment Fund”) and (ii) 22,256 shares of Class A Common Stock held by Putnam Variable Trust — Putnam VT Sustainable Future Fund (the “Putnam Variable Trust”, and, together with the Putnam Investment Fund, the “Putnam Funds”). The Putnam Funds are mutual funds registered with the SEC under the Investment Company Act of 1940, as amended, whose account is managed by Putnam Investment Management, LLC, including sole dispositive power over the shares of Class A Common Stock. The Board Policies and Nominating Committee of the board of trustees of the Putnam Funds has sole voting power over the shares held by the Putnam Funds. The business address for each entity is c/o Putnam Investment Management, LLC, 100 Federal Street, Mail Stop: M26A, Boston, MA 02210.
(12)
Consists of (i) 1,000,000 PIPE Shares and (ii) 755,857 shares of Class A Common Stock (the “CVI Shares”) held by CVI Investments, Inc. (“CVI”). Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the CVI Shares and may be deemed to be the beneficial owner of the CVI Shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the CVI Shares. Mr. Kobinger disclaims any such beneficial ownership of the CVI Shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.

(13)
D. E. Shaw Oculus Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the 187,500 shares of Class A Common Stock to be registered for resale pursuant to the Registration Statement (the “Subject Shares”. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Oculus Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Shares on DESCO LP’s and DESCO LLC’s behalf.

D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Subject Shares.
David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares. The business address of D. E. Shaw Oculus Portfolios, L.L.C. is c/o D. E. Shaw & Co., L.P., 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.
(14)
D. E. Shaw Valence Portfolios, L.L.C. has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the 562,500 shares of Class A Common Stock to be registered for resale pursuant to the Registration Statement (the “Subject Shares” . D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of D. E. Shaw Valence Portfolios, L.L.C., may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the D.E. Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf.

D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any of our shares directly, and each such entity disclaims beneficial ownership of the Subject Shares.
David E. Shaw does not own any of our shares directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares. The business address of D. E. Shaw Oculus Portfolios, L.L.C. is c/o D. E. Shaw & Co., L.P., 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.
(15)
Consists of (i) 98,553 shares of Class A Common Stock held by David Fox & Co. LLC, (ii) 66,528 shares of Class A Common Stock issuable to the David Fox & Co. LLC upon the exercise of Private Warrants exercisable within 30 days of closing, and (iii) 77,500 shares of Class A Common Stock held by David Fox. Mr. Fox is the managing member of David Fox & Co. LLC, and as such may be deemed to have voting and dispositive control of the shares of David Fox & Co. LLC. Mr. Fox was a director of Atlas prior to the Business Combination and is a member of the Sponsor. Mr. Fox’s address is c/o Atlas Crest Investment LLC 399 Park Avenue, Fifth Floor, New York, NY 10022.

(16)
Shahraab Ahmadh holds the sole voting power in Decca SF, L.P. (“Decca”). The business address of Decca is 53rd Street, Suite 900, San Francisco, CA 94103.

(17)
Deep Field Asset Management, LLC, the general partner of Deep Field Opportunities Fund, L.P., and Jordan Moelis, the managing member of Deep Field Asset Management, LLC, each may be deemed to have voting and dispositive power of such shares. The address for Deep Field Opportunities Fund, L.P. is 9355 Wilshire Blvd., Suite 350 Beverly Hills, CA 90210.

(18)
Consists of (i) 213,553 shares of Class A Common Stock held by Ms. Murray and (ii) 66,538 shares of Class A Common Stock issuable to Ms. Murray upon the exercise of Private Warrants exercisable within 30 days of closing. Ms. Murray was a director of Atlas prior to the Business Combination and is a member of the Sponsor. Ms. Murray’s address is c/o Atlas Crest Investment LLC 399 Park Avenue, Fifth Floor, NY, NY 10022.

(19)
Empyrean Capital Partners, LP (“Empyrean”) serves as investment manager to Empyrean Capital Overseas Master Fund, Ltd. (“ECOMF”), and has voting and investment control of the shares of Class A Common Stock held by ECOMF. Empyrean Capital, LLC serves as the general partner to Empyrean. Amos Meron is the managing member of Empyrean Capital, LLC, and as such may be deemed to have voting and dispositive control of the shares held by ECOMF. The address of each of ECOMF, Empyrean, Empyrean Capital, LLC, and Amos Meron is c/o Empyrean Capital Partners, LP, 10250 Constellation Boulevard, Suite 2950, Los Angeles, CA 90067.

(20)
Consists of (i) 51,785 shares of Class A Common Stock held by BEMAP Master Fund Ltd (“BEMAP”), (ii) 39,481 shares of Class A Common Stock held by Monashee Solitario Fund LP (“Monashee Solitario”), (iii) 30,779 shares of Class A Common Stock held by Monashee Pure Alpha SPV I LP (“Monashee Pure Alpha”), (iv) 8,788 shares of Class A Common Stock held by SFL SPV I LLC (“SFL”), (v) 6,702 shares of Class A Common Stock held by Bespoke Alpha MAC MIM LP (“Bespoke Alpha”) and (vi) 62,465 shares of Class A Common Stock held by DS Liquid Div RVA MON LLC (“DS Liquid”). Monashee Investment Management LLC is the investment advisor for BEMAP, Monashee Solitario, Monashee Pure Alpha, SFL, Bespoke Alpha and DS Liquid. Jeff Muller is an officer of Monashee Investment Management LLC, and may be deemed to have voting and investment power of the shares of Class A Common Stock held by BEMAP, Monashee Solitario, Monashee Pure Alpha, SFL, Bespoke Alpha and DS Liquid. The address of the foregoing entities is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(21)
Lee Chaikin holds the sole voting power in Evolution VCP 18X LLC (“Evolution”). The business address of Evolution is 40 West 57th Street, Suite 2020, New York, NY 10019.

(22)
Noam Ohana is the Managing Member of Exor Seeds GP, LLC, the General Partner of Exor Seeds, LP (“Exor”). The business address of Exor is 767 Fifth Avenue, Floor 12A, New York, NY 10153.

(23)
James Lang is the Managing Member of Falcon 2021 LLC. The business address for the entity is 394 Pacific Ave, Floor 2, San Francisco, CA 94111.

(24)
The business address for the entity is Corso Giovanni Agnelli 200, 10135 Torino, TO, Italy.

(25)
The address of the Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds (the “Fund”) is 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561. The Fund is managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc. (the “Parent”). All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”), for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, who are collectively referred to as “Trustees,” act as trustees. The Parent’s subsidiaries have the power to direct the vote and disposition of the securities held by the Fund. Each of the Parent, its subsidiaries, the Trust, and each of the Trustees expressly disclaim beneficial ownership of such securities.

(26)
Larry Robbins, as CEO and portfolio manager, may be deemed to have voting and dispositive power over the shares held by Glenview Capital Master Fund, Ltd. Larry Robbins disclaims beneficial ownership of such shares. The address of Glenview Capital Master Fund, Ltd. is 190 Elgin Avenue George Town, Grand Cayman KY1-9008.

(27)
Larry Robbins, as CEO and portfolio manager, may be deemed to have voting and dispositive power over the shares held by Glenview Capital Opportunity Fund, L.P. Larry Robbins disclaims beneficial ownership of such shares. The address of Glenview Capital Opportunity Fund, L.P. is 767 Fifth Avenue, 44th floor New York, NY 10153.

(28)
Larry Robbins, as CEO and portfolio manager, may be deemed to have voting and dispositive power over the shares held by Glenview Capital Partners, L.P. Larry Robbins disclaims beneficial ownership of such shares. The address of Glenview Capital Partners, L.P. is 767 Fifth Avenue, 44th floor New York, NY 10153.

(29)
Larry Robbins, as CEO and portfolio manager, may be deemed to have voting and dispositive power over the shares held by Glenview Institutional Partners, L.P. Larry Robbins disclaims beneficial ownership of such shares. The address of Glenview Institutional Partners, L.P. is 767 Fifth Avenue, 44th floor New York, NY 10153.

(30)
Larry Robbins, as CEO and portfolio manager, may be deemed to have voting and dispositive power over the shares held by Glenview Offshore Opportunity Master Fund, Ltd. Larry Robbins disclaims beneficial ownership of such shares. The address of Glenview Offshore Opportunity Master Fund, Ltd. is 190 Elgin Avenue George Town, Grand Cayman KY1-9008.

(31)
Gratia Capital LLC is the General Partner of Gratia Capital Concentrated Master Fund, Ltd. Steve Pei of 11835 West Olympic Boulevard, Suite 385, Los Angeles California 90064 is the Managing Member of Gratia Capital LLC.

(32)
Steven A. Tananbum is sole Class A Member of GTAM TS investment LLC, serving as a manager thereof and has discretionary authority to trade the shares and make voting and investment decisions relating to such shares. The business address for GTAM TS Investment LLC is 300 Park Avenue, 21st Floor, New York, NY 10022.

(33)
Shares held in trust by Gundy Co for The HGC Fund LP. Sean Kallir is the Chief Executive Officer of The HGC Fund LP and has the power to vote or dispose of such shares. The address of The HGC Fund LP is 601-366 Adelaide St W, Toronto, ON M5V 1R9.

(34)
John Peter Gutfreund is the Managing Member of Halle Capital Partners GP LLC, the General Partner of Halle Special Situations Fund LLC (“Halle”). The business address of Halle is 767 5th Avenue, 44th floor, New York, NY 10153.

(35)
Hawkeye Capital Management LLC (“HCMLLC”), the Investment Advisor of Hawkeye Capital

Master (“HCM”), has voting and investment control of the shares of Class A Common Stock held by HCM. Richard Rubin is the managing member of HCMLLC and may be deemed the beneficial owner of the shares of Class A Common Stock held by HCM. The business address of HCM is 1828 Bay Rd, 2nd Floor Miami Beach, Fl 33139.
(36)
Inherent ESG Opportunity GP, LLC (the “ESG GP”), is the general partner of the selling securityholder in this offering and may be deemed to have voting and dispositive power with respect to the shares. Anthony Davis, Michael Ellis, and Danielle Schaefer may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Davis is the indirect beneficial owner of the selling securityholder, and, together with Mr. Ellis, and Ms. Schaefer, disclaims beneficial ownership of the shares of Common Stock held by the selling securityholder. The business address of the selling securityholder is Attn: Inherent Group, 510 LaGuardia Pl, 5th Floor, New York, NY 10012.

(37)
Consists of (i) 35,000 shares of Class A Common Stock held by Iridian Durascent Fund, LP, (ii) 235,000 shares of Class A Common Stock held by Iridian Eagle Fund, LP, (iii) 1,630,000 shares of Class A Common Stock held by Iridian Raven Fund, LP, and (iv) 100,000 shares of Class A Common Stock held by Iridian Wasabi Fund, LP. Iridian Asset Management LLC is the investment manager of each of these funds and has voting and investment power over the securities. The address of Iridian Asset Management LLC is 276 Post Road West, Westport, CT 06880-4703.

(38)
Joshua Resnick is the Managing Member of Jericho Growth GP I LLC, the General Partner of Jericho Growth Fund I L.P. (“Jericho”). The business address of Jericho is 510 Madison Avenue, 27th Floor, New York, NY 10022.

(39)
James C. Baker and J.C. Frey are the portfolio managers of Kayne Anderson NextGen Energy & Infrastructure, Inc. (“KMF”), and, accordingly, may also be deemed to have investment discretion and voting power over the shares held by KMF. Mr. Baker and Mr. Frey disclaim beneficial ownership of the shares held by KMF. The business address of KMF is, 811 Main St., 14th Floor, Houston, TX 77002.

(40)
Murtaza S. Akbar holds the sole voting power in Liberty City Ventures 1815, LLC (“Liberty City”). The business address of Liberty City is Attn: Murtaza Akbar, 130 Fifth Avenue, Fl 5, New York, NY 10011.

(41)
Linden GP LLC is the general partner of Linden Capital L.P. (“Linden Capital”) and, in such capacity, may be deemed to beneficially own the shares held by Linden Capital. Linden Advisors LP is the investment manager of Linden Capital. Siu Min (Joe) Wong is the principal owner and controlling person of Linden Advisors LP and Linden GP LLC. In such capacities, Linden Advisors LP and Mr. Wong may each be deemed to beneficially own the shares held by Linden Capital. The principal business address for Linden Capital is Victoria Place, 31 Victoria Street, Hamilton HM10, Bermuda. The principal business address for each of Linden Advisors, LP Linden GP LLC and Mr. Wong is 590 Madison Avenue, 15th Floor, New York, New York 10022.

(42)
Consists of (i) 14,295 shares of Class A Common Stock held by Boothbay Absolute Return Strategies, LP, (ii) 9,530 shares of Class A Common Stock held by Boothbay Diversified Alpha Master, LP, (iii) 2,344 shares of Class A Common Stock held by Starr Commonwealth, (iv) 234,375 shares of Class A Common Stock HR Fund LP, (iv) 11,719 shares of Class A Common Stock held by BBR Fixed Income Opportunities LP; (v) 8,203 shares of Class A Common Stock held by BBR Absolute Return (QP), LP, (vi) 938 shares of Class A Common Stock held by BBR Absolute Return, LP, (vii) 1,020 shares of Class A Common Stock held by BBR Absolute Return Ltd., and (vii) 17,576 shares of Class A Common Stock held by BCOF Special Account, Ltd. Acting as their investment advisor, Longfellow Investment Management Co., LLC is deemed to have investment discretion and shared voting control over the shares beneficially owned by their clients. David Stueher, portfolio manager, may be deemed to be the beneficial owner of such shares. The business address for Longfellow Investment Management Co., LLC is 125 High Street, Suite 832, Boston, MA 02110.

(43)
Consists of (i) 400,000 PIPE Shares and (ii) 6,684,808 shares of Class A Common Stock issued in connection with the Business Combination. Lukasz Gadowski is the Managing Director of Luktev GmbH (“Luktev”), and, accordingly, may also be deemed to have investment discretion and voting power over the shares of Class A Common Stock held by Luktev. The business address for Luktev is Friedrichstr. 68, Berlin, Germany 10117.

(44)
Consists of (i) 1,228 shares of Class A Common Stock held by Luxor Capital Partners Long Offshore

Master Fund, LP, (ii) 3,674 shares of Class A Common Stock held by Luxor Capital Partners Long, LP, (iii) 75,393 shares of Class A Common Stock held by Luxor Capital Partners Offshore Master Fund, LP, (iv) 120,320 shares of Class A Common Stock held by Luxor Capital Partners, LP, (v) 8,228 shares of Class A Common Stock held by Luxor Gibraltar, LP — Series 1, (vi) 52,407 shares of Class A Common Stock held by Luxor Wavefront, LP and (vii) 738,750 shares of Class A Common Stock held by Lugard Road Capital Master Fund, LP. Jonathan Green, Portfolio Manager, Luxor Capital Group, LP, the investment manager for Lugard Road Capital Master Fund, LP, has voting and/or investment control over the shares held by such entity. Christian Leone, Portfolio Manager, Luxor Capital Group, LP, the investment manager for each of Luxor Capital Partners Long Offshore Master Fund, LP, Luxor Capital Partners Long, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Capital Partners, LP, Luxor Gibraltar, LP — Series 1, Luxor Wavefront, LP, has voting and/or investment control over the shares held by such entities. The principal business address of the entity is 1114 Avenue of the Americas 28th Floor, New York, NY 10036.
(45)
Magnetar Financial LLC (“MFL”) serves as investment manager of each of Magnetar Capital Master Fund, Ltd., Magnetar Discovery Master Fund Ltd, Purpose Alternative Credit Fund Ltd., Purpose Alternative Credit Fund — T LLC, Magnetar Constellation Master Fund, Ltd., Magnetar Constellation Fund II, Ltd, Magnetar Longhorn Fund LP, Magnetar SC Fund Ltd, and Magnetar Xing He Master Fund Ltd. MFL is the manager of Magnetar Lake Credit Fund LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL. The business address for the Magnetar Funds is c/o Magnetar Financial LLC, 1603 Orrington Ave., 13th Floor, Evanston, IL 60201.

(46)
Marc Lore’s address is 443 Greenwich Street, PHA, New York, NY 10013.

(47)
MDC Capital Partners (Ventures) GP, LP is the general partner of MDC Capital Partners (Ventures), LP. MDC Capital Partners (Ventures) GP, LP has created an investment committee comprised of four individual members, which has the authority, by affirmative majority consent, to approve all investment and divestment decisions made with respect to MDC Capital Partners (Ventures), LP. Each of the members of the investment committee expressly disclaims beneficial ownership of the shares held by MDC Capital Partners (Ventures), LP. The address of the entities listed herein is c/o Mubadala Capital, 22nd Floor Al Sila Tower, Abu Dhabi Global Market, Al Maryah Island, Abu Dhabi, United Arab Emirates.

(48)
Consists of (i) 1,179,341 shares of Class A Common Stock issued in connection with the Business Combination, (ii) 500,000 PIPE Shares, and (ii) 589,671 shares of Class A Common Stock issued upon the exercise of the vested portion of the Mesa Warrants. Jonathan G. Ornstein, Michael J. Lotz and Brian S. Gillman are officers and directors of Mesa and, accordingly, may also be deemed to have investment discretion and voting power over the shares held by Mesa. Messrs. Ornstein, Lotz and Gillman disclaims beneficial ownership of the shares held by Mesa. The business address for Mesa is 410 N. 44th Street, STE 700, Phoenix, AZ 85008.

(49)
Consists of (i) 92,300 shares of Class A Common Stock held by Nineteen77 Global Merger Arbitrage Master Limited, (ii) 15,400 shares of Class A Common Stock held by Nineteen77 Global Merger Arbitrage Opportunity Fund, and (iii) 92,300 shares of Class A Common Stock held by Nineteen77 Global Multi-Strategy Alpha Master Limited. Mr. Kevin Russell is the Chief Investment Officer of UBS O’Connor LLC, the investment manager of the selling securityholders, has voting and/or investment control over the shares held by the selling securityholders. As a result, Mr. Russell may be deemed to beneficially own the shares held by the selling securityholder. Notwithstanding the foregoing, Mr. Russell disclaims any such beneficial ownership, except to the extent of his pecuniary interest. The principal business address of the entity is One N Wacker Drive 31st Floor, Chicago, IL 60606.

(50)
Senator Investment Group LP (“Senator”) is investment manager of the selling security holder and may be deemed to have voting and dispositive power with respect to the shares. The general partner of Senator is Senator Management LLC (the “Senator GP”). Douglas Silverman controls Senator GP, and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling security holder. Mr. Silverman disclaims beneficial ownership of the shares held by this selling security holder. The address for Senator Global Opportunity Master Fund L.P. is c/o Senator Investment Group LP 510 Madison Avenue, 28th Floor, New York, NY 10022.

(51)
Capital Research and Management Company (“CRMC”) serves as investment adviser to SMALLCAP World Fund, Inc. (the “Fund”). CRMC, Capital World Investors (“CWI”), Capital International Investors (“CII”) and/or Capital Research Global Investors (“CRGI”) may be deemed to be the beneficial owner of the shares of Common Stock held by the Fund; however, each of CRMC, CWI, CII and CRGI expressly disclaims that it is the beneficial owner of such securities. Brady L. Enright, Julian N. Abdey, Jonathan Knowles, Gregory W. Wendt, Peter Eliot, Bradford F. Freer, Leo Hee, Roz Hongsaranagon, Harold H. La, Dimitrije Mitrinovic, Aidan O’Connell, Samir Parekh, Andraz Razen, Renaud H. Samyn, Michael Beckwith and Arun Swaminathan, as portfolio managers, have voting and investment powers over the shares held by the Fund. The address for the Fund is c/o Capital Research and Management Company, 333 S. Hope Street, 50th Floor, Los Angeles, CA 90071.

(52)
Consists of (i) 5,000 shares of Class A Common Stock held by Suvretta Long Master Fund, Ltd., and (ii) 745,000 shares of Class A Common Stock held by Suvretta Master Fund, Ltd. Suvretta Capital Management, LLC is the investment manager of Suvretta Long Master Fund, Ltd. and Suvretta Master Fund, Ltd. Aaron Cowen is the Chief Investment Officer of Suvretta Capital Management, LLC. Suvretta Capital Management, LLC and Mr. Cowen may be deemed to be the beneficial owners of the securities beneficially owned by Suvretta Long Master Fund, Ltd. and Suvretta Master Fund, Ltd. Mr. Cowen has the power to vote and dispose of the securities held by Suvretta Long Master Fund, Ltd. and Suvretta Master Fund, Ltd. The principal business address of the entity is 540 Madison Avenue 7th Floor, New York, NY 10022.

(53)
John McCormick, the Managing Director of Tamarack EV Opportunities I LLC (“Tamarack”), has voting and investment control of the shares held by Tamarack Richard Rubin is the managing member of HCMLLC and may be deemed the beneficial owner of the shares of Class A Common Stock held by HCM. The business address of Tamarack is 12 Wooddale Road, Greenwich, CT 06830.

(54)
Tomales Bay Capital LLC is the General Partner of TBC Magnetar, L.P. Iqbaljit Kahlon of 53rd Street, Suite 900, San Francisco, California 94103 is the Managing Member of Tomales Bay Capital LLC.

(55)
Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The business address of the entities and persons named herein is c/o Hudson Bay Capital Management LP 28 Havemeyer Place, 2nd Floor Greenwich CT 06830.

(56)
Alex Rodriguez, Trustee of The Alex Rodriguez Revocable Trust dated January 5, 1998, is deemed to have power to vote or dispose of the shares of Class A Common Stock being offered hereby. The business address is of the trust is 21731 Ventura Blvd., Ste 300, Woodland Hills, CA 91364.

(57)
Capital Research and Management Company (“CRMC”) serves as investment adviser to The Growth Fund of America (the “Fund”). CRMC, Capital World Investors (“CWI”), Capital International Investors (“CII”), and/or Capital Research Global Investors (“CRGI”) may be deemed to be the beneficial owner of the shares of Class A Common Stock held by the Fund; however, each of CRMC, CWI, CII and CRGI expressly disclaims that it is the beneficial owner of such securities. Christopher D. Buchbinder, Mark L. Casey, Barry S. Crosthwaite, J. Blair Frank, Joanna F. Jonsson, Carl M. Kawaja, Donald D. O’Neal, Anne-Marie Peterson, Alex Popa, Andraz Razen, Martin Romo, Lawrence R. Solomon and Alan J. Wilson, as portfolio managers, have voting and investment powers over the shares held by the Fund. The address for the Fund is c/o Capital Research and Management Company, 333 S. Hope Street, 50th Floor, Los Angeles, CA 90071.

(58)
The shares of Class A Common Stock set forth herein are directly beneficially owned by Third Point

Loan LLC (“TP Loan”). TP Loan is an affiliate of Third Point LLC (“Third Point”) and holds the securities listed herein as nominee for funds managed and/or advised by Third Point and not in its individual capacity. Daniel S. Loeb is the Chief Executive Officer of Third Point. By reason of the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, Third Point and Mr. Loeb may be deemed to be the beneficial owners of the securities beneficially owned by TP Loan. Third Point and Mr. Loeb hereby disclaim beneficial ownership of all such securities, except to the extent of any indirect pecuniary interest therein. The business address for Mr. Loeb and the entities identified in this footnote is c/o Third Point LLC, 55 Hudson Yards, 51st Floor, New York, NY 10001.
(59)
Todd Lemkin, Trustee of the Todd and Kasey Lemkin Trust Agreement dated Dec. 3, 2009, is deemed to have power to vote or dispose of the shares of Class A Common Stock being offered hereby. The business address is of the trust is 10771 Bellagio Rd, Los Angeles, CA 90077.

(60)
Ulysses Management LLC, a Delaware limited liability company (“Ulysses Management”), in its capacity as investment manager, may be deemed to share voting and investment power over the shares of Class A Common Stock beneficially owned by Ulysses Partners, L.P., a Delaware limited partnership (“Ulysses Partners”) and Ulysses Offshore Fund, Ltd., an exempted company incorporated and existing under the laws of the Cayman Islands (“Ulysses Offshore,” and collectively with Ulysses Partners, the “Ulysses Purchasers”). Joshua Nash LLC, a Delaware limited liability company (“Nash LLC”), as the managing general partner of Ulysses Partners, may be deemed to share voting and investment power over the shares beneficially owned by Ulysses Partners; and Joshua Nash, who is a United States citizen (“Mr. Nash”), as an executive of Ulysses Management, the sole member of Nash LLC and the President of Ulysses Offshore, may be deemed to share voting and investment power over the shares beneficially owned by each of Ulysses Management, Ulysses Partners and Ulysses Offshore. The address of each Ulysses Management affiliate is c/o Ulysses Management LLC, One Rockefeller Plaza, New York, NY 10020.

(61)
Consists of (i) 4,717,365 shares of Class A Common Stock issued in connection with the Business Combination, (ii) 2,000,000 PIPE Shares, (iii) 2,358,682 shares of Class A Common Stock issued upon the exercise of the vested portion of the United Warrant, and (iv) 5,896,705 shares of Class A Common Stock issuable upon the exercise of the remainder of the United Warrant, which may be exercised upon satisfaction of the vesting conditions contained therein. United Airlines Ventures, Ltd. (“UAV”) is an indirect, wholly-owned subsidiary of United Airlines Holdings, Inc. (“UAH”), and is controlled by a board of directors consisting of five directors appointed by UAH. The board of directors of UAV at any time and from time to time has voting and dispositive power over the shares beneficially owned by UAV, and the approval of a majority of the directors is required to approve an action. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. As a result, none of the individual directors on the board of directors of UAV is deemed to have beneficial ownership of such shares. The address of UAV is 233 South Wacker Drive, Chicago, IL 60606.

(62)
XN LP serves as investment manager to XN Exponent Master Fund LP (the “Fund”) and has discretionary authority to make investment decisions and determine how to vote any securities held by the Fund. The general partner of XN LP is XN Management GP LLC, which is indirectly controlled by Gaurav Kapadia. The principal business address of the entities referenced herein is 412 West 15th Street, 13th Floor, New York, NY.

(63)
Consists of shares of Class A Common Stock beneficially owned by 20 selling securityholders affiliated with the Sponsor who own less than 1.0% of our outstanding Class A Common Stock prior to this offering. The address of this group is 399 Park Avenue, New York NY 10022.

(64)
Consists of (i) 100,000 shares of Class A Common Stock held by Hight Drive Growth LLC, (ii) 27,756,278 shares of Class B Common Stock held by Hight Drive Growth LLC, and (iii) 9,161,653 shares of Class B Common Stock held directly by Brett Adcock. Brett Adcock has sole voting and dispositive power with respect to these shares. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock.

(65)
Consists of (i) 100,000 shares of Class A Common Stock held by Capri Growth LLC, (ii) 27,756,278 shares of Class B Common Stock held by Capri Growth LLC, and (iii) 9,161,653 shares of Class B

Common Stock held directly by Adam Goldstein. Adam Goldstein has sole voting and dispositive power with respect to these shares. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock.
(66)
Mr. Spellacy is currently a member of our board of directors and was a member of the Atlas board of directors prior to the Business Combination. Mr. Spellacy is also a member of the Sponsor.

(67)
Consists of (i) 943,717 shares of Class A Common Stock held by ASJC Global LLC - Series 2 and (ii) 589,823 shares of Class A Common Stock issuable to ASJC Global LLC - Series 2 upon the exercise of Private Warrants exercisable within 30 days of closing. The address of this entity is 3 Columbus Circle, 24th Floor, New York, NY 10019.

(68)
Consists of (i) 9,736,285 shares of Class A Common Stock held by the Sponsor as Sponsor Shares and (ii) 6,475,258 shares of Class A Common Stock issuable to the Sponsor upon the exercise of Private Warrants exercisable within 30 days of Closing. The Sponsor is the registered holder of the Sponsor Shares and Private Warrants reported herein. Kenneth Moelis is the sole managing member of the Sponsor. Mr. Moelis has voting and investment discretion with respect to the common stock held of record by the Sponsor. Mr. Moelis disclaims any beneficial ownership of any shares held by the Sponsor except to the extent of his ultimate pecuniary interest. The address of the Sponsor is 399 Park Avenue, Fifth floor, New York NY 10022.

(69)
Consists of (i) 205,081 shares of Class A Common Stock held by Mr. Pearlman and (ii) 66,528 shares of Class A Common Stock issuable to Mr. Pearlman upon the exercise of Private Warrants exercisable within 30 days of closing.

(70)
The address of this entity is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.

(71)
Consists of (i) 746,070 shares of Class A Common Stock held by Gitter Enterprises, LLC and (ii) 145,512 shares of Class A Common Stock issuable to Gitter Enterprises, LLC upon the exercise of Private Warrants exercisable within 30 days of closing. The address of this entity is c/o Moelis & Company, 399 Park Avenue, Fifth Floor, New York NY 10022.

(72)
Consists of (i) 2,386,249 shares of Class A Common Stock held by Moelis & Company Group LP and (ii) 589,823 shares of Class A Common Stock issuable to the Moelis & Company Group LP upon the exercise of Private Warrants exercisable within 30 days of closing. Moelis & Company Group LP is an affiliate of Moelis & Company LLC, a broker-dealer registered with the Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority. These shares were received as compensation to satisfy certain fees related to the Business Combination and PIPE Financing. Moelis & Company Group LP is a member of the Sponsor. The address of Moelis & Company Group LP is c/o Moelis & Company, 399 Park Avenue, Fifth Floor, New York NY 10022.

(73)
Daniel Beck, Chief Financial Officer of SVB Financial Group, Michael Kruse, Treasurer of SVB Financial Group, Ryan Henry, Portfolio Manager for SVB Financial Group, Bradford Davis, Senior Portfolio Manager for SVB Financial Group, and David Busch, Head of Corporate Investments and Capital Markets for SVB Financial Group, have voting and/or investment control over the shares held by SVB Financial Group. The principal business address of the entity is 3003 Tasman Drive, Santa Clara, CA 95054.

(74)
The address of this entity is 2770 Sand Hill Road, Menlo Park, CA 94025.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock and the exercise, disposition and lapse of our Warrants. The Common Stock and the Warrants are referred to collectively herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our securities.
This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the ownership or disposition of our securities.
We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any non-income U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax- qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the ownership and disposition of our securities.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Tax Considerations Applicable to U.S. Holders
Taxation of Distributions
If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid or deemed paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “Tax Considerations Applicable to U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.
Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at long-term capital gains rates. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock
A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized generally will be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock generally will equal the U.S. Holder’s acquisition cost for such Common Stock (or, in the case of Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Common Stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders generally are eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.
Exercise of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Common Stock received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.
In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the Common Stock received upon exercise of the Warrant.
Sale, Exchange, Redemption or Expiration of a Warrant
Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants generally will equal the U.S. Holder’s acquisition cost of the Warrant, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “Tax Considerations Applicable to U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.
If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. The deductibility of capital losses is subject to certain limitations.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock that is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “Tax Considerations Applicable to U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.
Information Reporting and Backup Withholding
In general, information reporting requirements may apply to distributions paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to Non-U.S. Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our Common Stock, to the extent paid or deemed paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S.

Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders — Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.
Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of a Warrant
The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “Tax Considerations Applicable to U.S. Holders — Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Tax Considerations Applicable to Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”
Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants
A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants or an expiration or redemption of our Warrants, unless:
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the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

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the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock or Warrants and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Common Stock. These rules may be modified as applied to the Warrants. There can be no assurance that our Common Stock will or will not be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above generally will be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation; however, there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Tax Considerations Applicable to Non-U.S. Holders — Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) impose a U.S. federal withholding tax of 30% on certain payments paid to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a federal withholding tax of 30% on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.
FATCA withholding currently applies to payments of dividends. The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of our Common Stock and Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE REDEMPTION OF ATLAS PUBLIC SHARES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

DESCRIPTION OF SECURITIES
The following is a summary of the rights of our Common Stock and preferred stock. This summary is qualified by reference to the complete text of our Certificate of Incorporation and our Bylaws filed as exhibits to the registration statement of which this prospectus forms a part.
General
Our Certificate of Incorporation authorizes us to issue up to 700,000,000 shares of our Class A Common Stock, par value $0.0001 per share, 300,000,000 shares of our Class B Common Stock, par value $0.0001 per share, and 10,000,000 shares of our preferred stock, par value $0.0001 per share.
Common Stock
Voting Power
Holders of our Class A Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders, and holders of Class B Common Stock are entitled to ten votes per share on all matters to be voted upon by the stockholders. The holders of Class A Common Stock and Class B Common Stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our Certificate of Incorporation. Delaware law could require either holders of Class A Common Stock or Class B Common Stock to vote separately as a single class in the following circumstances:
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if we were to seek to amend our Certificate of Incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

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if we were to seek to amend our Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

As a result, in these limited instances, the holders of a majority of Class A Common Stock could defeat an amendment to our Certificate of Incorporation.
Dividends
Holders of Class A Common Stock and Class B Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. We do not anticipate paying any cash dividends in the foreseeable future.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Conversion
Each share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock. In addition, each share of Class B Common Stock will automatically convert into one share of Class A Common Stock upon transfer to a non-authorized holder. In addition, Class B Common Stock is subject to “sunset” provisions, under which all share of Class B Common Stock will automatically convert into an equal number of share of Class A Common Stock upon the earliest to occur of (i) the ten-year anniversary of the Closing of the Business Combination, (ii) the date specified by the holders of two-thirds of the then outstanding Class B Common Stock, voting as a separate class, and when the number of Class B Common Stock represents less than 10% of the aggregate number of Class A

Common Stock and Class B Common Stock then outstanding. In addition, each share of Class B Common Stock will automatically convert into an equal number of Class A Common Stock upon the earliest to occur of (a) in the case of an Archer Founder, the date that is nine months following the death or incapacity of such Archer Founder, and, in the case of any other holder, the date of the death or incapacity of such holder, (b) in the case of an Archer Founder, the date that is 12 months following the date that such Archer Founder ceases to provide services to Archer and its subsidiaries as an executive officer, employee or director of Archer, and, in the case of any other holder, immediately at the occurrence of any such event, and (c) in the case of an Archer Founder or any other holder, at least 80% (subject to customary capitalization adjustments) of the Class B Common Stock held by such Archer Founder (on a fully as converted/as exercised basis) as of immediately following the Closing of the Business Combination having been transferred (subject to the exceptions described above).
Preemptive or Other Rights
Stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to Class A Common Stock and Class B Common Stock.
Election of Directors
Our board of directors will remain divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term. There will be no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors will be in a position to elect all of the directors.
Preferred Stock
Under our Certificate of Incorporation, shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control or the removal of existing management. No shares of preferred stock are outstanding as of the Closing and we have no present plans to issue any shares of preferred stock.
Warrants
SVB Warrants
In connection with a certain Loan and Security Agreement, Archer issued Silicon Valley Bank a warrant to purchase 211,642 shares of Legacy Archer common stock (“SVB Warrant I”). At the Effective Time, SVB Warrant I was automatically exchanged for a warrant to purchase 366,140 Class A Common Stock at an exercise price of $11.50 per share.
In connection with a certain Loan and Security Agreement, Archer and SVB Innovation Credit Fund VIII, L.P. entered into a warrant to purchase 211,641 shares of Legacy Archer common stock (“SVB Warrant II”) per warrant agreement with SVB Innovation Credit Fund VIII. At the Effective Time, SVB Warrant II was automatically exchanged for a warrant to purchase 366,140 Class A Common Stock at an exercise price of $11.50 per share.
Mesa Warrant
In connection with the Collaboration Agreement with United and the Assignment and Assumption Agreement with Mesa, Legacy Archer issued Mesa a warrant to purchase 1,171,649 shares of Legacy Archer Common Stock at an exercise price of $0.01. The Mesa Warrant was adjusted by the application of the Exchange Ratio at the Effective Time.
United Warrant
In connection with the Purchase Agreement and Collaboration Agreement, Archer issued the United Warrant to United Airlines, of which 1,171,649 shares subject to such warrant were assigned to Mesa pursuant to the Assignment and Assumption Agreement. The United Warrant was assigned by United Airlines to UAV and shall vest and become exercisable upon the achievement of certain milestones. The United Warrant was adjusted by the application of the Exchange Ratio at the Effective Time.
FCA Warrant
In connection with the FCA Agreements, (as defined below) Legacy Archer issued FCA US LLC a warrant to purchase up to 1,671,202 shares of Legacy Archer Common Stock at an exercise price of $0.01 per share (the “Initial FCA Warrant”). The Initial FCA Warrant shall vest and become exercisable upon the achievement of certain milestones. The Initial FCA Warrant was adjusted by the application of the Exchange Ratio at the Effective Time.
In connection with that certain consulting agreement, Legacy Archer issued FCA Italy S.p.A. a warrant to purchase up to 1,070,000 shares of Class B Common Stock at an exercise price of $0.01 per share (the “Second FCA Warrant”). The Second FCA Warrant shall vest and become exercisable upon the achievement of certain milestones. The Second FCA Warrant was adjusted by the application of the Exchange Ratio at the Effective Time.
Redeemable Warrants
As of the Closing of the Business Combination, there were 24,666,667 Warrants outstanding (excluding the warrants discussed immediately above), consisting of 16,666,667 Public Warrants and 8,000,000 Private Warrants held by the Sponsor. Each Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share at any time commencing 30 days after the Closing of the Business Combination. The Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the Closing of the Business Combination, or earlier upon redemption or liquidation.
Holders of Public Warrants cannot pay cash to exercise their Public Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such Warrants and a current prospectus relating thereto. Notwithstanding the foregoing, if a registration statement covering the Class A Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of warrants.
The Private Warrants are identical to the Public Warrants except that such warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the Atlas Initial Stockholders or their permitted transferees.
We may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,
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at any time after the warrants become exercisable;

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upon not less than 30 days’ prior written notice of redemption to each warrant holder;

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if, and only if, the last reported sale price of the shares of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

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if, and only if, there is a current registration statement in effect with respect to the shares of Class A Common Stock underlying such warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.
The redemption criteria for our Warrants was established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.
If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.
The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Public Warrants and Private Warrants, if such modification or amendment is being undertaken prior to, or in connection with, the closing, or Warrants, if such modification or amendment is being undertaken after the closing, in order to make any change that adversely affects the interests of the registered holders.
The exercise price and number of shares of Class A Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The Warrants will not be adjusted for issuances of shares of Class A Common Stock at a price below their respective exercise prices.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the office of the warrant agent, with the subscription form, as set forth in the warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the warrant agent, for the number of Warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Anti-Takeover Provisions
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Certificate of Incorporation and Bylaws
Among other things, our Certificate of Incorporation and our Bylaws:
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permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

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provides that the authorized number of directors may be changed only by resolution of our board of directors;

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provides that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed with or without cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2∕3% of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our chief executive officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

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does not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Class A Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2∕3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.
The combination of these provisions may make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock.
Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law:
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any derivative action or proceeding brought on our behalf;

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any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of the Company, to the Company or the Company’s stockholders;

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any action asserting a claim against us arising under the Delaware General Corporation Law;

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any action regarding our Certificate of Incorporation or our Bylaws (as either may be amended from time to time);

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any action as to which the Delaware General Corporate Law confers jurisdiction to the Court of Chancery of the State of Delaware;

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any action asserting a claim against us that is governed by the internal affairs doctrine , in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants.

Our Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Limitations of Liability and Indemnification
See “Management — Limitation on Liability and Indemnification of Directors and Officers”.
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Common Stock or Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of our Common Stock then outstanding; or

•
the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the average weekly reported trading volume of Atlas Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Common stock that stockholders of Legacy Archer received in connection with the Business Combination are freely tradable without restriction or further registration under the Securities Act, except for certain shares of our Common Stock issued pursuant to the 2019 Plan and 2021 Plan, and any shares issued to our affiliates within the meaning of Rule 144.
As of the date of this prospectus, there are 25,398,947 Warrants outstanding, consisting of 16,666,667 Public Warrants and 8,732,280 Private Warrants. The Public Warrants are freely tradable. In addition, we are obligated to use best efforts to file a registration statement under the Securities Act covering 16,666,667 shares of our Class A Common Stock that may be issued upon the exercise of the Public Warrants no later than 15 business days after the Closing, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the Public Warrants.
Registration Rights Agreement
In connection with the Closing of the Business Combination, we entered into the Registration Rights Agreement on September 16, 2021, pursuant to which the holders of Registrable Securities (as defined therein) became entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.
For a detailed description of the Registration Rights Agreement, see the section titled “Certain Relationships and Related Party Transactions — Archer Related Agreements — Registration Rights Agreement”.
Transfer Agent
The transfer agent for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, NY 10004.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 25,398,947 shares of Class A Common Stock that are issuable upon the exercise of the Warrants by the holders thereof, consisting of (i) 8,732,280 shares of Class A Common Stock that are issuable upon the exercise of the Private Warrants by the holders thereof and (ii) 16,666,667 shares of Class A Common Stock that are issuable upon the exercise of the Public Warrants by the holders thereof. We are also registering the resale by the selling securityholders or their permitted transferees from time to time of (i) up to 166,605,041 shares of Class A Common Stock (including up to (a) 12,500,000 shares of Class A Common Stock issued as Sponsor Shares, (b) 61,512,500 shares of Class A Common Stock, consisting of 60,000,000 PIPE Shares and 1,512,500 Class A Shares issued to satisfy certain fees related to the Business Combination and PIPE Financing, (c) 8,732,280 shares of Class A Common Stock issuable upon the exercise of the Private Warrants, and (d) 83,860,261 shares of Class A Common Stock pursuant to that certain Registration Rights Agreement) and (ii) up to 8,732,280 Private Warrants. We are required to file this registration statement in accordance with our obligations set forth in the Registration Rights Agreement as more fully described in “Certain Relationships and Related Party Transactions — Archer Related Agreements — Registration Rights Agreements”.
We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.
We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by the selling securityholders.
The shares of Class A Common Stock beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of NYSE;

•
through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
short sales;

•
distribution to employees, members, limited partners or stockholders of the selling securityholders; through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•
pledges to secure debts and other obligations;

•
delayed delivery arrangements;

•
to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
in options transactions;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker- dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders who are “underwriters,” and the compensation of any broker-dealer who executes sales for them, may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or shares offered by this prospectus.
We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn or, in the case of shares issued pursuant to the Subscription Agreements, until three years from the effective date of this registration statement.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Cooley LLP.
EXPERTS
The financial statements of Atlas as of December 31, 2020, and for the period from August 26, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their reports thereon, appearing herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.
The financial statements of Archer as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Archer’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and our securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.archer.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 21, 2021. Unless the context otherwise requires, “Legacy Archer” refers to Archer Aviation Inc. prior to the Closing Date, the “Company” refers to Archer Aviation Inc. (“Archer”) (f/k/a Atlas Crest Investment Corp.) after the Closing, and Atlas Crest Investment Corp. (“Atlas”) prior to the Closing Date.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and presents the combination of the historical financial information of Atlas and Archer adjusted to give effect to the Business Combination and related transactions.
Atlas is a blank check company formed for the purpose of acquiring, through a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization, or other similar business transaction, one or more operating businesses or entities.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of Atlas and the historical balance sheet of Legacy Archer on a pro forma basis as if the Business Combination and the related transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020, combines the historical statements of operations of Atlas and Legacy Archer for such periods on a pro forma basis as if the Business Combination and the related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.
The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of Archer. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of Atlas was derived from the unaudited condensed financial statements of Atlas as of and for the six months ended June 30, 2021 and the audited financial statements for the period from August 26, 2020 (inception) through December 31, 2020. The historical financial information of Legacy Archer was derived from the unaudited condensed financial statements of Legacy Archer as of and for the six months ended June 30, 2021 and the audited financial statements for the year ended December 31, 2020. This information should be read together with Atlas’ and Archer’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Atlas,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Archer” contained in Atlas’ Proxy Statement/Prospectus filed on August 10, 2021, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Form 8-K.
Accounting for the Business Combination
The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Atlas has been treated as the “accounting acquiree” and Archer as the “accounting acquirer” for financial reporting purposes. Archer was determined to be the accounting acquirer primarily because Legacy Archer stakeholders collectively own a majority of the outstanding shares of the combined company as of the closing of the merger, they have nominated six of the seven board of directors as of the closing of the merger, and Legacy Archer’s management continue to manage the combined company. Additionally, Legacy Archer’s business comprises the ongoing operations of the combined company immediately following the consummation of the Business Combination. Accordingly, for accounting purposes, the Business Combination has been treated as the equivalent of Archer issuing shares for the net assets of Atlas, followed by a recapitalization. Accordingly, the consolidated assets, liabilities, and results of operations of Archer is the historical financial statements of the surviving company, and Atlas’ assets, liabilities and results of operations has been consolidated with Archer beginning on the acquisition date.
These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.
The Business Combination and Related Transactions
On February 10, 2021, Atlas entered into the Business Combination Agreement (as amended and restated on July 29, 2021), by and among Atlas, Merger Sub, and Legacy Archer.
In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger, (i) outstanding shares of common stock and preferred stock of Legacy Archer have been converted into a right to receive a number of Archer Class B Shares determined on the basis of an implied Legacy Archer equity value of $1,480 million (the “Implied Equity Value”), (ii) all stock awards (whether vested or unvested) to purchase Legacy Archer common stock have been converted into stock awards with respect to a number of Archer Class B Shares based on the final exchange ratio and (iii) outstanding warrants (whether vested or unvested) to purchase Legacy Archer common stock have been converted into warrants to purchase a number of Archer Class A Shares or Archer Class B Shares, as applicable, determined on the basis of the Implied Equity Value. The Legacy Archer equityholders have the right to convert their Archer Class B Shares into Archer Class A Shares pursuant to the terms of the Archer Charter.
Concurrently with the execution of the Business Combination Agreement, Atlas entered into the Subscription Agreements with certain investors, pursuant to which, on the Closing Date (as defined in the Business Combination Agreement), and concurrently with the closing of the Business Combination, investors purchased an aggregate of 60,000,000 Atlas Class A Shares at a price of $10.00 per share, for aggregate gross proceeds of $600.0 million (the “PIPE Financing”). The Subscription Agreements provide that Atlas have granted the investors in the PIPE Financing certain customary registration rights.
Pursuant to the terms of the Business Combination Agreement, and subject to their continued employment through immediately prior to Closing, Brett Adcock and Adam Goldstein (the “Archer Founders”) were allocated 40,018,450 restricted stock units (the “Archer Founder Grants”) immediately prior to Closing. The Archer Founder Grants have been issued under the Archer Aviation Inc. 2019 Stock Plan, as amended, and are a size that, when taken together with their existing equity ownership, resulted in each of the Archer Founders owning up to 18% of the “Total Outstanding Capitalization”, which is defined as all outstanding shares of capital stock of Archer following Closing (assuming the exercise, exchange or conversion in full of all outstanding exercisable, exchangeable or convertible securities, including options, restricted stock units, or warrants, in each case of Archer outstanding as of immediately prior to the Closing), but not including any (1) shares reserved for issuance under equity incentive or similar plans or (2) shares underlying (or shares subsequently issued in respect of) any warrants or other exercisable, exchangeable or convertible securities of Atlas that are outstanding immediately prior to the Closing and following the Closing, are subject to certain vesting conditions. One-quarter of each Archer Founder Grant will vest upon the achievement (within seven years following the Closing) of the earlier to occur of (i) a price-based milestone or (ii) a performance-based milestone, with a different set of such price and performance-based milestones applying to each quarter of the Archer Founder Grant. The vesting is generally subject to the Founder’s continued employment with Archer through the vesting date. However, if the Archer Founder’s employment is terminated by Archer without “cause” or by the Archer Founder for “good reason” (with such terms as defined in the employment agreements to be entered into with each Archer Founder) the Archer Founder Grants will remain outstanding and eligible to vest for a period of 15 months following such termination of employment.

Of the 12,500,000 Sponsor Shares held by Atlas Crest Investment LLC, a Delaware limited liability company (the “Sponsor”) and its permitted transferees, 1,875,000 Sponsor Shares are subject to vesting and forfeiture provisions (the “Sponsor Earn Out Shares”) beginning on the Closing Date and ending on and including the date of the three-year anniversary of the Closing Date (the “Sponsor Earn Out Period”) based on the Sponsor Earn Out Trigger Event. The “Sponsor Earn Out Trigger Event” means the first date on which the Atlas VWAP over any 10 Trading Days within the preceding 20 Trading Day period during the Sponsor Earn Out Period is greater than or equal to $12.00. If the Sponsor Earn Out Trigger Event does not occur during the Sponsor Earn Out Period, the Sponsor Earn Out Shares that were eligible to vest shall not vest and shall be deemed transferred by the forfeiting holder to Atlas and shall be canceled by Atlas and cease to exist. The accounting treatment of the Sponsor Shares subject to the Sponsor Earn Out Trigger Event is expected to be recognized at fair value upon the closing of the Business Combination and classified in stockholders’ equity. The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments related to the recognition of these shares because there is no net impact on additional paid-in capital on a pro forma combined basis.
The pro forma adjustments giving effect to the Business Combination and related transactions are summarized below, and are discussed further in the footnotes to these unaudited pro forma condensed combined financial statements:
•
the consummation of the Business Combination and reclassification of cash held in Atlas’ Trust Account to cash and cash equivalents, net of redemptions (see below);

•
the consummation of the PIPE Financing;

•
the accounting for deferred offering costs and transaction costs incurred by both Atlas and Legacy Archer; and

•
the accounting for the issuance of restricted stock units in connection with the Archer Founder Grants as stipulated in the Business Combination Agreement.

The unaudited pro forma condensed combined financial information reflects Atlas stockholders’ approval of the Business Combination on September 14, 2021, and that Atlas’ public stockholders holding 24,239,307 shares have elected to redeem their shares prior to the Closing Date.
The following summarizes the pro forma Archer ownership immediately after the Business Combination:
	Class A Shares	Class B Shares	Percentage of Outstanding Shares
Former holders of Legacy Archer common and preferred stock(4)	57,218,767	73,636,982	55%
Atlas Sponsor Shares(1)	10,625,000	—	4%
Legacy Archer Founder Grants(3)	—	10,004,613	4%
Atlas public stockholders	25,760,693	—	11%
PIPE and other investors(2)	61,512,500	—	26%
Pro forma ownership at June 30, 2021	155,116,960	83,641,595	100%

(1)
The Atlas Class B Shares will automatically convert into Atlas Class A Shares upon the consummation of a Business Combination on a one-for-one basis, and each Atlas Class A Share will be reclassified, on a one for one basis, as one New Archer Class A Share. Excludes 1,875,000 Sponsor Earn Out Shares as the earnout contingency has not yet been met.

(2)
Investors in the PIPE Financing have purchased an aggregate of 60,000,000 New Archer Class A Shares for a purchase price of $10.00 per share, for aggregate gross proceeds of $600.0 million. Includes 1,512,500 Class A common stock (based on the assumed price of $10.00 per share of common stock) to be issued to satisfy fees related to the Business Combination and PIPE Financing.

(3)
This number represents 25% of the New Archer Class B Shares underlying the Archer Founder Grants to be issued to the Archer Founders in conjunction with the Business Combination, representing the Archer Founder Grants expected to vest upon the achievement of a performance-based milestone at the closing of the Business Combination.

(4)
Excludes the impact of 4,319,093 options to purchase a number of New Archer Class B Shares and 12,772,625 warrants to purchase a number of New Archer Class A Shares or New Archer Class B shares, as applicable, in accordance with the terms of such warrants; determined on the basis of the Implied Equity Value. The warrants exclude 732,280 warrants that upon close of the Business Combination were exchanged for public warrants.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of Atlas and Legacy Archer. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands, except share and per share data)
	Legacy Archer (Historical)	Atlas Crest Investment Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$5,937	$297	$500,143	3A	$828,016
			(242,421)	3B
			600,000	3D
			(55,640)	3G
			20,000	3J
			(300)	3L
Prepaid expenses	542	252	—		794
Other current assets	199	—	—		199
Total current assets	6,678	549	821,782		829,009
Property and equipment, net	3,572	—	—		3,572
Intangible assets, net	481	—	—		481
Right of use asset	2,687	—	—		2,687
Investments held in Trust Account	—	500,143	(500,143)	3A	—
Other long-term assets	235	79	—		314
Total assets	$13,653	$500,771	$321,639		$836,063
Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$21,710	$7,454	$(8,361)	3G	$20,803
Lease liability	1,329	—	—		1,329
Promissory note – related party	—	300	(300)	3L	—
Other current liabilities	667	103	2,500	3J	3,270
Total current liabilities	23,706	7,857	(6,161)		25,402
Notes payable, net of current portion	—	—	—		—
Lease liability, net of current portion	1,385	—	—		1,385
Other long-term liabilities	215	—	16,925	3J	17,140
Warrant liabilities	—	38,227	575	3J	38,802
Total liabilities	25,306	46,084	11,339		82,729
Commitments and contingencies
Redeemable convertible preferred stock
Series Seed redeemable convertible preferred stock	5,943	—	(5,943)	3E	—
Series A redeemable convertible preferred stock	55,589	—	(55,589)	3E	—
Class A common stock subject to possible redemption	—	500,143	(500,143)	3C	—
See accompanying notes to unaudited pro forma condensed combined financial information.

	Legacy Archer (Historical)	Atlas Crest Investment Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Stockholders’ equity (deficit)
Preferred stock	—	—	—		—
Class A common stock	—	—	(2)	3B	15
			5	3C
			6	3D
			5	3E
			1	3H
Class B common stock	—	1	7	3E	8
			(1)	3H
			1	3I
Common stock	5	—	(5)	3E	—
Additional paid-in capital	80,408	24	(242,419)	3B	1,061,062
			500,138	3C
			599,994	3D
			61,525	3E
			(45,481)	3F
			(42,176)	3G
			99,245	3I
			39,104	3K
			10,700	3M
Accumulated deficit	(153,598)	(45,481)	45,481	3F	(307,751)
			(5,103)	3G
			(99,246)	3I
			(39,104)	3K
			(10,700)	3M
Total stockholders’ equity (deficit)	(73,185)	(45,456)	871,975		753,334
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$13,653	$500,771	$321,639		$836,063

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(in thousands, except share and per share data)
	Legacy Archer (Historical)	Atlas Crest Investment Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Operating and formation costs	$—	$8,490	$—		$8,490
Research and development	21,514	—	—		21,514
General and administrative	28,987	—	72,077	3CC	101,064
Other warrant expense	78,208	—	—		78,208
Franchise tax expense	—	100	—		100
Total operating expenses	128,709	8,590	72,077		209,376
Loss from operations	(128,709)	(8,590)	(72,077)		(209,376)
Change in fair value of warrant liabilities	—	9,280	—		9,280
Interest expense, net	1	9	—		10
Unrealized gain on investments held in Trust Account	—	135	(135)	3AA	—
Other income, net	912	—	—		912
Loss before income taxes	(127,796)	834	(72,212)		(199,174)
Income tax expense	(2)	—	—		(2)
Net loss	$(127,798)	$834	$(72,212)		$(199,176)
Net loss per share
Basic and diluted weighted average shares outstanding, Class A common stock		50,000,000
Basic and diluted net loss per share, Class A common stock		$0.00
Basic and diluted weighted average shares outstanding, Class B common stock		12,500,000
Basic and diluted net loss per share, Class B common stock		$0.06
Basic and diluted weighted average shares outstanding, Archer Aviation Inc. common stock	56,774,344
Basic and diluted net loss per share, Archer Aviation Inc. common stock	$(2.25)
Basic and diluted weighted average shares outstanding, New Archer common stock					238,758,555
Basic and diluted net loss per share, New Archer common stock					$(0.83)
See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)
	Legacy Archer (Historical)	Atlas Crest Investment Corp. (Historical as Restated)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Operating and formation costs	$—	$160	$—		$160
Research and development	21,097	—	10,700	3EE	31,797
General and administrative	3,491	—	14,814	3BB	300,008
			281,703	3CC
Other warrant expense	—	—	39,104	3DD	39,104
Franchise tax expense	—	70	—		70
Total operating expenses	24,588	230	346,321		371,139
Loss from operations	(24,588)	(230)	(346,321)		(371,139)
Change in fair value of warrant liabilities	—	(9,933)	—		(9,933)
Interest expense, net	(232)	—	—		(232)
Loss on sale of private placement warrants	—	(240)	—		(240)
Expensed offering costs	—	(546)	—		(546)
Unrealized gain on investments held in Trust Account	—	99	(99)	3AA	—
Other expense, net	(2)	—	—		(2)
Loss before income taxes	(24,822)	(10,850)	(346,420)		(382,092)
Income tax expense	(1)	—	—		(1)
Net loss	$(24,823)	$(10,850)	$(346,420)		$(382,093)
Net loss per share
Basic and diluted weighted average shares outstanding, Class A common stock		44,885,287
Basic and diluted net loss per share, Class A common stock		$0.00
Basic and diluted weighted average shares outstanding, Class B common stock		17,614,713
Basic and diluted net loss per share, Class B common stock		$(0.62)
Basic and diluted weighted average shares outstanding, Archer Aviation Inc. common stock	50,164,360
Basic and diluted net loss per share, Archer Aviation Inc. common stock	$(0.49)
Basic and diluted weighted average shares outstanding, New Archer common stock					238,758,555
Basic and diluted net loss per share, New Archer common stock					$(1.60)
See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in thousands, except share and per share data)
NOTE 1 — BASIS OF PRESENTATION
The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Atlas has been treated as the “accounting acquiree” and Archer as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination has been treated as the equivalent of Archer issuing shares for the net assets of Atlas, followed by a recapitalization. The net assets of Legacy Atlas will be stated at historical cost. Operations prior to the Business Combination will be those of Legacy Archer.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination and related transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 gives pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis that Archer is the acquirer for accounting purposes.
The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that Archer believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Archer believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Atlas and Legacy Archer, included in the Form 8-K, and other financial information included elsewhere.
NOTE 2 — ACCOUNTING POLICIES AND RECLASSIFICATIONS
Upon consummation of the Business Combination, management is performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align Atlas’ financial statement presentation with that of Archer.
NOTE 3 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Atlas has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Archer and Atlas have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Archer’s shares outstanding, assuming the Business Combination and related transactions occurred as of the beginning of the period presented.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:
(A)
Reflects the reclassification of $500.1 million held in the Trust Account to cash and cash equivalents.

(B)
Reflects the redemption of 24.2 million Atlas Class A shares for $242.4 million allocated to Atlas Class A Shares and additional paid-in capital using par value $0.0001 per share at a redemption price of $10.00 per share.

(C)
Reflects the reclassification of Atlas’ common stock subject to possible redemption into permanent equity.

(D)
Reflects cash proceeds from the concurrent PIPE Financing in the amount of $600.0 million and corresponding offset to additional-paid-in-capital.

(E)
Reflects the conversion of the shares of Legacy Archer stock into Archer Class B Shares upon consummation of the Business Combination in accordance with the Business Combination Agreement.

(F)
Reflects the reclassification of Atlas’ historical accumulated deficit.

(G)
Reflects an adjustment of $71.8 million for transaction costs expected to be incurred by Atlas and Archer in relation to the Business Combination, marketing agreement in connection with the Business Combination and PIPE Financing, including advisory, banking, printing, legal and accounting services. $4.3 million was expensed and not yet recognized, and $9.4 million was accrued for in by Atlas and Legacy Archer as part of the Business Combination and recorded in accumulated deficit netted against $1.1 million to be paid subsequent to Closing by Archer, and the remaining approximately $42.0 million was determined to be equity issuance costs and offset to additional-paid-in-capital. 1,512,500 shares of Class A common stock will be issued in lieu of cash ($15.1 million) to satisfy fees related to the Business Combination and PIPE Financing resulting in a net cash adjustment of $55.6 million for transaction costs and a net zero impact to additional-paid-in-capital.

(H)
Reflects the conversion of Atlas Class B Shares into Atlas Class A Shares upon the consummation of the Business Combination on a one-for-one basis. Each Atlas Class A Share has been reclassified, on a one for one basis, as one New Archer Class A Share.

(I)
Reflects compensation expense of $99.2 million recorded in additional-paid-in-capital and offset to accumulated deficit, related to the Archer Founder Grant restricted stock units subject to vesting upon closing (which for purposes of the pro forma balance sheet is assumed to have occurred on the balance sheet date of June 30, 2021) due to the acceptance of the G-1 Issue Paper by the Federal Aviation Administration (“FAA”) performance milestone. A 20% increase or decrease in the stock price would change compensation expense by $19.8 million. The actual fair values of these awards and the related compensation expense are subject to change as additional information becomes available and as additional analyses are performed, such changes could be material once the final valuation is determined at the Closing.
(J)
Reflects the issuance of a note payable by Archer to Silicon Valley Bank as executed on July 9, 2021. The principal amount of the note is $20.0 million. Upon closing of the Business Combination, warrants issued in conjunction with the note payable were exchanged for public warrants, which will share the terms of the public warrants. As such, the value of the warrants were bifurcated from the debt resulting in a debt discount and an increase in the pro forma combined warrant liabilities. The related interest expense is not included within the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 as it was not considered material.

(K)
Reflects an adjustment to include the vesting of a portion of the United Airlines Ventures (“United”) warrant issued by Archer on January 29, 2021 in which one of the four milestones is achieved upon the consummation of the Merger. The Company determined that the warrant will be classified as an equity award based on the criteria of ASC 480 and ASC 718 and this milestone has a fair value of $39.1 million at its grant date. For purposes of the unaudited pro forma condensed combined balance sheet, the $39.1 million of other warrant expense is recorded in additional-paid-in-capital with an offset in accumulated deficit.

(L)
Represents the repayment of outstanding related party promissory note.

(M)
Reflects an adjustment to include estimated warrant expense of $10.7 million recorded in additional paid-in-capital associated with the warrant issued to FCA Italy S.p.A. (“FCA Italy”), an affiliate of FCA US LLC, in conjunction with the manufacturing consulting agreement entered into by Archer and FCA Italy in July 2021. Warrant expense related to this arrangement assumes the arrangement was entered into on January 1, 2020 and represents the cost for the warrants that fully vested during the year ended December 31, 2020 recorded in research and development expense with an offset to additional paid-in-capital.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are as follows:
(AA)
Elimination of unrealized gain on investments held in Trust Account.

(BB)
Reflects a portion of the estimated transaction costs of approximately $14.8 million as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(CC)
Reflects estimated Archer Founder Grant restricted stock unit compensation expense of $72.1 million and $281.7 million for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively. Compensation expense in the unaudited pro forma condensed combined statement of operations assume the Business Combination occurred on January 1, 2020 and includes the restricted stock units expected to vest upon closing as described in adjustment (I) above and the vesting of restricted stock units with market conditions (price based milestones) that vest over a derived service period, which is assumed to begin on January 1, 2020, the first day of the fiscal period presented. Management notes that with exception of the assumed achievement of the acceptance of the G-1 Issue Paper by the FAA performance milestone in (I) above Management assumes the remaining performance milestones were not considered probable of being met during the six months ended June 30, 2021 and the year ended December 31, 2020 pro forma periods, and as a result, the compensation expense during these periods reflects the assumed vesting of the aforementioned market conditions. Of the $281.7 million for the year ended December 31, 2020, $99.2 million relates to performance milestone vesting and

$182.5 million relates to market condition vesting. For the six months ended June 30, 2021, expenses relate entirely to market condition vesting, as the performance milestone is expected to have been achieved at the assumed business combination on January 1, 2020. A 20% increase or decrease in the stock price would change compensation expense by $14.4 million and $56.3 million, for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively. The actual fair values of these awards and the related compensation expense are subject to change as additional information becomes available and as additional analyses are performed, such changes could be material once the final valuation is determined.
(DD)
Reflects an adjustment to include the United other warrant expense of $39.1 million for the year ended December 31, 2020. Other warrant expense in the unaudited pro forma condensed combined statement of operations assumes the Business Combination occurred on January 1, 2020 and includes the expense related to the vesting of the portion of the warrant for one of the four milestones that will be achieved upon the consummation of the Merger. The other three milestones include the issuance of the warrant in conjunction with the execution of the purchase and collaboration arrangements, the certification of the aircraft by the FAA, and the sale of aircraft to United. The expense for the portion of the warrant that vests upon achievement of the milestone associated with the execution of the purchase and collaboration arrangement is recorded as the $78.2 million in other warrant expense in Archer’s statement of operations for the six months ended June 30, 2021. The Company determined that the warrant will be classified as an equity award based on the criteria of ASC 480 and ASC 718 and this milestone has a fair value of $39.1 million at its grant date.

(EE)
Reflects an adjustment to include estimated warrant expense of $10.7 million for the year ended December 31, 2020 related to the warrant issued to FCA Italy in conjunction with the manufacturing consulting agreement entered into by Archer and FCA Italy in July 2021. Warrant expense related to this agreement assumes the agreement was entered into on January 1, 2020, and represents expense incurred for the warrants that are fully vested by the end of the reporting period.

NOTE 4 — EARNINGS PER SHARE
Represents the net earnings per share calculated under the two-class method using the historical weighted average outstanding shares and the issuance of additional shares in connection with the Business Combination and PIPE Financing, assuming the shares were outstanding since January l, 2020. The Company used the two-class method to compute net income per common share, because it had issued multiple classes of common stock. The two-class method requires earnings for the period to be allocated between multiple classes of common stock based upon their respective rights to receive distributed and undistributed earnings. As the Business Combination and PIPE Financing are being reflected as if they had occurred as of January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination and PIPE Financing have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:
	For the Six Months Ended June 30, 2021		For the Year Ended December 31, 2020
	Class A Shares	Class B Shares	Class A Shares	Class B Shares
	(in thousands, except share data)
Numerator
Net loss allocated to each class (in thousands)	$(129,401)	$(69,775)	$(248,239)	$(133,854)
Former holders of Legacy Archer common and preferred stock(1)	57,218,767	73,636,982	57,218,767	73,636,982
Atlas Sponsor Shares(2)	10,625,000	—	10,625,000	—
Legacy Archer Founder Grants(3)	—	10,004,613	—	10,004,613
Atlas public stockholders	25,760,693	—	25,760,693	—
PIPE and other investors	61,512,500	—	61,512,500	—
	155,116,960	83,641,595	155,116,960	83,641,595
Net income (loss) per share
Basic and diluted	$(0.83)	$(0.83)	$(1.60)	$(1.60)

(1)
The combined pro forma net loss per share excludes the impact of 4,319,093 options to purchase a number of New Archer Class B Shares and 12,772,625 warrants to purchase a number of New Archer Class A Shares or New Archer Class B shares, as applicable, in accordance with the terms of such warrants. The warrants exclude 732,280 warrants that upon close of the Business Combination were exchanged for public warrants.

(2)
The combined pro forma net loss per share excludes the impact of 1,875,000 Sponsor Earn Out Shares as the earnout contingency has not been met.

(3)
Reflects 25% of the restricted stock units management expects to vest upon closing based on the achievement of the associated performance-based milestone.

There are 16,666,667 Public Warrants and 8,000,000 Private Placement Warrants issued. Each warrant entitles the holder to purchase one share of common stock at $11.50 per one share. These warrants are exercisable 30 days after the consummation of the Business Combination. The unaudited pro forma condensed combined financial information assumes that the Business Combination and related transactions occurred on June 30, 2021, therefore the warrants were not exercisable as of the pro forma combined balance sheet date. Additionally, as the combined company is in a net loss position for the year ended December 31, 2020 and the six months ended June 30, 2021, any shares issued upon exercise of these warrants would have an anti-dilutive effect on earnings per share and, therefore, have not been considered in the calculation of pro forma net loss per common share.
In addition to the Public Warrants and Private Placement Warrants, Archer has issued 13,504,905 warrants. A portion of the warrants issued to United are not exercisable until completion of specific aircraft development milestones identified under the Purchase Agreement and Collaboration Agreement which are expected to be achieved through December 2022, therefore not all of the warrants were exercisable as of the pro forma combined balance sheet date. Upon closing of the Business Combination 732,280 warrants were exchanged for Public Warrants. Additionally, as the combined company is in a net loss position for the year ended December 31, 2020 and the six months ended June 30, 2021, any shares issued upon exercise of these warrants would have an anti-dilutive effect on earnings per share and, therefore, have not been considered in the calculation of pro forma net loss per common share.

INDEX TO FINANCIAL STATEMENTS
ATLAS CREST INVESTMENT CORP.
ARCHER AVIATION INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of
Atlas Crest Investment Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Atlas Crest Investment Corp. (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from August 26, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 26, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of the 2020 Financial Statements
As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and for the period from August 26, 2020 (inception) through December 31, 2020, have been restated.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2020.
New York, NY
March 8, 2021, except for the effects of the restatements discussed for warrants in Note 2, for which the date is May 24, 2021.

ATLAS CREST INVESTMENT CORP.
BALANCE SHEET
DECEMBER 31, 2020
(As Restated)
Assets:
Current assets:
Cash	$925,923
Prepaid expenses	463,999
Total current assets	1,389,922
Investments held in Trust Account	500,098,582
Total Assets	$501,488,504
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$10,991
Accrued expenses	48,022
Franchise tax payable	69,945
Total current liabilities	128,958
Warrant liabilities	47,506,670
Total Liabilities	47,635,628
Commitments and Contingencies (Note 7)
Class A common stock, $0.0001 par value, subject to possible redemption; 44,885,287 shares at redemption value	448,852,870
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 5,114,713 shares issued and outstanding (excluding 44,885,287 shares subject to possible redemption)	511
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 12,500,000 shares issued and outstanding(1)	1,250
Additional paid-in capital	15,848,758
Accumulated deficit	(10,850,513)
Total stockholders’ equity	5,000,006
Total Liabilities and Stockholders’ Equity	$501,488,504

(1)
Excludes 1,875,000 shares of Class B common stock that were forfeited by the underwriter due to expiration of over-allotment option occurring in December 2020 (see Note 6).
The accompanying notes are an integral part of these financial statements.

ATLAS CREST INVESTMENT CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM AUGUST 26, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)
Operating and formation costs	$159,947
Franchise tax expense	69,945
Loss from operations	(229,892)
Unrealized gain on investments held in Trust Account	98,582
Loss on sale of private placement warrants	(240,000)
Expensed offering costs	(545,873)
Change in fair value of warrant liabilities	(9,933,330)
Net loss	$(10,850,513)
Basic and diluted weighted average shares outstanding, Redeemable Class A Common Stock	44,885,287
Basic and diluted net earnings per share, Redeemable Class A Common Stock	$0.00
Basic and diluted weighted average shares outstanding, Non-Redeemable Class A and Class B Common Stock	17,614,713
Basic and diluted net loss per share, Non-Redeemable Class A and Class B Common Stock	$(0.62)
The accompanying notes are an integral part of these financial statements.

ATLAS CREST INVESTMENT CORP.
STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY
FOR THE PERIOD FROM AUGUST 26, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)
	Common Stock				Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – August 26, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	—	—	14,375,000	1,438	23,562	—	25,000
Sale of 50,000,000 units in Initial Public Offering, less fair value of public warrants, net of offering costs, as restated	50,000,000	5,000	—	—	464,673,389	—	464,678,389
Forfeiture of Class B common stock(1)	—	—	(1,875,000)	(188)	188	—	—
Class A common stock subject to possible redemption, as restated	(44,885,287)	(4,489)	—	—	(448,848,381)	—	(448,852,870)
Net loss, as restated	—	—	—	—	—	(10,850,513)	(10,850,513)
Balance – December 31, 2020, as restated	5,114,713	$511	12,500,000	$1,250	$15,848,758	$(10,850,513)	$5,000,006

(1)
Includes up to 1,875,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter. Upon the expiration of the over-allotment option in December 2020, 1,875,000 shares of Class B common stock were forfeited (see Note 6).
The accompanying notes are an integral part of these financial statements.

ATLAS CREST INVESTMENT CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM AUGUST 26, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)
Cash Flows from Operating Activities:
Net loss	$(10,850,513)
Adjustments to reconcile net loss to net cash used in operating activities:
Expensed offering costs on issuance of Public Warrants	545,873
Unrealized gain on investments held in Trust Account	(98,582)
Loss on sale of private placement warrants	240,000
Change in fair value of warrant liabilities	9,933,330
Changes in operating assets and liabilities:
Prepaid expenses	(463,999)
Accounts payable	10,991
Accrued expenses	48,022
Franchise tax payable	69,945
Net cash used in operating activities	(564,933)
Cash Flows from Investing Activities:
Cash deposited in Trust Account	(500,000,000)
Net cash used in investing activities	(500,000,000)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from issuance of promissory note	300,000
Repayment of promissory note	(300,000)
Proceeds from initial public offering, net of underwriter’s discount paid	490,000,000
Proceeds from sale of private placement warrants	12,000,000
Offering costs paid	(534,144)
Net cash provided by financing activities	501,490,856
Net change in cash	925,923
Cash – beginning of period	—
Cash – end of period	$925,923
Supplemental disclosure of noncash investing and financing activities:
Class A common stock subject to possible redemption	$448,852,870
Initial classification of warrant liabilities	$37,573,340
Forfeiture of Class B common stock	$188
The accompanying notes are an integral part of these financial statements.

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Atlas Crest Investment Corp. (the “Company” or “Atlas”) is a blank check company incorporated in Delaware on August 26, 2020. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 26, 2020 (inception) through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”) as described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income or gains on investments on the cash and investments held in a trust account from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on October 27, 2020. On October 30, 2020, the Company consummated the Initial Public Offering of 50,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $500,000,000, which is discussed in Note 4.
Following the closing of the Initial Public Offering on October 30, 2020, an amount of $500,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants (as defined in Note 5) was placed in a trust account (the “Trust Account”), invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.
Transaction costs related to the issuances described above amounted to $10,534,144, consisting of $10,000,000 of underwriting fees and $534,144 of other costs. In addition, at December 31, 2020, $925,923 of cash was held outside of the Trust Account and is available for working capital purposes.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. New York Stock Exchange rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the signing of a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion.

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The public stockholders are entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption are recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity.
The Company will proceed with the Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the Business Combination is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, Atlas Crest Investment LLC (the “Sponsor”) has agreed to vote its Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed Business Combination or do not vote at all.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the amended and restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within 24 months from the closing of the Initial Public Offering and (c) not to propose an amendment to the amended and restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until 24 months from the closing of the Initial Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity
As of December 31, 2020, the Company had $925,923 in cash held outside of the Trust Account and working capital of $1,260,964.
The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the proceeds of $25,000 from the sale of the Founder Shares, and a loan of $300,000 under an unsecured and non-interest bearing promissory note (see Note 6). Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity will be satisfied through the net proceeds from the private placement held outside of the Trust Account.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using the funds held outside of the Trust Account for paying existing accounts payable and accrued liabilities, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 2.   RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing the Company’s warrants. As a result of the SEC Statement, the Company reevaluated the accounting treatment of (i) the 16,666,667 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering (the “IPO”) and (ii) the 8,000,000 redeemable warrants that were issued to the Company’s sponsor in a private placement that closed concurrently with the closing of the Initial Public Offering (together with the Public Warrants, the “Warrants”). The Company previously accounted for the Warrants as components of equity.
In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815”), the Company concluded that a provision in the warrant agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants should be recorded as derivative liabilities on the balance sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, Fair Value Measurement (“ASC 820”), with changes in fair value recognized in the Statements of Operations in the period of change.
In accordance with ASC Topic 340, Other Assets and Deferred Costs, as a result of the classification of the Warrants as derivative liabilities, the Company expensed a portion of the offering costs originally recorded as a reduction in equity. The portion of offering costs that was expensed was determined based on the relative fair value of the Public Warrants and shares of Class A common stock included in the Units.
The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported cash flows or cash.

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The following tables summarize the effect of the restatement on each financial statement line item as of the dates, and for the period, indicated:
	As Previously Reported	Adjustment	As Restated
Balance Sheet as of October 30, 2020 (audited)
Warrant liabilities	$—	$37,573,340	$37,573,340
Total liabilities	—	37,573,340	37,573,340
Class A common stock subject to possible redemption	496,488,280	(37,573,340)	458,914,940
Class A common stock	35	376	411
Additional paid-in capital	5,001,103	785,497	5,786,600
Accumulated deficit	(2,568)	(785,873)	(788,441)
Balance Sheet as of December 31, 2020 (audited)
Warrant liabilities	$—	$47,506,670	$47,506,670
Total liabilities	128,958	47,506,670	47,635,628
Class A common stock subject to possible redemption	496,359,540	(47,506,670)	448,852,870
Class A common stock	36	475	511
Additional paid-in capital	5,130,030	10,718,728	15,848,758
Accumulated deficit	(131,310)	(10,719,203)	(10,850,513)
Stockholders’ equity	5,000,006	—	5,000,006
Statement of Operations for the period from August 26, 2020 (inception) to December 31, 2020 (audited)
Expensed offering costs	$—	$545,873	$545,873
Loss on sale of private placement warrants	—	(240,000)	(240,000)
Change in fair value of warrant liabilities	—	(9,933,330)	(9,933,330)
Net loss	(131,310)	(10,719,203)	(10,850,513)
Basic and diluted net loss per share, Non-redeemable Class A and Class B common stock	(0.01)	(0.61)	(0.62)
Statement of Cash Flows for the period from August 26, 2020 (inception) to December 31, 2020 (audited)
Cash flow from operating activities:
Net loss	$(131,310)	$(10,719,203)	$(10,850,513)
Adjustments to reconcile net loss to net cash used in operating activities:
Expensed offering costs in connection with the issuance of the Public Warrants included in the Units	—	545,873	545,873
Loss on sale of private placement warrants	—	240,000	240,000
Change in fair value of warrant liabilities	—	9,933,330	9,933,330
Supplemental disclosure of non-cash investing and financing activities:
Initial measurement of warrants issued in connection with the Initial Public Offering accounted for as liabilities	—	37,573,340	37,573,340

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.
Investments Held in Trust Account
At December 31, 2020, the assets held in the Trust Account were held in U.S. Treasury securities and classified as trading.

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, Distinguishing Liabilities from Equity. Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. As of December 31, 2020, 44,885,287 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Offering Costs associated with the Initial Public Offering
The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $10,534,144 as a result of the Initial Public Offering (consisting of a $10,000,000 underwriting discount and $534,144 of other offering costs). The Company recorded $9,988,271 of offering costs as a reduction of equity in connection with the shares of Class A common Stock included in the Units. The Company immediately expensed $545,873 of offering costs in connection with the Public Warrants and Private Placement Warrants that were classified as liabilities.
Warrant Liabilities
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The initial fair value of the Public Warrants was estimated using a Monte Carlo simulation approach and the fair value of the Private Placement Warrants was estimated using a Modified Black-Scholes model (see Note 11).
Income Taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Earnings (Loss) Per Share
Net earnings (loss) per share is computed by dividing net earnings (loss) by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 24,666,667 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income per share for common shares subject to possible redemption and applies the two-class method in calculating income per share. Net earnings per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the allocable interest income earned on the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class A and Class B non-redeemable common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Class B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The following table reflects the calculation of basic and diluted net earnings (loss) per common share (in dollars, except per share amounts):
For the Period from August 26, 2020 (Inception) through December 31, 2020
Class A Common Stock subject to possible redemption
Numerator: Earnings attributable to Class A Common Stock subject to possible redemption
Unrealized gain on investments held in Trust Account	$88,498
Less: Unrealized gain available to be withdrawn for payment of taxes	(62,790)
Net earnings attributable to Class A Common Stock subject to possible redemption	$25,708
Denominator: Weighted average Class A Common Stock subject to possible redemption
Basic and diluted weighted average shares outstanding, Class A Common Stock subject to possible redemption	44,885,287
Basic and diluted net earnings per share, Class A Common Stock subject to possible redemption	$0.00
Non-Redeemable Class A and Class B Common Stock
Numerator: Net loss minus net earnings
Net loss	$(10,850,513)
Less: Net earnings attributable to Class A Common Stock subject to possible redemption	(25,708)
Non-redeemable net loss	$(10,876,221)
Denominator: Weighted average Non-Redeemable Class A and Class B Common Stock
Basic and diluted weighted average shares outstanding, Non-Redeemable Class A and Class B Common Stock	17,614,713
Basic and diluted net loss per share, Non-Redeemable Class A and Class B Common Stock	$(0.62)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.
The carrying amounts reflected in the balance sheet for cash, prepaid expenses and accrued offering costs approximate fair value due to their short-term nature.
Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.
Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.
Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.
See Note 11 for additional information on assets and liabilities measured at fair value.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 4.   INITIAL PUBLIC OFFERING
The registration statement for the Company’s Initial Public Offering was declared effective on October 27, 2020. On October 30, 2020, the Company completed its Initial Public Offering of 50,000,000 Units, at $10.00 per Unit, generating gross proceeds of $500,000,000. Each Unit consisted of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 8).
The Company granted the underwriter a 45-day option to purchase up to 7,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. The over-allotment option expired without being exercised in any part. The underwriter was paid a cash underwriting discount of $0.20 per Unit, or $10,000,000 in the aggregate upon the closing of the Initial Public Offering.
NOTE 5.   PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,000,000 warrants at a price of $1.50 per warrant in a private placement (the “Private Placement Warrants”) to the Sponsor, generating gross proceeds of $12,000,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 6.   RELATED PARTY TRANSACTIONS
Founder Shares
On September 4, 2020, the Sponsor paid $25,000 in consideration for 14,375,000 shares of Class B common stock (the “Founder Shares”). The Founder Shares included an aggregate of up to 1,875,000 shares

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment was not exercised in full or in part, so that the Sponsor would collectively own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). Upon the expiration of the over-allotment option in December 2020, 1,875,000 shares of Class B common stock were forfeited, resulting in an aggregate of 12,500,000 Founder Shares outstanding.
The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination, or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.
Promissory Note — Related Party
On September 11, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company received proceeds of $300,000 to cover expenses related to the Initial Public Offering. The Promissory Note was non-interest bearing and was payable on the earlier of March 31, 2021 or the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $300,000 was repaid at the closing of the Initial Public Offering on October 30, 2020.
Administrative Support Agreement
The Company entered into an agreement, commencing on the effective date of the Initial Public Offering, to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative support. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.
See Note 7, under Business Combination Marketing Agreement, for additional related party transactions.
NOTE 7.   COMMITMENTS
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (as defined below) (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Business Combination Marketing Agreement
The Company engaged the representative of the underwriters and Moelis & Company LLC, an affiliate of the Sponsor, in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay the representative of the underwriters and Moelis & Company LLC a cash fee for such services upon the consummation of the Business Combination of 2.25% ($11,250,000) and 1.25% ($6,250,000), respectively, or 3.5% ($17,500,000), in the aggregate, of the gross proceeds of the offering including the gross proceeds from the full or partial exercise of the underwriters’ over-allotment option. A portion of such fee may be re-allocated or paid to members that assist the Company in consummating its Business Combination.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
NOTE 8.   WARRANTS
Public Warrants may only be exercised for a whole number of shares. No fractional shares are issued upon exercise of the Public Warrants. The Public Warrants are exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per Public Warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
The exercise price and number of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants will and the common shares issuable

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
As of December 31, 2020, there were 16,666,667 Public Warrants and 8,000,000 Private Placement Warrants outstanding. The Company classifies the outstanding Public Warrants and Private Placement Warrants as warrant liabilities on the Balance Sheet in accordance with the guidance contained in ASC 815-40.
The warrant liabilities are initially measured at fair value upon the closing of the Initial Public Offering and subsequently re-measured at each reporting period using a Monte-Carlo model. The Public Warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value. The Company recognized gains in connection with changes in the fair value of warrant liabilities of $9,933,330 within change in fair value of warrant liabilities in the Statement of Operations during the year ended December 31, 2020.
NOTE 9.   STOCKHOLDERS’ EQUITY
Preferred stock — The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. At December 31, 2020, there were no shares of preferred stock issued or outstanding.
Class A Common Stock — The Company is authorized to issue up to 200,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2020, there were 5,114,713 shares of Class A common stock issued and outstanding.
Class B Common Stock — The Company is authorized to issue up to 20,000,000 shares of Class B, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2020, there were 12,500,000 shares of Class B common stock issued and outstanding. In December 2020, the underwriters’ over-allotment option expired and as a result the Sponsor forfeited 1,875,000 shares of Class B common stock.
Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion, including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 10.   INCOME TAX
The Company’s net deferred tax assets (liabilities) as of December 31, 2020 is as follows:
Deferred tax assets:
Start-up costs	$33,188
Net operating loss carryforwards	14,688
Total deferred tax assets	47,876
Valuation allowance	(27,174)
Deferred tax liabilities:
Unrealized gain on investments	(20,702)
Total deferred tax liabilities	(20,702)
Deferred tax assets, net of allowance	$—
The income tax provision for the period from August 26 (inception) through December 31, 2020 consists of the following:
Federal
Current	$—
Deferred	(27,174)
State
Current	—
Deferred	—
Change in valuation allowance	27,174
Income tax provision	$—
As of December 31, 2020, the Company has available U.S. federal operating loss carry forwards of approximately $70,000 that may be carried forward indefinitely.
In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period ended December 31, 2020, the valuation allowance was $27,174.
A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 is as follows:
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in fair value of derivative warrant liabilities	(19.2)%
Non-deductible transaction costs	(1.5)%
Change in valuation allowance	(0.3)%
Income tax provision	0.0%

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The Company files income tax returns in the U.S. federal jurisdiction, and New York which remain open and subject to examination.
NOTE 11.   FAIR VALUE MEASUREMENTS
The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis at December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level 1	Level 2	Level 3
Assets
Investments held in Trust Account:
Money Market investments	$500,098,582	$—	$—
Liabilities
Warrant liability – Public Warrants	$31,666,670	$—	$—
Warrant liability – Private Placement Warrants	$—	$—	$15,840,000
The Company utilized a Monte Carlo simulation model for the initial valuation the Public Warrants. The subsequent measurement of the Public Warrants as of December 31, 2020 is classified as Level 1 due to the use of an observable market quote in an active market under the ticker ACIC WS. The quoted price of the Public Warrants was $1.90 per warrant as of December 31, 2020.
The Company utilizes a Modified Black-Scholes model to value the Private Placement Warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the Private Placement warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
The aforementioned warrant liabilities are not subject to qualified hedge accounting.
Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in December 2020 when the Public Warrants were separately listed and traded.
The following table provides the significant inputs to the Monte Carlo Simulation for the initial measurement of the fair value of the Public Warrants:
At October 30, 2020 (Initial Measurement)
Stock price	$9.93
Strike price	$11.50
Probability of completing a Business Combination	86.0%
Term (in years)	6.1
Volatility	4.5% pre-merger / 26.0% post-merger
Risk-free rate	0.5%
Fair value of warrants	$1.52

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The following table provides the significant inputs to the Modified Black-Scholes model for the fair value of the Private Placement Warrants:
	At October 30, 2020 (Initial Measurement)	As of December 31, 2020
Stock price	$9.93	$10.06
Strike price	$11.50	$11.50
Probability of completing a Business Combination	86.0%	86.0%
Dividend yield	—%	—%
Term (in years)	6.1	5.9
Volatility	22.8%	28.0%
Risk-free rate	0.5%	0.5%
Fair value of warrants	$1.53	$1.98
The following table presents the changes in the fair value of warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value as of August 26, 2020	$—	—	$—
Initial measurement at October 30, 2020	12,240,000	25,333,340	37,573,340
Change in valuation inputs or other assumptions	3,600,000	6,333,330	9,933,330
Fair value as of December 31, 2020	$15,840,000	31,666,670	$47,506,670
The Company recognized losses in connection with changes in the fair value of warrant liabilities of $9,933,330 within change in fair value of warrant liabilities in the Statement of Operations during the year ended December 31, 2020.
NOTE 12.   SUBSEQUENT EVENTS
Business Combination Agreement
On February 10, 2021, the Company entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Artemis Acquisition Sub Inc., a Delaware corporation (“Artemis Merger Sub”), and Archer Aviation Inc., a Delaware corporation (“Archer”).
The Business Combination Agreement and the transactions contemplated thereby were approved by the boards of directors of each of the Company and Archer.
The Business Combination Agreement provides for, among other things, the following transactions on the date of closing of the Business Combination (the “Closing”): (i) Atlas will amend and restate its certificate of incorporation (the “Post-Closing Atlas Certificate of Incorporation”), pursuant to which, among other things, Atlas will have a dual-class share structure with (A) shares of Class A common stock that will carry voting rights in the form of one vote per share (the “New Class A Common Stock”), and (B) shares of Class B common stock that will carry voting rights in the form of ten votes per share (the “New Class B Common Stock” and, together with the New Class A Common Stock, the “New Atlas Common Stock”), and (ii) Artemis Merger Sub will merge with and into Archer, with Archer as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly-owned subsidiary of Atlas (the “Merger”).
The Merger and the other transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination”.

ATLAS CREST INVESTMENT CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The Business Combination is subject to customary closing conditions, including, without limitation, the receipt of the required approval by Atlas’ stockholders.
In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger, (i) outstanding shares of common stock and preferred stock of Archer will be converted into a right to receive a number of shares of New Class B Common Stock determined on the basis of an implied Archer equity value of $2,525,000,000 (the “Implied Equity Value”), (ii) all stock awards (whether vested or unvested) to purchase Archer common stock will be converted into stock awards to purchase a number of shares of New Class B Common Stock based on an exchange ratio derived from the Implied Equity Value, and (iii) outstanding warrants (whether vested or unvested) to purchase Archer common stock will be converted into warrants to purchase a number of shares of New Class B Common Stock determined on the basis of the Implied Equity Value. The former Archer equity holders will have the right to convert their shares of New Class B Common Stock into shares of New Class A Common Stock pursuant to the Post-Closing Atlas Certificate of Incorporation.
PIPE Financing (Private Placement)
Concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors. Pursuant to the Subscription Agreements, each investor agreed to subscribe for and purchase, and the Company agreed to issue and sell to such investors, on the Closing Date (as defined in the Business Combination Agreement) substantially concurrently with the Closing (as defined in the Business Combination Agreement), an aggregate of 60,000,000 shares of the Company’s Class A Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $600 million (the “PIPE Financing”).
The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that Atlas will grant the investors in the PIPE Financing certain customary registration rights.

ATLAS CREST INVESTMENT CORP.
CONDENSED BALANCE SHEETS
	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash	$297,376	$925,923
Prepaid expenses	251,628	463,999
Total Current Assets	549,004	1,389,922
Investments held in Trust Account	500,143,016	500,098,582
Prepaid insurance – non-current	78,569	—
Total Assets	$500,770,589	$501,488,504
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$77,617	$10,991
Accrued expenses	7,376,317	48,022
Franchise tax payable	98,907	69,945
Promissory note – related party	300,000	—
Other current liabilities	4,404	—
Total Current Liabilities	7,857,245	128,958
Warrant liabilities	38,226,667	47,506,670
Total Liabilities	46,083,912	47,635,628
Commitments and Contingencies
Class A common stock, $0.0001 par value, subject to possible redemption; 50,000,000 and 44,885,287 shares at redemption value at June 30, 2021 and December 31, 2020, respectively	500,143,016	448,852,870
Stockholders’ (Deficit) Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at June 30,2021 and December 31,2020	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 50,000,000 shares issued; none and 5,114,713 shares outstanding at June 30, 2021 and December 31, 2020, respectively (excluding 50,000,000 and 44,885,287 shares subject to possible redemption) at June 30, 2021 and December 31, 2020, respectively	—	511
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 12,500,000 shares issued and outstanding at June 30, 2021 and December 31, 2020	1,250	1,250
Additional paid-in capital	23,750	15,848,758
Accumulated deficit	(45,481,339)	(10,850,513)
Total Stockholders’ (Deficit) Equity	(45,456,339)	5,000,006
Total Liabilities and Stockholders’ (Deficit) Equity	$500,770,589	$501,488,504
The accompanying notes are an integral part of these financial statements.

ATLAS CREST INVESTMENT CORP.
CONDENSED STATEMENT OF OPERATIONS
(UNAUDITED)
	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Operating costs	$3,764,636	$8,489,653
Franchise tax expense	49,726	100,209
Loss from operations	(3,814,362)	(8,589,862)
Unrealized gain on investments held in Trust Account	5,002	135,027
Interest and dividend income on investments held in Trust Account	8,633	8,633
Change in fair value of warrant liabilities	7,053,334	9,280,003
Net income	$3,252,607	$833,801
Basic and diluted weighted average shares outstanding, Redeemable Class A Common Stock	50,000,000	50,000,000
Basic and diluted net earnings per share, Redeemable Class A Common Stock	$0.00	$0.00
Basic and diluted weighted average shares outstanding, Non-Redeemable Class B Common Stock	12,500,000	12,500,000
Basic and diluted net income per share, Non-Redeemable Class B Common Stock	$0.26	$0.06
The accompanying notes are an integral part of these financial statements.

ATLAS CREST INVESTMENT CORP.
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)
	Common Stock				Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2020	5,114,713	$511	12,500,000	$1,250	$15,848,758	$(10,850,513)	$5,000,006
Measurement adjustment on redeemable common stock	(5,114,713)	(511)	—	—	(15,825,008)	(35,478,970)	(51,304,489)
Net loss	—	—	—	—	—	(2,418,806)	(2,418,806)
Balance – March 31, 2021	—	—	12,500,000	1,250	23,750	(48,748,289)	(48,723,289)
Measurement adjustment on redeemable common stock	—	—	—	—	—	14,343	14,343
Net income	—	—	—	—	—	3,252,607	3,252,607
Balance – June 30, 2021	—	$—	12,500,000	$1,250	$23,750	$(45,481,339)	$(45,456,339)
The accompanying notes are an integral part of these financial statements.

ATLAS CREST INVESTMENT CORP.
CONDENSED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(UNAUDITED)
Cash Flows from Operating Activities:
Net income	$833,801
Adjustments to reconcile net income to net cash used in operating activities:
Unrealized gain on investments held in Trust Account	(135,027)
Interest and dividend income on investments held in Trust Account	(8,633)
Change in fair value of warrant liabilities	(9,280,003)
Changes in operating assets and liabilities:
Prepaid expenses	133,802
Accounts payable	66,626
Accrued expenses	7,328,295
Franchise tax payable	28,962
Other current liabilities	4,404
Net cash used in operating activities	(1,027,773)
Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay taxes	99,226
Net cash provided by investing activities	99,226
Cash Flows from Financing Activities:
Proceeds from issuance of promissory note	300,000
Net cash provided by financing activities	300,000
Net change in cash	(628,547)
Cash – beginning of period	925,923
Cash – end of period	$297,376
Supplemental disclosure of noncash investing and financing activities:
Change in value of Class A common stock subject to possible redemption	$51,290,146
The accompanying notes are an integral part of these financial statements.

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Atlas Crest Investment Corp. (the “Company” or “Atlas”) is a blank check company incorporated in Delaware on August 26, 2020. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of June 30, 2021, the Company had not commenced any operations. All activity through June 30, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”) as described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income or gains on investments on the cash and investments held in a trust account from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on October 27, 2020. On October 30, 2020, the Company consummated the Initial Public Offering of 50,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $500,000,000, which is discussed in Note 3.
Following the closing of the Initial Public Offering on October 30, 2020, an amount of $500,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants (as defined in Note 4) was placed in a trust account (the “Trust Account”), invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with maturities of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.
Transaction costs related to the issuances described above amounted to $10,534,144, consisting of $10,000,000 of underwriting fees and $534,144 of other costs. In addition, at June 30, 2021, $297,376 of cash was held outside of the Trust Account and is available for working capital purposes.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. New York Stock Exchange rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the signing of a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders are entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption are recorded at redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity.
The Company will proceed with the Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the Business Combination is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, Atlas Crest Investment LLC (the “Sponsor”) has agreed to vote its Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed Business Combination or do not vote at all.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the amended and restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within 24 months from the closing of the Initial Public Offering and (c) not to propose an amendment to the amended and restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until 24 months from the closing of the Initial Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Business Combination Agreement
On February 10, 2021, the Company entered into a Business Combination Agreement (as amended and restated on July 29, 2021 and as it may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Artemis Acquisition Sub Inc., a Delaware corporation (“Artemis Merger Sub”), and Archer Aviation Inc., a Delaware corporation (“Archer”).
The Business Combination Agreement and the transactions contemplated thereby were approved by the boards of directors of each of the Company and Archer.
The Business Combination Agreement provides for, among other things, the following transactions on the date of closing of the Business Combination (the “Closing”): (i) Atlas will amend and restate its certificate of incorporation (the “Post-Closing Atlas Certificate of Incorporation”), pursuant to which, among other things, Atlas will have a dual class share structure with (A) shares of Class A common stock that will carry voting rights in the form of one vote per share (the “New Class A Common Stock”), and (B) shares of Class B common stock that will carry voting rights in the form of ten votes per share (the “New Class B Common Stock” and, together with the New Class A Common Stock, the “New Atlas Common Stock”), and (ii) Artemis Merger Sub will merge with and into Archer, with Archer as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly-owned subsidiary of Atlas (the “Merger”).
The Merger and the other transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination”.
The Business Combination is subject to customary closing conditions, including, without limitation, the required approval by Atlas’ stockholders.

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger, (i) outstanding shares of common stock and preferred stock of Archer will be converted into a right to receive a number of shares of New Class B Common Stock determined on the basis of an implied Archer equity value of $1,480,000,000 (the “Implied Equity Value”), (ii) all stock awards (whether vested or unvested) to purchase Archer common stock will be converted into stock awards to purchase a number of shares of New Class B Common Stock based on an exchange ratio derived from the Implied Equity Value, and (iii) outstanding warrants (whether vested or unvested) to purchase Archer common stock will be converted into warrants to purchase a number of shares of New Archer Class A Shares or New Class B Common Stock, as applicable, determined on the basis of the Implied Equity Value. The former Archer equity holders will have the right to convert their shares of New Class B Common Stock into shares of New Class A Common Stock pursuant to the Post-Closing Atlas Certificate of Incorporation.
The Business Combination Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type. Atlas has also agreed to take all action within its power as may be necessary or appropriate such that, effective immediately after the Closing, the Atlas board of directors will be divided into three classes and be composed of a total of seven directors, which directors shall include an individual designated by Atlas, three individuals designated by Archer and three individuals to be identified by Archer in consultation with Atlas who qualify as “independent directors” under the listing rules of the New York Stock Exchange.
The obligations of Atlas and Archer to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any law or governmental order or other legal restraint or prohibition preventing the consummation of the Business Combination, (iii) the Registration Statement (as defined below) being declared effective under the Securities Act of 1933, as amended (the “Securities Act”), (iv) the shares of New Class A Common Stock to be issued in connection with the Business Combination having been approved for listing on the New York Stock Exchange, (v) the approval of Atlas’ stockholders, (vi) the approval of Archer’s stockholders and (vii) Atlas having at least $5,000,001 of net tangible assets (as determined in accordance with Rule  3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended) remaining after the Closing.
In addition, the obligation of Archer to consummate the Business Combination is subject to, among other conditions, the aggregate cash proceeds from Atlas’ trust account, together with the proceeds from the PIPE Financing (as defined below), equaling no less than $600,000,000 (after deducting any amounts paid to Atlas shareholders that exercise their redemption rights in connection with the Business Combination).
The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Atlas will be treated as the “accounting acquiree” and Archer as the “accounting acquirer” for financial reporting purposes.
PIPE Financing (Private Placement)
Concurrently with the execution of the Business Combination Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors. Pursuant to the Subscription Agreements, each investor agreed to subscribe for and purchase, and the Company agreed to issue and sell to such investors, on the Closing Date (as defined in the Business Combination Agreement) substantially concurrently with the Closing (as defined in the Business Combination Agreement), an aggregate of 60,000,000 shares of the Company’s Class A Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $600 million (the “PIPE Financing”).
The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that Atlas will grant the investors in the PIPE Financing certain customary registration rights.

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
Going Concern Consideration
As of June 30, 2021, the Company had $297,376 in cash held outside of the Trust Account and a working capital deficit of $7,308,241. The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Business Combination as discussed above. There is no assurance that the Company’s plans to consummate the Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K as filed with the SEC on March 8, 2021 and the Company’s Amended Annual Report on Form 10-K/A filed with the SEC on May 24, 2021. The interim results for the periods presented are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2021 and December 31, 2020.
Investments Held in Trust Account
At June 30, 2021 and December 31, 2020, substantially all of the assets held in the Trust Account were held in money market funds, which are invested in U.S. Treasury securities.
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity. Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. As of June 30, 2021 and December 31, 2020, 50,000,000 and 44,885,287 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheet, respectively.
Offering Costs associated with the Initial Public Offering
The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — Expenses of Offering. Offering costs consist principally of professional and registration

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company incurred offering costs amounting to $10,534,144 as a result of the Initial Public Offering (consisting of a $10,000,000 underwriting discount and $534,144 of other offering costs). The Company recorded $9,988,271 of offering costs as a reduction of equity in connection with the shares of Class A common Stock included in the Units. The Company immediately expensed $545,873 of offering costs in connection with the Public Warrants and Private Placement Warrants that were classified as liabilities.
Warrant Liabilities
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The initial fair value of the Public Warrants was estimated using a Monte Carlo simulation approach and the fair value of the Private Placement Warrants was estimated using a Modified Black-Scholes model (see Note 9).
Income Taxes
The Company complies with the accounting and reporting requirements of ASC 740, Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Income Per Share of Common Stock
Net income per common share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 24,666,667 shares in the calculation of diluted income per share, since the warrants are contingently exercisable, and the contingencies have not yet been met.
The Company’s statement of operations includes a presentation of income per share for common shares subject to possible redemption and applies the two-class method in calculating income per share. Net earnings per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the allocable unrealized gain on investments held in the Trust Account and interest and dividend income on investments held in the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Class A common stock subject to possible redemption outstanding for the period. Net income per share, basic and diluted, for Class B non-redeemable common stock is calculated by dividing the net income, adjusted for income attributable to Class A redeemable common stock, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Class B non-redeemable common stock includes the Founder Shares (as defined in Note 5) as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.
The following table reflects the calculation of basic and diluted net income per common share (in dollars, except share and per share amounts):

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Class A Common Stock subject to possible redemption
Numerator: Earnings attributable to Class A Common Stock subject to possible redemption
Unrealized gain on investments held in Trust Account	$5,002	$135,027
Interest and dividend income on investments held in Trust Account	8,633	8,633
Less: Income available to be withdrawn for payment of taxes	(13,635)	(100,209)
Net earnings attributable to Class A Common Stock subject to possible redemption	$—	$43,451
Denominator: Weighted average Class A Common Stock subject to possible redemption
Basic and diluted weighted average shares outstanding, Class A Common Stock subject to possible redemption	50,000,000	50,000,000
Basic and diluted net earnings per share, Class A Common Stock subject to possible redemption	$0.00	$0.00
Non-Redeemable Class B Common Stock
Numerator: Non-redeemable net income
Net income	$3,252,607	$833,801
Less: Net earnings attributable to Class A Common Stock subject to possible redemption	—	(43,451)
Non-redeemable net income	$3,252,607	$790,350
Denominator: Weighted average Non-Redeemable Class B Common Stock
Basic and diluted weighted average shares outstanding, Non-Redeemable Class B Common Stock	12,500,000	12,500,000
Basic and diluted net income per share, Non-Redeemable Class B Common Stock	$0.26	$0.06
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.
The carrying amounts reflected in the balance sheet for cash, prepaid expenses and accrued offering costs approximate fair value due to their short-term nature.
Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.
Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.
Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.
See Note 9 for additional information on assets and liabilities measured at fair value.
Recent Accounting Standards
In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
The registration statement for the Company’s Initial Public Offering was declared effective on October 27, 2020. On October 30, 2020, the Company completed its Initial Public Offering of 50,000,000 Units, at $10.00 per Unit, generating gross proceeds of $500,000,000. Each Unit consisted of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per whole share (see Note 7).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,000,000 warrants at a price of $1.50 per warrant in a private placement (the “Private Placement Warrants”) to the Sponsor, generating gross proceeds of $12,000,000. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On September 4, 2020, the Sponsor paid $25,000 in consideration for 14,375,000 shares of Class B common stock (the “Founder Shares”). The Founder Shares included an aggregate of up to 1,875,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment was not exercised in full or in part, so that the Sponsor would collectively own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering). Upon the expiration of the over-allotment option in December 2020, 1,875,000 shares of Class B common stock were forfeited, resulting in an aggregate of 12,500,000 Founder Shares outstanding.
The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination, or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or similar transaction that results in the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.
Promissory Notes — Related Party
On September 11, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company received proceeds of $300,000 to cover expenses related to the Initial Public Offering. The promissory note was non-interest bearing and was payable on the earlier of March 31, 2021 or the completion of the Initial Public Offering. The outstanding balance under the promissory note of $300,000 was repaid at the closing of the Initial Public Offering on October 30, 2020.
The Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”) effective June 25, 2021, pursuant to which the Company can borrow an aggregate of up to $300,000 to cover expenses related to an initial Business Combination and general working capital. The Promissory Note is non-interest bearing and payable upon the consumation of a Business Combination. As of June 30, 2021, there was $300,000 outstanding under the Promissory Note.
Administrative Support Agreement
The Company entered into an agreement, commencing on the effective date of the Initial Public Offering, to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative support. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. During the three and six months ended June 30, 2021, the Company incurred expenses of $30,000 and $60,000, respectively, under the agreement.
See Note 6, under Business Combination Marketing Agreement, for additional related party transactions.

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
NOTE 6. COMMITMENTS
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (as defined below) (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights pursuant to a registration rights agreement signed on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Business Combination Marketing Agreement
The Company engaged the representative of the underwriters and Moelis & Company LLC, an affiliate of the Sponsor, in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay the representative of the underwriters and Moelis & Company LLC a fee for such services upon the consummation of the Business Combination of 2.25% ($11,250,000) and 1.25% ($6,250,000), respectively, or 3.5% ($17,500,000), in the aggregate, of the gross proceeds of the Initial Public Offering including the gross proceeds from the full or partial exercise of the underwriters’ over-allotment option. A portion of such fee may be re-allocated or paid to members of FINRA that assist the Company in consummating its Business Combination.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. No Working Capital Loans were outstanding as of and during the three and six months ended June 30, 2021.

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
NOTE 7. WARRANTS
Public Warrants may only be exercised for a whole number of shares. No fractional shares are issued upon exercise of the Public Warrants. The Public Warrants are exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption:
•
in whole and not in part;

•
at a price of $0.01 per Public Warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
The exercise price and number of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants will and the common shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
At June 30, 2021 and December 31, 2020, there were 16,666,667 Public Warrants and 8,000,000 Private Placement Warrants outstanding. The Company accounts for the Public Warrants and Private Placement Warrants in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability (see Note 9).
The accounting treatment of derivative financial instruments required that the Company record the warrants as derivative liabilities at fair value upon the closing of the Initial Public Offering. The Public Warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value. The warrant liabilities are subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liabilities are adjusted to current fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
NOTE 8. STOCKHOLDERS’ EQUITY
Preferred stock — The Company is authorized to issue 1,000,000 shares of $0.0001 par value preferred stock. At June 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.
Class A common stock — The Company is authorized to issue up to 200,000,000 shares of Class A, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At June 30, 2021 and December 31, 2020, there were 50,000,000 shares issued and no shares and 5,114,713 shares of Class A common stock outstanding, respectively, excluding 50,000,000 and 44,885,287 shares of Class A common stock subject to possible redemption at June 30, 2021 and December 31, 2020, respectively.
The Company determined the Class A common stock subject to redemption to be equal to the redemption value of approximately $10 per share of Class A common stock while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Upon considering the impact of the PIPE Financing and associated Subscription Agreements that will close substantially concurrent with an initial Business Combination (see Note 1), which would result in an additional $600,000,000 in net tangible assets, it was concluded during the quarter ended March 31, 2021, that the redemption value would include all shares of Class A common stock resulting in the common stock subject to possible redemption being equal to $500,143,016. This resulted in a measurement adjustment to the initial carrying value of the Class A common stock subject to redemption with the offset recorded to additional paid-in capital and accumulated deficit.
Class B common stock — The Company is authorized to issue up to 20,000,000 shares of Class B, $0.0001 par value common stock. Holders of the Company’s common stock are entitled to one vote for each share. At June 30, 2021 and December 31, 2020, there were 12,500,000 shares of Class B common stock issued and outstanding.
Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with a Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion, including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.
NOTE 9. FAIR VALUE MEASUREMENTS
The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis at June 30, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
Description	Amount at Fair Value	Level 1	Level 2	Level 3
June 30, 2021
Assets
Investments held in Trust Account:
Money Market investments	$500,143,016	$500,143,016	$—	$—
Liabilities
Warrant liability – Public Warrants	$25,666,667	$25,666,667	$—	$—
Warrant liability – Private Placement Warrants	$12,560,000	$—	$—	$12,560,000
December 31, 2020
Assets
Investments held in Trust Account:
Money Market investments	$500,098,582	$500,098,582	$—	$—
Liabilities
Warrant liability – Public Warrants	$31,666,670	$31,666,670	$—	$—
Warrant liability – Private Placement Warrants	$15,840,000	$—	$—	$15,840,000
The Company utilized a Monte Carlo simulation model for the initial valuation of the Public Warrants. The subsequent measurement of the Public Warrants as of June 30, 2021 and December 31, 2020 is classified as Level 1 due to the use of an observable market quote in an active market under the ticker ACIC WS. The quoted prices of the Public Warrants were $1.54 and $1.90 per warrant as of June 30, 2021 and December 31, 2020, respectively.
The Company utilizes a Modified Black-Scholes model to value the Private Placement Warrants at each reporting period, with changes in fair value recognized in the statement of operations. The estimated fair value of the Private Placement warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.
The aforementioned warrant liabilities are not subject to qualified hedge accounting.
Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in December 2020 when the Public Warrants were separately listed and traded. There were no transfers between Levels 1, 2 or 3 during the three and six months ended June 30, 2021.
The following table provides the significant inputs to the Modified Black-Scholes model for the fair value of the Private Placement Warrants:

ATLAS CREST INVESTMENT CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
	As of June 30, 2021	As of December 31, 2020
Stock price	$9.96	$10.06
Strike price	$11.50	$11.50
Probability of completing a Business Combination	*	86.0%
Dividend yield	—%	—%
Term (in years)	5.26	5.91
Volatility	21.5%	28.0%
Risk-free rate	0.91%	0.49%
Fair value of warrants	$1.57	$1.98

*
The probability of completing a Business Combination is considered within the volatility implied by the traded price of the Public Warrants which is used to value the Private Placement Warrants.

The following table presents the changes in the fair value of warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2020	$15,840,000	$31,666,670	$47,506,670
Change in valuation inputs or other assumptions	(3,280,000)	(6,000,003)	(9,280,003)
Fair value as of June 30, 2021	$12,560,000	$25,666,667	$38,226,667
The Company recognized income in connection with changes in the fair value of warrant liabilities of $7,053,334 and $9,280,003 within change in fair value of warrant liabilities in the Statement of Operations during the three and six months ended June 30, 2021, respectively.
NOTE 10. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements except as disclosed in Note 1 under Business Combination Agreement.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of Archer Aviation Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Archer Aviation Inc. (the “Company”) as of December 31, 2020 and December 31, 2019, and the related statements of operations and comprehensive loss, of redeemable convertible preferred stock and stockholders’ deficit and of cash flows for the years then ended, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and December 31, 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Irvine, California
March 8, 2021
We have served as the Company’s auditor since 2020.

Archer Aviation Inc.
Balance Sheets
(In thousands, except share and per share data)
	As of December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$36,564	$10,149
Prepaid expenses	762	6
Other current assets	43	7
Total current assets	37,369	10,162
Property and equipment, net	1,613	4
Intangible assets, net	497	—
Right-of-use asset	2,300	—
Total assets	$41,779	$10,166
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities
Accounts payable	$2,103	$110
Lease liability	816	—
Notes payable	645	—
Other current liabilities	279	43
Total current liabilities	3,843	153
Notes payable, net of current portion	260	—
Lease liability, net of current portion	1,485	—
Convertible promissory notes due to related parties	—	4,995
Other long-term liabilities	268	47
Total liabilities	5,856	5,195
Commitments and contingencies (Note 8)
Series Seed redeemable convertible preferred stock, $0.0001 par value; liquidation value of $6,004; 18,193,515 shares authorized, issued and outstanding as of December 31, 2020 and 2019, stated at	5,943	5,943
Series A redeemable convertible preferred stock, $0.0001 par value; liquidation value of $55,734; 46,732,728 shares authorized; 46,267,422 shares issued and outstanding as of December 31, 2020, stated at	55,589	—
Stockholders’ deficit
Common stock, $0.0001 par value; 143,677,090 shares authorized; 51,321,752 shares issued and outstanding as of December 31, 2020 and 77,285,983 shares authorized; 50,000,000 shares issued and outstanding as of December 31, 2019	5	5
Additional paid-in capital	186	—
Accumulated deficit	(25,800)	(977)
Total stockholders’ deficit	(25,609)	(972)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$41,779	$10,166
The accompanying notes are an integral part of these financial statements.

Archer Aviation Inc.
Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
	Year Ended December 31,
	2020	2019
Operating expenses
Research and development	$21,097	$769
General and administrative	3,491	122
Total operating expenses	24,588	891
Loss from operations	(24,588)	(891)
Other expense, net	(2)	—
Interest expense, net	(232)	(53)
Loss before income taxes	(24,822)	(944)
Income tax expense	(1)	—
Net loss and comprehensive loss	$(24,823)	$(944)
Net loss per share, basic and diluted	$(0.49)	$(0.02)
Weighted-average common shares, basic and diluted	50,164,360	50,000,000
The accompanying notes are an integral part of these financial statements.

Archer Aviation Inc.
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(In thousands, except share data)
	Redeemable Convertible Preferred Stock
	Series Seed		Series A		Common Stock		Additional Paid-in Capital
	Shares	Amount	Shares	Amount	Shares	Amount		Accumulated Deficit	Total
Balance as of January 1, 2019	—	$—	—	$—	50,000,000	$5	$—	$(33)	$(28)
Conversion of notes and accrued interest to preferred stock	1,829,880	604	—	—	—	—	—	—	—
Issuance of preferred stock	16,363,635	5,339	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	(944)	(944)
Balance as of December 31, 2019	18,193,515	5,943	—	—	50,000,000	5	—	(977)	(972)
Issuance of preferred stock	—	—	41,872,399	50,295	—	—	—	—	—
Conversion of notes and accrued interest to preferred stock	—	—	4,395,023	5,294	—	—	—	—	—
Issuance of restricted stock	—	—	—	—	1,134,000	—	—	—	—
Exercise of stock options	—	—	—	—	187,752	—	11	—	11
Stock-based compensation	—	—	—	—	—	—	175	—	175
Net loss	—	—	—	—	—	—	—	(24,823)	(24,823)
Balance as of December 31, 2020	18,193,515	$5,943	46,267,422	$55,589	51,321,752	$5	$186	$(25,800)	$(25,609)
The accompanying notes are an integral part of these financial statements.

Archer Aviation Inc.
Statements of Cash Flows
(In thousands)
	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(24,823)	$(944)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	142	—
Stock-based compensation	175	—
Non-cash interest	253	53
Non-cash lease expense	39	—
Changes in operating assets and liabilities:
Prepaid expenses	(755)	(6)
Other current assets	(36)	(7)
Accounts payable	1,644	109
Accounts payable to related parties	—	(57)
Other current liabilities	235	43
Operating lease liability	(38)	—
Other long-term liabilities	268	—
Net cash used in operating activities	(22,896)	(809)
Cash flows from investing activities
Purchase of property and equipment	(1,400)	(4)
Purchase of domain names	(500)	—
Net cash used in investing activities	(1,900)	(4)
Cash flows from financing activities
Proceeds from issuance of convertible debt	—	5,600
Payments of debt issuance costs	—	(8)
Proceeds from issuance of preferred stock, net	50,295	5,339
Proceeds from exercise of stock options	11	—
Proceeds from issuance of debt	905	—
Net cash provided by financing activities	51,211	10,931
Net increase in cash and cash equivalents	26,415	10,118
Cash and cash equivalents, beginning of period	10,149	31
Cash and cash equivalents, end of period	$36,564	$10,149
Supplemental disclosure of other noncash investing and financing activities
Promissory notes and interest settled with preferred shares	$5,294	$604
Property and equipment recorded in accounts payable	349	—
The accompanying notes are an integral part of these financial statements.

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
1.
Formation and Nature of Business

Formation and Nature of Business
Archer Aviation Inc. (the “Company” or “Archer”), headquartered in Palo Alto, California, is an aerospace company focused on the engineering, design, and development of all-electric vertical takeoff and landing (“eVTOL”) aircraft with the objective of improving mobility in cities. The Company’s mission is to advance the benefits of sustainable air mobility that saves people significant time compared to ground transportation. Archer’s vehicle performance is enabled by bringing together advances in key technologies such as high specific energy batteries, high performance electric motors, an advanced fly-by-wire flight control system, and a lightweight and efficient structure.
In connection with the initial formation of the Company, Archer Aviation Inc. was incorporated in the State of Delaware and commenced operations on October 16, 2018.
COVID-19 Pandemic
The World Health Organization declared a global emergency on January 30, 2020 with respect to the outbreak of a novel strain of coronavirus, or COVID-19 pandemic. There are many uncertainties regarding the current global COVID-19 pandemic, and the Company is closely monitoring the impact of the pandemic on all aspects of its business, including how it will impact its employees, suppliers, vendors, and business partners.
The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. For example, the Company’s employees based in California have been subject to periodic stay-at-home orders from state and local governments. These measures may adversely impact the Company’s employees and operations and the operations of suppliers and business partners and could negatively impact the construction schedule of the Company’s manufacturing facility and production schedule. In addition, various aspects of the Company’s business and manufacturing facility cannot be conducted remotely. These measures by government authorities may continue to remain in place for a significant period of time and could adversely affect the Company’s construction and manufacturing plans, sales and marketing activities, and business operations.
The evolution of the virus is unpredictable at this point and any resurgence may slow down the Company’s ability to ramp-up its production program on time to satisfy investors and potential customers. Any delay to production will delay the Company’s ability to launch and begin generating revenue. The COVID-19 pandemic could limit the ability of suppliers and business partners to perform, including third party suppliers’ ability to provide components and materials. The Company may also experience an increase in the cost of raw materials. At the time of this report, the Company has not recorded any impairments as a result of COVID-19.
The full impact of the COVID-19 pandemic continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.
2.
Liquidity and Going Concern

Since its formation, the Company has devoted substantial effort and capital resources to strategic planning, engineering, design, and development of its planned electric aircraft platform, development of specific initial electric aircraft models, and capital raising. Funding of these activities has primarily been through the net proceeds received from the issuance of related and third-party debt (Notes 6 and 7), and the sale of preferred and common stock to related and third parties (Note 9). For 2020 and 2019, Archer

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
incurred net losses of $24,823 and $944, respectively, and has recognized cash outflows from operating activities in each year of $22,896 and $809, respectively. As of December 31, 2020, Archer had cash and cash equivalents of $36,564. Based on its recurring losses from operations, expectation of continuing operating losses for the foreseeable future, and need to raise additional capital to finance future operations, management has concluded there is substantial doubt about the Company’s ability to continue as a going concern. Management’s plans include the continued development of its electric aircraft platform and bringing initial aircraft models to market which will require the Company to continue to raise significant amounts of capital through new financing arrangements or merging with a public entity.
There can be no assurance that the Company will be successful in achieving its strategic plans, that any additional financing will be available in a timely manner or on acceptable terms, if at all, or that the Company’s planned merger (discussed further in Note 13) will be completed or will provide sufficient capital to support its ongoing operations. If the Company is unable to raise sufficient capital when needed or events or circumstances occur such that the Company does not meet its strategic plans, the Company will be required to reduce certain discretionary spending, alter or scale back aircraft development programs, be unable to develop new or enhanced production methods, or be unable to fund capital expenditures, which would have a material adverse effect on the Company’s financial position, results of operations, cash flows, and ability to achieve its intended business objectives.
The financial statements have been prepared on a going concern basis and do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary in the event the Company can no longer continue as a going concern.
3.
Summary of Significant Accounting Policies

Basis of Presentation
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent liabilities, and the reported amounts of expenses during the reporting period. The Company bases these estimates on historical results and various other assumptions believed to be reasonable, all of which form the basis for making estimates concerning the carrying values of assets and liabilities that are not readily available from other sources.
On an ongoing basis, management evaluates its estimates, including those related to the: (i) realization of tax assets and estimates of tax liabilities, (ii) valuation of common stock, (iii) fair value of debt, (iv) fair value of share-based payments, (v) valuation of leased assets and liabilities, and (vi) estimated useful lives of long-lived assets. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Such estimates often require the selection of appropriate valuation methodologies and models and may involve significant judgment in evaluating ranges of assumptions and financial inputs. Actual results may differ from those estimates under different assumptions, financial inputs, or circumstances. Given the global economic climate and unpredictable nature and unknown duration of the COVID-19 pandemic, estimates are subject to additional volatility.
Cash and Cash Equivalents
Cash consists of cash on deposit with financial institutions. Cash equivalents consist of short-term, highly liquid financial instruments that are readily convertible to cash and have maturities of three months

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
or less from the date of purchase. Cash equivalents are recorded at fair value. As of December 31, 2020 and 2019, the Company held $34,377 and $0, respectively, of cash equivalents consisting of Level 1 money market funds.
Fair Value Measurements
The Company applies the provisions of Accounting Standards Codification (“ASC”) 820, Fair Value Measurement, which defines a single authoritative definition of fair value, sets out a framework for measuring fair value and expands on required disclosures about fair value measurements. The provisions of ASC 820 relate to financial assets and liabilities as well as other assets and liabilities carried at fair value on a recurring and nonrecurring basis. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
Level 1
Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2
Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3
Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The carrying amounts of the Company’s cash, accounts payable, accrued compensation and accrued liabilities approximate fair value due to the short-term nature of these instruments. Level 1 instruments include investments in money market funds, which are valued based on inputs such as actual trade data, quoted market prices from brokers or other similar sources.
Financial Instruments Not Recorded at Fair Value on a Recurring Basis
Certain financial instruments, including debt, are not measured at fair value on a recurring basis in the balance sheets. The fair value of debt as of December 31, 2020 approximates its carrying value.
Assets and Liabilities Recorded at Fair Value on a Non-Recurring Basis
Certain assets and liabilities are subject to measurement at fair value on a non-recurring basis if there are indicators of impairment or if they are deemed to be impaired as a result of an impairment review.
There were no assets or liabilities measured at fair value using Level 3 inputs for the periods presented.
Concentration of Credit Risk
Financial instruments, which subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents, and deposits. The Company’s cash and cash equivalents are held at major financial institutions located in the United States of America. At times, cash account balances with any one financial institution may exceed Federal Deposit Insurance Corporation (“FDIC”) insurance limits ($250 per depositor per institution). Management believes the financial institutions that hold the Company’s cash and cash equivalents are financially sound and, accordingly, minimal credit risk exists with respect to cash and cash equivalents.

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist primarily of prepaid payroll costs, rent, consulting, and subscriptions for brand development and research and development (“R&D”).
Intangible Assets, Net
Intangible assets consist solely of domain names and are recorded at cost, net of accumulated amortization, and if applicable, impairment charges. Amortization of domain names is provided over a 15-year estimated useful life on a straight-line basis or based on the pattern in which economic benefits are consumed, if reliably determinable. The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has analyzed a variety of factors in light of the known impact to date of the COVID-19 pandemic on its business to determine if a circumstance could trigger an impairment loss, and, at this time and based on the information presently known, does not believe that it is more likely than not that an impairment loss has been incurred.
The Company capitalized domain names in 2020, and as of December 31, 2020, the gross carrying amount for domain names was $500 with $3 recorded in accumulated amortization. During the year ended December 31, 2020, the Company recognized amortization expense of $3, classified within general and administrative on the statements of operations and comprehensive loss.
Property and Equipment, Net
Property and equipment are stated at historical cost less accumulated depreciation. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance, and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation is removed from the accounts, and any difference between the selling price and net carrying amount is recorded as a gain or loss in the statements of operations and comprehensive loss.
Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets as follows:
Useful Life (in years)
Furniture, fixtures, and equipment	5
Computer hardware	3
Computer software	3
Website design	2
Leasehold improvements	Shorter of lease term or the asset standard life
Impairment of Long-Lived Assets
The Company reviews its long-lived assets, consisting primarily of property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Such triggering events or changes in circumstances may include: a significant decrease in the market price of a long-lived asset, a significant adverse change in the extent or manner in which a long-lived asset is being or intended to be used, a significant adverse change in legal factors or in the business climate, the impact of competition or other factors that could affect the value of a long-lived asset, a significant adverse deterioration in the amount of revenue or cash flows expected to be generated from an asset group, an accumulation of costs significantly in excess of the amount originally expected for the

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
acquisition or development of a long-lived asset, current or future operating or cash flow losses that demonstrate continuing losses associated with the use of a long-lived asset, or a current expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. The Company determined there was no impairment of long-lived assets during either period presented.
Other Current Liabilities
For the year ended December 31, 2020, other current liabilities primarily consist of accrued payroll costs, liabilities related to cash received for the early exercise of stock options which may require repayment if the options do not vest, and accrued interest on the Company’s Paycheck Protection Program Loan. For the year ended December 31, 2019, other current liabilities consist of accrued payroll costs.
Paycheck Protection Program Loan
On April 9, 2020, the Company received the proceeds from a loan in the amount of approximately $905 (the “PPP Loan”) from JPMorgan Chase Bank, N.A., as lender, pursuant to the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The Company accounted for the PPP Loan as a financial liability in accordance with ASC Topic 470, Debt. Accordingly, the PPP Loan was recognized within notes payable and notes payable, net of current portion, in the Company’s balance sheet. In addition, related accrued interest is included within other current liabilities in the Company’s balance sheet. Refer to Note 7 for additional information.
Research and Development
R&D costs are expensed as incurred and are primarily comprised of personnel-related costs (including salaries, bonuses, benefits, and stock-based compensation) for employees focused on R&D activities, other related costs, and an allocation of general overhead. In addition, R&D expense includes professional fees paid to outside contractors and depreciation expense. R&D efforts are focused on design and development of our electric aircraft and continuing to prepare our prototype electric aircraft to achieve industry standards.
General and Administrative
General and administrative expenses are primarily comprised of personnel-related costs (including salaries, bonuses, benefits, and stock-based compensation) and overhead related costs for employees in our executive, finance, information technology, or human resources departments. In addition, general and administrative expense includes fees for third-party professional services (including consulting, legal, and audit services), other corporate expenses, allocated shared costs, and depreciation expense.
Stock-Based Compensation
The Company’s stock-based compensation awards consist of options granted to employees, directors, and non-employees for the purchase of ordinary shares and restricted shares. The Company recognizes stock-based compensation expense in accordance with the provisions of ASC 718, Compensation — Stock Compensation. ASC 718 requires the measurement and recognition of compensation expense for all stock-based compensation awards made to employees, directors, and non-employees to be based on the grant date fair values of the awards.

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
The Company estimates the fair value of share options using the Black-Scholes option-pricing model. The value of the award is recognized as expense over the requisite service period on a straight-line basis.
Determining the grant date fair value of the awards using the Black-Scholes option-pricing model requires management to make assumptions and judgments, including but not limited to the following:
Expected term — The estimate of the expected term of employee awards is determined in accordance with the simplified method, which estimates the term based on an averaging of the vesting period and contractual term of the option grant. The Company uses the contractual term for non-employee awards.
Expected volatility — Since the Company is a private entity without sufficient historical data on the volatility of its common stock, the expected volatility used is based on the volatility of similar entities (referred to as “guideline companies”) for a period consistent with the expected term of the award.
Risk-free interest rate — The risk-free interest rate used to value awards is based on the United States Treasury yield in effect at the time of grant for a period consistent with the expected term of the award.
Dividend yield — The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future.
Forfeiture rate — The Company has elected to account for forfeitures as they occur and will record stock-based compensation expense assuming all option holders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, the Company will reverse stock-based compensation expense previously recognized in the period the award is forfeited.
Fair value of common stock
The Company’s Board of Directors grants stock options with exercise prices equal to the fair value of the Company’s common stock on the date of grant.
Because there is no public market for the Company’s common stock, the Company has determined the fair value of its common stock at the time of the grant of stock options in accordance with the American Institute of Certified Public Accountants Accounting and Valuation Guide (“AICPA”): Valuation of Privately-Held-Company Equity Securities Issued as Compensation. The Company determined the fair value of its common stock based on a variety of factors including, but not limited to (i) the results of contemporaneous independent third-party valuations of the Company’s common stock and the prices, rights, preferences and privileges of the Company’s redeemable convertible preferred stock relative to those of its common stock; (ii) the lack of marketability of the Company’s common stock; (iii) actual operating and financial results; (iv) current business conditions and projections; (v) the likelihood of achieving a liquidity event, such as an IPO or sale of the Company, given prevailing market conditions, and (vi) precedent transactions involving the Company’s shares.
In valuing the fair value of the Company’s common shares, the Company used the market approach, which uses prices and other relevant information generated by market transactions involving identical or comparable assets, liabilities, or a group of assets and liabilities. Within the market approach, given that the Company had recent security transactions, the subject company transaction method was used, which consists of examining prior transactions of the Company. According to the AICPA guidelines, under this method, recent securities transactions in the Company’s stock should be considered as a relevant input for computing the enterprise valuation. Additionally, the Hybrid Backsolve methodology specifically was selected to reflect the high risks in the eVTOL space, namely regulatory risk, the fact that there is currently no market for the product, and technology risk in this new sector.
In conducting the valuations, the Company considered all objective and subjective factors that it believed to be relevant in the valuation conducted, including management’s best estimate of the Company’s

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
business condition, and prospects and operating performance at the valuation dates. There are significant judgments and estimates inherent in these valuations.
Leases
The Company accounts for leases in accordance with ASC 842, Leases and determines if an arrangement is a lease at its inception. Right-of-use (“ROU”) assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses its estimated incremental borrowing rate in determining the present value of lease payments considering the term of the lease, which is derived from information available at the lease commencement date. The incremental borrowing rate is the rate of interest the Company would have to pay to borrow, on a collateralized basis, an amount equal to the lease payments for a term similar to the lease term in a similar economic environment as the lease. The lease term includes renewal options when it is reasonably certain that the option will be exercised and excludes termination options. To the extent that the Company’s agreements have variable lease payments, the Company includes variable lease payments that depend on an index or a rate and excludes those that depend on facts or circumstances occurring after the commencement date, other than the passage of time.
Lease expense for these leases is recognized on a straight-line basis over the lease term. The Company has elected not to recognize ROU assets and lease liabilities that arise from short-term (12 months or less) leases for any class of underlying asset. Operating leases are included in right-of-use asset, lease liability, and lease liability, net of current portion in the Company’s balance sheet. In addition, the Company has elected as an accounting policy, the practical expedient to not separate lease and non-lease components within a contract and instead treat it as a single-lease component.
Income Taxes
The Company accounts for its income taxes using the asset and liability method whereby deferred tax assets and liabilities are determined based on temporary differences between the basis used for financial reporting and income tax reporting purposes. Deferred income taxes are provided based on the enacted tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for deferred tax assets if it is more-likely-than-not that the Company will not realize those tax assets through future operations. The carrying value of deferred tax assets reflects an amount that is more likely than not to be realized.
The Company utilizes the guidance in ASC 740-10, Income Taxes, to account for uncertain tax positions. ASC 740-10 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the positions will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more-likely-than-not of being realized and effectively settled. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately forecast actual outcomes. The Company’s policy is to recognize interest and penalties related to uncertain tax positions, if any, in the income tax provision.
Net Loss Per Share Attributable to Ordinary Stockholders
The Company has one class of participating security (preferred shares) issued and outstanding as of December 31, 2020 and 2019. Losses are not attributed to the participating security as the preferred stockholders are not contractually obligated to share in the Company’s losses. For all periods presented, the calculation of basic net loss per share excludes shares issued upon the early exercise of stock options where the vesting conditions have not been satisfied.

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Basic net loss attributable to common stockholders per share is calculated by dividing net loss attributable to ordinary stockholders by the weighted-average number of shares of common shares outstanding.
Diluted net loss per share attributable to ordinary stockholders adjusts the basic net loss per share attributable to ordinary stockholders and the weighted-average number of shares of ordinary shares outstanding for the potentially dilutive impact of stock options, using the treasury stock method.
Because the Company reported net losses for all periods presented, all potentially dilutive common stock equivalents are antidilutive and have been excluded from the calculation of net loss per share.
The following table presents the number of antidilutive shares excluded from the calculation of diluted net loss per share:
	As of December 31,
	2020	2019
Stock-based compensation awards — employees	11,167,089	—
Stock-based compensation awards — non-employees	3,614,888	—
Series Seed redeemable convertible preferred stock	18,193,515	18,193,515
Series A redeemable convertible preferred stock	46,267,422	—
Total	79,242,914	18,193,515
Segments
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM consists of its two founders. The Company has determined that it operates as a single operating segment and one reportable segment, as the CODM reviews financial information presented on a combined basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. Given the Company’s pre-revenue operating stage, it currently has no concentration exposure to products, services or customers.
Comprehensive Loss
There were no differences between net loss and comprehensive loss presented in the statements of operations and comprehensive loss for the years ended December 31, 2020 and 2019.
Recently adopted accounting pronouncements
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which outlines a comprehensive lease accounting model that supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. In July 2018, the FASB issued ASU 2018-11, which provides the option of an additional transition method that allows entities to initially apply the new lease guidance at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company entered into its first lease in July of 2020 and applied ASU 2016-02 to this lease and subsequent leases.
In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments (Topic 230) (“ASU 2016-15”). The standard provides guidance on eight specific cash flow issues,

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
including debt prepayment or debt extinguishment costs. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017, and the amendments should be applied using the retrospective transition method to each period presented. The Company has applied ASU 2016-15 to all periods presented.
In July 2017, the FASB issued ASU 2017-11, Earnings per share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), and Derivatives and Hedging (Topic 815): Accounting for Certain Financial Instruments with Down Round Features (“ASU 2017-11”). The update addresses the complexity of accounting for certain financial instruments with “down round” features and the liability or equity classification of financial instruments with warrants or convertible features. The guidance eliminates the requirement to consider “down round” features when determining whether certain equity-linked financial instruments or embedded features are indexed to an entity’s own stock. ASU 2017-11 is effective for public business entities for annual periods beginning after December 15, 2018, and for interim periods within those years, with early adoption permitted. The Company has applied ASU 2017-11 to all periods presented, and there was no adoption date impact to its financial statements.
In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). This amendment expands the scope of Topic 718, Compensation — Stock Compensation (which only included share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees is substantially aligned. ASU 2018-07 supersedes Subtopic 505-50, Equity — Equity-Based Payments to Non-Employees and is effective for public business entities for fiscal years beginning after December 15, 2018. Early adoption of ASU 2018-07 is permitted and should be applied on a prospective basis. The Company began applying ASU 2018-07 during 2020 upon the Company’s first grant of share-based payment awards. No share-based payments were granted prior to 2020.
In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) (“ASU 2018-13”), which modifies, removes, and adds certain disclosure requirements on fair value measurements based on the FASB Concepts Statement, Conceptual Framework for Financial Reporting — Chapter 8: Notes to Financial Statements. The ASU is effective for all entities for fiscal years beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted-average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty should be applied prospectively for only the most recent annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted. The Company has applied ASU 2018-13 to all periods presented.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). This amendment was issued to simplify the accounting for income taxes by removing certain exceptions for recognizing deferred taxes, performing intraperiod allocation, and calculating income taxes in interim periods. Further, ASU 2019-12 adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax basis goodwill and allocating taxes to members of a consolidated group. ASU 2019-12 is effective for public business entities for fiscal periods beginning after December 15, 2020. The Company has applied ASU 2019-12 to all periods presented, and there was no adoption date impact to its financial statements.
Recently issued accounting pronouncements not yet adopted
In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies the accounting for convertible instruments by removing certain separation models in ASC 470- 20, Debt — Debt with Conversion and Other Options, for convertible instruments. The ASU updates the guidance on certain embedded conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
substantial premiums accounted for as paid-in capital, such that those features are no longer required to be separated from the host contract. The convertible debt instruments will be accounted for as a single liability measured at amortized cost. Further, the ASU made amendments to the EPS guidance in Topic 260 for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted EPS calculation, and no longer allowing the net share settlement method. The ASU also made revisions to Topic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. The amendments to Topic 815-40 change the scope of contracts that are recognized as assets or liabilities. The ASU is effective for public business entities for interim and annual periods beginning after December 15, 2021, with early adoption permitted. Adoption of the ASU can either be on a modified retrospective or full retrospective basis. The Company is currently evaluating the impact the adoption of this standard will have on its financial statements and related disclosures.
4.
Property and Equipment, Net

Property and equipment, net, consists of the following:
	As of December 31,
	2020	2019
Furniture, fixtures, and equipment	$1,046	$—
Computer hardware	524	4
Website design	128	—
Leasehold improvements	54	—
Total property and equipment	1,752	4
Less: Accumulated depreciation	(139)	—
Total property and equipment, net	$1,613	$4
Depreciation expense totaled $139 and $0 for the years ended December 31, 2020 and 2019, respectively. Depreciation expense was classified as $72 and $67 within R&D and general and administrative, respectively, for the year ended December 31, 2020 on the statements of operations and comprehensive loss.
5.
Other Current Liabilities

Other current liabilities consist of the following:
	As of December 31,
	2020	2019
Accrued interest	$6	$—
Accrued bonus	155	43
Deposit liability related to cash received from the early exercise of stock options	117	—
Income tax payable	1	—
	$279	$43

6.
Related Party Transactions

The Company has been primarily funded by notes payable and the sale of preferred and common stock to third parties and the Company’s Co-founders.
Convertible Promissory Notes Due to Related Parties
On October 11, 2019, the Company entered into a Convertible Note Purchase Agreement which permitted the Company to issue and sell two convertible promissory notes to the founders’ Trusts, Capri

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Growth LLC (“Capri”) and Hight Drive Growth LLC (“Hight”), in the total amount of $601 (the “October Notes”). Interest accrues from the date of the notes on the unpaid principal amount at a rate of 5% per annum. Capri and Hight will have the ability to convert the outstanding principal and (at the Company’s option) any accrued but unpaid interest under the note (the “Conversion Amount”) into shares of the Company’s preferred stock issued and sold at the close of the Company’s next preferred equity financing that yields gross proceeds of at least $1,000 in aggregate. If such financing occurs before maturity of the notes on October 11, 2021, the Company will issue a number of shares equal to the Conversion Amount divided by (i) the capped price (price per share equal to $4,000 divided by the Company Capitalization) or (ii) the discount price (price per share multiplied by the discount rate of 80%).
On November 21, 2019, the Company entered into a Convertible Note Purchase Agreement which permitted the Company to issue and sell an additional three convertible promissory notes in the total amount of $5,000 to three related party investors (the “November Notes”), two of which are the Company’s founders and one of which is a third-party investor. Interest accrues from the date of the notes on the unpaid principal amount at a rate of 10% per annum. The investors will have the ability to either (i) convert the outstanding principal and any accrued but unpaid interest under the note into shares of the Company’s preferred stock at the price per share issued and sold at the close of the Company’s next preferred equity financing that yields gross proceeds of least $25,000 in the aggregate if such financing occurs before maturity of the notes on December 31, 2022 or (ii) be repaid in cash at the initial closing of such $25,000 equity financing event.
The Company has not elected the fair value option for either the October or November Notes and does not otherwise account for any convertible promissory notes at fair value under GAAP.
On November 21, 2019, the Company closed their Series Seed Preferred Stock round in which the October Notes were cancelled and converted into such shares. On July 22, 2020, the Company issued their Series A Preferred Stock in which the holders of the November Notes elected to cancel their notes and convert into such shares as opposed to being repaid in cash. The outstanding principal balance on the convertible promissory notes was $0 and $4,995 as of December 31, 2020 and 2019, respectively, recorded in convertible promissory notes due to related parties on the accompanying balance sheets. Accrued interest was $0 and $47 as of December 31, 2020 and 2019, respectively, recorded in other long-term liabilities on the accompanying balance sheets.
Partial Recourse Promissory Notes
On November 21, 2020, the Company entered into partial recourse promissory note arrangements with each of the Company’s founders which provided each of them with a partial recourse loan as consideration for the issuance of stock, which proceeds were used for the exercise of 2,645,517 shares, per founder, of the Company’s common stock pursuant to the outstanding option agreements issued by the Company to the founders on November 3, 2020. Due to the partial recourse nature of the notes, the promissory note arrangements are considered nonrecourse loans in their entirety for accounting purposes and thus are accounted for as in-substance share options. The purchase price for the shares was $0.15 per share for a total amount of $397 paid by each founder. The notes bear interest at a fixed rate of 0.38% per annum, compounded annually. The promissory notes may be repaid at any time and from time to time and are due upon the earlier of five years from issuance or upon a deemed liquidation event, initial draft registration statement filing, or within ninety days of the respective founder’s termination. Concurrent with the execution of the notes, the founders early exercised their common stock options at the exercise price of $0.15 per share in accordance with the terms of the early exercise agreements. These options are subject to vesting conditions and are subject to forfeiture in the form of a Company repurchase option at the original $0.15 per share price if the founders terminate employment prior to the vesting dates of the original option agreements.
The Company determined that the stock options exercised by a nonrecourse note are considered unexercised until the nonrecourse note is repaid. Because the loan is deemed nonrecourse, for accounting

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
purposes the principal and interest represent the strike price of the in-substance awards for the purposes of fair valuing the in-substance awards, and the principal and interest on the note and shares underlying the in-substance share options will not be recorded on the Company’s balance sheets or statements of operations and comprehensive loss.
The Company estimated the fair value of the in-substance share options using the Black-Scholes option-pricing model and compared this fair value to the value of the original awards immediately prior to the issuance of the promissory note. The Company determined that the promissory note terms did not result in incremental fair value of these awards and no incremental compensation cost would be recognized under the promissory note arrangement. The grant date fair value of the original award is recognized as expense over the requisite service period on a straight-line basis.
7.
Paycheck Protection Program Loan

On March 27, 2020, President Trump signed into law the CARES Act (defined above). The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions and technical corrections to tax depreciation methods for qualified improvement property. The CARES Act also appropriated funds for the U.S. Small Business Administration (“SBA”) Paycheck Protection Program loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19.
On April 9, 2020, the Company entered into a PPP Loan with JPMorgan Chase Bank, N.A., under the Paycheck Protection Program of the CARES Act. The application for these funds required the Company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company and that the Company will use the loan funds to retain workers, maintain payroll, or make mortgage, lease, and utility payments. Based in part on the Company’s assessment of the uncertainty associated with its future operating performance created by the COVID-19 pandemic and related governmental responses, and the going concern uncertainty reflected in the Company’s financial statements, the Company believed in good faith that it met the eligibility requirements for the PPP Loan. If, despite the good-faith belief that given the Company’s circumstances all eligibility requirements for the PPP Loan were satisfied, it is later determined that the Company had violated any applicable laws or regulations or it is otherwise determined the Company was ineligible to receive the PPP Loan, it may be required to repay the PPP Loan in its entirety and/or be subject to additional penalties and potential liabilities.
The Company received total proceeds of $905 from the PPP Loan, which is due on April 9, 2022. In accordance with the requirements of the CARES Act, the Company will use the proceeds for payroll costs. Interest accrues on the PPP Loan at the rate of 0.98% per annum. Neither principal nor interest shall be due or payable during the six-month deferral period beginning on April 9, 2020. On June 11, 2020, the SBA extended the deferral period to ten months. Commencing one month after the expiration of the deferral period and continuing on the same day of each month thereafter until the maturity date, the Company will pay to JPMorgan Chase Bank, N.A. monthly payments of principal and interest, each in such equal amount required to fully amortize the principal amount outstanding on the loan. The Company accounts for the PPP Loan as debt and will accrue interest over the term of the loan. As of December 31, 2020, the PPP Loan had an outstanding balance of $645 and $260 in notes payable and notes payable, net of current portion, respectively, in the accompanying balance sheets.
The future principal payments under the PPP loan agreement as of December 31, 2020 were as follows:
Years ending December 31,
2021	$645
2022	260
$905

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
The Company may apply to JPMorgan Chase Bank, N.A., for loan forgiveness in an amount equal to the sum of payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities during the eight weeks following disbursement on the PPP Loan. Not more than 25% of the forgiven amount may be for non-payroll costs. Forgiveness of the loan is only available for principal. Interest payable under the loan will not be forgiven but the SBA may pay the loan interest on forgiven amounts. On June 5, 2020, the Paycheck Protection Program Flexibility Act (the “PPP Flexibility Act”) was signed into law, extending the PPP Note forgiveness period from 8 weeks to 24 weeks after loan origination, reducing the required amount of payroll expenditures from 75% to 60%, removing the prior ban on borrowers taking advantage of payroll tax deferral after loan forgiveness and allowing for the amendment of the maturity date on existing loans from two years to five years. The Company did not amend the maturity date but intends to apply for loan forgiveness under the terms of the PPP Loan and expects the loan to be recorded as income when legal forgiveness is obtained. While the Company believes that its use of the loan proceeds satisfied the conditions for forgiveness of the loan, the Company cannot guarantee that it has not or will not take actions that could cause the Company to be ineligible for forgiveness of the loan, in whole or in part.
8.
Commitments and Contingencies

Operating Leases
The Company’s lease arrangements consist of one corporate facility lease and one short-term storage facility lease. The corporate facility lease expires in 2023 and does not contain an option to extend the lease. The Company’s short-term storage facility lease has a term of six months and expires in January of 2021. As the Company does not intend to extend its short-term lease over one year from the commencement date, the Company has elected the Short-Term Lease exemption and therefore, will not recognize right-of-use assets and lease liabilities that arise from short-term leases for any class of underlying asset.
The Company’s lease costs, weighted-average remaining lease term and weighted-average discount rate for each period ended December 31, 2020 and 2019, is as follows:
	Year Ended December 31,
	2020	2019
Operating lease cost	$52	$—
Short-term lease cost	44	—
Total lease cost	$96	$—
Weighted-average remaining lease term (in months)	30	—
Weighted-average discount rate	12.17%	—
The minimum aggregate future obligations under noncancelable operating leases as of December 31, 2020 were as follows:
Years ending December 31,
2021	$1,043
2022	1,074
2023	507
Future minimum lease payments	2,624
Less: Amount representing interest	(323)
Present value of future lease payments	$2,301

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Supplemental cash information and non-cash activities related to right-of-use assets and lease liabilities are as follows:
	2020	2019
Operating cash outflows from operating leases	$86	$—
Operating lease assets obtained in exchange for new lease liabilities	2,300	—
Letter of Credit
In conjunction with the Company’s operating lease, the Company entered into a standby letter of credit in favor of the Company’s lessor, in lieu of paying cash to the lessor to satisfy the security deposit requirements of the leased property. The standby letter of credit was issued on September 15, 2020 for an amount of $257 and expires on September 30, 2021. The letter of credit automatically renews for additional 12-month periods at each forfeiture date until September 1, 2023 unless cancelled by the Company.
Litigation
During the ordinary course of the Company’s business, it may be subject to legal proceedings, various claims, and litigation in the ordinary course of business. As of December 31, 2020 and 2019, the Company did not have any matters which would require it to accrue any liability regarding ongoing legal proceedings.
9.
Preferred and Common Stock

Stock Split
On October 11, 2019, the Board of Directors effected a five-for-one stock split of the Company’s common stock. Accordingly, all share and share amounts for the periods presented in the accompanying financial statements and the notes thereto have been adjusted retroactively, where applicable, to reflect this stock split.
Preferred Stock
There were 18,193,515 shares of Series Seed redeemable convertible preferred stock (“Series Seed Preferred Stock”) authorized, issued and outstanding as of December 31, 2020 and 2019. There were 46,732,728 shares of Series A redeemable convertible preferred stock (“Series A Preferred Stock”) authorized and 46,267,422 shares issued and outstanding as of December 31, 2020. There were no shares of Series A Preferred Stock authorized, issued and outstanding as of December 31, 2019.
Common Stock
There were 143,677,090 shares of common stock authorized and 51,321,752 shares issued and outstanding as of December 31, 2020. There were 77,285,983 shares of common stock authorized and 50,000,000 shares issued and outstanding as of December 31, 2019.
Preferred and Common Stock Rights
The rights, privileges, and preferences of the Company’s preferred and common stock as set forth in the Company’s Amended and Restated Certificate of Incorporation, dated July 16, 2020, are as follows:
Voting
The holders of preferred and common stock vote together and not as separate classes. Each holder of common stock is entitled to one vote for each share held by such holder. Each holder of preferred stock is

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock are convertible. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock. Holders of common stock, exclusively and as a separate class, are entitled to elect three directors of the Company. Holders of Series A Preferred Stock, exclusively and as a separate class, are entitled to elect one director of the Company. Holders of Series Seed Preferred Stock are not entitled to vote for a director. There is no cumulative voting.
Dividends
The Company may not declare, pay or set aside any dividends unless the holders of preferred stock have first or simultaneously received a dividend. If declared, the dividend rate for the convertible preferred stock is defined as equal amount per share on an as-converted basis. Any dividends declared are noncumulative, and no dividends on preferred or common stock have been declared by the Board of Directors through December 31, 2020.
Preemptive Rights
If the Company proposes to offer any equity securities, securities convertible to equity securities, or options or warrants, subject to customary exceptions, any investor who holds at least 4,150,755 shares of registrable securities has the right to purchase their pro rata portion of such securities.
Redemption
The preferred stock is not redeemable at the option of the holder except in certain circumstances. Mandatory redemption occurs upon a redemption event, which is upon wind-up, dissolution, liquidation, insolvency, declaration of bankruptcy, or change in control. The contingent redemption upon a deemed liquidation event results in mezzanine equity classification (outside of permanent equity) on the Company’s balance sheets. In the event of a deemed liquidation event, if available proceeds are not sufficient to redeem all outstanding shares of preferred stock, the Company may redeem a pro rata portion of each holder’s shares of preferred stock to the extent of such available proceeds.
Conversion
Each share of Series Seed Preferred Stock and Series A Preferred Stock is convertible into one share of common stock as determined by dividing the applicable original issue price by the applicable conversion price in effect at the time of conversion (subject to appropriate adjustment in the event of a stock dividend, stock split, combination, or other similar recapitalization). The applicable original issue price and the applicable conversion price of each share of Series Seed Preferred Stock is $0.3300. The applicable original issue price and the applicable conversion price of each share of Series A Preferred Stock is $1.2046.
The Company will reserve the number of authorized shares of common stock sufficient to effect the conversion of all outstanding preferred stock, and if necessary, will increase its authorized but unissued shares of common stock to such number of shares sufficient to effect the conversion. All outstanding shares of preferred stock will be automatically converted into shares of common stock upon either a qualified initial public offering or in event of a mandatory conversion. The Series Seed Preferred Stock and Series A Preferred Stock will convert into common stock upon consummation of the Merger Agreement with Atlas and Merger Sub. Refer to Note 13 for more detail.
Liquidation
In the event of any voluntary or involuntary liquidation or deemed liquidation event such as dissolution or winding up, the holders of shares of preferred stock are entitled to receive distribution in an amount per share equal to the greater of (i) the applicable original issue price, plus any declared but unpaid dividend,

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
or (ii) the amount per share had all shares of preferred stock been converted prior to such liquidation event, on a pari passu basis prior and in preference to any distribution to the holders of common stock. If upon any such liquidation event, the assets of the Company available for distribution is insufficient to pay the holders of shares of preferred stock, the amounts will be distributed among the holders of preferred stock pro rata, in proportion to the full amounts they would otherwise be entitled to receive. If the holders of preferred stock are paid in full, the remaining assets of the Company will be distributed pro rata to the holders of common stock based on the number of shares held by each holder.
10.
Stock-Based Compensation

2019 Stock Plan
On October 11, 2019, the Company adopted the 2019 Stock Plan (the “Plan”) under which the Board of Directors may grant up to 5,555,555 incentive and nonstatutory stock options and restricted stock to employees, directors, and non-employees. On November 20, 2019, the Board of Directors amended the Plan to increase the number of shares to 7,577,057 shares. On October 4, 2020, the Board of Directors further amended the Plan to increase the number of shares to 15,689,294 shares.
As of December 31, 2020 and 2019, the Company had 1,812,867 and 7,577,057 shares, respectively, of common stock available for future issuance under the Plan. The Company did not grant any awards under the Plan during the year ended December 31, 2019.
A summary of our employee stock option activity is as follows:
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2019	—	$—	—	$—
Granted	11,318,689	$0.11
Exercised	(151,600)	$0.04		$1,324
Outstanding as of December 31, 2020	11,167,089	$0.11	9.61	$136,988
Exercisable as of December 31, 2020	1,432,988	$0.15	9.84	$17,528
Vested and expected to vest as of December 31, 2020	11,167,089	$0.11	9.61	$136,988
A summary of our non-employee stock option activity is as follows:
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2019	—	$—	—	$—
Granted	1,423,738	$0.15
Exercised	(36,152)	$0.15		$282
Outstanding as of December 31, 2020	1,387,586	$0.15	9.84	$16,973
Exercisable as of December 31, 2020	6,172	$0.15	9.84	$75
Vested and expected to vest as of December 31, 2020	1,387,586	$0.15	9.84	$16,973

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
A summary of our restricted stock activity is as follows:
	Number of Shares	Weighted Average Grant Price
Outstanding as of December 31, 2019	—	$—
Granted	1,134,000	$0.04
Vested	(567,000)	$0.04
Outstanding as of December 31, 2020	567,000	$0.04
Determination of Fair Value
The assumptions used in the Black-Scholes option pricing model for the year ended December 31, 2020 are provided in the following table.
2020
Risk-free interest rate:
Employee stock options	0.52 – 1.52%
Non-employee stock options	0.79%
Expected term (in years):
Employee stock options	6.02 – 6.32
Non-employee stock options	10.00
Expected volatility:
Employee stock options	60.00 – 70.00%
Non-employee stock options	60.00%
Dividend yield:
Employee stock options	0.00%
Non-employee stock options	0.00%
Grant date fair value per share:
Employee stock options	$0.02 – $0.08
Non-employee stock options	$0.10
The Company records stock-based compensation expense for stock-based compensation awards based on the fair value on the date of grant. The stock-based compensation expense is recognized ratably over the course of the requisite service period. The Company recognized stock-based compensation expense of $142 and $8 for employee and non-employees, respectively, for stock options and $25 for non-employees for restricted stock awards for the year ended December 31, 2020. The Company did not recognize any stock-based compensation expense for the year ended December 31, 2019. As of December 31, 2020, the total remaining stock-based compensation expense for unvested stock options was $565 and $135 for employees and non-employees, respectively, which are expected to be recognized over a weighted-average period of 1.8 and 1.4 years, for employee and non-employees, respectively. As of December 31, 2020, the total remaining stock-based compensation expense for restricted stock awards was $20 for non-employees, which is expected to be recognized over a weighted-average period of 0.2 years.
The Company has elected to account for forfeitures as they occur and will record stock-based compensation expense assuming all stockholders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, the Company will reverse stock-based compensation expense previously recognized in the period the award is forfeited.

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
The following table presents stock-based compensation expense included in each respective expense category in the statements of operations and other comprehensive loss:
	Years Ended December 31,
	2020	2019
Research and development	$25	$—
General and administrative	150	—
Total	$175	$—
Collaboration Agreement and Warrant
On November 6, 2020, the Company entered into a collaboration agreement with FCA US LLC (“FCA”), in which both parties agreed to work together to complete a series of fixed duration collaboration projects to develop a prototype aircraft for Archer (the “Collaboration Agreement”). In exchange for services to be provided by FCA under the Collaboration Agreement, the Company issued a warrant to FCA on November 6, 2020 (the “Warrant”), in which FCA will have the right to purchase up to 1,660,302 shares of Archer’s common stock at an exercise price of $0.01 per share (subject to appropriate adjustment in the event of a stock dividend, stock split, combination, or other similar recapitalization). As of September 2020, the Company’s most recent valuation date, a valuation of the Company’s common and preferred stock was performed. The Company’s common stock and Series A Preferred Stock was valued at $0.15 per share and $1.20 per share, respectively. The warrant expires on November 6, 2025. Shares under the Warrant are vested and earned based on the completion of specific aircraft development milestones identified under the Collaboration Agreement which are expected to be achieved through December 2022.
As the Company is currently in pre-revenue stage and is not generating any revenue from the Collaboration Agreement, all costs incurred with third parties are recorded based on the nature of the cost incurred. The Company accounts for the Warrant in accordance with the provisions of ASC 718, Compensation — Stock Compensation. The Company will assess whether it is probable that the award will vest for each of the seven milestones at the end of every reporting period. If and when the award is deemed probable of vesting, the Company will recognize compensation expense for the portion of the grant determined probable of vesting on a straight-line basis over the duration of each milestone. If services had been provided by FCA prior to management determining the milestone is probable of being achieved, a cumulative catch-up adjustment will be recorded for services performed in prior periods. Costs incurred under the Collaboration Agreement and Warrant are associated with the research, design, and production and testing for the aircraft prototype and are recorded in R&D expense in the statements of operations and comprehensive loss. As services are planned to begin in January 2021, none of the projects identified in the Collaboration Agreement have commenced as of December 31, 2020. Therefore, no expense was recognized during the years ended December 31, 2020 and 2019.
11.
Income Taxes

The Company did not record any deferred income tax provision for the years ended December 31, 2020 and 2019. The components of the provision for incomes taxes are as follows:
	Years ended December 31,
	2020	2019
Current:
Federal	$—	$—
State	1	—
Total current	1	—
Total income tax provision	$1	$—

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
The following table presents the principal reasons for the difference between the effective tax rate and the federal statutory income tax rate of 21%:
	Years Ended December 31,
	2020	2019
Federal income tax (benefit)	21.0%	21.0%
State and local income taxes (net of federal benefit)	8.8%	15.2%
Nondeductible expenses	(0.1)%	(0.2)%
Valuation allowance	(29.7)%	(36.0)%
Effective Tax Rate	0.0%	0.0%
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are provided below:
	Years ended December 31,
	2020	2019
Deferred Tax Assets:
Net operating loss carryforwards	$7,500	$299
Accrued expenses	43	14
Operating lease liability	645	—
Other	34	—
Gross deferred tax assets	8,222	313
Less: Valuation allowance	(7,216)	(312)
Deferred tax assets, net of valuation allowance	1,006	1
Deferred Tax Liabilities:
Stock-based compensation	(5)	—
Depreciation and amortization	(356)	(1)
Right-of-use asset	(645)	—
Total deferred tax liabilities	(1,006)	(1)
Total net deferred tax assets	$—	$—
In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Based upon the analysis of federal and state deferred tax balances and future tax projections and the Company’s lack of taxable income in the carryback period, the Company recorded a valuation allowance against the federal and state deferred tax assets of $7,216.
As of December 31, 2020 and 2019, the Company has U.S. federal net operating loss carryforwards of $26,959 and $905, respectively, which will both begin to expire in 2038. As of December 31, 2020 and 2019, the Company has state net operating loss carryforwards of $26,692 and $1,796, respectively, which will both begin to expire in 2038.

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
The following table summarizes the activity related to the Company’s unrecognized tax benefits during the years ended December 31, 2020 and 2019:
Balance as of December 31, 2019	$31
Increases related to current year tax positions	2,018
Balance as of December 31, 2020	$2,049
The total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate as of December 31, 2019 and December 31, 2020 is zero due to the valuation allowance that would otherwise be recorded on the deferred tax asset associated with the recognized position. During the years ended December 31, 2020 and 2019, the Company recognized no interest and penalties related to uncertain tax positions.
In accordance with Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” (generally defined as a cumulative change [by value] of more than 50% in the equity ownership of certain stockholders over a rolling three-year period) is subject to limitations on its ability to utilize its pre-change NOLs and R&D tax credits to offset post-change taxable income and post-change tax liabilities, respectively. The Company’s existing NOLs and R&D credits may be subject to limitations arising from previous ownership changes, and the ability to utilize NOLs could be further limited by Section 382 and Section 383 of the Code. In addition, future changes in the Company’s stock ownership, some of which may be outside of the Company’s control, could result in an ownership change under Section 382 and Section 383 of the Code. The amount of such limitations, if any, has not been determined.
The Company is subject to taxation and files income tax returns with the U.S. federal government and the state of California. The tax years ended December 31, 2018 through December 31, 2020 remain open to examination by the Internal Revenue Service and New York State Department of Revenue, and from December 31, 2020, by the California Franchise Tax Board. In addition, the utilization of net loss carryforwards is subject to federal and state review for the periods in which those net losses were incurred. The Company is not under audit by any taxing jurisdictions at this time.
12.
401(k) Savings Plan

The Company maintains a 401(k) savings plan for the benefit of its employees. The Company makes matching contributions equal to 50% of each employee contribution, not to exceed $9 a year. All current employees are eligible to participate in the 401(k) savings plan. The Company’s matching contributions were approximately $276 for the year ended December 31, 2020. As the 401(k) savings plan became effective in February 2020, the Company did not match any employee contributions for the year ended December 31, 2019.
13.
Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through March 8, 2021, which is the date the financial statements were available to be issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
Whisman Lease Agreement
On December 11, 2020, the Company entered into an agreement to lease approximately 14,660 square feet of R&D space for 30 months with an option to extend for one subsequent 12-month period. The Company obtained control of the leased property on January 11, 2021 and recognized the right-of-use asset and lease liability in January 2021.

Archer Aviation Inc.
Notes to Financial Statements
(in thousands, except share and per share data)
Merger Agreement with Atlas Crest
On February 10, 2021, Archer entered into a Business Combination Agreement (the “Merger Agreement”) with Atlas Crest Investment Corp. (“Atlas”) and Artemis Acquisition Sub Inc., a wholly-owned subsidiary of Atlas (“Merger Sub”), with an equity value of the Company of $2,525 million (the “Equity Value”). Pursuant to the Merger Agreement, Archer shall cause Merger Sub to be merged with and into Archer with Archer continuing as the surviving company under the Companies Act following the merger, being a wholly-owned subsidiary of Atlas, and the separate corporate existence of Merger Sub shall cease. Immediately after the completion of the merger, the shareholders of Archer will exchange their interests in Archer for shares of common stock of the combined entity. Additionally, certain investors have agreed to subscribe for and purchase an aggregate of up to $600 million of common stock of the combined company (“PIPE Financing”).
United Collaboration and Warrant Agreement
On January 29, 2021, the Company entered into a purchase agreement and warrant agreement with United Airlines (“United”). Under the terms of the agreements, Archer expects United to provide design and development support and United agreed to a conditional order for $1 billion worth of Archer aircraft, with an option to order an additional quantity of Archer aircraft at the same unit price for an additional aggregate base purchase price of up to $500 million, upon commencement of commercial production of the aircraft. Archer issued up to 14,645,614 warrants (subject to adjustment based on the Exchange Ratio) to United to purchase shares of the Company’s common stock, twenty percent of which have been conditionally assigned to Mesa Airlines pursuant to the terms of the agreements. Each warrant provides United with the right to purchase one share of Archer common stock at an exercise price of $0.01 per share. The warrants will vest in accordance with certain milestones, including among others the agreement of all material terms pursuant to the collaboration agreement, completion of a SPAC transaction by Archer, the certification of the aircraft by the FAA, and the sale of aircraft.

Archer Aviation Inc.
Condensed Balance Sheets
(In thousands, except share and per share data)
	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$5,937	$36,564
Prepaid expenses	542	762
Other current assets	199	43
Total current assets	6,678	37,369
Property and equipment, net	3,572	1,613
Intangible assets, net	481	497
Right-of-use asset	2,687	2,300
Other long-term assets	235	—
Total assets	$13,653	$41,779
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities
Accounts payable	$21,710	$2,103
Lease liability	1,329	816
Notes payable	—	645
Other current liabilities	667	279
Total current liabilities	23,706	3,843
Notes payable, net of current portion	—	260
Lease liability, net of current portion	1,385	1,485
Other long-term liabilities	215	268
Total liabilities	25,306	5,856
Commitments and contingencies (Note 7)
Series Seed redeemable convertible preferred stock, $0.0001 par value; liquidation value of $6,004; 18,193,515 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020, stated at	5,943	5,943
Series A redeemable convertible preferred stock, $0.0001 par value; liquidation value of $55,734; 46,732,728 shares authorized; 46,267,422 shares issued and outstanding as of June 30, 2021 and December 31, 2020, stated at	55,589	55,589
Stockholders’ deficit
Common stock, $0.0001 par value; 155,000,000 shares authorized; 52,229,481 shares issued and outstanding as of June 30, 2021 and 143,677,090 shares authorized; 51,321,752 shares issued and outstanding as of December 31, 2020	5	5
Additional paid-in capital	80,408	186
Accumulated deficit	(153,598)	(25,800)
Total stockholders’ deficit	(73,185)	(25,609)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$13,653	$41,779
The accompanying notes are an integral part of these condensed financial statements.

Archer Aviation Inc.
Condensed Statements of Operations and Comprehensive Loss (Unaudited)
(In thousands, except share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating expenses
Research and development	$11,448	$4,105	$21,514	$6,974
General and administrative	22,409	669	28,987	1,686
Other warrant expense	—	—	78,208	—
Total operating expenses	33,857	4,774	128,709	8,660
Loss from operations	(33,857)	(4,774)	(128,709)	(8,660)
Gain on forgiveness of PPP loan	912	—	912	—
Other expense, net	(3)	—	—	—
Interest income (expense)	3	(128)	1	(229)
Loss before income taxes	(32,945)	(4,902)	(127,796)	(8,889)
Income tax expense	—	—	(2)	—
Net loss and comprehensive loss	$(32,945)	$(4,902)	$(127,798)	$(8,889)
Net loss per share, basic and diluted	$(0.57)	$(0.10)	$(2.25)	$(0.18)
Weighted-average common shares, basic and diluted	58,100,977	50,000,000	56,774,344	50,000,000
The accompanying notes are an integral part of these condensed financial statements.

Archer Aviation Inc.
Condensed Statements of Redeemable Convertible Preferred Stock and
Stockholders’ Deficit (Unaudited)
(In thousands, except share data)
	Redeemable Convertible Preferred Stock						Additional Paid-in Capital	Accumulated Deficit
	Series Seed		Series A		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount			Total
Balance as of December 31, 2020	18,193,515	$5,943	46,267,422	$55,589	51,321,752	$5	$186	$(25,800)	$(25,609)
Exercise of stock options	—	—	—	—	667,979	—	40	—	40
Issuance of warrants	—	—	—	—	—	—	78,242	—	78,242
Stock-based compensation expense	—	—	—	—	—	—	925	—	925
Net loss	—	—	—	—	—	—	—	(94,853)	(94,853)
Balance as of March 31, 2021	18,193,515	5,943	46,267,422	55,589	51,989,731	5	79,393	(120,653)	(41,255)
Exercise of stock options	—	—	—	—	239,750	—	22	—	22
Stock-based compensation expense	—	—	—	—	—	—	993	—	993
Net loss	—	—	—	—	—	—	—	(32,945)	(32,945)
Balance as of June 30, 2021	18,193,515	$5,943	46,267,422	$55,589	52,229,481	$5	$80,408	$(153,598)	$(73,185)
The accompanying notes are an integral part of these condensed financial statements.

Archer Aviation Inc.
Condensed Statements of Redeemable Convertible Preferred Stock and
Stockholders’ Deficit (Unaudited)
(In thousands, except share data)
	Redeemable Convertible Preferred Stock						Additional Paid-in Capital	Accumulated Deficit
	Series Seed		Series A		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount			Total
Balance as of December 31, 2019	18,193,515	$5,943	—	$—	50,000,000	$5	$—	$(977)	$(972)
Stock-based compensation expense	—	—	—	—	—	—	3	—	3
Net loss	—	—	—	—	—	—	—	(3,987)	(3,987)
Balance as of March 31, 2020	18,193,515	5,943	—	—	50,000,000	5	3	(4,964)	(4,956)
Issuance of restricted stock	—	—	—	—	1,134,000	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	8	—	8
Net loss	—	—	—	—	—	—	—	(4,902)	(4,902)
Balance as of June 30, 2020	18,193,515	$5,943	—	$—	51,134,000	$5	$11	$(9,866)	$(9,850)
The accompanying notes are an integral part of these condensed financial statements.

Archer Aviation Inc.
Condensed Statements of Cash Flows (Unaudited)
(In thousands)
	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(127,798)	$(8,889)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	422	39
Stock-based compensation expense	1,918	11
Noncash interest	—	248
Noncash lease expense	597	—
Research and development warrant expense	34	—
Other warrant expense	78,208	—
Gain on forgiveness of PPP loan	(912)	—
Changes in operating assets and liabilities:
Prepaid expenses	220	(315)
Other current assets	(156)	(6)
Other long-term assets	(235)	—
Accounts payable	19,161	790
Other current liabilities	343	642
Operating lease liability	(572)	—
Net cash used in operating activities	(28,770)	(7,480)
Cash flows from investing activities
Purchases of property and equipment	(1,919)	(315)
Net cash used in investing activities	(1,919)	(315)
Cash flows from financing activities
Payments of offering costs	—	(80)
Proceeds from exercise of stock options	62	—
Proceeds from issuance of debt	—	905
Net cash provided by financing activities	62	825
Net decrease in cash and cash equivalents	(30,627)	(6,970)
Cash and cash equivalents, beginning of period	36,564	10,149
Cash and cash equivalents, end of period	$5,937	$3,179
Noncash investing activities
Purchases of property and equipment included in accounts payable	$446	$—
The accompanying notes are an integral part of these condensed financial statements.

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
1.   Formation and Nature of Business
Formation and Nature of Business
Archer Aviation Inc. (the “Company” or “Archer”), headquartered in Palo Alto, California, is an aerospace company focused on the engineering, design, and development of all-electric vertical takeoff and landing (“eVTOL”) aircraft with the objective of improving mobility in cities. The Company’s mission is to advance the benefits of sustainable air mobility that saves people significant time compared to ground transportation. Archer’s vehicle performance is enabled by bringing together advances in key technologies such as high specific energy batteries, high performance electric motors, an advanced fly-by-wire flight control system, and a lightweight and efficient structure.
In connection with the initial formation of the Company, Archer Aviation Inc. was incorporated in the State of Delaware and commenced operations on October 16, 2018.
Merger with Atlas Crest
On September 16, 2021, Archer consummated the previously announced business combination pursuant to the Business Combination Agreement dated February 10, 2021 (as amended and restated on July 29, 2021) between Atlas Crest Investment Corp. (“Atlas”), Artemis Acquisition Sub Inc., a wholly-owned subsidiary of Atlas (“Merger Sub”), and Archer, under the terms of which Merger Sub merged with and into Archer, with Archer surviving the merger as a wholly-owned subsidiary of Atlas. After giving effect to the business combination, the combined company directly owns all of the issued and outstanding equity interests of Archer. As a result of the Business Combination Agreement, Archer’s stockholders received an aggregate number of shares of New Archer common stock equal to $2,465,779 divided by $10.00.
Additionally, certain investors had agreed to subscribe for and purchase an aggregate of up to $600 million of common stock of the combined company (“PIPE Financing”). The PIPE Investment was consummated immediately prior to the closing of the merger.
COVID-19 Pandemic
In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) as a pandemic, which continues to spread. COVID-19 has spread rapidly throughout the world, causing volatility and disruption in financial markets, curtailing global economic activity, raising the prospect of an extended global recession, and prompting governments and businesses to take unprecedented measures such as travel restrictions, quarantines, shelter-in-place orders, and business shutdowns. The COVID-19 pandemic may slow down the Company’s ability to ramp up its production and delay the Company’s ability to launch products on anticipated timelines and begin generating revenue. The COVID-19 pandemic could limit the ability of suppliers and business partners to perform, including third party suppliers’ ability to provide components and materials. The Company may also experience an increase in the cost of raw materials.
The full impact of the COVID-19 pandemic continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations. Management is actively monitoring the situation on its financial condition, liquidity, operations, suppliers, industry, and workforce.
2.   Liquidity and Going Concern
Since its formation, the Company has devoted substantial effort and capital resources to the design and development of its planned eVTOL aircraft and Urban Air Mobility network. Funding of these activities has primarily been through the net proceeds received from the issuance of related and third-party debt (Notes 5 and 6), and the sale of preferred and common stock to related and third parties (Note 8). Since inception

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
of the Company through June 30, 2021, the Company has incurred cumulative losses from operations, negative cash flows from operating activities, and has an accumulated deficit of $153,598. Additionally, Archer had cash and cash equivalents of $5,937 at June 30, 2021.
The Company’s audit report for the year ended December 31, 2020 from the Company’s independent registered public accounting firm includes an explanatory paragraph stating that the Company’s recurring losses from operations and cash outflows from operating activities raise substantial doubt about Archer’s ability to continue as a going concern. However, after the closing of the business combination on September 16, 2021, the Company received net cash proceeds of $801,826. Management expects that the net cash proceeds from the business combination along with cash balances held by the Company prior to the closing date will be sufficient for its working capital and capital requirements for at least the next 12 months from the date these condensed financial statements were available to be issued.
There can be no assurance that the Company will be successful in achieving its strategic plans, that the Company’s future capital raises will be sufficient to support its ongoing operations, or that any additional financing will be available in a timely manner or on acceptable terms, if at all. If events or circumstances occur such that the Company does not meet its strategic plans, the Company will be required to reduce discretionary spending, alter or scale back aircraft development programs, be unable to develop new or enhanced production methods, or be unable to fund capital expenditures. Any such events would have a material adverse effect on the Company’s financial position, results of operations, cash flows, and ability to achieve its intended business objectives.
3.   Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position, results of operations, and cash flows for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. The unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2020 set forth elsewhere in this proxy statement/prospectus.
The Company has provided a discussion of significant accounting policies, estimates, and judgments in its audited financial statements. There have been no changes to the Company’s significant accounting policies since December 31, 2020 which are expected to have a material impact on the Company’s financial position, results of operations, or cash flows.
Cash and Cash Equivalents
Cash consists of cash on deposit with financial institutions. Cash equivalents consist of short-term, highly liquid financial instruments that are readily convertible to cash and have maturities of three months or less from the date of purchase. Cash and cash equivalent balances were $5,937 and $36,564 as of June 30, 2021 and December 31, 2020, respectively, of which, money market funds were $344 and $34,377 as of June 30, 2021 and December 31, 2020, respectively. Money market funds, which are considered as cash equivalents, are recorded at fair value and classified as Level 1 within the fair value hierarchy.
Fair Value Measurements
The Company applies the provisions of Accounting Standards Codification (“ASC”) 820, Fair Value Measurement, which defines a single authoritative definition of fair value, sets out a framework for measuring

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
fair value and expands on required disclosures about fair value measurements. The provisions of ASC 820 relate to financial assets and liabilities as well as other assets and liabilities carried at fair value on a recurring and nonrecurring basis. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:
Level 1
Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

Level 2
Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3
Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The carrying amounts of the Company’s cash, accounts payable, accrued compensation and accrued liabilities approximate fair value due to the short-term nature of these instruments. Level 1 instruments include investments in money market funds, which are valued based on inputs such as actual trade data, quoted market prices from brokers or other similar sources.
Financial Instruments Not Recorded at Fair Value on a Recurring Basis
Certain financial instruments, including debt, are not measured at fair value on a recurring basis in the balance sheets. The fair value of debt as of December 31, 2020 approximates its carrying value. There was no outstanding debt as of June 30, 2021.
Assets and Liabilities Recorded at Fair Value on a Non-Recurring Basis
Certain assets and liabilities are subject to measurement at fair value on a nonrecurring basis if there are indicators of impairment or if they are deemed to be impaired as a result of an impairment review.
There were no assets or liabilities measured at fair value using Level 3 inputs for the periods presented.
Intangible Assets, Net
Intangible assets consist solely of domain names and are recorded at cost, net of accumulated amortization, and if applicable, impairment charges. Amortization of domain names is provided over a 15-year estimated useful life on a straight-line basis or based on the pattern in which economic benefits are consumed, if reliably determinable. The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has analyzed a variety of factors in light of the known impact to date of the COVID-19 pandemic on its business to determine if a circumstance could trigger an impairment loss, and, at this time and based on the information presently known, does not believe that it is more likely than not that an impairment loss has been incurred.
As of June 30, 2021 and December 31, 2020, the gross carrying amount for domain names was $500 with $19 and $3 recorded in accumulated amortization, respectively. During the three and six months ended June 30, 2021, the Company recognized amortization expense of $9 and $17, respectively, included within general and administrative expenses on the statements of operations and comprehensive loss. The Company did not recognize any amortization expense during the three and six months ended June 30, 2020.

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
Property and Equipment, Net
Property and equipment are stated at historical cost less accumulated depreciation. Expenditures for major renewals and betterments are capitalized, while minor replacements, maintenance, and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation is removed from the accounts, and any difference between the selling price and net carrying amount is recorded as a gain or loss in the statements of operations and comprehensive loss.
Depreciation on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets as follows:
Useful Life (in years)
Furniture, fixtures, and equipment	5
Computer hardware	3
Computer software	3
Website design	2
Leasehold improvements	Shorter of lease term or the asset standard life
Impairment of Long-Lived Assets
The Company reviews its long-lived assets, consisting primarily of property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Such triggering events or changes in circumstances may include: a significant decrease in the market price of a long-lived asset, a significant adverse change in the extent or manner in which a long-lived asset is being or intended to be used, a significant adverse change in legal factors or in the business climate, the impact of competition or other factors that could affect the value of a long-lived asset, a significant adverse deterioration in the amount of revenue or cash flows expected to be generated from an asset group, an accumulation of costs significantly in excess of the amount originally expected for the acquisition or development of a long-lived asset, current or future operating or cash flow losses that demonstrate continuing losses associated with the use of a long-lived asset, or a current expectation that, more likely than not, a long-lived asset will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets including any cash flows upon their eventual disposition to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. The Company determined there was no impairment of long-lived assets during all periods presented.
Operating Expenses
Research and Development
Research and development (“R&D”) costs are expensed as incurred and are primarily comprised of personnel-related costs (including salaries, bonuses, benefits, and stock-based compensation) for employees focused on R&D activities, other related costs, and an allocation of general overhead. In addition, R&D expense includes professional fees paid to outside contractors and depreciation expense. R&D efforts are focused on design and development of our electric aircraft and continuing to prepare our prototype electric aircraft to achieve industry standards.

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
General and Administrative
General and administrative expenses are primarily comprised of personnel-related costs (including salaries, bonuses, benefits, and stock-based compensation) and overhead related costs for employees in our executive, finance, information technology, or human resources departments. In addition, general and administrative expense includes fees for third-party professional services (including consulting, legal, and audit services), other corporate expenses, allocated shared costs, and depreciation expense.
Other Warrant Expense
Other warrant expense of $78,208 is related to the vesting of warrants issued in conjunction with the execution of purchase, collaboration, and warrant arrangements with United Airlines. Refer to Note 9 for additional information.
Stock-Based Compensation
The Company’s stock-based compensation awards consist of options granted to employees, directors, and non-employees for the purchase of ordinary shares and restricted shares. The Company recognizes stock-based compensation expense in accordance with the provisions of ASC 718, Compensation — Stock Compensation. ASC 718 requires the measurement and recognition of compensation expense for all stock-based compensation awards made to employees, directors, and non-employees to be based on the grant date fair values of the awards.
The Company estimates the fair value of share options using the Black-Scholes option-pricing model. The value of the award is recognized as expense over the requisite service period on a straight-line basis.
Determining the grant date fair value of the awards using the Black-Scholes option-pricing model requires management to make assumptions and judgments, including but not limited to the following:
Expected term — The estimate of the expected term of employee awards is determined in accordance with the simplified method, which estimates the term based on an averaging of the vesting period and contractual term of the option grant. The Company uses the contractual term for non-employee awards.
Expected volatility — Since the Company is a private entity without sufficient historical data on the volatility of its common stock, the expected volatility used is based on the volatility of similar entities (referred to as “guideline companies”) for a period consistent with the expected term of the award.
Risk-free interest rate — The risk-free interest rate used to value awards is based on the United States Treasury yield in effect at the time of grant for a period consistent with the expected term of the award.
Dividend yield — The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future.
Forfeiture rate — The Company has elected to account for forfeitures as they occur and will record stock-based compensation expense assuming all option holders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, the Company will reverse stock-based compensation expense previously recognized in the period the award is forfeited.
Fair value of common stock
The Company’s Board of Directors grants stock options with exercise prices equal to the fair value of the Company’s common stock on the date of grant.
Because there is no public market for the Company’s common stock, the Company has determined the fair value of its common stock at the time of the grant of stock options in accordance with the American

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
Institute of Certified Public Accountants (“AICPA”) Accounting and Valuation Guide: Valuation of Privately-Held-Company Equity Securities Issued as Compensation (the “AICPA Practice Aid”). The Company determined the fair value of its common stock based on a variety of factors including, but not limited to (i) the results of contemporaneous independent third-party valuations of the Company’s common stock and the prices, rights, preferences and privileges of the Company’s redeemable convertible preferred stock relative to those of its common stock; (ii) the lack of marketability of the Company’s common stock; (iii) actual operating and financial results; (iv) current business conditions and projections; (v) the likelihood of achieving a liquidity event, such as an IPO or sale of the Company, given prevailing market conditions, and (vi) precedent transactions involving the Company’s shares.
As provided in the AICPA Practice Aid, there are several approaches for setting the value of an enterprise and various methodologies for allocating the value of an enterprise to its outstanding equity. The Company determined the fair value of equity awards using a combination of the market and income approach. Within the market approach, the guideline public company method was used, which employs the use of ratios developed from the market price of traded shares from publicly traded companies considered reasonably similar to the Company. Under the income approach, the enterprise value was estimated using the discounted cash flow method, which involves estimating the future cash flows of a business for a discrete period and discounting them to their present value. In allocating enterprise value to its outstanding equity, the Company applied a hybrid approach, which consisted of the option pricing method (“OPM”) and probability-weighted expected return method (“PWERM”). The OPM treats securities, including debt, common and preferred stock, as call options on the enterprise’s value, with exercise prices based on the securities’ respective liquidation preferences and conversion values. The PWERM estimates the fair market value of the common stock based on an analysis of future values for the enterprise assuming various exit scenarios, such as IPO, merger or sale, staying private, and liquidation.
In conducting the valuations, the Company considered all objective and subjective factors that it believed to be relevant in the valuation conducted, including management’s best estimate of the Company’s business condition, and prospects and operating performance at the valuation dates. There are significant judgments and estimates inherent in these valuations.
Net Loss Per Share Attributable to Ordinary Stockholders
The Company has one class of participating security (preferred shares) issued and outstanding as of June 30, 2021. Losses are not attributed to the participating security as the preferred stockholders are not contractually obligated to share in the Company’s losses. For all periods presented, the calculation of basic net loss per share excludes shares issued upon the early exercise of stock options where the vesting conditions have not been satisfied.
Basic net loss attributable to common stockholders per share is calculated by dividing net loss attributable to ordinary stockholders by the weighted-average number of common shares outstanding.
Diluted net loss per share attributable to ordinary stockholders reflects adjustments to the basic net loss per share attributable to ordinary stockholders and the weighted-average number of shares of ordinary shares outstanding for the potentially dilutive impact of outstanding securities or other contracts to issue common stock if they were to be exercised or converted into common shares, using the treasury stock method.
Contingently issuable shares, including equity awards with performance conditions, are considered outstanding common shares and included in basic net loss per share as of the date that all necessary conditions to earn the awards have been satisfied. Prior to the end of the contingency period, the number of contingently issuable shares included in diluted net loss per share is based on the number of shares, if any, that would be issuable under the terms of the arrangement at the end of the reporting period.
Because the Company reported net losses for all periods presented, all potentially dilutive common stock equivalents are antidilutive and have been excluded from the calculation of net loss per share.

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
The following table presents the number of antidilutive shares excluded from the calculation of diluted net loss per share:
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Stock-based compensation awards – employees	11,690,674	3,714,205	11,690,674	3,714,205
Stock-based compensation awards – non-employees	11,440,789	1,134,000	11,440,789	1,134,000
Series Seed redeemable convertible preferred stock	18,193,515	18,193,515	18,193,515	18,193,515
Series A redeemable convertible preferred stock	46,267,422	—	46,267,422	—
Total	87,592,400	23,041,720	87,592,400	23,041,720
Comprehensive Loss
There were no differences between net loss and comprehensive loss presented in the statements of operations and comprehensive loss for the three and six months ended June 30, 2021 and 2020.
Recently adopted accounting pronouncements
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which outlines a comprehensive lease accounting model that supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. In July 2018, the FASB issued ASU 2018-11, which provides the option of an additional transition method that allows entities to initially apply the new lease guidance at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company entered into its first lease in July of 2020 and applied ASU 2016-02 to this lease and subsequent leases.
In June 2018, the FASB issued ASU 2018-07, Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). This amendment expands the scope of Topic 718, Compensation — Stock Compensation (which only included share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees is substantially aligned. ASU 2018-07 supersedes Subtopic 505-50, Equity — Equity-Based Payments to Non-Employees. Early adoption of ASU 2018-07 is permitted and should be applied on a prospective basis. The Company began applying ASU 2018-07 during 2020 upon the Company’s first grant of share-based payment awards. No share-based payments were granted prior to 2020.
In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) (“ASU 2018-13”), which modifies, removes, and adds certain disclosure requirements on fair value measurements based on the FASB Concepts Statement, Conceptual Framework for Financial Reporting — Chapter 8: Notes to Financial Statements. The ASU is effective for all entities for fiscal years beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements and the narrative description of measurement uncertainty should be applied prospectively for only the most recent annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The Company has applied ASU 2018-13 to all periods presented.
In November 2019, the FASB issued ASU 2019-08, Compensation — Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606) (“ASU 2019-08”), which requires entities to measure and classify share-based payments to a customer in accordance with the guidance in ASC 718, Compensation — Stock Compensation. ASU 2019-08 expanded the scope of Topic 718 to include awards

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
issued to customers for purposes of measurement and classification and amended portions of ASC 606, Revenue from Contracts with Customers, to refer to this guidance. The amount that would be recorded as a reduction in revenue would be measured based on the grant date fair value of the share-based payment in accordance with Topic 718. The Company adopted ASU 2019-08 on January 1, 2021 and has applied its provisions to the measurement of the warrants issued to United Airlines. Refer to Note 9 for details.
In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). This amendment was issued to simplify the accounting for income taxes by removing certain exceptions for recognizing deferred taxes, performing intraperiod allocation, and calculating income taxes in interim periods. Further, ASU 2019-12 adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax basis goodwill and allocating taxes to members of a consolidated group. The Company has applied ASU 2019-12 to all periods presented, and there was no adoption date impact to its financial statements.
Recently issued accounting pronouncements not yet adopted
In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU simplifies the accounting for convertible instruments by removing certain separation models in ASC 470- 20, Debt — Debt with Conversion and Other Options, for convertible instruments. The ASU updates the guidance on certain embedded conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital, such that those features are no longer required to be separated from the host contract. The convertible debt instruments will be accounted for as a single liability measured at amortized cost. Further, the ASU made amendments to the EPS guidance in Topic 260 for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted EPS calculation, and no longer allowing the net share settlement method. The ASU also made revisions to Topic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. The amendments to Topic 815-40 change the scope of contracts that are recognized as assets or liabilities. The ASU is effective for public business entities for interim and annual periods beginning after December 15, 2021, with early adoption permitted. Adoption of the ASU can either be on a modified retrospective or full retrospective basis. The Company is currently evaluating the impact the adoption of this standard will have on its financial statements and related disclosures.
4.   Property and Equipment, Net
Property and equipment, net, consists of the following:
	June 30, 2021	December 31, 2020
Furniture, fixtures, and equipment	$1,379	$1,046
Computer hardware	1,281	524
Website design	504	128
Leasehold improvements	764	54
Construction in progress	189	—
Property and equipment, gross	4,117	1,752
Less: Accumulated depreciation	(545)	(139)
Property and equipment, net	$3,572	$1,613
The following table presents depreciation expense included in each respective expense category in the statements of operations and comprehensive loss:

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development	$91	$10	$166	$16
General and administrative	167	19	239	19
Total depreciation expense	$258	$29	$405	$35
5.   Related Party Transactions
The Company has been primarily funded by notes payable and the sale of preferred and common stock to third parties and the Company’s co-founders.
Convertible Promissory Notes Due to Related Parties
On October 11, 2019, the Company entered into a Convertible Note Purchase Agreement which permitted the Company to issue and sell two convertible promissory notes to the founders’ Trusts, Capri Growth LLC (“Capri”) and Hight Drive Growth LLC (“Hight”), in the total amount of $601 (the “October Notes”). Interest accrues from the date of the notes on the unpaid principal amount at a rate of 5% per annum. Capri and Hight will have the ability to convert the outstanding principal and (at the Company’s option) any accrued but unpaid interest under the note (the “Conversion Amount”) into shares of the Company’s preferred stock issued and sold at the close of the Company’s next preferred equity financing that yields gross proceeds of at least $1,000 in aggregate. If such financing occurs before maturity of the notes on October 11, 2021, the Company will issue a number of shares equal to the Conversion Amount divided by (i) the capped price (price per share equal to $4,000 divided by the Company Capitalization) or (ii) the discount price (price per share multiplied by the discount rate of 80%).
On November 21, 2019, the Company entered into a Convertible Note Purchase Agreement which permitted the Company to issue and sell an additional three convertible promissory notes in the total amount of $5,000 to three related party investors (the “November Notes”), two of which are the Company’s founders and one of which is a third-party investor. Interest accrues from the date of the notes on the unpaid principal amount at a rate of 10% per annum. The investors will have the ability to either (i) convert the outstanding principal and any accrued but unpaid interest under the note into shares of the Company’s preferred stock at the price per share issued and sold at the close of the Company’s next preferred equity financing that yields gross proceeds of least $25,000 in the aggregate if such financing occurs before maturity of the notes on December 31, 2022 or (ii) be repaid in cash at the initial closing of such $25,000 equity financing event.
The Company has not elected the fair value option for either the October or November Notes and does not otherwise account for any convertible promissory notes at fair value under GAAP.
On November 21, 2019, the Company closed its Series Seed Preferred Stock round in which the October Notes were cancelled and converted into such shares. On July 22, 2020, the Company issued its Series A Preferred Stock in which the holders of the November Notes elected to cancel their notes and convert into such shares as opposed to being repaid in cash. As the October and November Notes were cancelled and converted into preferred stock in the respective preferred equity financing rounds, there was no outstanding balance on the convertible promissory notes as of June 30, 2021.
Partial Recourse Promissory Notes
On November 21, 2020, the Company entered into partial recourse promissory note arrangements with each of the Company’s founders which provided each of them with a partial recourse loan as consideration for the issuance of stock, which proceeds were used for the exercise of 2,645,517 shares, per founder, of the Company’s common stock pursuant to the outstanding option agreements issued by the Company to

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
the founders on November 3, 2020. Due to the partial recourse nature of the notes, the promissory note arrangements are considered nonrecourse loans in their entirety for accounting purposes and thus are accounted for as in-substance share options. The purchase price for the shares was $0.15 per share for a total amount of $397 paid by each founder. The notes bear interest at a rate of 0.38% per annum, compounded annually. The promissory notes may be repaid at any time and from time to time and are due upon the earlier of five years from issuance or upon a deemed liquidation event, initial draft registration statement filing, or within 90 days of the respective founder’s termination. Concurrent with the execution of the notes, the founders early exercised their common stock options at the exercise price of $0.15 per share in accordance with the terms of the early exercise agreements. These options are subject to vesting conditions and are subject to forfeiture in the form of a Company repurchase option at the original $0.15 per share price if the founders terminate employment prior to the vesting dates of the original option agreements.
The Company determined that the stock options exercised by a nonrecourse note are considered unexercised until the nonrecourse note is repaid. Because the loan is deemed nonrecourse for accounting purposes, the principal and interest represent the strike price of the in-substance awards for the purposes of fair valuing the in-substance awards, and the principal and interest on the note and shares underlying the in-substance share options will not be recorded on the Company’s balance sheets or statements of operations and comprehensive loss.
The Company estimated the fair value of the in-substance share options using the Black-Scholes option-pricing model and compared this fair value to the value of the original awards immediately prior to the issuance of the promissory note. The Company determined that the promissory note terms did not result in incremental fair value of these awards and no incremental compensation cost would be recognized under the promissory note arrangement. The grant date fair value of the original award is recognized as expense over the requisite service period on a straight-line basis.
6.   Paycheck Protection Program Loan
On March 27, 2020, President Trump signed into law the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. The CARES Act also appropriated funds for the U.S. Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19.
On April 9, 2020, the Company entered into a PPP Loan with JPMorgan Chase Bank, N.A. under the Paycheck Protection Program of the CARES Act and received total proceeds of $905, with interest accruing at a rate of 0.98% per annum. The application for these funds required the Company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company and that the Company will use the loan funds to retain workers, maintain payroll, or make mortgage, lease, and utility payments. In accordance with the requirements of the CARES Act, the Company used the proceeds for payroll costs. In June 2021, the Company received notification from the SBA that the loan and accrued interest, totaling $912, was forgiven in full. Accordingly, the Company recorded a gain on forgiveness of PPP loan and interest in the condensed statement of operations and comprehensive loss.
7.   Commitments and Contingencies
Operating Leases
The Company leases office and storage facilities under various operating lease agreements with lease periods expiring between 2022 and 2023 and generally contain periodic rent increases and various renewal and termination options.

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
The Company’s lease costs were as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating lease cost	$388	$—	$731	$—
Short-term lease cost	—	—	25	—
Total lease cost	$388	$—	$756	$—
The Company’s weighted-average remaining lease term and discount rate were as follows:
	Six Months Ended June 30,
	2021	2020
Weighted-average remaining lease term (in months)	23.42	—
Weighted-average discount rate	11.29%	—
The minimum aggregate future obligations under noncancelable operating leases as of June 30, 2021 were as follows:
Remaining 2021	$774
2022	1,546
2023	688
Total future lease payments	3,008
Less: imputed interest	(294)
Present value of future lease payments	$2,714
Supplemental cash information and non-cash activities related to right-of-use assets and lease liabilities were as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating cash outflows from operating leases	$379	$—	$706	$—
Operating lease assets obtained in exchange for new lease liabilities	165	—	984	—
Letter of Credit
In conjunction with the Company’s operating lease for its headquarters, the Company entered into a standby letter of credit in favor of the Company’s lessor, in lieu of paying cash to the lessor to satisfy the security deposit requirements of the leased property. The standby letter of credit was issued on September 15, 2020 for an amount of $257 and expires on September 30, 2021. The letter of credit automatically renews for additional 12-month periods at each forfeiture date until September 1, 2023, unless cancelled by the Company.
Legal Proceedings
During the ordinary course of the Company’s business, it may be subject to legal proceedings, various claims, and litigation. Such proceedings can be costly, time consuming, and unpredictable, and therefore, no assurance can be given that the final outcome of such proceedings will not materially impact the Company’s financial condition or results of operations.

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
On April 6, 2021, Wisk Aero LLC (“Wisk”) brought a lawsuit against Archer in the United States District Court in the Northern District of California alleging misappropriation of trade secrets and patent infringement. Archer has placed an employee on paid administrative leave in connection with a government investigation and a search warrant issued to the employee, which Archer believes are focused on conduct prior to the employee joining Archer. Archer and three other Archer employees with whom the individual worked have received subpoenas relating to this investigation. Archer is cooperating with the investigation of the employee. On May 19, 2021, Wisk filed a motion for preliminary injunction and expedited discovery. On June 1, 2021, Archer filed a motion to dismiss the trade secret claims and filed counterclaims. On June 15, 2021, Wisk amended its complaint, and the following day Archer filed a motion to dismiss the amended complaint. On June 23, 2021, Archer filed an opposition to the motion for preliminary injunction. On July 13, 2021, Archer filed amended counterclaims. On July 22, 2021, the Court denied Wisk’s motion for preliminary injunction. On July 27, 2021, Wisk filed a motion to strike and dismiss certain of Archer’s amended counterclaims. On August 10, 2021, Archer filed a motion to dismiss the motion to strike and dismiss and issued a press release. On August 20, 2021, Wisk filed a notice of appeal of the Court’s denial of the motion for preliminary injunction. On August 24, 2021, the Court denied Archer’s motion to dismiss the trade secret claims. On September 14, 2021, the Court denied Wisk’s motion to strike and dismiss certain of Archer’s amended counterclaims. Archer cannot predict the timing or outcome of the litigation or federal government investigation. On September 30, 2021, Wisk dismissed its appeal of the District Court’s denial of the motion for preliminary injunction. As of October 6, 2021, the investigation is ongoing. Archer cannot predict the timing or probability of the outcome or range of reasonably possible loss, if any, but a negative result could have a material adverse effect on Archer’s financial position, liquidity, operations, and cash flows.
8.   Preferred and Common Stock
Preferred Stock
There were 18,193,515 shares of Series Seed redeemable convertible preferred stock (“Series Seed Preferred Stock”) authorized, issued and outstanding as of June 30, 2021 and December 31, 2020. There were 46,732,728 shares of Series A redeemable convertible preferred stock (“Series A Preferred Stock”) authorized and 46,267,422 shares issued and outstanding as of June 30, 2021 and December 31, 2020.
Common Stock
There were 155,000,000 shares of common stock authorized and 52,229,481 shares issued and outstanding as of June 30, 2021 and 143,677,090 shares of common stock authorized and 51,321,752 shares issued and outstanding as of December 31, 2020.
Preferred and Common Stock Rights
The rights, privileges, and preferences of the Company’s preferred and common stock as set forth in the Company’s Amended and Restated Certificate of Incorporation, dated July 16, 2020, are as follows:
Voting
The holders of preferred and common stock vote together and not as separate classes. Each holder of common stock is entitled to one vote for each share held by such holder. Each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the shares of preferred stock are convertible. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock. Holders of common stock, exclusively and as a separate class, are entitled to elect three directors of the Company. Holders of Series A Preferred

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
Stock, exclusively and as a separate class, are entitled to elect one director of the Company. Holders of Series Seed Preferred Stock are not entitled to vote for a director. There is no cumulative voting.
Dividends
The Company may not declare, pay, or set aside any dividends unless the holders of preferred stock have first or simultaneously received a dividend. If declared, the dividend rate for the convertible preferred stock is defined as equal amount per share on an as-converted basis. Any dividends declared are noncumulative, and no dividends on preferred or common stock have been declared by the Board of Directors through June 30, 2021.
Preemptive Rights
If the Company proposes to offer any equity securities, securities convertible to equity securities, or options or warrants, subject to customary exceptions, any investor who holds at least 4,150,755 shares of registrable securities has the right to purchase their pro rata portion of such securities.
Redemption
The preferred stock is not redeemable at the option of the holder except in certain circumstances. Mandatory redemption occurs upon a redemption event, which is upon wind-up, dissolution, liquidation, insolvency, declaration of bankruptcy, or change in control. The contingent redemption upon a deemed liquidation event results in mezzanine equity classification (outside of permanent equity) on the Company’s balance sheets. In the event of a deemed liquidation event, if available proceeds are not sufficient to redeem all outstanding shares of preferred stock, the Company may redeem a pro rata portion of each holder’s shares of preferred stock to the extent of such available proceeds.
Conversion
Each share of Series Seed Preferred Stock and Series A Preferred Stock is convertible into one share of common stock as determined by dividing the applicable original issue price by the applicable conversion price in effect at the time of conversion (subject to appropriate adjustment in the event of a stock dividend, stock split, combination, or other similar recapitalization). The applicable original issue price and the applicable conversion price of each share of Series Seed Preferred Stock is $0.3300. The applicable original issue price and the applicable conversion price of each share of Series A Preferred Stock is $1.2046.
The Company will reserve the number of authorized shares of common stock sufficient to effect the conversion of all outstanding preferred stock, and if necessary, will increase its authorized but unissued shares of common stock to such number of shares sufficient to effect the conversion. All outstanding shares of preferred stock will be automatically converted into shares of common stock upon either a qualified initial public offering or in event of a mandatory conversion. The Series Seed Preferred Stock and Series A Preferred Stock will convert into common stock upon consummation of the Business Combination Agreement with Atlas and Merger Sub. Refer to Note 1 for more detail.
Liquidation
In the event of any voluntary or involuntary liquidation or deemed liquidation event such as dissolution or winding up, the holders of shares of preferred stock are entitled to receive distribution in an amount per share equal to the greater of (i) the applicable original issue price, plus any declared but unpaid dividend, or (ii) the amount per share had all shares of preferred stock been converted prior to such liquidation event, on a pari passu basis prior and in preference to any distribution to the holders of common stock. If upon any such liquidation event, the assets of the Company available for distribution is insufficient to pay the holders of shares of preferred stock, the amounts will be distributed among the holders of preferred stock pro rata, in proportion to the full amounts they would otherwise be entitled to receive. If the holders of

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
preferred stock are paid in full, the remaining assets of the Company will be distributed pro rata to the holders of common stock based on the number of shares held by each holder.
9.   Stock-Based Compensation
2019 Stock Plan
In January 2021, the Company granted 1,269,289 incentive and nonstatutory stock options. As of June 30, 2021, the Company had 543,578 shares of common stock available for issuance under the 2019 Stock Plan.
A summary of our employee stock option activity is as follows:
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding as of January 1, 2021	11,167,089	$0.11	9.61	$136,988
Granted	1,203,981	$0.15
Exercised	(680,396)	$0.04		$9,339
Outstanding as of June 30, 2021	11,690,674	$0.12	9.18	$177,315
Exercisable as of June 30, 2021	2,335,560	$0.14	9.28	$35,385
Vested and expected to vest as of June 30, 2021	11,690,674	$0.12	9.18	$177,315
A summary of our non-employee stock option activity is as follows:
	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding as of January 1, 2021	1,387,586	$0.15	9.84	$16,973
Granted	65,308	$0.15
Exercised	(227,333)	$0.15		$3,129
Outstanding as of June 30, 2021	1,225,561	$0.15	9.35	$18,885
Exercisable as of June 30, 2021	33,900	$0.15	9.41	$513
Vested and expected to vest as of June 30, 2021	1,225,561	$0.15	9.35	$18,885
A summary of our restricted stock activity is as follows:
	Number of Shares	Weighted Average Grant Price
Outstanding as of January 1, 2021	567,000	$0.04
Vested	(567,000)	$0.04
Outstanding as of June 30, 2021	—	$—

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
Determination of Fair Value
The assumptions used in the Black-Scholes option pricing model are provided in the following table.
	June 30, 2021	December 31, 2020
Risk-free interest rate:
Employee stock options	0.62%	0.52 – 1.52%
Non-employee stock options	1.08%	0.79%
Expected term (in years):
Employee stock options	6.32	6.02 – 6.32
Non-employee stock options	10.00	10.00
Expected volatility:
Employee stock options	87.94%	60.00 – 70.00%
Non-employee stock options	88.03%	60.00%
Dividend yield:
Employee stock options	0.00%	0.00%
Non-employee stock options	0.00%	0.00%
Grant date fair value per share:
Employee stock options	$13.65	$0.02 – $0.08
Non-employee stock options	$13.68	$0.10
The Company records stock-based compensation expense for stock-based compensation awards based on the fair value on the date of grant. The stock-based compensation expense is recognized ratably over the course of the requisite service period.
The Company recognized stock-based compensation expense of $861 and $123 for employee and non-employees, respectively, for stock options and $9 for non-employees for restricted stock awards for the three months ended June 30, 2021. The Company recognized stock-based compensation expense of $1,658 and $240 for employees and non-employees, respectively, for stock options and $20 for non-employees for restricted stock awards for the six months ended June 30, 2021. For the three and six months ended June 30, 2020, the Company recognized stock-based compensation expense of $5 and $8, respectively, related to stock options for employees. For the three months ended June 30, 2020, the Company recognized stock-based compensation expense of $3 related to restricted stock awards for non-employees.
As of June 30, 2021, the total remaining stock-based compensation expense for unvested stock options was $15,342 and $788 for employees and non-employees, respectively, which are expected to be recognized over a weighted-average period of 1.7 and 1.1 years, for employee and non-employees, respectively.
The Company has elected to account for forfeitures as they occur and will record stock-based compensation expense assuming all stockholders will complete the requisite service period. If an employee forfeits an award because they fail to complete the requisite service period, the Company will reverse stock-based compensation expense previously recognized in the period the award is forfeited.

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
The following table presents stock-based compensation expense included in each respective expense category in the statements of operations and comprehensive loss:
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Research and development	$735	$5	$1,416	$8
General and administrative	258	3	502	3
Total stock-based compensation expense	$993	$8	$1,918	$11
Collaboration and Warrant Agreements
United Airlines
On January 29, 2021, the Company entered into a purchase agreement and warrant agreement with United Airlines (“United”). Under the terms of the purchase agreement, United has a conditional purchase order for up to 200 Archer aircraft, with an option to purchase an additional 100 aircraft. The purchase agreement between Archer and United is subject to conditions that include, but are not limited to, the certification of Archer’s aircraft by the Federal Aviation Administration (“FAA”) and further negotiation and reaching mutual agreement on certain material terms. Archer issued 14,645,614 warrants to United to purchase shares of the Company’s common stock. Each warrant provides United with the right to purchase one share of Archer common stock at an exercise price of $0.01 per share. The warrants will vest in accordance with four milestones including the issuance of the warrant in conjunction with the execution of the purchase and collaboration arrangements, completion of a SPAC transaction by Archer, the certification of the aircraft by the FAA, and the sale of aircraft to United.
On January 29, 2021, a valuation of the Company’s common stock was performed, valuing the Company’s common stock at $13.35 per share. The value of the common stock was determined using a hybrid approach of the OPM and PWERM, with the PWERM weighted at 80% primarily based on management’s expectation of the planned merger as described in Note 1 and the OPM weighted at 20% due to uncertainties in the timing of other possible scenarios. The Company used the OPM to allocate value in a stay private scenario. Given the $0.01 exercise price, each warrant also had a fair value of $13.35 at the grant date.
The Company determined that as a result of signing the purchase agreement, United is a customer with the intention of obtaining the output of the Company’s ordinary activities (design and production of aircraft). United has not contracted to share in the risks and benefits of development of the aircraft, and United is not involved in the development of the aircraft. As a result, the Company accounts for the collaboration and purchase agreement under ASC 606, Revenue from Contracts with Customers. The Company identified the sale of each aircraft ordered by United as a separate performance obligation in the contract. As the performance obligations have not been satisfied, the Company has not recognized any revenue as of June 30, 2021.
With respect to the four milestones outlined above, the Company accounts for them as consideration payable to a customer under ASC 606 related to the future purchase of aircraft by United. Pursuant to ASC 718, the Company measured the grant date fair value of the warrants to be recognized upon the achievement of each of the four milestones and the vesting of the related warrants. The Company determined that the warrants will be classified as equity awards based on the criteria of ASC 480 and ASC 718.
Pursuant to ASC 606, consideration payable to the customer is generally accounted for as a reduction to revenue and recorded at the later of when (i) the entity recognizes revenue for the transfer of related goods, or (ii) the entity pays the consideration. Due to the nature of the four milestones, and the Company’s unique circumstances upon the actual or anticipated vesting dates as described below, the recognition pattern

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
and cost presentation of each will differ. For the first milestone, issuance of the warrant in conjunction with the execution of the purchase and collaboration arrangements, the Company has recorded the grant date fair value of the respective warrant tranche at the vesting date upon satisfaction of the milestone. The Company does not believe that the consideration payable for the first milestone was provided in exchange for a distinct good or service. Rather, the consideration was to induce United to commit to a contingent purchase agreement for an aircraft from the Company. The related costs for this milestone were recorded in other warrant expense in the statements of operations and comprehensive loss due to the absence of historical or probable future revenue. For the second milestone, the completion of the SPAC transaction by Archer, as it is not considered probable that certain events will occur, the Company will record the grant date fair value of the respective warrant tranche at the vesting date upon satisfaction of the milestone. The related costs for this milestone will be recorded in other warrant expense in the statements of operations and comprehensive loss due to the absence of historical or probable future revenue. For the third milestone, the certification of the aircraft by the FAA, the Company will assess whether it is probable that the award will vest at the end of every reporting period. If and when the award is deemed probable of vesting, the Company will begin capitalizing the grant date fair value of the associated warrant as an asset through the vesting date and subsequently amortize the asset as a reduction to revenue as it sells the new aircraft to United. For the fourth milestone, the sale of aircraft to United, the Company will record the cost associated with the vesting of each portion of warrants within this milestone as a reduction of the transaction price as revenue is recognized for each sale of the aircraft. As of June 30, 2021, the first milestone of execution of the collaboration agreement had been achieved, and the Company recorded the associated expense of $78,208 related to 5,858,246 warrants that vested.
FCA US LLC
On November 6, 2020, the Company entered into a collaboration agreement with FCA US LLC (“FCA”), in which both parties agreed to work together to complete a series of fixed duration collaboration projects to develop a prototype aircraft for Archer. In exchange for services to be provided by FCA under the collaboration agreement, the Company issued a warrant to FCA on November 6, 2020, in which FCA will have the right to purchase up to 1,660,302 shares of Archer’s common stock at an exercise price of $0.01 per share (subject to appropriate adjustment in the event of a stock dividend, stock split, combination, or other similar recapitalization). In September 2020, a valuation of the Company’s common and preferred stock was performed, valuing the Company’s common stock and Series A Preferred Stock at $0.15 and $1.20 per share, respectively. The warrant expires on November 6, 2025. Shares under the warrant are vested and earned based on the completion of specific aircraft development milestones identified under the collaboration agreement which are expected to be achieved through December 2022.
As the Company is currently in pre-revenue stage and is not generating any revenue from the collaboration agreement, all costs incurred with third parties are recorded based on the nature of the cost incurred. The Company accounts for the warrant in accordance with the provisions of ASC 718. The Company will assess whether it is probable that the award will vest for each of the seven milestones at the end of every reporting period. If and when the award is deemed probable of vesting, the Company will recognize compensation expense for the portion of the grant determined probable of vesting on a straight-line basis over the duration of each milestone. If services had been provided by FCA prior to management determining the milestone is probable of being achieved, a cumulative catch-up adjustment will be recorded for services performed in prior periods. Costs incurred under the collaboration agreement and warrant are associated with the research, design, and production and testing for the aircraft prototype and are recorded in R&D expense in the statements of operations and comprehensive loss. As services began in January 2021, no expense was recognized during the year ended December 31, 2020. During the six months ended June 30, 2021, the Company recorded $34 of expense related to the completion of two milestones, amounting to 232,442 shares that have vested.

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
10.   Income Taxes
The Company recognized zero and an immaterial amount of income tax expense for the three and six months ended June 30, 2021, respectively, resulting in an effective tax rate of 0%. The Company did not recognize an income tax benefit/(expense) during the three and six months ended June 30, 2020. The effective tax rate is different from the federal statutory tax rate primarily due to a full valuation allowance against deferred tax assets.
In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Based upon the analysis of federal and state deferred tax balances, future tax projections, and the Company’s lack of taxable income in the carryback period, the Company recorded a valuation allowance against the federal and state deferred tax assets as of June 30, 2021 and 2020.
11.   401(k) Savings Plan
The Company maintains a 401(k) savings plan for the benefit of its employees. The Company makes matching contributions equal to 50% of each employee contribution, subject to the maximum amount established by the Internal Revenue Service. All current employees are eligible to participate in the 401(k) savings plan. The Company’s matching contributions were approximately $123 and $252 for the three and six months ended June 30, 2021, respectively, and $67 and $126 for the three and six months ended June 30, 2020, respectively.
12.   Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date of the issuance of these financial statements. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.
Silicon Valley Bank Loan and Security Agreement
On July 9, 2021, Archer, as the borrower, entered into a Loan and Security Agreement with Silicon Valley Bank (“SVB”) and SVB Innovation Credit Fund VIII, L.P. (“SVB Innovation”) as the lenders, and SVB as the collateral agent. The total principal amount of the loans is $20,000 (the “Term Loans”), and all obligations due under the Term Loans are collateralized by all of Archer’s right, title, and interest in and to its specified personal property in favor of the collateral agent. The interest rate on the loans is a floating rate per annum equal to the greater of (1) 8.5% and (2) the Prime Rate plus the Prime Rate Margin, which increases by 2% per annum upon the occurrence of an event of default. The Term Loans are subject to a final payment fee ranging between zero and 5.5% of the original aggregate principal amount depending on the timing of repayment and whether the SPAC transaction occurs.
Additionally, in conjunction with the issuance of the Term Loans, the Company agreed to issue 211,641 warrants to SVB and 211,641 warrants to SVB Innovation, totaling 423,282 warrants. Each warrant provides SVB and SVB Innovation with the right to purchase one share of Archer common stock. The warrants have an exercise price of $17.30 per share and expire on the 10th anniversary of the issuance date. The number and exercise price of the warrants are subject to adjustment if the Atlas merger closing occurs on or before October 10, 2021. As of the date of the merger with Atlas, the warrants were exchanged into public warrants and became 732,280 shares at the exercise price of $11.50. The Company accounts for the warrants in accordance with the guidance contained in ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject

Archer Aviation Inc.
Notes to Condensed Financial Statements (Unaudited)
(in thousands, except share and per share data)
to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized as a gain or loss in the Company’s statement of operations.
FCA Italy S.p.A. Manufacturing Consulting and Warrant Agreements
On July 19, 2021, Archer entered into a manufacturing consulting agreement with an affiliate of FCA, FCA Italy S.p.A. (“FCA Italy”), in which both parties agreed to work together to complete a series of fixed duration projects to develop manufacturing and production processes for the sale of the Company’s aircraft. In conjunction with the manufacturing consulting agreement, the Company issued a warrant to FCA Italy, in which FCA Italy will have the right to purchase up to 1,070,000 shares of Archer’s common stock at an exercise price of $0.01 per share. Shares under the warrant will vest in accordance with two events, including the execution of the manufacturing consulting agreement and 12 months from the effective date of the agreement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution
The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.
Amount
SEC registration fee	$140,967
Accountants’ fees and expenses	75,000
Legal fees and expenses	125,000
Printing fees	75,000
Miscellaneous	17,740
Total expenses	$433,707
Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the selling securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, as estimated in the table above.
Item 14.   Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
Our Charter provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our Bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.
In addition, we have entered into indemnification agreements with our directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Item 15.   Recent Sales of Unregistered Securities
The following list sets forth information regarding all unregistered securities sold by Atlas Crest Investment Corp. (“Atlas”) and Archer Aviation Inc. (prior to the Closing of the Business Combination) since January 1, 2018:
(1)
In October 2020, the Sponsor purchased 12,500,00 shares of Class A Common Stock for an aggregate purchase price of $25,000, or approximately $0.002 per share, in connection with Atlas’ organization. Upon Closing, each share of Atlas Class B Shares automatically converted into a share of Atlas Class A Common Stock in accordance with Atlas’ certificate of incorporation.

(2)
In October 2020, the Sponsor purchased an aggregate of 8,000,000 Private Placement Warrants at a price of $1.50 per private warrant, generating gross proceeds of $12.0 million. Each Private Placement Warrants is exercisable for one share of Class A Common Stock of the combined company.

(3)
In July 2021, Legacy Archer issued 423,282 warrants to Silicon Valley Bank. Upon Closing, the warrants were automatically exchanged for warrants to purchase an aggregate of 732,280 shares of Class A Common Stock at an exercise price of $11.50 per share.

(4)
In September 2021, upon Closing, we issued an aggregate of 60,000,000 shares of Class A Common Stock of the combined company for an aggregate purchase price of $600.0 million to qualified institutional buyers and accredited investors, at a purchase price of $10.00.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe each of these transactions was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.
Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits.

The exhibits listed below are filed as part of this registration statement
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date
2.1†	Amended and Restated Business Combination Agreement, dated as of July 29, 2021, by and among Atlas Crest Investment Corp., Artemis Acquisition Sub Inc. and Archer Aviation Inc.	8-K	001-39668	2.1	July 29, 2021
3.1	Amended and Restated Certificate of Incorporation of Archer Aviation Inc.	8-K	001-39668	3.1	September 22, 2021
3.2	Amended and Restated Bylaws of Archer Aviation Inc.	8-K	001-39668	3.2	September 22, 2021
4.1	Warrant Agreement, dated October 27, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	001-39668	4.1	November 2, 2020
5.1*	Opinion of Cooley LLP
10.1	Form of Subscription Agreement.	8-K	001-39668	10.2	February 10, 2021
10.2	Amended and Restated Registration Rights Agreement, by and between the Company and certain stockholders, dated September 16, 2021.	8-K	001-39668	10.2	September 22, 2021
10.3	Amended and Restated Sponsor Letter Agreement, dated July 29, 2021, by and among Atlas Crest Investment LLC, Atlas Crest Investment Corp., Archer Aviation Inc. and the individuals named therein.	S-4	333-254007	10.1B	August 3, 2021
10.4	Form of Transaction Support Agreement	S-4	333-254007	10.2	March 8,2021
10.5+	Archer 2019 Equity Incentive Plan.	8-K	001-39668	10.5	September 22, 2021

Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date
10.6+	Form of Stock Option Grant Package under Archer 2019 Equity Incentive Plan.	8-K	001-39668	10.6	September 22, 2021
10.7+	Form of RSU Grant Package under 2019 Equity Incentive Plan.	8-K	001-39668	10.7	September 22, 2021
10.8+	Archer 2021 Equity Incentive Plan.	8-K	001-39668	10.8	September 22, 2021
10.9+	Form of Stock Option Grant Package under Archer 2021 Equity Incentive Plan.	8-K	001-39668	10.9	September 22, 2021
10.10+	Form of RSU Grant Package under Archer 2021 Equity Incentive Plan.	8-K	001-39668	10.10	September 22, 2021
10.11+	Archer 2021 Employee Stock Purchase Plan.	8-K	001-39668	10.11	September 22, 2021
10.12+	Offer Letter, dated September 16, 2021, by and between the Company and Brett Adcock.	8-K	001-39668	10.12	September 22, 2021
10.13+	Offer Letter, dated September 16, 2021, by and between the Company and Adam Goldstein.	8-K	001-39668	10.13	September 22, 2021
10.14+	Offer Letter, dated November 19, 2019, by and between the Company and Tom Muniz.	S-4	333-254007	10.19	August 10, 2021
10.15+	Offer Letter, dated June 24, 2021, by and between the Company and Ben Lu.	S-4	333-254007	10.18	August 10, 2021
10.16+	Offer Letter, dated May 5, 2021, by and between the Company and Andy Missan.	S-4	333-254007	10.17	August 10, 2021
10.17	Sublease Agreement, dated July 1, 2020, by and between Aurora Innovation, Inc. and Archer Aviation Inc.	S-4	333-254007	10.12	August 10, 2021
10.18	Lease Agreement, dated December 11, 2020, by and between Jack Dymond Lathing Co. and Archer Aviation Inc.	S-4	333-254007	10.13	August 10, 2021
10.19	Sublease Agreement, dated March 1, 2020, by and between Delta Mike Enterprises, LLC and Archer Aviation Inc.	S-4	333-254007	10.14	August 10, 2021
10.20	Lease Agreement, dated April 14, 2021, by and between NC Investments, LLC and Archer Aviation Inc.	S-4	333-254007	10.15	August 10, 2021
10.21	Storage/R&D Space License Agreement, dated March 15, 2021, by and between J.V. Lewis Enterprises, Inc. and Archer Aviation.	S-4	333-254007	10.16	August 10, 2021
10.22	Warrant to Purchase Shares, dated as of November 6, 2020, by and among FCA US LLC and Archer Aviation Inc.	S-4	333-254007	10.8	August 3, 2021
10.23	Warrant to Purchase Shares, dated as of January 29, 2021, by and among United Airlines, Inc. and Archer Aviation Inc.	S-4	333-254007	10.9	August 3, 2021

Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date
10.24	Loan and Security Agreement, dated July 9, 2021, by and among Silicon Valley Bank, in its capacity as administrative agent and collateral agent, Silicon Valley Bank and SVB Innovation Credit Fund VIII, L.P., as lenders, and Archer Aviation Inc.	S-4	333-254007	10.10	August 3, 2021
10.25	Warrant to Purchase Shares, dated as of February 26, 2021, by and among Mesa Air Group, Inc. and Archer Aviation Inc.	S-4	333-254007	10.11	August 3, 2021
10.26+	Form of Indemnity Agreement.	8-K	001-39668	10.26	September 22, 2021
16.1	Letter from Marcum LLP.	8-K	001-39668	16.1	September 22, 2021
21.1	List of Subsidiaries.	8-K	001-39668	21.1	September 22, 2021
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Marcum LLP.	Form S-1	333-260121	23.2	October 7, 2021
24.1	Power of Attorney (included on signature page)
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

*
Filed herewith.

**
To be filed by amendment

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

+
Indicates a management contract or compensatory plan, contract or arrangement.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes as follows:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Palo Alto, California, on this 22nd day of October 2021.
ARCHER AVIATION INC.
By: /s/ Brett Adcock Brett Adcock Co-Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Brett Adcock Brett Adcock	Co-Chief Executive Officer and Co-Chairman of the Board (Principal Co-Executive Officer)	October 22, 2021
/s/ Adam Goldstein Adam Goldstein	Co-Chief Executive Officer and Co-Chairman of the Board (Principal Co-Executive Officer)	October 22, 2021
/s/ Ben Lu Ben Lu	Chief Financial Officer (Principal Financial and Accounting Officer)	October 22, 2021
* Deborah Diaz	Director	October 22, 2021
* Fred Diaz	Director	October 22, 2021
* Oscar Munoz	Director	October 22, 2021

Signature	Title	Date
* Maria Pinelli	Director	October 22, 2021
* Michael Spellacy	Director	October 22, 2021
By: /s/ Brett Adcock Brett Adcock Attorney-in-Fact